Superior Bank FSB
                               Seller and Servicer

                             AFC Trust Series 2000-1
                                     Issuer

      AFC Mortgage Loan Asset Backed Notes, Series 2000-1, Class 1A and 2A


                         Supplement dated March 27, 2000
                                       to
                   Prospectus Supplement dated March 21, 2000
                                       and
                         Prospectus dated August 9, 1999

Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the Prospectus Supplement dated March 21, 2000 (the "Prospectus Supplement").

     The caption "Summary--Overcollateralization" on page S-7 of the Prospectus Supplement shall include the following as the fourth paragraph:

     "The note insurer may, in its sole discretion, reduce the amount of the initial overcollateralization amount and the required overcollateralization amount."

     The caption "Summary--Pre-Funding Accounts and Subsequent Mortgage Loans" on page S-9 of the Prospectus Supplement shall include the following as the third paragraph:

     "In addition, amounts on deposit in the pre-funding accounts may be released to the seller in an amount equal to the amount by which the note insurer reduces the initial overcollateralization amount for the related group."

     See "Description of the Notes--Excess Spread, Overcollateralization and Cross-Collateralization Provisions" in this prospectus supplement.

     The first two sentences of the second paragraph under the caption "The Mortgage Pool--Conveyance of Group 1 Subsequent Mortgage Loans and the Group 1 Pre-Funding Account" on page S-31 of the Prospectus Supplement shall be replaced in their entirety with the following:

     "With respect to group 1, the indenture trustee will establish a pre-funding account into which it will deposit upon receipt from the seller $39,929,953.42, to be used to purchase the group 1 subsequent mortgage loans or to be released to the seller as further described under "Description of the Notes--Excess Spread, Overcollateralization and Cross-Collateralization Provisions" herein. The original group 1 pre-funded amount will be reduced during the funding period by the amount thereof used to purchase group 1 subsequent mortgage loans in accordance with the sale and servicing agreement or by an amount equal to the amount by which the note insurer has reduced the initial overcollateralization amount."

     The first two sentences of the second paragraph under the caption "The Mortgage Pool--Conveyance of Group 2 Subsequent Mortgage Loans and the Group 2 Pre-Funding Account" on page S-46 of the Prospectus Supplement shall be replaced in their entirety with the following:

     "With respect to group 2, the indenture trustee will establish a pre-funding account into which it will deposit upon receipt from the seller, $55,477,822.18 to be used to purchase group 2 subsequent mortgage loans or to be released to the seller as further described under "Description of the Notes--Excess Spread, Overcollateralization and Cross-Collateralization Provisions" herein. The original group 2 pre-funded amount will be reduced during the funding period by the amount thereof used to purchase group 2 subsequent mortgage loans in accordance with the sale and servicing agreement or by an amount equal to the amount by which the note insurer has reduced the initial overcollateralization amount.

     The third sentence of the seventh paragraph under the caption "Description of the Notes--Excess Spread, Overcollateralization and Cross-Collateralization Provisions" on page S-97 of the Prospectus Supplement shall be replaced in its entirety with the following: "The seller anticipates that the existence of the interest rate cap agreement may result in the reduction of the initial overcollateralization amount and a lower Required Overcollateralization Amount for one or both groups than would otherwise be required by the note insurer without the interest rate cap agreement.

     The seventh paragraph under the caption "Description of the Notes--Excess Spread, Overcollateralization and Cross-Collateralization Provisions" on page S-97 of the Prospectus Supplement shall include the following as the sixth sentence:

     "If such an interest rate cap agreement is obtained, amounts in the pre-funding accounts will be used to pay to the seller that amount by which the note insurer reduces the initial overcollateralization amount for the related group, rather than to purchase subsequent mortgage loans. The result of such payment will be a reduction in the initial overcollateralization amount."

THIS SUPPLEMENT MUST BE DELIVERED TOGETHER WITH THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT REFERRED TO ABOVE, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

DEALERS WILL BE REQUIRED TO DELIVER THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE NOTES OFFERED HEREBY AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THE NOTES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS UNTIL NINETY DAYS AFTER THE DATE OF THIS SUPPLEMENT.


Merrill Lynch & Co.                                          J.P. Morgan & Co.

Prospectus Supplement, dated March 21, 2000 (To Prospectus dated August 9, 1999)

                                   $239,000,000
                AFC MORTGAGE LOAN ASSET BACKED NOTES, SERIES 2000-1

                                 SUPERIOR BANK FSB
                                SELLER AND SERVICER

                              AFC TRUST SERIES 2000-1
                                      ISSUER

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YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-11 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 4 IN THE PROSPECTUS.

The notes will represent interests only in a trust consisting primarily of mortgage loans and will not represent ownership interests or obligations of the servicer, the seller, the trustee of the trust or any of their affiliates

This prospectus supplement may be used to offer and sell the offered notes only if accompanied by the prospectus.
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THE TRUST WILL ISSUE THE FOLLOWING NOTES WHICH ARE OFFERED HEREBY:

                     INITIAL NOTE             NOTE INTEREST
      CLASS          PRINCIPAL BALANCE            RATE
      -----          -----------------            ----
1A  ..............     $100,000,000             Variable(1)
2A  ..............     $139,000,000             Variable(1)
-------------
(1) Calculated as described herein. The note interest rate is generally based on the lesser of (i) one-month LIBOR plus an applicable spread rate and
      (ii) the applicable cap rate, subject to an available funds cap rate.

THE ASSETS OF THE TRUST WILL INCLUDE:

o a pool of fixed-rate mortgage loans;
o a pool of adjustable-rate mortgage loans;
o cash accounts for the purpose of purchasing additional mortgage loans; and
o credit enhancement in the form of a note insurance policy.

                   [LOGO] FINANCIAL GUARANTY INSURANCE COMPANY

FGIC IS A REGISTERED SERVICE MARK USED BY FINANCIAL GUARANTY INSURANCE COMPANY, A PRIVATE COMPANY NOT AFFILIATED WITH ANY U.S. GOVERNMENT AGENCY.

OFFERING INFORMATION:

                      Price to            Underwriting           Proceeds to
                       Public               Discount               Seller
                       ------               --------               ------
Class 1A                100%                  0.25%                99.75%
Class 2A                100%                  0.25%                99.75%
                        ----                  -----                ------
Total               $239,000,000            $597,500            $238,402,500

The underwriters listed below will offer the notes described above subject to certain conditions, which are discussed in the "Method of Distribution" section of this prospectus supplement. Delivery of the offered notes is expected to be on or about March 28, 2000. The proceeds to the seller from the sale of such notes has been determined prior to deducting expenses of approximately $550,000.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

MERRILL LYNCH & CO.                                           J.P. MORGAN & CO.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

We provide information to you about the offered notes in two separate documents that progressively provide more detail:

      o the accompanying prospectus, which provides general information, some of which may not apply to the offered notes; and

      o this prospectus supplement, which describes the specific terms of the offered notes.

If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents included in the accompanying prospectus provides the pages on which these captions are located.

                                   TABLE OF CONTENTS

                                                                                  PAGE
                                                                                  ----

                                 PROSPECTUS SUPPLEMENT
SUMMARY INFORMATION................................................................S-5
RISK FACTORS......................................................................S-12
THE MORTGAGE POOL.................................................................S-20
         General Description of the Mortgage Pool.................................S-20
         Group 1..................................................................S-20
         Group 2..................................................................S-33
YIELD AND PREPAYMENT CONSIDERATIONS...............................................S-48
         Delay in Distributions...................................................S-48
         Prepayment Considerations and Risks......................................S-49
         Optional Purchase of Defaulted Mortgage Loans............................S-50
         Effect of Prepayments and Mortgage Loan Yield on Class 1A Note
          Interest Rate...........................................................S-50
         Prepayment Model for Class 1A Notes......................................S-51
         Effect of Prepayments and Mortgage Loan Yield on Class 2A Note
          Interest Rate...........................................................S-56
         Prepayment Model for Class 2A Notes......................................S-57
         Limitation on Adjustments................................................S-62
THE SELLER........................................................................S-62
         Loan Origination History.................................................S-62
         Underwriting Criteria....................................................S-62
THE ISSUER AND THE INDENTURE......................................................S-72
         The Owner Trustee........................................................S-73
         The Indenture Trustee....................................................S-74
DESCRIPTION OF THE NOTES..........................................................S-74
         Final Scheduled Payment Date.............................................S-76
         Registration of Notes....................................................S-76
         Glossary of Terms........................................................S-79
         The Principal and Interest Accounts......................................S-85
         The Note Distribution Accounts...........................................S-86
         Calculation of One-Month LIBOR...........................................S-87
         Allocation of Amount Available ..........................................S-87
         Interest Coverage Account and Reserve Account............................S-94
         Advances.................................................................S-95
         Excess Spread, Overcollateralization and Cross-Collateralization
          Provisions..............................................................S-95
SALE AND SERVICING AGREEMENT......................................................S-97
         General..................................................................S-97
         The Servicer.............................................................S-97
         Termination; Purchase of Mortgage Loans.................................S-100
         Removal and Resignation of Servicer.....................................S-100
         Sale and Assignment of the Mortgage Loans; Recordation of Assignments
          of Mortgages...........................................................S-102
         Amendment...............................................................S-103
THE NOTE INSURER AND THE NOTE INSURANCE POLICY ..................................S-103
         Capitalization..........................................................S-105
         Note Insurance Policy...................................................S-105
FEDERAL INCOME TAX CONSEQUENCES..................................................S-107
ERISA CONSIDERATIONS.............................................................S-108
LEGAL INVESTMENT.................................................................S-108


                                         S-3


METHOD OF DISTRIBUTION...........................................................S-109
EXPERTS..........................................................................S-110
RATINGS..........................................................................S-110
LEGAL MATTERS....................................................................S-111
ANNEX I............................................................................I-1
APPENDIX A

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                                 SUMMARY INFORMATION

      THE FOLLOWING SUMMARY IS A VERY BROAD OVERVIEW OF THE NOTES AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE NOTES OFFERED HEREBY, READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ENTIRE ACCOMPANYING PROSPECTUS.

Title of Series...............AFC Mortgage Loan Asset Backed Notes, Series 2000-1.

Cut-off Date..................March 1, 2000.

Closing Date..................On or about March 28, 2000.

Seller and Servicer...........Superior Bank FSB, a federally chartered stock savings bank. Superior
                              Bank FSB's principal offices are located at One Lincoln Centre,
                              Oakbrook Terrace, Illinois 60181 and its phone number is (630) 916-
                              4000.

Indenture Trustee.............LaSalle Bank National Association.

Owner Trustee.................Wilmington Trust Company, not in its individual capacity but solely as owner trustee.

Note Insurer..................Financial Guaranty Insurance Company, a New York stock insurance corporation.

THE ISSUER

The notes will be issued by AFC Trust Series 2000-1, the issuer, a Delaware business trust established under an owner trust agreement between the seller and the owner trustee. On the closing date, the trust will acquire two separate pools of mortgage loans from the seller. The first pool is "GROUP 1" and consists of fixed-rate first and second lien mortgage loans. The second pool is "GROUP 2" and consists of adjustable-rate first lien mortgage loans.

The issuer will issue two classes of notes, Class 1A and Class 2A, representing non-recourse obligations of the issuer secured by the trust estate.

EQUITY CERTIFICATES

AFC Trust Certificates, Series 2000-1, will be issued under the owner trust agreement and will represent the beneficial ownership interest in the issuer. The equity certificates are not offered by this prospectus supplement.

THE NOTES

The Class 1A and Class 2A notes are offered hereby. The notes will have the characteristics shown in the first table on the cover of this prospectus supplement.

The notes will initially be represented by one or more book-entry notes registered in the name of CEDE & Co., as nominee of the Depository Trust Company, in minimum denominations of

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$100,000 and integral multiples of $1,000 in excess thereof.

See "Description of the Notes--Registration of the Notes" in this prospectus supplement and "Description of the Securities" in the prospectus.

DISTRIBUTIONS ON THE NOTES

The indenture trustee will make payments of interest and principal on the 25th of each month beginning in April 2000. However, if the 25th is not a business day, distributions will be made on the next business day after the 25th of the month. The first payment date will be April 25, 2000.

As described in greater detail in this prospectus supplement, distributions on the Class 1A notes will generally be paid from collections on the group 1 mortgage loans and distributions on the Class 2A notes will generally be paid from collections on the group 2 mortgage loans.

INTEREST PAYMENTS

Interest will accrue on each of the notes at the related note interest rate. The note interest rates are adjustable and will be calculated for each payment date based on the lesser of (1) one-month LIBOR plus an applicable spread rate, and
(2) a cap rate of 11.0% per annum for the Class 1A notes and a cap rate of 15.5% per annum for the Class 2A notes, subject to an available funds cap rate. The spread rate is 0.33% per annum for the Class 1A notes and 0.24% per annum for the Class 2A notes.

If on any payment date the interest paid on the notes is based on the available funds cap rate, the resulting shortfall up to the cap rate, together with interest on that amount, will be carried forward and paid as an additional interest payment on future payment dates from funds available to that group after all other distributions, other than distributions on the equity certificates, have been made.

See "Description of the Notes--Calculation of One-Month LIBOR"; "--Allocation of Amount Available"; and "--Glossary of Terms" in this prospectus supplement.

PRINCIPAL PAYMENTS

Generally, the required amount of principal distributable on each class of notes on each payment date will be the lesser of:

(1) principal actually received on the mortgage loans in the related group plus any excess of the note principal balance of that class over the mortgage loan balance of that group due to losses on those mortgage loans; and

(2) the amount, if any, needed to pay down the note principal balance of such class so that the outstanding balance of the related group exceeds such note principal balance by the amount required by the note insurer for the related group. Such excess is referred to as the "REQUIRED OVERCOLLATERALIZATION AMOUNT."

However, the amount of principal distributable on a note will never be greater than the outstanding principal balance of that note.

Under certain circumstances, the amount of required principal distributable to you may be zero. For example, this can occur on any payment date on which the required overcollateralization amount for the group related to your note has been reached or maintained.

See "Description of the Notes-Allocation of Amount Available"; and "--Glossary of Terms" in this prospectus supplement.

CREDIT ENHANCEMENT

Credit enhancement refers to features of the notes that are intended to reduce the effect on holders of the notes of losses on the mortgage loans. The credit enhancement consists of excess spread, cross-collateralization, overcollateralization and

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the note insurance policy, each as described below.

EXCESS SPREAD

On each payment date, the amount of interest due on the mortgage loans of each group will generally be greater than the amount needed to make monthly interest payments on the related notes and to pay certain fees for that month. The excess interest that is collected and, with respect to group 1 only, amounts collected on the permanent buydown companion loans in group 1 are referred to as "EXCESS SPREAD". As described in greater detail in this prospectus supplement, excess spread from a group of mortgage loans will be used first to cover any shortfalls in the required payments of principal on the notes related to such group, and then for cross-collateralization and/or overcollateralization as described below.

On the closing date, the note insurer will establish for each group of mortgage loans a maximum dollar amount of excess spread that may be used to cover realized losses in principal for that group. On the date on which the aggregate amount of excess spread applied to cover those losses is equal to that dollar amount, excess spread will no longer be available to cover shortfalls in required principal payments, or to create overcollateralization on that group. That date is referred to as the "CROSS-OVER DATE" for a group.

See "Description of the Notes--Excess Spread, Overcollateralization and Cross-Collateralization Provisions"; and "-Glossary of Terms" in this prospectus supplement.

CROSS-COLLATERALIZATION

Cross-collateralization generally refers to the use of excess funds received on one group of mortgage loans, after payment of required interest and principal on the related notes and, in some cases as described herein, after payment of additional principal in order to reach the required overcollateralization amount for that group, to pay shortfalls of required interest and principal on the notes related to the other group as a result of realized losses on the mortgage loans related to that other group.

The excess funds for a group are from two sources: (1) excess spread that is not needed to pay shortfalls in principal for that group and (2) excess principal that is not needed because principal received for that group exceeds the amount necessary to reach or maintain the required overcollateralization amount.

See "Description of the Notes--Excess Spread, Overcollateralization and Cross-Collateralization Provisions"; "-Interest Coverage Account and Reserve Account"-Glossary of Terms" in this prospectus supplement.

OVERCOLLATERALIZATION

Overcollateralization refers to the actual amount by which the aggregate principal balance due on the mortgage loans in a group exceeds the aggregate principal balance due on the related notes. That excess is intended to protect noteholders against shortfalls in required payments on the related notes.

An initial amount of overcollateralization will be required for each group. The following chart indicates the amount of initial overcollateralization as of the closing date:


   Cut-off Date                                              Over-
  Mortgage Loan                Closing Date            collateralization
 Balance and Pre-             Note Principal          (expressed as a % of
  Funding Amount                 Balance                 group balance)
--------------------------------------------------------------------------
Group 1:                      Class 1A:
$105,263,157.89               $100,000,000                  5.00%
--------------------------------------------------------------------------

Group 2:                      Class 2A:                     4.65%
$145,778,710.03               $139,000,000
--------------------------------------------------------------------------

On the closing date, the note insurer will also specify the required overcollateralization amount for each group (which will vary throughout the life of the notes). The required overcollateralization

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amount for a group is intended to be reached by an additional payment of principal from amounts that are available for such group after payments of required principal and interest payments on all notes and certain fees and expenses. That amount, if any, will be used to pay principal on the related notes on an accelerated basis in relation to the related mortgage loans, thereby increasing the amount of overcollateralization for the related group.

See "Description of the Notes--Excess Spread, Overcollateralization and Cross-Collateralization Provisions"; and "-Glossary of Terms" in this prospectus supplement.

NOTE INSURANCE POLICY

Financial Guaranty Insurance Company will issue a note insurance policy. Subject to certain limitations described in this prospectus supplement, the policy will irrevocably and unconditionally guarantee payment to the holders of the notes of the required monthly payment of interest due to each noteholder (which does not include the payment of interest carried forward and payable to the noteholders) and the ultimate receipt of the note principal balance of each such note.

If the note insurer fails to make a payment due under the note insurance policy, you will directly bear the risk of loss.

See "The Note Insurer and the Note Insurance Policy" in this prospectus supplement.

PRIORITY OF PAYMENTS

In general, the indenture trustee will distribute funds available for a group (after payment of certain fees and expenses) on each payment date in the following order of priority:

first, to make the required payments of interest on the notes related to that group;

second, to make the required payments of principal on the notes related to that group;

third, to pay any accrued and unpaid trustee's fees related to that group;

fourth, to make the required payments of interest and principal on the notes related to the other group, if funds available for that other group are insufficient as a result of realized losses on the mortgage loans related to that group;

fifth, if the payment date is prior to the Cross-over Date for that group, to make an additional payment of principal on the notes related to that group, if necessary, in order to reach the required overcollateralization amount for that group;

sixth, to reimburse the servicer and/or seller for certain unreimbursed expenses or advances related to that group;

seventh, to deposit into the reserve account the excess overcollateralization amount for that group, if any;

eighth, to make an additional payment of interest on the notes related to that group equal to any additional interest amount carried forward; and

ninth, to pay the balance of any funds available to the equity certificateholders.

See "Description of the Notes--Allocation of Amount Available" in this prospectus supplement.

THE MORTGAGE LOANS

The trust estate will consist of two groups of mortgage loans. The group 1 mortgage loans are fixed-rate mortgage loans secured by first or second liens on residential, multifamily, commercial or mixed-use residential and commercial real properties. The group 1 mortgage loans have an aggregate principal balance of approximately $65,333,204.47 as of March 1, 2000.

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For additional information regarding the fixed-rate mortgage loans, see "The Mortgage Pool-Group 1" in this prospectus supplement.

The group 2 mortgage loans are adjustable-rate mortgage loans secured by first liens on residential real properties. The adjustable-rate mortgage loans have an aggregate principal balance of approximately $90,300,887.85 as of March 1, 2000.

For additional information regarding the adjustable-rate mortgage loans, see "The Mortgage Pool-Group 2" in this prospectus supplement.

COLLECTIONS ON THE MORTGAGE LOANS AND ADVANCES BY THE SERVICER

The servicer will collect monthly payments of principal and interest on the mortgage loans. Each month, the servicer will retain its servicing fee and amounts payable or reimbursable to it or the seller and forward the remainder of the collections, including unscheduled payments, to the indenture trustee.

For any month, if the servicer receives an interest payment on a mortgage loan that is less than the full interest payment due (or if no interest payment is received at all), the servicer will advance to the indenture trustee its own funds to cover that shortfall in interest.

In addition, if a mortgage loan is prepaid in full during a due period, the servicer will be required to remit to the indenture trustee, from and to the extent of amounts otherwise payable to it as servicing compensation that month and without reimbursement therefor, an amount equal to the difference between
(1) 30 days' interest on the principal balance of that mortgage loan as of the beginning of the due period, net of the servicing fee due, and (2) the amount of interest actually received on that mortgage loan during the due period, net of the servicing fee.

See "Description of the Notes--The Principal and Interest Accounts"; and "Advances" in this prospectus supplement and "Description of the Securities-Monthly Advances by Servicer in Respect of Delinquencies on the Mortgage Assets" and "-Compensating Interest" in the prospectus.

PRE-FUNDING ACCOUNTS AND SUBSEQUENT MORTGAGE LOANS

On the closing date, the seller will pay to the issuer approximately $95,407,775.60 which will be held by the indenture trustee in two separate pre-funding accounts as follows:

Group 1 Pre-Funding      $39,929,953.42
Account

Group 2 Pre-Funding      $55,477,822.18
Account

For a period of not more than 90 days after the closing date, the seller will be obligated to sell and the issuer will be obligated to purchase with the funds in each pre-funding account additional mortgage loans to be included in the related group. Each mortgage loan purchased by the issuer during this period must meet the criteria set forth in the sale and servicing agreement, which are described in this prospectus supplement. Any amounts remaining in the pre-funding accounts at the end of the 90-day period following the closing date will be distributed on the next payment date to the holders of the related notes as a payment of principal.

See "The Mortgage Pool-Group 1-Conveyance of Group 1 Subsequent Mortgage Loans and the Group 1 Pre-Funding Account" and -- "Group 2-Conveyance of Group 2 Subsequent Mortgage Loans and the Group 2 Pre-Funding Account" in this prospectus supplement.

OPTIONAL TERMINATION

When the aggregate principal balance of the mortgage loans (and properties acquired in respect

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thereof) remaining in the trust has been reduced to less than 5% of the sum of
(1) the aggregate principal balance of the mortgage loans as of March 1, 2000, and (2) the aggregate amounts on deposit in the pre-funding accounts on the closing date, the servicer, at its option, may purchase all the remaining mortgage loans and properties from the trust, and thereby cause an early retirement of the notes. If the servicer does not exercise this option to purchase the mortgage loans then the majority equity certificateholder will have the option to do so in the same manner.

See "The Sale and Servicing Agreement--Termination; Purchase of Mortgage Loans" in this prospectus supplement.

FEDERAL INCOME TAX CONSEQUENCES

Upon the issuance of the notes, counsel to the seller will deliver its opinion to the effect that the notes will be characterized as indebtedness and the issuer will not be classified as a taxable mortgage pool, an association taxable as a corporation or a publicly traded partnership.

For further information regarding the federal income tax consequences of investing in the notes, see "Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the prospectus.

RATINGS

When issued, the notes will receive the following ratings from Moody's Investors Service, Inc., Standard & Poor's Ratings Services, a Division of the McGraw-Hill Companies and Fitch IBCA, Inc.:

      NOTES         MOODY'S     S&P       FITCH
      -----         -------     ---       -----
     Class 1A         Aaa       AAA        AAA
     Class 2A         Aaa       AAA        AAA

The security ratings address the likelihood that you will receive all distributions on the underlying mortgage loans to which you are entitled. A security rating is not a recommendation to buy, sell or hold a security and is subject to change or withdrawal at any time by the assigning rating agency. The ratings do not address the frequency of prepayments on the mortgage loans or the corresponding effect on yield to investors. In addition, the ratings do not address the likelihood of payment of any interest carried forward and payable to the noteholders on future payment dates.

See "Ratings" in this prospectus supplement.

LEGAL INVESTMENT

The Class 1A notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. When issued, the Class 2A notes will not constitute "mortgage related securities" for purposes of SMMEA. However, when the group 2 pre-funding account has been reduced to zero, the Class 2A notes will constitute "mortgage related securities" for purposes of SMMEA for so long as they are rated not lower than the second highest rating category by one or more nationally recognized statistical rating organizations and, as such, will be legal investments for certain entities to the extent provided in SMMEA and applicable state laws. You should consult your legal advisors in determining whether and to what extent the offered notes constitute legal investments for you.

See "Legal Investment" in this prospectus supplement and in the prospectus.

ERISA CONSIDERATIONS

The notes may be eligible for purchase by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended. A fiduciary of an employee benefit plan must determine that

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the purchase of a note is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

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                                    RISK FACTORS

      You should consider, among other things, the following factors in connection with the purchase of the notes.

THE YIELD TO MATURITY ON YOUR NOTES WILL DEPEND ON A VARIETY OF FACTORS INCLUDING PREPAYMENTS

      The yield to maturity on each class of notes will depend on a variety of factors, including:

      o the rate and timing of principal payments on the mortgage loans related to that class;

      o the rate and timing of payments of excess spread and excess principal to accelerate payments of principal on such class;

      o     the note interest rate for that class; and

      o     the purchase price of that class.

      Since a majority of the mortgagors are permitted to prepay their mortgage loans at any time, without penalty, the rate and timing of principal distributions on the notes are highly uncertain. Generally, when market interest rates increase, borrowers are less likely to prepay their mortgage loans. Conversely, when market interest rates decrease, borrowers are more likely to prepay their mortgage loans. General economic conditions and homeowner mobility will also influence such decisions.

      Refinancing programs by other lenders, which may involve soliciting all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans.

      Prepayments of principal may also be caused by the following: liquidations of defaulted mortgage loans; insurance payments on the mortgage loans; repurchases due to breaches of representations and warranties or defective documentation; optional purchase by the servicer of defaulted mortgage loans and the optional purchase by the servicer of all the mortgage loans in connection with the termination of the trust.

      A prepayment of a mortgage loan in a group will usually result in a prepayment of principal on the related notes which would otherwise be distributed over the term of the related mortgage loan. Increased prepayments could result in a faster return of principal to you at a time when you may not be able to reinvest those funds at an interest rate as high as the note interest rate on your class of notes. Conversely, reduced prepayments could result in a slower return of principal to you at a time when you may be able to reinvest those funds at a higher rate of interest than the note interest rate on your class of notes. In particular, a reduction in the rate of principal payments will occur when interest only vouchers are used to defer principal payments and interest only payments are made under the seller's periodic payment loan program described in this prospectus supplement.

      In general, if you purchase a class of notes at a price higher than its outstanding principal balance and principal distributions on such class occur faster than you anticipate at the time of purchase, the yield will be lower than you anticipate. Conversely, if you purchase a class of notes at a price lower than its outstanding principal balance and principal distributions on that class occur more slowly than you anticipate at the time of purchase, the yield will be lower than you anticipate.

      See "Yield and Prepayment Considerations" in this prospectus supplement and "Yield Considerations" in the prospectus.

ACCELERATED PAYMENTS OF PRINCIPAL ON THE NOTES WILL AFFECT THE YIELD TO MATURITY ON YOUR NOTES

      Your yield to maturity will also depend on whether, and to what extent, excess spread and excess principal are used to make additional principal payments to you in order to reach the required overcollateralization amount for your group. If the required overcollateralization amount with respect to the group related to your note has not been reached, excess spread and excess principal may be used to accelerate the return of principal to you on each payment date prior to the Cross-over Date for your group. However, excess spread and excess principal will first be used to cover any shortfalls in the required payments of interest and principal on your notes and the notes related to the other group. By applying these amounts first to shortfalls, the amounts available to accelerate payment of principal in satisfaction of the required overcollateralization amount is reduced and the rate at which payments of principal would otherwise be accelerated is less than it would have been if excess spread and excess principal were first applied to reach the required overcollateralization amount. On and after the Cross-over Date for a group, this acceleration of principal feature will no longer apply to the notes related to that group.

      In general, if you purchase a class of notes at a price higher than its outstanding principal balance and principal distributions on that class occur faster than you anticipate at the time of purchase, the yield will be lower than you anticipate. Conversely, if you purchase a class of notes at a price lower than its outstanding principal balance and principal distributions on that class occur more slowly than you anticipate at the time of purchase, the yield will be lower than you anticipate.

      See "Yield and Prepayment Considerations" in this prospectus supplement and "Yield Considerations" in the prospectus.

THE VARIABLE NOTE INTEREST RATE ON THE NOTES MAY AFFECT YOUR YIELD TO MATURITY

      The note interest rate applicable to your note on each payment date will affect your yield to maturity. The note interest rates on the notes are based on one-month LIBOR plus an applicable fixed spread rate (subject to certain caps). The mortgage rates on the group 1 mortgage loans are fixed. The mortgage rates on the group 2 mortgage loans adjust semi-annually based upon six-month LIBOR. One-month LIBOR will fluctuate in response to economic and market conditions, whereas the fixed mortgage rates will remain fixed. Six-month LIBOR will also fluctuate but may respond differently to the same economic and market conditions than one-month LIBOR, and there is not necessarily any correlation between them. One-month LIBOR may increase to a level such that the amount of interest collected on the mortgage loans is insufficient to pay interest on some or all of the offered notes at one-month LIBOR plus the applicable spread rate. If that occurs, the rate payable on the affected notes will be capped at the rate based on the amount of interest collected or advanced on the mortgage loans for the related group less certain fees. The notes do contain a "carry forward" or "catch-up" feature and the amount of the shortfall resulting from paying interest based on the available funds cap rate will be paid on future payment dates, but only on a subordinated basis from any amounts that would otherwise be distributable on the equity certificates. The note insurance policy does not cover such amounts nor do the ratings address the likelihood of payment of any interest carried forward and insured payments will not include this amount.

      See "Yield and Prepayment Considerations" in this prospectus supplement and "Yield Considerations" in the prospectus.

PRINCIPAL DISTRIBUTIONS ARE UNPREDICTABLE AND THE NOTES, THEREFORE, MAY BE AN INAPPROPRIATE INVESTMENT FOR YOU

      If you require a particular amount of principal on a specific date or an otherwise predictable stream of principal distributions, an investment in any class of notes may be an inappropriate investment for you. As described in greater detail in this prospectus supplement, the amount and rate at which principal distributions will be made on the notes is unpredictable. The amount of principal distributable to each class on a payment date may be any one of the following: the amount of principal received on the mortgage loans from the related group, a lesser or greater amount based on the required overcollateralization amount for such group, or zero if such required overcollateralization amount has been reached on such payment date. The seller cannot assure you as to the amount of or the rate at which principal distributions will be made to you.

THE PAYMENT PERFORMANCE OF THE NOTES WILL BE RELATED TO THE PAYMENT PERFORMANCE OF THE MORTGAGE LOANS IN THE TRUST; SOME TYPES OF MORTGAGE LOANS MAY BE PRONE TO DEFAULTS AND MAY EXPOSE YOUR NOTES TO GREATER LOSSES

      The excess spread, cross-collateralization, overcollateralization and note insurance features described in this prospectus supplement are intended to enhance the likelihood that you will receive regular payments of interest and principal. However, higher than anticipated rates of delinquencies or defaults on the mortgage loans may result in delays in the receipt of principal by you, thereby affecting the yield to maturity on your notes. In the event that the mortgaged properties fail to provide adequate security for the mortgage loans, any resulting losses will be covered by funds available through the excess spread, cross-collateralization and overcollateralization features described above and by amounts paid under the note insurance policy. Any such payments would result in prepayments of principal that would otherwise be distributed over the remaining terms of the mortgage loans and thus will affect the yield to maturity of your note as described above. The risk of delinquency, defaults or losses may be higher for certain mortgage loans. You should consider the following:

      MULTIFAMILY, COMMERCIAL, MIXED-USE LOANS. Approximately 2.08% of the group 1 mortgage loans (by original group 1 principal balance) are secured by multifamily properties. Approximately 1.54% of the group 1 mortgage loans (by original group 1 principal balance) are secured by mixed-use properties (residential and commercial). None of the initial mortgage loans are secured by commercial properties. Multifamily loans, commercial loans and loans secured by mixed-use properties (residential and commercial) are generally viewed by lenders as exposing the lender to a greater risk of loss than mortgage loans secured by one-to four-family residential properties, units in planned unit developments, individual condominium units or manufactured homes. That is because multifamily lending, commercial lending and mixed-use lending typically involves larger loans that may result in larger losses than those on residential properties. In addition, repayment of multifamily, commercial and mixed-used loans is typically dependent upon the successful operation of the related mortgaged property. Income from and the market value of the mortgaged property would be adversely affected if space in the mortgaged property could not be leased, if tenants were unable to meet their obligations or if for any other reason rental payments could not be collected. Successful operation of an income-producing mortgaged property is dependent upon, among other factors, economic conditions generally and in the geographic area, operating costs and the performance of the management agent, if any. In some cases, that operation may be subject to circumstances outside the control of the borrower or lender, including the quality or stability of surrounding neighborhoods, the development of competing properties or businesses, maintenance expenses (including energy costs), rent control or stabilization laws and changes in the tax laws. If the cash flow from a particular mortgaged property is reduced (for example, if leases are not renewed, if tenants default or if rental rates decline), the borrower's ability to repay the loan may be impaired and the resale value of the particular property may decline. No assurance can be given to you that the values of the mortgaged properties securing the multifamily loans, commercial loans and mixed-use loans have remained or will remain at the levels in effect on the dates of origination of the related loans. For further information regarding the primary risk to holders of mortgage loans secured by multifamily properties, commercial properties and mixed-use properties, see "Legal Aspects of Mortgage Assets" in the prospectus.

      SECOND LIENS. Approximately 28.14% of the group 1 mortgage loans (by original group 1 principal balance) are secured by second liens on the related underlying mortgaged property. The primary risk to holders of mortgage loans secured by second liens is the possibility that funds received in connection with a foreclosure of the related first lien will be inadequate to satisfy fully both the first lien and the second lien. In the event that a holder of the first lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the first lien. The claims of the holder of the first lien will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if such proceeds are sufficient, before the trust as holder of the second lien receives any payments in respect of the mortgage loan. Consequently, the trust as holder of the second lien may receive substantially less than it is owed on such loan, or nothing. Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays could be encountered in connection with the liquidation of defaulted mortgage loans and corresponding delays in the receipt of related proceeds by noteholders could occur. For further information regarding the primary risk to holders of mortgage loans secured by second liens see "Legal Aspects of Mortgage Assets" in the prospectus.

      MANUFACTURED HOMES. Approximately 14.82% of the group 1 mortgage loans (by original group 1 principal balance) and approximately 12.29% of the group 2 mortgage loans (by original group 2 principal balance) are secured by a lien on real estate to which a manufactured home (as defined in the prospectus) has been permanently attached. Under the laws of most states, a manufactured home that has been permanently attached to its site becomes subject to real estate title and recording laws. The seller has recorded or caused to be recorded a real estate mortgage or deed of trust where the related manufactured home is located in order to perfect a security interest in each manufactured home securing the manufactured home loans to be conveyed to the trust. The seller also obtains a manufactured housing unit (ALTA 7 or state equivalent) endorsement from each title insurer of a manufactured home loan stating that the insurer agrees that the related manufactured housing unit is included within the term "land" when used in the title policy. If however, the manufactured home is deemed not permanently attached to the real estate, under the laws of most states, it will be considered personal property and perfection of a security interest in such manufactured home is effected, depending on applicable state law, either by noting the security interest on the certificate of title for the manufactured home or by filing a financing statement under the Uniform Commercial Code with the office of the Secretary of State and, in some states, the office of the county clerk of the county where the home is located. Consequently, if a determination is made that the manufactured home is considered personal property, other parties could obtain an interest in the manufactured home which is prior to the security interest retained by the trust. For further information regarding the primary risk to holders of mortgage loans secured by manufactured homes, see "Legal Aspects of Mortgage Assets - Manufactured Home Loans" in the prospectus.

      BALLOON PAYMENTS. Because borrowers of balloon loans are required to make a relatively large single payment upon maturity, it is possible that the default risk associated with balloon loans is greater than that associated with fully-amortizing mortgage loans. Approximately 31.03% of the group 1 mortgage loans (by original group 1 principal balance) are balloon loans which provide for equal monthly payments of principal and interest based on a 30-year amortization schedule, and a single payment of the remaining principal balance of the balloon loan at the end of the 15th year following origination.

      In addition, approximately 7.64% of the group 1 mortgage loans (by original group 1 principal balance) provide that the mortgagors have the option, at any time during the term of the related mortgage loan, to use a limited number of payment vouchers provided to them at origination in order to defer payment of the principal portion of the corresponding payment. If such a voucher is used, the mortgagor is only required to pay the interest portion due on a payment date. Any principal so deferred will increase the principal balance that would otherwise be due at the maturity of such loan, creating a final payment that may be substantially greater than any other previous payment depending on how many interest only vouchers are used by the mortgagor.

THE YIELD TO MATURITY ON YOUR NOTES MAY BE AFFECTED BY THE GEOGRAPHIC CONCENTRATION OF THE MORTGAGE LOANS IN THE TRUST

      The yield to maturity on your notes may be affected by the geographic concentration of the mortgaged properties securing the mortgage loans. If the regional economy or housing market of any region having a significant concentration of properties underlying the mortgage loans becomes weak, the mortgage loans related to properties in that region may experience high rates of loss and delinquency, or the value of properties located in such regions may decline resulting in an increase in the loan-to-value ratios. Approximately 15.55%, 11.49%, 8.09% and 7.15% of the group 1 mortgage loans (by original group 1 principal balance) are located in New York, Florida, Pennsylvania and Michigan. Approximately 14.52%, 9.61%, 8.17%, 6.14% and 5.15% of the group 2 mortgage loans (by original group 2 principal balance) are located in New York, Pennsylvania, Michigan, Florida and Ohio. Any deterioration of economic conditions in such states which adversely affects the ability of borrowers to make payments on the mortgage loans may increase the likelihood of losses on the mortgage loans. Such losses, if they occur, will be covered through the credit enhancement features described above but may result in unanticipated rates and timing of prepayments that have an adverse affect on the yield to maturity of your notes.

THE SUBSEQUENT MORTGAGE LOANS TO BE INCLUDED IN THE TRUST ESTATE MAY DIFFER FROM THE INITIAL MORTGAGE LOANS

      The mortgage loans transferred to the trust after the closing date may have characteristics different from those of the mortgage loans expected to be in the trust on the closing date. However, each mortgage loan subsequently transferred to the issuer must satisfy the eligibility criteria referred to herein, as applicable, under "The Mortgage Pool--Group 1--Conveyance of Group 1 Subsequent Mortgage Loans and the Group 1 Pre-Funding Account" and "--Group 2--Conveyance of Group 2 Subsequent Mortgage Loans and the Group 2 Pre-Funding Account" at the time of its conveyance to the trust and be underwritten in accordance with the criteria set forth herein, as applicable, under "The Seller--Underwriting Criteria--Group 1" and "--Group 2".

YOU WILL RECEIVE A MANDATORY PREPAYMENT OF PRINCIPAL WHICH MAY AFFECT THE YIELD TO MATURITY ON YOUR NOTES

      To the extent that amounts on deposit in the related pre-funding account have not been fully applied to the purchase of subsequent mortgage loans by the trust, the holders of the related notes will receive, pro rata, a prepayment of principal in an amount equal to the related pre-funded amount remaining in the related account. This prepayment, in general, will have the same effect on noteholders as prepayments on the mortgage loans. Although no assurance can be given to you, it is anticipated by the seller that the principal amount of subsequent mortgage loans sold to the trust after the closing date will require the application of substantially all of the amounts on deposit in the pre-funding accounts on the closing date so that there should be no material amount of principal prepaid to you from such pre-funding accounts. However, it is unlikely that the seller will be able to deliver subsequent mortgage loans with an aggregate principal balance identical to the original amounts on deposit in each pre-funding account, with the result being that some prepayment to you will occur on the June 26, 2000 payment date. See "Yield and Prepayment Considerations" in this prospectus supplement and "Yield Considerations" in the prospectus.

POTENTIAL DELAYS IN RECEIPT OF DISTRIBUTIONS

      You may experience some delay in the receipt of distributions of interest and principal on your notes since such distributions will be forwarded by the trustee to DTC and DTC will credit such distributions to the accounts of its participants which will thereafter credit them to the accounts of noteholders either directly or indirectly through indirect participants. See "Description of the Notes-Registration of Notes" in this prospectus supplement.

LACK OF HISTORICAL DATA FOR MULTIFAMILY LOANS, COMMERCIAL LOANS, MIXED-USE LOANS AND MANUFACTURED HOME LOANS ORIGINATED BY THE SELLER

      The seller's mortgage loan programs pertaining to multifamily loans, mixed-use loans, commercial loans and manufactured home loans described in "The Seller-Underwriting Criteria" in this prospectus supplement have produced a relatively low total volume of mortgage loans. As a result, the seller does not have significant historical delinquency, foreclosure or loss experience with respect to its multifamily loan, mixed-use loan, commercial loan or manufactured home loan programs that may provide a basis to you for purposes of estimating the future delinquency, foreclosure or loss experience on mortgage loans similar to the multifamily loans, mixed-use loans, commercial loans and manufactured home loans included in the trust. See "The Seller-Underwriting Criteria" in this prospectus supplement.

YOUR NOTES MAY BE EXPOSED TO GREATER LOSSES BECAUSE THE UNDERWRITING STANDARDS FOR A MAJORITY OF THE MORTGAGE LOANS ARE LESS STRINGENT THAN FANNIE MAE OR FREDDIE MAC UNDERWRITING STANDARDS

      A majority of the mortgage loans have been originated using program criteria and underwriting standards that are less stringent than the program criteria and underwriting standards applied by other first mortgage loan purchase programs such as those run by Fannie Mae or Freddie Mac. Accordingly, these mortgage loans may experience rates of delinquency, foreclosure and loss that are higher than mortgage loans originated in accordance with Fannie Mae or Freddie Mac guidelines. In the event that the mortgaged properties fail to provide adequate security for the loans, any resulting losses will be covered through the credit enhancement features described above, but may result in unanticipated rates and timing of prepayments that have an adverse affect on the yield to maturity on your notes. In particular, because in the absence of shortfalls excess spread and excess principal will, prior to the Cross-over Date for a group, be used to accelerate payments of principal on the related notes application of excess spread to cover shortfalls will reduce accelerated payments of principal to you. See "The Seller-Underwriting Criteria".

THE FAILURE OF THE CREDIT ENHANCEMENT TO COVER SHORTFALLS IN REQUIRED PAYMENTS OF INTEREST AND PRINCIPAL LOSSES ON THE TRUST ESTATE WILL RESULT IN LOSSES ALLOCATED TO THE NOTES

      The excess spread, cross-collateralization and overcollateralization features described above are intended to protect you against shortfalls in required payments of interest and principal to you. If excess spread and excess principal on the mortgage loans are insufficient to protect against shortfalls, the note insurer, subject to certain limitations described in this prospectus supplement, will be required to make a payment to you. If the note insurer is unable to meet its obligations under the note insurance policy, you could experience a loss on your investment. For financial and other information concerning the note insurer, see "The Note Insurer and The Note Insurance Policy" and Appendix A and Appendix B in this prospectus supplement.

THE RATINGS ON YOUR NOTES WILL DEPEND PRIMARILY ON THE CREDITWORTHINESS OF THE
NOTE INSURER

      It is a condition to the issuance of the offered notes that each class of offered notes be rated "AAA" by Standard & Poor's, "Aaa" by Moody's and "AAA" by Fitch. A security rating is not a recommendation to buy, sell or hold securities and is subject to revision or withdrawal at any time. There can be no assurance to you that the rating assigned to any class of the notes will not be lowered or withdrawn by a rating agency at any time after the initial issuance. If any rating is revised or withdrawn, the liquidity of your notes may be adversely affected. In addition, the rating of the notes will depend primarily on the creditworthiness of the note insurer. Any reduction in the rating assigned to the claims-paying ability of the note insurer below the rating initially given to the notes would likely result in a reduction in the rating of the notes. See "Ratings" in this prospectus supplement and "Risk Factors" in the prospectus.

VIOLATIONS OF FEDERAL AND STATE LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS

      Federal and state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices:

      o     regulate interest rates and other charges on mortgage loans;

      o     require certain disclosures to borrowers;

      o     require licensing of originators; and

      o regulate generally the origination, servicing and collection process for the mortgage loans.

      Depending on the specific facts and circumstances involved, violations may limit the ability of a trust to collect all or a part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and could result in liability for damages and administrative enforcement against the originator or an assignee of the originator, such as the issuer, or the initial servicer or a subsequent servicer, as the case may be. In particular, a small percentage of the mortgage loans included in the trust will be subject to the Home Ownership and Equity Protection Act of 1994. The Homeownership Act adds some additional provisions to Regulation Z, the implementing regulation of the Federal Truth-In-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. In general, mortgage loans within the purview of the Homeownership Act have annual percentage rates over 10 percentage points greater than the yield on Treasury securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $451. The $451 amount is adjusted annually based on changes in the Consumer Price Index for the prior year. The provisions of the Homeownership Act apply on a mandatory basis to all of these types of mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor, such as the issuer, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including the right to rescind the mortgage loan. Recently, class action lawsuits under the Homeownership Act have been brought naming as a defendant securitization trusts such as the issuer with respect to the mortgage loans.

      In addition, amendments to the federal bankruptcy laws have been proposed that could result in (1) the treatment of a claim secured by a junior lien in a borrower's principal residence as protected only to the extent that the claim was secured when the security interest was made and (2) the disallowance of claims based on secured debt if the creditor failed to comply with specific provisions of the Truth in Lending Act (15 U.S.C. ss.1639). Such amendments could apply retroactively to secured debt incurred by the debtor prior to the date of effectiveness of the amendments.

      The seller will represent that all applicable federal and state laws were complied with in connection with the origination of the mortgage loans. If there is a material and adverse breach of a representation, the seller will be obligated to repurchase any affected mortgage loan or to substitute a new mortgage loan into the related trust fund. If the seller fails to repurchase or substitute, the trust estate could experience losses which, to the extent not covered by credit support (excess spread, overcollateralization and the note insurance policy), could adversely affect the yield to maturity on the related notes. See "Legal Aspects of Mortgage Assets" in the prospectus.

      Some capitalized terms used in this prospectus supplement will have the meaning assigned to them under "Description of the Notes-Glossary of Terms" or in the prospectus under "Glossary".

                                  THE MORTGAGE POOL

GENERAL DESCRIPTION OF THE MORTGAGE POOL

      The notes will represent non-recourse obligations of the issuer secured by the trust estate. The trust estate will consist of, among other things, two pools of mortgage loans evidenced by promissory notes secured by mortgages, deeds of trust or other similar security instruments creating a first or second lien on one-to four-family properties, units in planned unit developments, individual condominium units, manufactured homes, multifamily properties, commercial properties and mixed-use residential and commercial structures and all proceeds thereof due after the cut-off date, with respect to the initial mortgage loans, or the subsequent cut-off date with respect to the subsequent mortgage loans other than the Depositor's Yield as described in the prospectus. The two pools are referred to herein as "group 1" and "group 2", each, a "group" and collectively, the mortgage pool. On the closing date the issuer will acquire from the seller, pursuant to a sale and servicing agreement dated as of March 1, 2000 among the seller, the servicer, the issuer and the indenture trustee, the initial mortgage pool consisting of mortgage loans with an aggregate principal balance as of the cut-off date equal to approximately $155,634,092.32.

      The issuer will pledge the initial mortgage loans and subsequent mortgage loans to the indenture trustee, pursuant to an indenture, dated as of March 1, 2000, between the issuer and the indenture trustee, as collateral to secure payments on the notes.

      Additional mortgage loans are intended to be purchased by the issuer from the seller from time to time on or before June 22, 2000, from funds on deposit in the related pre-funding account. The initial mortgage loans and the subsequent mortgage loans, if available, will be originated or purchased by the seller, and sold by the seller to the issuer. The sale and servicing agreement will provide that the mortgage loans in the related groups, following the conveyance of the related subsequent mortgage loans, must conform to certain specified characteristics described below under "--Group 1--Conveyance of Group 1 Subsequent Mortgage Loans and the Group 1 Pre-Funding Account" and "--Group 2--Conveyance of Group 2 Subsequent Mortgage Loans and the Group 2 Pre-Funding Account". Funds on deposit in the group 1 pre-funding account will only be used to purchase group 1 subsequent mortgage loans and funds on deposit in the group 2 pre-funding account will only be used to purchase group 2 subsequent mortgage loans. In the sole discretion of the note insurer, subsequent mortgage loans with characteristics varying from those described herein may be purchased by the issuer; provided, however, that the addition of such mortgage loans will not materially affect the aggregate characteristics of the entire mortgage pool.

      Prior to the issuance of the notes, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise, if the seller deems such removal necessary or appropriate, and may be prepaid at any time. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the notes unless including such mortgage loans would materially alter the characteristics of the mortgage pool as described herein. The seller believes that the information set forth herein will be representative of the characteristics of the mortgage pool as it exists at the time the notes are issued, although the range of interest rates borne by the related mortgage notes and maturities and certain other characteristics of the mortgage loans in the mortgage pool may vary as described herein.

GROUP 1

      The initial group 1 consists of mortgage loans with an aggregate principal balance outstanding as of the cut-off date, after deducting all payments of principal received or deferred on or before such date, of $65,333,204.47. The group 1 initial mortgage loans consist of conventional, fixed-rate mortgage loans secured by first or second liens on one-to four-family residential properties, units in planned unit developments, individual condominium units, manufactured homes, multifamily properties and mixed-use residential and commercial structures, with original terms to maturity of up to 360 months. Approximately 76.46% of the group 1 initial mortgage loans, by original group 1 principal balance, were originated and underwritten by the seller and the remainder of the group 1 initial mortgage loans were purchased and re-underwritten by the seller. In each case the underwriting was performed in accordance with the criteria set forth under "The Seller--Underwriting Criteria--Group 1" herein. The predecessor of the seller began originating and purchasing mortgage loans pursuant to its Fixed Rate Mortgage Program in 1985. The seller began originating and purchasing mortgage loans pursuant to its Fixed Rate Mortgage Program-Multifamily and Mixed Use Properties in September 1994, pursuant to its Manufactured Home Loan Program in March 1997 and pursuant to its Commercial Property Program in August 1997. See "The Seller--Loan Origination History" in this prospectus supplement.

      PAYMENTS ON THE GROUP 1 MORTGAGE LOANS

      Simple Interest Loans. Approximately 88.75% of the group 1 initial mortgage loans, by original group 1 principal balance, provide for substantially equal monthly payments (except, in the case of a balloon loan, for the final monthly payment) that are allocated to principal and interest according to the daily simple interest method. Each monthly payment with respect to substantially all of the simple interest loans consists of an installment of interest which is calculated according to the simple interest method on the basis of the outstanding principal balance of the simple interest loan multiplied by the stated note rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the last day interest was satisfied and the denominator of which is 365 days, as opposed to the alternative method, on which 30 days of interest is owed each month irrespective of the day on which the payment is received. As monthly payments are received, the amount received is applied first to accrued and unpaid interest to the date of payment and the remainder, if any, to the unpaid principal balance. Accordingly, if a mortgagor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. However, if the next succeeding payment is made on the due date, a greater amount will be allocated to interest than would be the case if the previous payment had also been on the due date.

      Conversely, if a mortgagor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment is made on or prior to its scheduled due date, the principal balance of the simple interest loan will amortize in the manner described in the preceding paragraph. However, if the mortgagor consistently makes scheduled payments after the scheduled due date the simple interest loan will amortize more slowly than scheduled. Any remaining unpaid principal is payable on the final maturity date of the simple interest loan.

      With respect to the simple interest loans, the mortgagor is required to pay interest only to the date of prepayment in the case of principal prepayments and curtailments.

      Periodic Payment Loans. Approximately 6.73% of the group 1 initial mortgage loans, by original group 1 principal balance, provide for substantially equal payments to be made every 28 day period. Each periodic payment consists of an installment of interest which is calculated according to the customary method, applied on a 28/364 day basis, so that each payment is applied first to accrued and unpaid interest as if the payment were made on its due date, regardless of when the payment is actually received, and the remainder to the unpaid principal balance. Although partial prepayments of principal on periodic payment loans are applied on scheduled periodic payment dates, with no resulting reduction in interest payable for the period in which the partial prepayment is made, the related mortgagors are required to pay interest only to the date of prepayment if accompanied by a prepayment of principal in full.

      Loans with Payment Vouchers. Approximately 7.64% of the group 1 initial mortgage loans, by original group 1 principal balance, are mortgage loans for which the related mortgagor has been provided 26, 52 or 65 payment vouchers at origination of each such mortgage loan. Such payment vouchers may be used at the option of the related mortgagor at any time during the life of the related mortgage loan to defer payment of the principal portion of the corresponding payment and pay only the interest portion due on such payment date. Any principal deferred in such a manner will be due in full on the maturity date of the related mortgage loan.

      Deferred Payment Loans. Approximately 13.57% of the group 1 initial mortgage loans, by original group 1 principal balance, are mortgage loans for which the mortgagor has elected, pursuant to the terms of the related mortgage note, to defer the first two payments due on the related payment dates thereunder and the principal balance conveyed to the trust fund has been reduced by the principal amount so deferred. If the mortgagor has not prepaid the loan before a certain date and the maturity date is not otherwise accelerated by the servicer, these deferred payments will be forgiven. On the closing date and, if necessary, on any subsequent transfer date, the seller will deposit into the group 1 interest coverage account an amount to be applied by the indenture trustee to cover the interest that will accrue during the period of deferment on the principal balance of a deferred payment loan as transferred to the trust fund. To the extent the deferred payments are not forgiven, the servicer will retain deferred payments collected for payment to the seller as part of the Depositor's Yield.

      Temporary Buydown Loans. Approximately 0.24% of the group 1 initial mortgage loans, by original group 1 principal balance, provide that the mortgage rate stated in the related mortgage note will be reduced by 2% during the first twelve month period of the loan, and reduced by 1% during the second twelve month period of the loan, after which such stated mortgage rate will apply.

      Permanent Buydown Loans and Permanent Buydown Companion Loans. Approximately 4.62% of the group 1 initial mortgage loans, by original group 1 principal balance, are permanent buydown loans made by the seller to a borrower together with a companion loan for the purpose of financing a buydown of the interest rate on the permanent buydown loan. The permanent buydown loan and the permanent buydown companion loan are evidenced by separate notes. However, the servicer will treat both loans as a single obligation. The permanent buydown loan and the permanent buydown companion loan are given a single loan number and are billed on a single statement. Both notes are secured by either a first or second lien on the same mortgaged property, and a default under one note will trigger a default under the other. For each permanent buydown loan conveyed to the issuer the corresponding permanent buydown companion loan will also be conveyed to the issuer. However, the group 1 principal balance as of the cut-off date does not, and as of any date will not, include the outstanding balance of the permanent buydown companion loans included in group 1 and the overcollateralization amount will not take into account the permanent buydown companion loans. All payments received on the permanent buydown companion loans will be included in the excess spread for group 1 and, as credit enhancement, be used to cover realized losses on the group 1 mortgage loans, to cover realized losses on the group 2 mortgage loans or, prior to the Cross-over Date for group 1, to reach the required overcollateralization amount for group 1. Each permanent buydown companion loan provides for equal monthly payments for a term not to exceed 5 years.

      CHARACTERISTICS OF THE GROUP 1 MORTGAGE LOANS

      Each group 1 initial mortgage loan was originated on or after May 27, 1998. As of the cut-off date, none of the group 1 initial mortgage loans were contractually delinquent for two or more payments. Since the origination of the group 1 mortgage loans, six of the group 1 initial mortgage loans have been contractually delinquent for two consecutive payments on any occasion prior to the cut-off date.

      In addition, the group 1 initial mortgage loans will have the following characteristics as of the cut-off date (expressed, where applicable, as a percentage of the original group 1 principal balance):

            None of the group 1 initial mortgage loans will have had a first payment date prior to June 27, 1998, and none of the group 1 initial mortgage loans will have a remaining term to maturity of less than approximately 96.18 months. The latest maturity date of any of the group 1 initial mortgage loans will be March 1, 2030.

            Approximately 16.94% of the group 1 initial mortgage loans will be mortgage loans the proceeds of which were used to purchase a mortgaged property. The proceeds of not more than approximately 11.07% of the group 1 initial mortgage loans will be used to refinance an existing mortgage loan and not more than approximately 71.99% of the group 1 initial mortgage loans will be cash-out loans.

            No more than approximately 0.77% of the group 1 initial mortgage loans will be secured by mortgaged properties located in any one zip code area.

            Approximately 31.03% of the group 1 initial mortgage loans are balloon loans.

            None of the group 1 initial mortgage loans provide for negative amortization.

            None of the group 1 initial mortgage loans will be insured by any primary mortgage insurance policy.

            Approximately 28.14% of the group 1 initial mortgage loans, by group 1 principal balance, are secured by second liens with a first lien on the related underlying mortgaged property. None of the group 1 initial mortgage loans are second liens that have the related first liens included in group 1.

            Approximately 68.06% of the group 1 initial mortgage loans will be secured by attached or detached one-family dwelling units. Approximately 1.37% of the group 1 initial mortgage loans will be secured by units in condominiums. Approximately 14.82% of the group 1 initial mortgage loans will be secured by manufactured homes. Approximately 2.16% of the group 1 initial mortgage loans will be secured by units in planned unit developments. Approximately 9.97% of the group 1 initial mortgage loans will be secured by units in properties consisting of two-to four-family dwelling units. Approximately 2.08% of the group 1 initial mortgage loans will be secured by multifamily properties. None of the group 1 initial mortgage loans will be secured by commercial properties and approximately 1.54% of the group 1 initial mortgage loans will be secured by mixed use properties.

             Based on representations of mortgagors at origination, approximately 16.05% of the group 1 initial mortgage loans will be secured by investor properties and approximately 93.47% of the group 1 initial mortgage loans will be secured by owner-occupied properties. The apparent discrepancy in these percentages results from there being approximately 9.52% of the group 1 initial mortgage loans that are secured by (a) units in properties consisting of two-to four-family dwelling units, and (b) multifamily properties and mixed use properties partially occupied by the mortgagor as the mortgagor's primary residence and partially rented out as investor property.

      Permanent Buydown Loans and Permanent Buydown Companion Loans. The permanent buydown loans, all of which will be included in the initial group 1, will have an aggregate principal balance as of the cut-off date, after deducting all payments received on or before such date, of $3,017,748.59. The aggregate principal balance of the corresponding permanent buydown companion loans as of the cut-off date, after deducting all payments received on or before such date, will be $259,908.31. At origination, no combined loan-to-value ratio of any permanent buydown loan and permanent buydown companion loan exceeded 100.06%.

      As of the cut-off date, the average principal balance of the permanent buydown loans is $81,560.77. The lowest and highest principal balances of the permanent buydown loans, as of the cut-off date are $9,187.44 and $349,743.85, respectively.

      As of the cut-off date, the average principal balance of the permanent buydown companion loans is $7,024.55. The lowest and highest principal balances of the permanent buydown companion loans, as of the cut-off date, are $713.92 and $28,660.00, respectively.

      As of the cut-off date, the weighted average remaining term to maturity of the permanent buydown loans will be approximately 320.09 months. As of the cut-off date, the weighted average remaining term to maturity of the permanent buydown companion loans will be approximately 59 months. All of the permanent buydown companion loans had an original term to maturity of 60 months.

      TABLES

      THE FOLLOWING INFORMATION SETS FORTH IN TABULAR FORMAT CERTAIN ADDITIONAL CHARACTERISTICS OF THE GROUP 1 INITIAL MORTGAGE LOANS, OTHER THAN THE PERMANENT BUYDOWN COMPANION LOANS, AS OF THE CUT-OFF DATE. THE PRINCIPAL BALANCES OF THE GROUP 1 MORTGAGE LOANS AS SET FORTH IN THE FOLLOWING TABLES ARE AS REDUCED BY THE PRINCIPAL PORTION OF ANY DEFERRED PAYMENTS.

      The following table sets forth the range of principal balances of the group 1 initial mortgage loans as of the cut-off date:

                                       GROUP 1

                                                  PERCENT BY        NUMBER OF
                                 PRINCIPAL        PRINCIPAL          MORTGAGE
RANGE OF PRINCIPAL BALANCE        BALANCE          BALANCE            LOANS
--------------------------        -------          -------            -----

$      0.01 - $ 10,000.00     $    115,108.33        0.18%             13
$ 10,000.01 - $ 20,000.00        2,266,657.40        3.47             137
$ 20,000.01 - $ 30,000.00        4,911,313.72        7.52             193
$ 30,000.01 - $ 40,000.00        5,290,156.49        8.10             149
$ 40,000.01 - $ 50,000.00        6,786,311.81       10.39             150
$ 50,000.01 - $ 60,000.00        6,621,900.95       10.13             120
$ 60,000.01 - $ 70,000.00        6,823,366.03       10.44             104
$ 70,000.01 - $ 80,000.00        5,551,395.01        8.50              74
$ 80,000.01 - $ 90,000.00        4,423,329.95        6.77              52
$ 90,000.01 - $100,000.00        3,221,090.61        4.93              34
$100,000.01 - $110,000.00        2,632,200.70        4.03              25
$110,000.01 - $120,000.00        2,749,010.84        4.21              24
$120,000.01 - $130,000.00        1,500,814.29        2.30              12
$130,000.01 - $140,000.00        1,621,523.89        2.48              12
$140,000.01 - $150,000.00        1,163,557.36        1.78               8
$150,000.01 - $160,000.00        1,094,506.93        1.67               7
$160,000.01 - $170,000.00        1,315,379.31        2.01               8
$170,000.01 - $180,000.00          882,436.74        1.35               5
$180,000.01 - $190,000.00          372,500.00        0.57               2
$190,000.01 - $200,000.00          784,154.61        1.20               4
$200,000.01 - $250,000.00        1,962,029.71        3.00               9
$250,000.01 - $300,000.00        1,866,201.50        2.86               7
$300,000.01 - $350,000.00          994,258.29        1.52               3
$350,000.01 - $400,000.00          384,000.00        0.59               1
                              ---------------      ------           -----
Totals ...................    $ 65,333,204.47      100.00%          1,153
                              ===============      ======           =====

      As of the cut-off date, the average principal balance is $56,663.66 for the group 1 initial mortgage loans. The lowest and highest principal balances of the group 1 initial mortgage loans, as of the cut-off date, are $7,154.60 and $384,000.00, respectively.

      The average principal balance of the group 1 initial mortgage loans at origination was approximately $56,756.98. No group 1 initial mortgage loans had a principal balance at origination of less than $7,250.00 or greater than $384,000.00.

      The following table sets forth the geographic distribution of the group 1 initial mortgage loans as of the cut-off date:
                                       GROUP 1


                                                          PERCENT BY   NUMBER OF
                                         PRINCIPAL        PRINCIPAL     MORTGAGE
MORTGAGE RATES                            BALANCE          BALANCE       LOANS
--------------                            -------          -------       -----
Alabama                              $  1,025,980.09         1.57%         24
Arizona                                 1,178,131.07         1.80          22
Arkansas                                  244,973.42         0.37           6
California                              3,071,682.82         4.70          66
Colorado                                1,623,731.08         2.49          36
Connecticut                             2,539,193.45         3.89          31
Delaware                                  628,111.15         0.96           8
District of Columbia                      237,691.00         0.36           2
Florida                                 7,505,180.31        11.49         158
Georgia                                 1,433,342.68         2.19          23
Idaho                                     538,435.95         0.82           7
Illinois                                1,607,176.81         2.46          27
Indiana                                 2,590,642.98         3.97          56
Iowa                                       18,766.26         0.03           1
Kansas                                    171,953.98         0.26           3
Kentucky                                  719,006.68         1.10          19
Louisiana                                 213,674.90         0.33           4
Maine                                      64,000.00         0.10           1
Maryland                                1,612,143.16         2.47          30
Massachusetts                           1,473,614.02         2.26          27
Michigan                                4,669,387.84         7.15          88
Minnesota                                 396,032.80         0.61           7
Mississippi                               663,790.35         1.02           7
Missouri                                  969,617.48         1.48          15
Montana                                    50,491.36         0.08           2
Nevada                                    139,586.64         0.21           4
New Hampshire                             307,126.04         0.47           5
New Jersey                              2,557,605.83         3.91          34
New Mexico                                 94,671.00         0.14           3
New York                               10,161,213.00        15.55         128
North Carolina                          1,598,502.72         2.45          27
North Dakota                               17,550.00         0.03           1
Ohio                                    3,081,230.44         4.72          50
Oklahoma                                  194,542.06         0.30           5
Oregon                                    146,010.12         0.22           6
Pennsylvania                            5,285,551.73         8.09          90
Rhode Island                              263,285.00         0.40           4
South Carolina                          1,075,831.04         1.65          29
South Dakota                              116,846.87         0.18           2
Tennessee                                 213,305.04         0.33           6
Texas                                     224,968.65         0.34           4
Utah                                      889,641.64         1.36          18
Vermont                                   188,938.50         0.29           3
Virginia                                1,979,628.36         3.03          33
Washington                                729,036.98         1.12          16
West Virginia                             290,061.95         0.44           4
Wisconsin                                 531,319.22         0.81          11
                                     ---------------       ------       -----
Totals .....................         $ 65,333,204.47       100.00%      1,153
                                     ===============       ======       =====

      The following table sets forth the original combined loan-to-value ratios
(CLTV) of the group 1 initial mortgage loans as of the cut-off date:

                                       GROUP 1


                                                       PERCENT BY     NUMBER OF
  ORIGINAL COMBINED                  PRINCIPAL          PRINCIPAL      MORTGAGE
 LOAN-TO-VALUE RATIO                  BALANCE           BALANCE         LOANS
 -------------------                  -------           -------         -----
10.01% - 15.00%                 $    37,471.27            0.06%            2
15.01% - 20.00%                      31,700.00            0.05             2
20.01% - 25.00%                      77,650.00            0.12             2
25.01% - 30.00%                     188,941.11            0.29             5
30.01% - 35.00%                     136,502.48            0.21             4
35.01% - 40.00%                     202,522.84            0.31             6
40.01% - 45.00%                     330,740.96            0.51             9
45.01% - 50.00%                     992,782.07            1.52            19
50.01% - 55.00%                     755,984.46            1.16            17
55.01% - 60.00%                   1,545,348.79            2.36            32
60.01% - 65.00%                   2,392,250.24            3.66            47
65.01% - 70.00%                   4,935,212.17            7.55            75
70.01% - 75.00%                   6,948,362.71           10.63           118
75.01% - 80.00%                  14,788,662.60           22.64           256
80.01% - 85.00%                  15,941,410.57           24.40           291
85.01% - 90.00%                  15,581,317.39           23.85           261
90.01% - 93.00%                     446,344.81            0.68             7
                                --------------          ------         -----
  Totals .................      $65,333,204.47          100.00%        1,153
                                ==============          ======         =====

      At origination, no group 1 initial mortgage loans had a combined loan-to-value ratio exceeding 92.20%. The weighted average CLTV of the group 1 initial mortgage loans, as of the cut-off date and without considering the permanent buydown companion loans, was approximately 78.80%. Taking into consideration the permanent buydown companion loans, no group 1 initial mortgage loans had a combined loan-to-value ratio exceeding 100.06%, at origination, and the weighted average combined loan-to-value ratio of the group 1 initial mortgage loans was approximately 79.18% as of the cut-off date.

      The original CLTVs shown on the table above are equal to (i) the sum of
(a) the original principal balance of the mortgage loan at the date of origination plus (b) the then outstanding principal balance of any related first lien, divided by (ii) the collateral value of the related mortgaged property. The "collateral value" of a mortgaged property is the lesser of (x) the appraised value based on an appraisal made for the originator of the initial mortgage loans by an independent fee appraiser (or, in certain instances, by a licensed in-house appraiser of the seller) at the time of the origination of the initial mortgage loan and (y) the sales price of the mortgaged property at the time of origination. With respect to an initial mortgage loan for which the proceeds were used to refinance an existing mortgage loan, the collateral value is the appraised value of the related mortgaged property based upon the appraisal obtained at the time of refinancing.

      The following table sets forth the mortgage rates borne by the mortgage notes relating to the group 1 initial mortgage loans as of the cut-off date:

                                       GROUP 1

                                                        PERCENT BY    NUMBER OF
       MORTGAGE RATES                PRINCIPAL           PRINCIPAL     MORTGAGE
REMAINING MONTHS TO MATURITY          BALANCE            BALANCE        LOANS
----------------------------          -------            -------        -----
 7.750 -  7.999 %                 $   263,773.06           0.40%           3
 8.000 -  8.249 %                      93,500.00           0.14            2
 8.250 -  8.499 %                     724,053.47           1.11            7
 8.500 -  8.749 %                   2,002,861.85           3.06           17
 8.750 -  8.999 %                   1,763,204.71           2.70           24
 9.000 -  9.249 %                   1,227,205.86           1.88           18
 9.250 -  9.499 %                   1,259,498.29           1.93           15
 9.500 -  9.749 %                   2,369,794.45           3.63           35
 9.750 -  9.999 %                   3,852,183.85           5.90           50
10.000 - 10.249 %                   2,087,626.31           3.19           28
10.250 - 10.499 %                   2,682,617.56           4.11           42
10.500 - 10.749 %                   3,538,385.89           5.42           55
10.750 - 10.999 %                   4,092,783.54           6.26           71
11.000 - 11.249 %                   4,045,679.61           6.19           75
11.250 - 11.499 %                   3,352,072.17           5.13           55
11.500 - 11.749 %                   3,097,618.96           4.74           75
11.750 - 11.999 %                   5,023,060.91           7.69           81
12.000 - 12.249 %                   3,213,723.11           4.92           70
12.250 - 12.499 %                   3,448,404.71           5.28           64
12.500 - 12.749 %                   3,617,709.29           5.54           80
12.750 - 12.999 %                   3,737,726.54           5.72           76
13.000 - 13.249 %                   2,155,811.40           3.30           47
13.250 - 13.499 %                   2,465,856.63           3.77           53
13.500 - 13.749 %                   2,326,261.52           3.56           46
13.750 - 13.999 %                   1,095,010.93           1.68           20
14.000 - 14.249 %                     585,103.63           0.89           17
14.250 - 14.499 %                     690,971.51           1.06           13
14.500 - 14.749 %                     314,184.82           0.48            8
14.750 - 14.999 %                     169,070.13           0.26            5
15.500 - 15.749 %                      37,449.76           0.06            1
                                  --------------         ------        -----
 Total ...................        $65,333,204.47         100.00%       1,153
                                  ==============         ======        =====

      As of the cut-off date, the weighted average mortgage rate of the group 1 initial mortgage loans was approximately 11.365% per annum and ranged from 7.880% to 15.500%.

      The following table sets forth the number of remaining months to maturity of the group 1 initial mortgage loans as of the cut-off date:

                                       GROUP 1

                                                      PERCENT BY      NUMBER OF
                                     PRINCIPAL         PRINCIPAL       MORTGAGE
REMAINING MONTHS TO MATURITY          BALANCE          BALANCE          LOANS
----------------------------          -------          -------          -----
 96.01 - 108.00                   $    67,157.17          0.10%            1
108.01 - 120.00                     1,228,561.53          1.88            49
120.01 - 132.00                       309,051.46          0.47             4
132.01 - 144.00                        82,973.57          0.13             2
156.01 - 168.00                        84,034.88          0.13             2
168.01 - 180.00                    29,195,696.77         44.69           541
180.01 - 192.00                       205,847.95          0.32             1
192.01 - 204.00                       255,500.00          0.39             1
228.01 - 240.00                     7,801,748.73         11.94           173
240.01 - 252.00                       430,494.50          0.66             5
264.01 - 276.00                        50,685.52          0.08             1
288.01 - 300.00                     3,582,359.06          5.48            61
312.01 - 324.00                        61,605.76          0.09             1
324.01 - 336.00                       142,685.24          0.22             2
348.01 - 360.00                    20,031,792.71         30.66           292
360.01 - 360.20                     1,803,009.62          2.76            17
                                  --------------        ------         -----
  Totals ....................     $65,333,204.47        100.00%        1,153
                                  ==============        ======         =====

      As of the cut-off date, the weighted average remaining term to maturity of the group 1 initial mortgage loans will be approximately 251.92 months.

      The following table sets forth the distribution of the group 1 initial mortgage loans by the seller's underwriting class as of the cut-off date:

                                       GROUP 1

                                                      PERCENT BY    NUMBER OF
                                   PRINCIPAL           PRINCIPAL     MORTGAGE
   UNDERWRITING CLASS               BALANCE            BALANCE        LOANS
   ------------------               -------            -------        -----

AAA                           $      330,416.23           0.50%          5
AA                                11,435,217.43          17.50         151
ANIV                               4,985,203.48           7.63          86
I                                 20,217,880.36          30.95         347
II                                 8,308,442.92          12.72         170
III                                3,225,595.47           4.94          49
III-SE                             1,509,552.69           2.31          28
IIB                                7,807,302.89          11.95         147
IV                                 5,390,627.45           8.25         127
IV-PI                                451,883.27           0.69          10
V                                  1,671,082.28           2.56          33
                              -----------------         ------       -----
Totals ....................   $   65,333,204.47         100.00%      1,153
                              =================         ======       =====

      The following table sets forth the property types of the group 1 initial mortgage loans:

                                       GROUP 1

                                                        PERCENT BY   NUMBER OF
                                         PRINCIPAL      PRINCIPAL     MORTGAGE
     PROPERTY TYPES                       BALANCE         BALANCE      LOANS
     --------------                       -------         -------      -----
Single Family (attached/detached)     $44,465,207.64       68.06%        838
Condominium                               893,195.74        1.37          21
Two-to-Four Family                      6,515,475.89        9.97          88
Planned Unit Development                1,414,228.91        2.16          27
Manufactured Homes                      9,682,885.63       14.82         164
Multifamily                             1,357,710.66        2.08           9
Mixed Use                               1,004,500.00        1.54           6
                                      --------------      ------       -----
Totals ....................           $65,333,204.47      100.00%      1,153
                                      ==============      ======       =====

      CONVEYANCE OF GROUP 1 SUBSEQUENT MORTGAGE LOANS AND THE GROUP 1 PRE-FUNDING ACCOUNT

      Under the sale and servicing agreement, following the initial issuance of the notes, the seller has committed to sell, and the issuer will be obligated to purchase from the seller, on or before June 22, 2000, subject to the availability thereof, additional conventional, fixed-rate residential mortgage loans secured by first or second liens on single family properties, manufactured housing properties, multifamily properties, commercial properties and mixed use properties which will be originated and underwritten or purchased and re-underwritten by the seller. In each case the underwriting will be performed in accordance with the criteria set forth herein under "The Seller--Underwriting Criteria--Group 1". Group 1 subsequent mortgage loans will be transferred to the issuer and pledged to the indenture trustee pursuant to subsequent transfer instruments among the seller, the issuer and the indenture trustee. In connection with the purchase of group 1 subsequent mortgage loans on the dates of transfer, the issuer will be required to pay to the seller, from amounts on deposit in the group 1 pre-funding account, a cash purchase price for each group 1 subsequent mortgage loan, other than a permanent buydown companion loan, which will be one hundred percent (100%) of the principal balance thereof as already reduced by the principal portion of any deferred payments. The seller will designate the close of business on the day prior to the related group 1 subsequent transfer date as the cut-off date with respect to the related subsequent mortgage loans purchased on that date and, as a result, the issuer will not be required to pay accrued interest with respect thereto. Therefore, the aggregate principal balance of the related group after the closing date will increase by an amount equal to the aggregate principal balance of the related group 1 subsequent mortgage loans so purchased and the amount in the related pre- funding account will decrease accordingly.

      With respect to group 1, the indenture trustee will establish a pre-funding account into which it will deposit upon receipt from the seller $39,929,953.42, to be used to purchase the group 1 subsequent mortgage loans. The original group 1 pre-funded amount will be reduced during the funding period by the amount thereof used to purchase group 1 subsequent mortgage loans in accordance with the sale and servicing agreement. During the period from the closing date until the earlier of (a) the date on which the amount on deposit in the group 1 pre-funding account is zero or (b) June 26, 2000, the group 1 pre-funded amount will be maintained in the group 1 pre-funding account.

      Any conveyance of group 1 subsequent mortgage loans on a group 1 subsequent transfer date is subject to certain conditions including, but not limited to, the following:

      o each group 1 subsequent mortgage loans must satisfy the representations and warranties specified in the group 1 subsequent transfer instrument and the sale and servicing agreement;

      o the seller will not select such subsequent mortgage loans in a manner that it believes is adverse to the interests of the noteholders;

      o the seller will deliver opinions of counsel with respect to the validity of the conveyance of such subsequent mortgage loans;

      o each group 1 subsequent mortgage loans may not be contractually delinquent for two or more consecutive payments as of the related group 1 subsequent cut-off date;

      o the original term to maturity of each group 1 subsequent mortgage loan will not be less than 60 months and will not exceed 360 months;

      o each group 1 subsequent mortgage loan may not provide for negative amortization;

      o each group 1 subsequent mortgage loan (other than any permanent buydown companion loan) will have a mortgage rate not less than 6%;

      o each group 1 subsequent mortgage loan will be underwritten in accordance with the criteria set forth under "The
            Seller--Underwriting Criteria--Group 1" in this prospectus supplement;

      o each group 1 subsequent mortgage loan will have been serviced by the servicer since origination or purchase by the seller;

      o each group 1 subsequent mortgage loan will have a CLTV (excluding any permanent buydown companion loan) not greater than 95%; and

      o each group 1 subsequent mortgage loan will have a first payment date not later than August 1, 2000.

      In addition, following the purchase of all group 1 subsequent mortgage loans by the issuer, the group 1 mortgage loans (including the group 1 subsequent mortgage loans but excluding any permanent buydown companion loans) as of the end of the group 1 funding period will:

      o     have a weighted average mortgage rate of at least 10%;

      o have a weighted average remaining term to stated maturity of not more than 290 months and not less than 195 months;

      o     have a weighted average CLTV of not more than 80%;

      o have not in excess of 35% by aggregate principal balance of group 1 mortgage loans that are balloon loans;

      o have no group 1 mortgage loan with a principal balance in excess of $995,000;

      o not have in excess of 11% by aggregate principal balance of group 1 mortgage loans secured by non-owner occupied mortgaged properties;

      o not have a concentration of mortgaged properties in a single zip code in excess of 2% by aggregate principal balance of group 1 mortgage loans;

      o not have in excess of 3% by aggregate principal balance of group 1 mortgage loans secured by mortgaged properties that are condominiums;

      o have at least 79% by aggregate principal balance of group 1 mortgage loans secured by fee simple interests in attached or detached single family properties;

      o not have in excess of 5% by aggregate principal balance of group 1 mortgage loans secured by multifamily properties and mixed use properties;

      o not have in excess of 15% by aggregate principal balance of group 1 mortgage loans secured by manufactured homes;

      o not have in excess of 2% by aggregate principal balance of group 1 mortgage loans secured by commercial properties;

      o have a weighted average number of months since origination of not over 4 months;

      o have at least 80% of such subsequent mortgage loans by aggregate principal balance with a first payment date on or prior to July 1, 2000; and

      o not have in excess of 28.14% by aggregate principal balance of group 1 mortgage loans secured by second liens on the related mortgaged property.

      In the sole discretion of the note insurer, group 1 subsequent mortgage loans with characteristics varying from those set forth in this paragraph may be purchased by the trust; provided, however, that the addition of these mortgage loans will not materially affect the aggregate characteristics of group 1.

GROUP 2

      The initial group 2 consists of the group 2 initial mortgage loans with an aggregate principal balance outstanding as of the cut-off date, after deducting all payments of principal received or deferred on or before such date, of $90,300,887.85. The group 2 initial mortgage loans consist of conventional, adjustable-rate mortgage loans secured by first liens on single family properties and manufactured housing properties with original terms to maturity of up to 360 months. Approximately 63.60% of the group 2 initial mortgage loans, by original group 2 principal balance, were originated and underwritten by the seller, and the remainder of the group 2 initial mortgage loans were purchased and re-underwritten by the seller. In each case the underwriting was performed in accordance with the criteria set forth herein under "The Seller--Underwriting Criteria--Group 2". The seller began originating and purchasing mortgage loans pursuant to its Adjustable Rate First Mortgage Program in the fourth calendar quarter of 1992.

      PAYMENTS ON THE GROUP 2 MORTGAGE LOANS

      The group 2 initial mortgage loans have mortgage rates subject to a semiannual adjustment after an initial six month, twenty-four month or thirty-six month period on the day of the month specified in the related mortgage note to equal the sum, rounded to the nearest 0.125%, of (1) a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and as most recently available as of the date specified in the related mortgage note, and (2) a fixed percentage amount specified in the related mortgage note; provided, however, that the mortgage rate will not increase or decrease on any adjustment date by more than 1%, or, with respect to the initial adjustment date, not increase by more than 3% with respect to approximately 99.92% of the group 2 initial mortgage loans that are subject to an adjustment after an initial twenty-four or thirty-six month period. All of the group 2 initial mortgage loans provide that over the life of the mortgage loan the mortgage rate will in no event be more than the fixed percentage set forth in the mortgage note. Approximately 99.92% of the group 2 initial mortgage loans provide that the mortgage rate may be 1% lower than the initial mortgage rate. Effective with the first payment due on a group 2 initial mortgage loan after each related adjustment date, the monthly payment will be adjusted to an amount which will fully amortize the outstanding principal balance of the group 2 initial mortgage loan over its remaining term, and pay interest at the mortgage rate as so adjusted. All of the group 2 initial mortgage loans were originated with a mortgage rate less than the sum of (1) the six-month LIBOR index at the time the initial mortgage rate was established and
(2) the gross margin, such sum rounded as described above.

      If the six-month LIBOR index ceases to be published or is otherwise unavailable, the servicer will select an alternative index for mortgage loans on comparable properties, based upon comparable information, over which it has no control and which is readily verifiable by mortgagors.

      Deferred Payment Loans. Approximately 4.56% of the group 2 initial mortgage loans, by original group 2 principal balance, are mortgage loans for which the mortgagor has elected, pursuant to the terms of the related mortgage note, to defer the first two payments due on the related payment dates thereunder and the principal balance conveyed to the trust has been reduced by the principal amount so deferred. If the mortgagor has not prepaid the loan before a certain date and the mortgagor has met all other conditions of the deferral agreement and the maturity date is not otherwise accelerated by the servicer, these deferred payments will be forgiven. On the closing date and, if necessary, on any subsequent transfer date, the seller will deposit into the group 2 interest coverage account an amount to be applied by the indenture trustee to cover the interest that will accrue during the period of deferment on the principal balance of the deferred payment loan as transferred to the trust fund. To the extent the deferred payments are not forgiven, the servicer will retain deferred payments collected for payment to the seller as part of the Depositor's Yield.

      Temporary Buydown Loans. Approximately 0.83% of the group 2 initial mortgage loans, by original group 2 principal balance, provide that the mortgage rate stated in the related mortgage note will be reduced by 2% during the first twelve month period of the loan, and reduced by 1% during the second twelve month period of the loan, after which the stated mortgage rate, as subject to adjustment, will apply.

      CHARACTERISTICS OF THE MORTGAGE LOANS

      As of the cut-off date, none of the group 2 initial mortgage loans were contractually delinquent for two or more consecutive payments. Since the origination of the group 2 initial mortgage loans, three of the group 2 initial mortgage loans have been contractually delinquent for two consecutive payments on any occasion prior to the cut-off date.

      Each group 2 initial mortgage loan was originated on or after June 3, 1998, and has an initial or next adjustment date on or before March 1, 2003.

      In addition, the group 2 initial mortgage loans will have the following characteristics as of the cut-off date (expressed, where applicable, as a percentage of the original group 2 principal balance):

            None of the group 2 initial mortgage loans will have had a first payment date prior to August 1, 1998, and none of the group 2 initial mortgage loans will have a remaining term to maturity of less than approximately 223.00 months. The latest maturity date of any of the group 2 initial mortgage loans will be March 1, 2030.

            Approximately 45.69% of the group 2 initial mortgage loans will be mortgage loans the proceeds of which were used to purchase a mortgaged property. The proceeds of approximately 10.00% of the group 2 initial mortgage loans will be used to refinance an existing mortgage loan and the proceeds of approximately 44.31% of the group 2 initial mortgage loans will be cash-out mortgage loans.

            No more than approximately 1.13% of the group 2 initial mortgage loans will be secured by mortgaged properties located in any one zip code area.

            None of the group 2 initial mortgage loans provide for negative amortization.

            None of the group 2 initial mortgage loans will be insured by any primary mortgage insurance policy.

            Approximately 71.53% of the group 2 initial mortgage loans will be secured by attached or detached one-family dwelling units (not including manufactured homes). Approximately 1.80% of the group 2 initial mortgage loans will be secured by units in condominiums. Approximately 1.64% of the group 2 initial mortgage loans will be secured by units in planned unit developments. Approximately 12.29% of the group 2 initial mortgage loans will be secured by manufactured homes. Approximately 12.74% of the group 2 initial mortgage loans will be secured by units in properties consisting of two-to four-family dwelling units. None of the group 2 initial mortgage loans will be secured by multifamily properties, commercial properties or mixed-use properties.

            Based on representations of mortgagors at origination, approximately 13.92% of the group 2 initial mortgage loans will be secured by investor properties and approximately 97.62% of the group 2 initial mortgage loans will be secured by owner-occupied properties. The apparent discrepancy in these percentages results from there being approximately 11.54% of the group 2 initial mortgage loans that are secured by units in properties consisting of two-to four-family dwelling units partially occupied by the mortgagor as the mortgagor's primary residence and partially rented out as investor property.

      TABLES. THE FOLLOWING INFORMATION SETS FORTH IN TABULAR FORMAT CERTAIN ADDITIONAL CHARACTERISTICS OF THE GROUP 2 INITIAL MORTGAGE LOANS AS OF THE CUT-OFF DATE. THE PRINCIPAL BALANCES OF THE GROUP 2 MORTGAGE LOANS AS SET FORTH IN THE FOLLOWING TABLES ARE AS REDUCED BY THE PRINCIPAL PORTION OF ANY DEFERRED PAYMENTS.

      The following table sets forth the range of principal balances of the group 2 initial mortgage loans as of the cut-off date:
                                       GROUP 2

                                                 PERCENT BY      NUMBER OF
                                  PRINCIPAL       PRINCIPAL      MORTGAGE
RANGE OF PRINCIPAL BALANCE         BALANCE         BALANCE         LOANS
--------------------------         -------         -------         -----
$ 10,000.01 - $ 20,000.00        $ 98,812.49        0.11%            6
$ 20,000.01 - $ 30,000.00         890,774.74        0.99            35
$ 30,000.01 - $ 40,000.00       2,155,101.35        2.39            60
$ 40,000.01 - $ 50,000.00       4,012,973.26        4.44            88
$ 50,000.01 - $ 60,000.00       8,148,438.47        9.02           147
$ 60,000.01 - $ 70,000.00       7,698,948.81        8.53           118
$ 70,000.01 - $ 80,000.00       8,337,377.60        9.23           111
$ 80,000.01 - $ 90,000.00       5,777,509.54        6.40            68
$ 90,000.01 - $100,000.00       7,011,097.55        7.76            74
$100,000.01 - $110,000.00       4,809,009.23        5.33            46
$110,000.01 - $120,000.00       3,799,066.39        4.21            33
$120,000.01 - $130,000.00       3,617,996.86        4.01            29
$130,000.01 - $140,000.00       2,819,587.96        3.12            21
$140,000.01 - $150,000.00       2,476,794.23        2.74            17
$150,000.01 - $160,000.00       2,496,072.76        2.76            16
$160,000.01 - $170,000.00       2,157,694.83        2.39            13
$170,000.01 - $180,000.00       1,215,299.14        1.35             7
$180,000.01 - $190,000.00         558,200.00        0.62             3
$190,000.01 - $200,000.00       1,763,368.70        1.95             9
$200,000.01 - $250,000.00       5,138,661.51        5.69            23
$250,000.01 - $300,000.00       3,822,162.88        4.23            14
$300,000.01 - $350,000.00       3,911,444.21        4.33            12
$350,000.01 - $400,000.00       1,466,290.60        1.62             4
$400,000.01 - $450,000.00       1,287,971.77        1.43             3
$450,000.01 - $500,000.00       2,402,999.00        2.66             5
$500,000.01 - $550,000.00       1,050,000.00        1.16             2
$550,000.01 - $600,000.00         558,526.00        0.62             1
$800,000.01 - $850,000.00         818,707.97        0.91             1
                             ---------------     -------          ----
Totals ...................   $ 90,300,887.85      100.00%          966
                             ===============     =======          ====

      As of the cut-off date, the average principal balance is $93,479.18 for the group 2 initial mortgage loans. As of the cut-off date, the lowest and highest principal balances of the group 2 initial mortgage loans are $10,200.00 and $818,707.97, respectively.

      The average principal balance of the group 2 initial mortgage loans at origination was approximately $93,516.74. No group 2 initial mortgage loan had a principal balance at origination of less than $10,200.00 or greater than $819,000.00.

      The following table sets forth the geographic distribution of the group 2 initial mortgage loans as of the cut-off date:

                                       GROUP 2

                                                       PERCENT BY    NUMBER OF
                                      PRINCIPAL         PRINCIPAL    MORTGAGE
GEOGRAPHIC DISTRIBUTION                BALANCE          BALANCE        LOANS
-----------------------                -------          -------        -----
Alabama                         $      905,219.98         1.00%         11
Arizona                              1,862,925.57         2.06          13
Arkansas                               416,329.63         0.46           6
California                           1,126,637.00         1.25           7
Colorado                             4,331,864.93         4.80          27
Connecticut                          2,776,922.45         3.08          16
Delaware                               668,544.58         0.74           7
Florida                              5,540,637.01         6.14          67
Georgia                              2,401,903.56         2.66          35
Idaho                                  680,510.34         0.75           7
Illinois                             1,785,089.32         1.98          26
Indiana                              3,935,026.32         4.36          66
Iowa                                   210,454.25         0.23           3
Kentucky                               301,964.88         0.33           6
Louisiana                              818,707.97         0.91           1
Maine                                  588,863.18         0.65           4
Maryland                             2,595,451.69         2.87          27
Massachusetts                        2,767,194.23         3.06          23
Michigan                             7,380,975.06         8.17          96
Minnesota                              958,022.55         1.06          13
Mississippi                            348,871.39         0.39           7
Missouri                             1,147,319.57         1.27          18
Montana                                135,200.00         0.15           1
Nebraska                                40,000.00         0.04           1
New Hampshire                          607,531.74         0.67           5
New Jersey                           4,499,609.56         4.98          36
New Mexico                              75,330.00         0.08           1
New York                            13,114,059.49        14.52          74
North Carolina                       4,143,986.27         4.59          57
Ohio                                 4,653,628.36         5.15          72
Oregon                                 199,794.68         0.22           2
Pennsylvania                         8,678,757.03         9.61         118
Rhode Island                            85,450.84         0.10           1
South Carolina                       2,968,096.17         3.29          39
Tennessee                              646,260.70         0.72           8
Texas                                  541,141.73         0.60           5
Utah                                 1,837,138.22         2.04          14
Virginia                             2,366,039.61         2.62          22
Washington                             908,457.30         1.01           9
West Virginia                           81,268.23         0.09           2
Wisconsin                            1,169,702.46         1.30          13
                                -----------------       ------        ----
Totals .....................    $   90,300,887.85       100.00%        966
                                =================       ======        ====

      The following table sets forth the original loan-to-value (LTV) ratios of the group 2 initial mortgage loans as of the cut-off date:

                                     GROUP 2

                                                     PERCENT BY     NUMBER OF
        ORIGINAL                    PRINCIPAL         PRINCIPAL      MORTGAGE
  LOAN-TO-VALUE RATIO                BALANCE           BALANCE        LOANS
  -------------------                -------           -------        -----
   25.01% --  30.00%             $    83,980.83         0.09%             2
   30.01% --  35.00%                 273,408.12         0.30              5
   35.01% --  40.00%                  50,000.00         0.06              1
   40.01% --  45.00%                 565,230.44         0.63              5
   45.01% --  50.00%                 501,967.52         0.56              6
   50.01% --  55.00%                 667,638.52         0.74             12
   55.01% --  60.00%               1,012,256.15         1.12             16
   60.01% --  65.00%               4,397,189.16         4.87             61
   65.01% --  70.00%               3,878,286.71         4.29             41
   70.01% --  75.00%               7,867,888.57         8.71             93
   75.01% --  80.00%              21,216,435.89        23.50            251
   80.01% --  85.00%              24,951,785.64        27.63            258
   85.01% --  90.00%              24,834,820.30        27.50            215
                                 --------------      -------           ----
Totals ..................        $90,300,887.85       100.00%           966
                                 ==============      =======           ====

      The original loan-to-value ratios shown on the previous table are equal, with respect to each group 2 initial mortgage loan, to (1) the principal balance of such group 2 initial mortgage loan at the date of origination, divided by (2) the collateral value of the related mortgaged property.

      At origination, no group 2 initial mortgage loan had an LTV exceeding 90.00%. As of the cut-off date, the weighted average LTV of the group 2 initial mortgage loans (weighted based upon the original group 2 principal balance) was approximately 80.88%.

      The following table sets forth the mortgage rates borne by the mortgage notes relating to the group 2 initial mortgage loans as of the cut-off date:

                                       GROUP 2

                                                    PERCENT BY      NUMBER OF
                                   PRINCIPAL         PRINCIPAL       MORTGAGE
     MORTGAGE RATES                 BALANCE           BALANCE         LOANS
     --------------                 -------           -------         -----
     7.500  --   7.749%          $    83,000.00        0.09%             1
     7.750  --   7.999%              214,313.08        0.24              2
     8.000  --   8.249%              122,886.64        0.14              2
     8.250  --   8.499%              165,557.53        0.18              3
     8.500  --   8.749%              353,450.72        0.39              5
     8.750  --   8.999%            1,270,682.01        1.41             11
     9.000  --   9.249%            1,188,266.39        1.32             12
     9.250  --   9.499%            1,321,404.24        1.46             11
     9.500  --   9.749%            2,730,483.49        3.02             23
     9.750  --   9.999%            4,699,485.88        5.20             44
    10.000  --  10.249%            5,314,424.42        5.89             53
    10.250  --  10.499%            6,187,362.44        6.85             57
    10.500  --  10.749%            6,227,193.83        6.90             64
    10.750  --  10.999%            9,609,005.74       10.64             85
    11.000  --  11.249%            7,162,507.13        7.93             76
    11.250  --  11.499%            6,960,448.56        7.71             79
    11.500  --  11.749%            7,951,483.25        8.81             85
    11.750  --  11.999%            4,888,900.71        5.41             64
    12.000  --  12.249%            5,307,455.79        5.88             56
    12.250  --  12.499%            6,746,598.68        7.47             84
    12.500  --  12.749%            4,434,804.31        4.91             53
    12.750  --  12.999%            2,670,172.11        2.96             31
    13.000  --  13.249%            2,198,911.08        2.43             28
    13.250  --  13.499%            1,455,587.76        1.61             22
    13.500  --  13.749%              368,719.82        0.41              6
    13.750  --  13.999%              417,256.07        0.46              5
    14.000  --  14.249%              250,526.17        0.28              4
                                 --------------      ------           ----
 Total ......................    $90,300,887.85      100.00%           966
                                 ==============      ======           ====

      As of the cut-off date, the weighted average mortgage rate of the group 2 initial mortgage loans was approximately 11.155% per annum and ranged from 7.625% to 14.125%.

      The following table sets forth the number of remaining months to maturity of the group 2 initial mortgage loans as of the cut-off date:

                                       GROUP 2

                                                         PERCENT BY   NUMBER OF
                                       PRINCIPAL          PRINCIPAL   MORTGAGE
REMAINING MONTHS TO MATURITY            BALANCE            BALANCE     LOANS
----------------------------            -------            -------     -----

    217 - 228.99                  $    31,679.99             0.03%         1
    289 - 300.99                      670,271.42             0.74         15
    337 - 348.99                      239,935.93             0.27          5
    349 - 357.99                    6,773,613.12             7.50         81
    358 - 358.99                   13,075,860.11            14.48        129
    359 - 359.99                   41,580,305.93            46.05        433
    360 - 360.99                   27,929,221.35            30.93        302
                                  --------------           ------       ----
  Totals ...................      $90,300,887.85           100.00%       966
                                  ==============           ======       ====

      As of the cut-off date, the weighted average remaining term to maturity of the group 2 initial mortgage loans will be approximately 358.42 months.

      The following table sets forth the distribution of the group 2 initial mortgage loans by month of next rate adjustment as of the cut-off date:

                                     GROUP 2

                                                      PERCENT BY       NUMBER OF
   MONTH OF NEXT               PRINCIPAL              PRINCIPAL         MORTGAGE
  RATE ADJUSTMENT               BALANCE                BALANCE            LOANS
  ---------------               -------                -------            -----

May            2000        $    74,849.86                0.08%               1
July           2000             33,722.04                0.04                1
October        2000             31,679.99                0.04                1
November       2000             44,716.14                0.05                1
January        2001             55,733.42                0.06                1
February       2001             48,269.29                0.05                1
March          2001             57,495.04                0.06                1
June           2001             75,040.96                0.08                1
July           2001             25,527.95                0.03                1
August         2001            381,616.12                0.42                2
September      2001            339,304.86                0.38                5
October        2001            268,958.99                0.30                4
November       2001          1,168,378.71                1.29               15
December       2001          3,828,061.59                4.24               43
January        2002         10,843,382.69               12.01              106
February       2002         34,411,508.15               38.11              360
March          2002         22,375,266.46               24.78              246
October        2002            259,842.45                0.29                3
December       2002            352,031.63                0.39                6
January        2003          2,521,422.13                2.79               29
February       2003          7,416,574.49                8.21               79
March          2003          5,687,504.89                6.30               59
                           --------------              ------              ---
Totals ............        $90,300,887.85              100.00%             966
                           ==============              ======              ===

      The following table sets forth the distribution of the gross margins set forth in the mortgage notes relating to the group 2 initial mortgage loans as of the cut-off date:

                                     GROUP 2

                                                    PERCENT BY         NUMBER OF
                                 PRINCIPAL          PRINCIPAL           MORTGAGE
       GROSS MARGIN               BALANCE            BALANCE             LOANS
       ------------               -------            -------             -----

   2.750 -   2.999 %               $83,000.00          0.09%               1
   3.500 -   3.749 %               179,586.64          0.20                3
   3.750 -   3.999 %               155,357.53          0.17                2
   4.000 -   4.249 %                76,954.54          0.09                1
   4.250 -   4.499 %               459,904.21          0.51                6
   4.500 -   4.749 %               896,588.82          0.99               12
   4.750 -   4.999 %             1,751,640.35          1.94               11
   5.000 -   5.249 %             3,612,856.39          4.00               30
   5.250 -   5.499 %             2,656,766.68          2.94               32
   5.500 -   5.749 %             7,431,975.05          8.23               66
   5.750 -   5.999 %             5,607,900.11          6.21               57
   6.000 -   6.249 %             7,476,678.20          8.28               68
   6.250 -   6.499 %            10,166,459.52         11.26              106
   6.500 -   6.749 %             7,542,339.69          8.35               84
   6.750 -   6.999 %            11,067,885.04         12.26              117
   7.000 -   7.249 %             6,909,964.09          7.65               82
   7.250 -   7.499 %             5,123,959.12          5.68               58
   7.500 -   7.749 %             5,345,629.73          5.92               58
   7.750 -   7.999 %             4,698,771.32          5.20               51
   8.000 -   8.249 %             3,615,182.11          4.00               49
   8.250 -   8.499 %             1,279,395.44          1.42               19
   8.500 -   8.749 %             1,370,002.52          1.52               15
   8.750 -   8.999 %             1,896,630.93          2.10               23
   9.000 -   9.249 %               443,740.06          0.49                8
   9.250 -   9.499 %               272,888.84          0.30                5
   9.500 -   9.749 %                74,849.86          0.08                1
  10.000 -  10.249 %               103,981.06          0.12                1
                               --------------        ------              ---
Totals ............            $90,300,887.85        100.00%             966
                               ==============        ======             ====

      As of the cut-off date the weighted average gross margins on the group 2 initial mortgage loans was approximately 6.596% per annum and ranged from 2.750% to 10.000% per annum.

      The following table sets forth the distribution of the maximum mortgage rates set forth in the mortgage notes relating to the group 2 initial mortgage loans as of the cut-off date:

                                     GROUP 2

                                                     PERCENT BY        NUMBER OF
                                  PRINCIPAL           PRINCIPAL         MORTGAGE
MAXIMUM MORTGAGE RATES             BALANCE             BALANCE            LOANS
----------------------             -------             -------            -----

13.500 - 13.749%               $     83,000.00          0.09%               1
13.750 - 13.999%                     82,500.00          0.09                1
14.000 - 14.249%                    122,886.64          0.14                2
14.250 - 14.499%                    129,557.53          0.14                2
14.500 - 14.749%                    353,450.72          0.39                5
14.750 - 14.999%                  1,078,102.87          1.19                9
15.000 - 15.249%                  1,188,266.39          1.32               12
15.250 - 15.499%                  1,321,404.24          1.46               11
15.500 - 15.749%                  2,628,883.49          2.91               22
15.750 - 15.999%                  4,831,298.96          5.35               45
16.000 - 16.249%                  5,219,544.42          5.78               52
16.250 - 16.499%                  6,128,902.07          6.79               57
16.500 - 16.749%                  6,227,193.83          6.90               64
16.750 - 16.999%                  9,707,084.88         10.75               86
17.000 - 17.249%                  7,162,507.13          7.93               76
17.250 - 17.499%                  6,960,448.56          7.71               79
17.500 - 17.749%                  8,053,083.25          8.92               86
17.750 - 17.999%                  4,888,900.71          5.41               64
18.000 - 18.249%                  5,402,335.79          5.98               57
18.250 - 18.499%                  6,841,059.05          7.58               85
18.500 - 18.749%                  4,434,804.31          4.91               53
18.750 - 18.999%                  2,764,672.11          3.06               32
19.000 - 19.249%                  2,273,760.94          2.52               29
19.250 - 19.499%                  1,455,587.76          1.61               22
19.500 - 19.749%                    368,719.82          0.41                6
19.750 - 19.999%                    417,256.07          0.46                5
20.000 - 20.249%                    175,676.31          0.20                3
                             -----------------        ------              ---
Totals ............          $   90,300,887.85        100.00%             966
                             =================        ======              ===

      As of the cut-off date the weighted average maximum mortgage rate on the group 2 initial mortgage loans was approximately 17.171% per annum and ranged from 13.625% to 20.125% per annum.

         The following table sets forth the distribution of minimum mortgage rates set forth in the mortgage notes relating to the group 2 initial mortgage loans as of the cut-off date:

                                     GROUP 2

                                                     PERCENT BY      NUMBER OF
                                PRINCIPAL             PRINCIPAL       MORTGAGE
MINIMUM MORTGAGE RATES           BALANCE               BALANCE         LOANS
----------------------           -------               -------         -----

  6.500 -  6.749%           $       83,000.00           0.09%            1
  6.750 -  6.999%                   82,500.00           0.09             1
  7.000 -  7.249%                  122,886.64           0.14             2
  7.250 -  7.499%                  129,557.53           0.14             2
  7.500 -  7.749%                  353,450.72           0.39             5
  7.750 -  7.999%                1,078,102.87           1.19             9
  8.000 -  8.249%                1,188,266.39           1.32            12
  8.250 -  8.499%                1,321,404.24           1.46            11
  8.500 -  8.749%                2,628,883.49           2.91            22
  8.750 -  8.999%                4,831,298.96           5.35            45
  9.000 -  9.249%                5,219,544.42           5.78            52
  9.250 -  9.499%                6,128,902.07           6.79            57
  9.500 -  9.749%                6,227,193.83           6.90            64
  9.750 -  9.999%                9,707,084.88          10.75            86
 10.000 - 10.249%                7,162,507.13           7.93            76
 10.250 - 10.499%                6,960,448.56           7.71            79
 10.500 - 10.749%                8,053,083.25           8.92            86
 10.750 - 10.999%                4,888,900.71           5.41            64
 11.000 - 11.249%                5,402,335.79           5.98            57
 11.250 - 11.499%                6,841,059.05           7.58            85
 11.500 - 11.749%                4,434,804.31           4.91            53
 11.750 - 11.999%                2,764,672.11           3.06            32
 12.000 - 12.249%                2,198,911.08           2.44            28
 12.250 - 12.499%                1,455,587.76           1.61            22
 12.500 - 12.749%                  368,719.82           0.41             6
 12.750 - 12.999%                  417,256.07           0.46             5
 13.000 - 13.249%                  250,526.17           0.28             4
                            -----------------         ------           ---
Totals ............         $   90,300,887.85         100.00%          966
                            =================         ======           ===

      As of the cut-off date the weighted average minimum mortgage rate on the group 2 initial mortgage loans was approximately 10.172% per annum and ranged from 6.625% to 13.125% per annum.

         The following table sets forth the distribution of the group 2 initial mortgage loans by the seller's underwriting class as of the cut-off date:

                                     GROUP 2

                                                    PERCENT BY       NUMBER OF
                                PRINCIPAL           PRINCIPAL         MORTGAGE
UNDERWRITING CLASS               BALANCE             BALANCE           LOANS
------------------               -------             -------           -----

AA                           $ 5,455,900.05            6.04%              45
ANIV                           7,345,480.85            8.13               51
I                             27,838,013.57           30.83              246
II                            11,499,485.29           12.74              149
III                            3,352,350.20            3.71               30
III-SE                         2,597,637.46            2.88               18
IIB                           14,553,520.69           16.12              181
IV                            12,516,915.97           13.86              177
IV-PI                          1,862,614.33            2.06               15
V                              3,278,969.44            3.63               54
                             --------------          ------              ---
Totals .............         $90,300,887.85          100.00%             966
                             ==============          ======              ===

      The following table sets forth the number of months since origination of the group 2 initial mortgage loans:

                                     GROUP 2

                                                       PERCENT BY    NUMBER OF
                                   PRINCIPAL           PRINCIPAL     MORTGAGE
MONTHS SINCE ORIGINATION            BALANCE             BALANCE        LOANS
------------------------            -------             -------        -----

       0                      $   28,062,771.35          31.08%         305
    0.01 - 1                      41,828,082.64          46.32          439
    1.01 - 2                      13,364,804.82          14.80          135
    2.01 - 12                      6,831,108.16           7.56           82
   12.01 - 24                        214,120.88           0.24            5
                              -----------------         ------          ---
Totals .......                $   90,300,887.85         100.00%         966
                              =================         ======          ===

      The following table sets forth the property types of the group 2 initial mortgage loans:

                                     GROUP 2

                                                         PERCENT BY   NUMBER OF
                                           PRINCIPAL      PRINCIPAL    MORTGAGE
       PROPERTY TYPES                       BALANCE        BALANCE      LOANS
       --------------                       -------        -------      -----

Single Family (attached/detached)     $   64,587,772.90     71.53%        686
Condominium                                1,628,383.45      1.80          19
Two-to-Four Family                        11,504,239.29     12.74          91
Planned Unit Development                   1,481,117.41      1.64          12
Manufactured Homes                        11,099,374.80     12.29         158
                                      -----------------     ------        ---
Totals...........................     $   90,300,887.85     100.00%       966
                                      =================     ======        ===

CONVEYANCE OF GROUP 2 SUBSEQUENT MORTGAGE LOANS AND THE GROUP 2 PRE-FUNDING ACCOUNT

      Under the sale and servicing agreement, following the initial issuance of the notes, the seller has committed to sell, and the issuer will be obligated to purchase from the seller, on or before June 22, 2000, subject to the availability thereof, additional conventional, adjustable-rate residential mortgage loans secured by first liens on single family properties and manufactured housing properties which will be originated and underwritten or purchased and re-underwritten by the seller. In each case the underwriting will be performed in accordance with the criteria set forth herein under "The Seller--Underwriting Criteria--Group 2". Group 2 subsequent mortgage loans will be transferred to the issuer and pledged to the indenture trustee pursuant to subsequent transfer instruments among the seller, the issuer and the indenture trustee. In connection with the purchase of group 2 subsequent mortgage loans on the dates of transfer, the issuer will be required to pay to the seller from amounts on deposit in the group 2 pre-funding account a cash purchase price equal to one hundred percent (100%) of the principal balance thereof as already reduced by the principal portion of any deferred payments. The seller will designate the close of business on the day prior to the group 2 subsequent transfer date as the cut-off date with respect to the related group 2 subsequent mortgage loans purchased on such date and, as a result, the issuer will not be required to pay accrued interest with respect thereto. Therefore, the aggregate principal balance of group 2 after the closing date will increase by an amount equal to the aggregate principal balance of the group 2 subsequent mortgage loans so purchased and the amount in the group 2 pre-funding account will decrease accordingly.

      With respect to group 2, the indenture trustee will establish a pre-funding account into which it will deposit upon receipt from the seller, $55,477,822.18 to be used to purchase group 2 subsequent mortgage loans. The original group 2 pre-funded amount will be reduced during the funding period by the amount thereof used to purchase group 2 subsequent mortgage loans in accordance with the sale and servicing agreement. During the period from the closing date until the earlier of (a) the date on which the amount on deposit in the group 2 pre-funding account is zero and (b) June 26, 2000, the group 2 pre-funded amount will be maintained in the group 2 pre-funding account.

      Any conveyance of group 2 subsequent mortgage loans on a group 2 subsequent transfer date is subject to certain conditions including, but not limited to, the following:

      o each subsequent mortgage loan must satisfy the representations and warranties specified in the group 2 subsequent transfer instrument and the sale and servicing agreement;

      o the seller will not select such subsequent mortgage loans in a manner that it believes is adverse to the interests of the noteholders;

      o the seller will deliver opinions of counsel with respect to the validity of the conveyance of such subsequent mortgage loans;

      o each group 2 subsequent mortgage loan may not be 30 or more days contractually delinquent as of the related group 2 subsequent cut-off date;

      o the original term to maturity of such group 2 subsequent mortgage loan will not be less than 120 months and will not exceed 360 months;

      o each group 2 subsequent mortgage loan may not provide for negative amortization;

      o each group 2 subsequent mortgage loan will have a gross margin not less than 3%;

      o each group 2 subsequent mortgage loan will be underwritten in accordance with the criteria set forth under "The
            Seller--Underwriting Criteria--Group 2" herein;

      o each group 2 subsequent mortgage loan will have been serviced by the servicer since origination or purchase by the seller;

      o each group 2 subsequent mortgage loan will not have an LTV greater than 90%;

      o each group 2 subsequent mortgage loan will have a maximum mortgage rate not less than 12%; and

      o each group 2 subsequent mortgage loan will have a first payment date not later than August 1, 2000.

      In addition, following the purchase of all group 2 subsequent mortgage loans by the issuer, the group 2 mortgage loans (including the group 2 subsequent mortgage loans) as of the end of the group 2 funding period will:

      o have a weighted average gross margin of at least 6.250% and a weighted average coupon of at least 10.750%;

      o have a weighted average remaining term to stated maturity of not more than 360 months and not less than 300 months;

      o     have a weighted average LTV of not more than 82%;

      o have no group 2 mortgage loan with a principal balance in excess of $995,000;

      o not have in excess of 8% by aggregate principal balance of group 2 mortgage loans secured by non-owner occupied mortgaged properties;

      o not have a concentration of mortgaged properties in a single zip code in excess of 2% by aggregate principal balance of group 2 mortgage loans;

      o not have in excess of 4% by aggregate principal balance of group 2 mortgage loans secured by mortgaged properties that are condominiums;

      o have at least 82% by aggregate principal balance of group 2 mortgage loans secured by fee simple interests in attached or detached single family properties;

      o     not be secured by multifamily properties;

      o     not be secured by mixed use properties;

      o     not be secured by commercial properties;

      o not have in excess of 15% by aggregate principal balance of the group 2 mortgage loans secured by manufactured homes;

      o be secured by a first priority lien on the related mortgaged property;

      o have a weighted average number of months since origination of not over 4 months; and

      o have at least 80% of such subsequent mortgage loans by aggregate principal balance with a first payment date on or prior to August 1, 2000.

      In the sole discretion of the note insurer, group 2 subsequent mortgage loans with characteristics varying from those set forth in this paragraph may be purchased by the trust; provided, however, that the addition of these group 2 mortgage loans will not materially affect the aggregate characteristics of group 2.

                       YIELD AND PREPAYMENT CONSIDERATIONS

DELAY IN DISTRIBUTIONS

      The effective yield to the noteholders will be slightly lower than the yield otherwise produced by the related note interest rate because the distribution of such interest will not be made until the 25th day (or, if such day is not a business day, on the first business day thereafter) of the month following the month in which interest accrues on the mortgage loans (without any additional distribution of interest or earnings thereon in respect of such delay). A "business day" is any day other than Saturday or Sunday, or a day on which banking institutions in the States of New York, Delaware or Illinois are authorized or obligated by law or executive order to be closed. See "Description of the Notes" in this prospectus supplement.

PREPAYMENT CONSIDERATIONS AND RISKS

      A majority of the mortgage loans may be prepaid by the mortgagors at any time without a prepayment penalty. Upon prepayment of a deferred payment loan, the deferred payments may be due and payable. Any prepayment charges and deferred payments collected shall be retained by the servicer and paid to the seller.

      Interest shortfalls on the mortgage loans due to principal prepayments in full and curtailments will be covered to the extent described in this prospectus supplement and in the prospectus by payments of compensating interest by the servicer and any shortfalls not covered by such payments that would otherwise be borne by the notes will be covered by distributions of Excess Spread from the related group, Net Excess Spread and Excess Principal from the other group (prior to the related Cross-over Date), amounts on deposit in the reserve account, if any (prior to the related Cross-over Date), and payments pursuant to the note insurance policy, subject to the limitations described herein. Because in the absence of such shortfalls the Excess Spread will, prior to the related Cross-over Date, be used to accelerate payments of principal on the related notes, application of Excess Spread to cover any interest shortfalls will reduce accelerated payments of principal to the notes.

      To the extent that the original pre-funded amount with respect to a group has not been fully applied to the purchase of related subsequent mortgage loans by the trust by the end of the related funding period, the holders of the related notes will receive, pro rata, a prepayment of principal in an amount equal to the lesser of (a) the pre-funded amount remaining in the related pre-funding account on the first payment date following the termination of the funding period and (b) the related outstanding note principal balance. Although no assurance can be given, it is anticipated by the seller that the principal amount of subsequent mortgage loans sold to the trust will require the application of substantially all of the original pre-funded amounts and that there should be no material amount of principal prepaid to the related noteholders from the related pre-funding account. However, it is unlikely that the seller will be able to deliver subsequent mortgage loans with an aggregate principal balance identical to the related original pre-funded amounts, with the result that some prepayment of the related notes will occur on the June 26, 2000 payment date.

      In addition, the yield to maturity of the notes will depend on whether, to what extent, and the timing with respect to which, Remaining Net Excess Spread and Net Excess Principal are used to accelerate payments of principal on such notes. With respect to each group, on any payment date on which the Overcollateralization Amount equals the Required Overcollateralization Amount, Remaining Net Excess Spread and Net Excess Principal will not be applied to accelerate payments of principal on such notes. In addition, on any such date, distributions in respect of principal to the related notes may only equal that amount necessary to maintain the Required Overcollateralization Amount with respect to a group, which amount may be zero, therefore reducing the rate of principal payments allocated to the related notes.

      Greater than anticipated prepayments of principal will increase the yield on notes purchased at a price less than par. Greater than anticipated prepayments of principal will decrease the yield on notes purchased at a price greater than par. The effect on an investor's yield due to principal prepayments on the mortgage loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the notes will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average life of the notes will also be affected by the amount and timing of delinquencies and defaults on the mortgage loans and the recoveries, if any, on defaulted mortgage loans and foreclosed properties.

      The rate of principal payments on each class of notes, the aggregate amount of distributions on each class of notes and the yield to maturity of each class of notes is directly related to the rate of payments of principal on the mortgage loans in the related group, which may be in the form of scheduled and unscheduled payments. In particular, a reduction in the rate of principal payments will occur when interest only vouchers are used to defer principal payments and interest only payments are made under the periodic payment loans. In general, when the level of prevailing interest rates for similar loans significantly declines, the rate of prepayment is likely to increase, although the prepayment rate is influenced by a number of other factors, including general economic conditions and homeowner mobility. The rate of principal payments will in turn be affected by the amortization schedules (which will change periodically to accommodate adjustments to the mortgage rates on group 2 mortgage loans) and by the rate of principal prepayments and curtailments on the related mortgage loans (including, for this purpose, prepayments resulting from (a) refinancings, (b) liquidations due to defaults, casualties and condemnations and (c) repurchases by the seller or the servicer). The rate of default on second mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties. Prepayments, liquidations and purchases of the mortgage loans will result in distributions to related noteholders of amounts of principal which would otherwise be distributed over the remaining terms of the related mortgage loans. A majority of the mortgage loans may be prepaid by the mortgagors at any time without a prepayment penalty and the mortgagor is required to pay interest only to the date of prepayment.

OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS

      Although the servicer has no obligation to do so, the servicer may purchase from the issuer a mortgage loan which is delinquent in payment 90 days or more. The purchase price for such mortgage loan will be equal to 100% of the principal balance thereof plus accrued and unpaid interest thereon.

      In addition, the servicer may, at its option, with written notice to the noteholders and the indenture trustee, purchase from the trust all of the outstanding mortgage loans and REO Properties, and thus effect the early retirement of the related notes, on any payment date on which the outstanding aggregate principal balance of the mortgage loans is less than or equal to 5% of the sum of the original pool principal balance and the original pre-funded amounts. See "Sale and Servicing Agreement--Termination; Purchase of Mortgage Loans" in this prospectus supplement and "Description of the Securities--Termination of the Trust Fund and Disposition of Trust Fund Assets" in the prospectus.

EFFECT OF PREPAYMENTS AND MORTGAGE LOAN YIELD ON CLASS 1A NOTE INTEREST RATE

      Disproportionate principal payments (whether resulting from principal prepayments or curtailments) on group 1 mortgage loans having mortgage rates higher or lower than the then current Class 1A note interest rate may also affect the yield on the Class 1A notes. The yield to maturity of the Class 1A notes may be lower than that otherwise produced if disproportionate principal payments (including principal prepayments) are made on group 1 mortgage loans having mortgage rates that exceed the Class 1A note interest rate.

      The Class 1A note interest rate is based upon, among other factors as described above, the value of an index, one-month LIBOR which is different from the fixed rates applicable to the group 1 mortgage loans, as described under "The Mortgage Pool-Group 1" herein. See "Description of the Notes-Calculation of One-Month LIBOR" herein. Each group 1 mortgage loan bears a fixed rate whereas the Class 1A note interest rate adjusts monthly and may be based upon one-month LIBOR. Because the mortgage rates on the group 1 mortgage loans are fixed, such rates will not change in response to changes in market interest rates.

Accordingly, if mortgage market interest rates or market yields for securities similar to the Class 1A notes were to rise, the market value of the Class 1A notes may decline in cases where the Class 1A note interest rate did not increase accordingly. One-month LIBOR may respond to economic and market factors, while the mortgage rates on the group 1 mortgage loans will be fixed. One-month LIBOR may increase to a level at which the amount of interest collected on all of the group 1 mortgage loans during the related accrual period may be insufficient to pay interest on the Class 1A notes at the Class 1A note interest rate calculated using either one-month LIBOR plus 0.33% per annum or 11.0% per annum. In such an event, the rate payable on the Class 1A notes will be the available funds cap rate. The resulting interest differential amount will be paid to the Class 1A noteholders on future payment dates, but only on a subordinated basis from any amounts that would otherwise be distributable to the equity certificates and such amount will not be included in any insured payment.

PREPAYMENT MODEL FOR CLASS 1A NOTES

      Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement with respect to group 1 is based on a constant annual rate of prepayment relative to the then outstanding principal balance of the related mortgage loans applied monthly during the period indicated of the life of the group 1 mortgage loan. The prepayment model does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the group 1 mortgage loans. The seller does not make any representation about the appropriateness of any prepayment model.

      The percentages and weighted average lives in the following tables were determined assuming that

      o scheduled interest and principal payments (including balloon payments) on the group 1 mortgage loans are received in a timely manner and prepayments of group 1 mortgage loans in full are made at the indicated scenario level set forth in the tables;

      o the servicer exercises its right of optional termination described above on the earliest permissible date;

      o distributions are made on the 25th day of each calendar month regardless of the day on which the payment date actually occurs, commencing in April 2000;

      o the group 1 mortgage loans have been aggregated into eight hypothetical initial mortgage loans, one of which is a permanent buydown companion loan and one of which is a temporary buydown loan, and fourteen hypothetical subsequent mortgage loans, two of which are temporary buydown loans, with the characteristics set forth in the first following table; and the group 1 subsequent mortgage loans are purchased by June 22, 2000 resulting in no mandatory prepayment of the Class 1A notes on June 26, 2000;

      o     no losses on the group 1 mortgage loans have occurred;

      o the sum of the servicing fee and fees payable out of the trust to the indenture trustee, the owner trustee and the note insurer, respectively, equals approximately 0.86% per annum of the scheduled principal balance of the group 1 mortgage loans for each payment date;

      o no interest shortfalls will arise in connection with prepayment in full of the group 1 mortgage loans;

      o the initial Class 1A note interest rate is equal to 6.459% per annum and the initial Class 1A note principal balance is equal to $100,000,000;

      o the Class A Principal Remittance Amount with respect to the Class 1A notes on each payment date occurring prior to the step-down date is equal to principal received from group 1 plus the related Unrecovered Class A Portion for such payment date and on each payment date occurring on or after the step-down date is equal to that amount required to reach or maintain the Required Overcollateralization Amount;

      o on each payment date prior to the Cross-over Date, the Excess Spread for group 1 is applied in an amount required to reach or maintain the Required Overcollateralization Amount for group 1 and to reduce the principal balance of the Class 1A notes to the extent that the amount of such current application plus such amounts applied on all prior payment dates does not exceed $16,052,631.58 for group 1 (not including the permanent buydown companion loans);

      o     each payment date is deemed to occur before the Cross-over Date;

      o     the Class 1A notes are purchased on March 28, 2000;

      o no Cross-over Date with respect to group 1 exists and Remaining Net Excess Spread and Net Excess Principal is applied to reach or maintain the Required Overcollateralization Amount as described herein and in the sale and servicing agreement; and

      o the Required Overcollateralization Amount for group 1 is the Overcollateralization Amount required by the note insurer at any time as set forth in the insurance agreement with respect to group 1 among the seller, the servicer, the note insurer, the issuer and the indenture trustee.

      The first and second following tables assume that there are no delinquencies on the group 1 mortgage loans and that the related interest coverage account has sufficient funds on deposit to cover shortfalls in interest of the Class 1A notes during the funding period attributable to the pre-funding feature. The "step-down date" will be the payment date following the later to occur of (1) the thirtieth payment date and (2) the date on which the then outstanding group 1 principal balance is equal to 50% of the sum of the original group 1 pre-funded amount and the original group 1 principal balance.

                                     GROUP 1
                       HYPOTHETICAL GROUP 1 MORTGAGE LOANS

                                                                   ORIGINAL           REMAINING          REMAINING
                                                                 AMORTIZATION       AMORTIZATION         MONTHS TO
                                        MORTGAGE                     TERM               TERM          BALLOON PAYMENT
PRINCIPAL BALANCE                     INTEREST RATE               (IN MONTHS)        (IN MONTHS)        (IN MONTHS)
-----------------                     -------------               -----------        -----------        -----------
Initial mortgage loans:

$ 1,604,770.16                          10.827%                       118                 117               N/A
$ 9,298,812.35                          11.305%                       180                 178               N/A
$ 8,487,743.23                          11.184%                       239                 237               N/A
$ 3,592,094.58                          10.935%                       300                 299               N/A
$21,925,574.68                          11.358%                       360                 359               N/A
$20,269,740.82                          11.606%                       360                 358               178
$   154,468.65                           9.691%(1)                    344                 342               N/A
$   259,908.31                           0.000%(2)                     60                  59               N/A

Subsequent group 1 mortgage loans (first subsequent transfer balance as of April
30, 2000):

$   490,396.87                          10.827%                       118                 118               N/A
$ 2,841,595.99                          11.305%                       180                 180               N/A
$ 2,593,743.83                          11.184%                       239                 239               N/A
$ 1,097,697.34                          10.935%                       300                 300               N/A
$ 6,700,170.17                          11.358%                       360                 360               N/A
$ 6,194,168.90                          11.606%                       360                 360               180
$    47,203.61                           9.691%(1)                    344                 344               N/A

Subsequent group 1 mortgage loans (second subsequent transfer balance as of May
31, 2000):

$   490,396.87                          10.827%                       118                 118               N/A
$ 2,841,595.99                          11.305%                       180                 180               N/A
$ 2,593,743.83                          11.184%                       239                 239               N/A
$ 1,097,697.34                          10.935%                       300                 300               N/A
$ 6,700,170.17                          11.358%                       360                 360               N/A
$ 6,194,168.90                          11.606%                       360                 360               180
$    47,203.61                           9.691%(1)                    344                 344               N/A

----------

(1) Temporary buydown loan which assumes the mortgage rate increases 1% in month twelve and an additional 1% in month twenty-four.

(2) Permanent buydown companion loan which provides for equal monthly payments of principal only for 60 months.

      Since the following tables were prepared on the basis of the assumptions in the preceding paragraph, there are discrepancies between the characteristics of the actual group 1 mortgage loans and the characteristics of the mortgage loans assumed in preparing such tables. Any such discrepancy may have an effect upon the percentages of the note principal balance outstanding of the Class 1A notes and the weighted average life of the Class 1A notes set forth in the tables. In addition, since the actual group 1 mortgage loans and the trust have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Class 1A notes may be made earlier or later than as indicated in the tables.

      It is not likely that the group 1 mortgage loans will prepay to maturity at any of the prepayment models specified in the tables below or that all group 1 mortgage loans will prepay at the same rate. In addition, the diverse remaining terms to maturity of the group 1 mortgage loans (which include recently originated group 1 mortgage loans) could produce slower or faster distributions of principal than are indicated in the following tables at the prepayment model specified even if the weighted average of the remaining terms to maturity of the group 1 mortgage loans equals those assumed.

      Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

      The model used in this prospectus supplement with respect to the Class 1A notes is the prepayment assumption which represents the assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. With respect to the Class 1A notes, a 100% prepayment assumption assumes a constant prepayment rate of 2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 1.2% per annum in each month thereafter until the twenty-first month. Beginning in the twenty-first month and in each month thereafter during the life of the mortgage loans, a 100% prepayment assumption assumes a constant prepayment rate of 26% per annum. As used in the table entitled "Prepayment Scenarios", 0% prepayment assumption assumes prepayment rates equal to 0% of the prepayment assumption i.e., no prepayments. Correspondingly, 100% prepayment assumption assumes prepayment rates equal to 100% of the prepayment assumption and so forth. In comparison, the model used in this prospectus supplement with respect to group 2 is based on a Constant Prepayment Rate more fully defined herein under the caption "Yield and Prepayment Considerations--Prepayment Model for Class 2A notes". A "Constant Prepayment Rate" or "CPR" represents a constant annual rate of payment relative to the then outstanding principal balance of the related mortgage loans applied monthly during the indicated portion of the life of the group 2 mortgage loan.

                              PREPAYMENT SCENARIOS

                    Scenario 1          Scenario 2           Scenario 3           Scenario 4           Scenario 5
                    ----------          ----------           ----------           ----------           ----------
   Group 1(1)           0%                  50%                 100%                 150%                 200%
   Group 2(2)          10%                  20%                  28%                 35%                   45%

(1) As a percentage of the prepayment assumption.
(2) As a constant prepayment rate (CPR).

         Based on the foregoing assumptions, the following tables indicate the projected weighted average life of the Class 1A notes.

          PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS 1A
                       NOTES OUTSTANDING AT THE RESPECTIVE
                        PREPAYMENT MODELS SET FORTH BELOW

                PAYMENT DATE                     SCENARIO 1        SCENARIO 2         SCENARIO 3        SCENARIO 4      SCENARIO 5
                ------------                     ----------        ----------         ----------        ----------      ----------
Initial Percentage...........................       100%              100%               100%            100%            100%
March 25, 2001...............................        94                90                 85              80              75
March 25, 2002...............................        93                77                 62              48              36
March 25, 2003...............................        92                65                 43              29              18
March 25, 2004...............................        90                54                 31              17               8
March 25, 2005...............................        88                45                 23              10               0
March 25, 2006...............................        86                38                 16               6               0
March 25, 2007...............................        84                32                 12               0               0
March 25, 2008...............................        82                27                  9               0               0
March 25, 2009...............................        79                23                  6               0               0
March 25, 2010...............................        76                19                  0               0               0
March 25, 2011...............................        73                16                  0               0               0
March 25, 2012...............................        70                14                  0               0               0
March 25, 2013...............................        67                11                  0               0               0
March 25, 2014...............................        63                 9                  0               0               0
March 25, 2015...............................        41                 0                  0               0               0
March 25, 2016...............................        31                 0                  0               0               0
March 25, 2017...............................        29                 0                  0               0               0
March 25, 2018...............................        27                 0                  0               0               0
March 25, 2019...............................        25                 0                  0               0               0
March 25, 2020...............................        22                 0                  0               0               0
March 25, 2021...............................        21                 0                  0               0               0
March 25, 2022...............................        19                 0                  0               0               0
March 25, 2023...............................        17                 0                  0               0               0
March 25, 2024...............................        15                 0                  0               0               0
March 25, 2025...............................        13                 0                  0               0               0
March 25, 2026...............................        11                 0                  0               0               0
March 25, 2027...............................         9                 0                  0               0               0
March 25, 2028...............................         0                 0                  0               0               0
Weighted Average Life (1)(2) years...........     14.72              5.77               3.41            2.45            1.92
Weighted Average Life (1)(3) years...........     14.83              5.96               3.53            2.51            1.96

----------

(1) The weighted average life of a Class 1A note is determined by (1) multiplying the amount of cash distributions in reduction of the principal balance of such note by the number of years from the date of issuance of such Class 1A note to the stated payment date, (2) adding the results, and
      (3) dividing the sum by the initial principal balance of such Class 1A note.

(2) Assumes servicer exercises its right of optional termination at the earliest permissible date.

(3)   Assumes that the Class 1A notes remain outstanding to their maturity date.

      As with fixed-rate obligations generally, the rate of prepayment on a pool of mortgage loans is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the mortgage interest rate, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. The seller makes no representation as to the particular factors that will affect the prepayment of the group 1 mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the group 1 mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the group 1 mortgage loans.

EFFECT OF PREPAYMENTS AND MORTGAGE LOAN YIELD ON CLASS 2A NOTE INTEREST RATE

      Disproportionate principal payments (whether resulting from principal prepayments or curtailments) on group 2 mortgage loans having mortgage rates higher or lower than the then current Class 2A note interest rate may also affect the yield on the Class 2A notes. The yield to maturity of the Class 2A notes will be lower than that otherwise produced if disproportionate principal payments (including principal prepayments) are made on group 2 mortgage loans having mortgage rates that exceed the Class 2A note interest rate.

      The Class 2A note interest rate is based upon, among other factors as described above, the value of an index, one-month LIBOR, which is different from the value of the six-month LIBOR index applicable to the group 2 mortgage loans, as described under "The Mortgage Pool-Group 2" herein. See "Description of the Notes-Calculation of One-Month LIBOR" herein. Each group 2 mortgage loan, after the initial adjustment, adjusts annually or semiannually based upon the six-month LIBOR index whereas the Class 2A note interest rate adjusts monthly and may be based upon one-month LIBOR. One-month LIBOR and the six-month LIBOR index applicable to the mortgage loans may respond differently to economic and market factors, and there is not necessarily any correlation between them. In addition, the mortgage loans are subject to periodic rate caps, maximum mortgage rates and minimum mortgage rates. Thus, it is possible, for example, that one-month LIBOR may rise during periods in which the six-month LIBOR index on the mortgage loans is stable or are falling or that, even if both one-month LIBOR and the six-month LIBOR index rise during the same period, one-month LIBOR may increase to a level at which the amount of interest collected on all group 2 mortgage loans during the related accrual period may be insufficient to pay interest on the Class 2A notes at the Class 2A note interest rate calculated using either one-month LIBOR plus 0.24% per annum or 15.5% per annum. In such an event, the rate payable on the Class 2A notes will be the available funds cap rate. The resulting interest differential amount will be paid to the Class 2A noteholders on future distribution dates, but only on a subordinated basis from any amounts that would otherwise be distributable to the equity certificates and such amount will not be included in any insured payment.

      In addition, a number of factors affect the performance of one-month LIBOR and may cause one-month LIBOR to move in a different manner from other indices. To the extent that one-month LIBOR may reflect changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to Class 2A noteholders due to such rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, one-month LIBOR may remain higher than other market interest rates.

      All of the group 2 mortgage loans are adjustable-rate mortgage loans. As is the case with conventional fixed-rate mortgage loans, ARM Loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates were to fall significantly, ARM Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their ARM Loans to "lock in" lower fixed interest rates. The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. No assurances can be given as to the rate of prepayments on the group 2 mortgage loans in stable or changing interest rate environments and the seller makes no representations as to the particular factors that will affect the prepayment of the group 2 mortgage loans.

PREPAYMENT MODEL FOR CLASS 2A NOTES

      Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. As described above, the prepayment model with respect to group 2 is based on a CPR. The prepayment model does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the group 2 mortgage loans. The seller does not make any representation about the appropriateness of any prepayment model.

      The percentages and weighted average lives in the following tables were determined assuming that:

      o scheduled interest and principal payments on the group 2 mortgage loans are received in a timely manner and prepayments of group 2 mortgage loans in full are made at the indicated CPR set forth in the table entitled "Prepayment Scenarios";

      o the servicer exercises its right of optional termination on the earliest permissible date as described above;

      o distributions are made on the 25th day of each calendar month regardless of the day on which the payment date actually occurs, commencing in April 2000;

      o the group 2 mortgage loans have been aggregated into nine hypothetical group 2 initial mortgage loans, one of which is a temporary buydown loan, and eighteen hypothetical group 2 subsequent mortgage loans, two of which are temporary buydown loans, with the characteristics set forth in the first and second following table; and the group 2 subsequent mortgage loans are purchased by June 22, 2000 resulting in no mandatory prepayment of the Class 2A notes on June 26, 2000;

      o     no losses on the group 2 mortgage loans have occurred;

      o the sum of the servicing fee and the fees payable out of the trust to the indenture trustee, the owner trustee and the note insurer, respectively, equals approximately 0.86% per annum of the scheduled principal balance of the group 2 mortgage loans for each payment date;

      o no interest shortfalls will arise in connection with prepayment in full of the group 2 mortgage loans;

      o the initial Class 2A note interest rate is equal to 6.379% per annum and the initial Class 2A note principal balance is equal to $139,000,000;

      o the Class A Principal Remittance Amount with respect to the Class 2A notes on each payment date occurring prior to the step-down date is equal to principal received from group 2 plus the related Unrecovered Class A Portion for such payment date and on each payment date occurring on or after the step-down date is equal to that amount required to reach or maintain the Required Overcollateralization Amount;

      o on each payment date prior to the Cross-over Date, the Excess Spread for group 2 is applied in an amount required to reach or maintain the Required Overcollateralization Amount and to reduce the principal balance of the related Class 2A notes to the extent that the amount of such current application plus such amounts applied on all prior payment dates does not exceed $20,044,572.63 for group 2,

      o     each payment date is deemed to occur before the Cross-over Date;

      o     the Class 2A notes are purchased on March 28, 2000;

      o the six-month LIBOR index remains at a constant rate equal to 6.445%, with respect to any adjustment date; and

      o no Cross-over Date with respect to group 2 exists and Remaining Net Excess Spread and Net Excess Principal is applied to reach or maintain the Required Overcollateralization Amount as described in the sale and servicing agreement.

      The first through fourth following tables also assume that (1) there are no delinquencies on the group 2 mortgage loans; (2) the group 2 interest coverage account has sufficient funds on deposit to cover shortfalls in interest on the Class 2A notes during the funding period attributable to the pre-funding feature; and (3) the Required Overcollateralization Amount for group 2 is the Overcollateralization Amount required by the note insurer at any time as set forth in the insurance agreement with respect to group 2 among the seller, the servicer, the note insurer, the issuer and the indenture trustee. The "step-down date" will be the payment date following the later to occur of (1) the thirtieth payment date and (2) the date on which the then outstanding group 2 principal balance is equal to 50% of the sum of the original group 2 pre-funded amount and the original group 2 principal balance.

                       HYPOTHETICAL GROUP 2 MORTGAGE LOANS

                            MONTHS                                                                  ORIGINAL        REMAINING
                              TO         MORTGAGE                      MAXIMUM       MINIMUM         TERM TO         TERM TO
     PRINCIPAL               RATE        INTEREST         GROSS        INTEREST      INTEREST       MATURITY         MATURITY
      BALANCE               CHANGE         RATE           MARGIN         RATE          RATE        (IN MONTHS)      (IN MONTHS)
      -------               ------         ----           ------         ----          ----        -----------      -----------
Initial group 2 mortgage loans:

  $   110,118.17               6          10.411%         6.942         16.411         9.411            325             308
  $ 6,116,573.85              20          11.070%         6.829         17.070        10.070            360             356
  $10,843,382.69              22          11.362%         6.819         17.362        10.362            359             357
  $34,081,329.01              23          11.214%         6.633         17.214        10.214            360             359
  $22,280,386.46              24          11.071%         6.388         17.071        10.071            360             360
  $   556,872.22              23           8.875%(1)      6.333         16.875         9.875            360             359
  $10,549,870.70              35          11.130%         6.667         17.166        10.166            360             358
  $ 5,687,504.89              36          11.083%         6.351         17.083        10.083            360             360
  $    74,849.86               2          14.000%         9.500         19.000        13.000            360             350

Subsequent group 2 mortgage loans (first subsequent transfer balance as of April
30, 2000):

  $    33,826.45               6          10.411%         6.942         16.411         9.411            325             325
  $ 1,878,908.42              24          11.070%         6.829         17.070        10.070            360             360
  $ 3,330,904.44              24          11.362%         6.819         17.362        10.362            359             359
  $10,469,209.97              24          11.214%         6.633         17.214        10.214            360             360
  $ 6,844,159.27              24          11.071%         6.388         17.071        10.071            360             360
  $   171,061.76              24           8.875%(1)      6.333         16.875         9.875            360             360
  $ 3,240,742.50              36          11.130%         6.667         17.166        10.166            360             360
  $ 1,747,105.66              36          11.083%         6.351         17.083        10.083            360             360
  $    22,992.62               6          14.000%         9.500         19.000        13.000            360             360

Subsequent group 2 mortgage loans (second subsequent transfer balance as of May
31, 2000):

  $    33,826.45               6          10.411%         6.942         16.411         9.411            325             325
  $ 1,878,908.42              24          11.070%         6.829         17.070        10.070            360             360
  $ 3,330,904.44              24          11.362%         6.819         17.362        10.362            359             359
  $10,469,209.97              24          11.214%         6.633         17.214        10.214            360             360
  $ 6,844,159.27              24          11.071%         6.388         17.071        10.071            360             360
  $   171,061.76              24           8.875%(1)      6.333         16.875         9.875            360             360
  $ 3,240,742.50              36          11.130%         6.667         17.166        10.166            360             360
  $ 1,747,105.66              36          11.083%         6.351         17.083        10.083            360             360
  $    22,992.62               6          14.000%         9.500         19.000        13.000            360             360

----------

(1) Temporary buydown loan which assumes the mortgage rate increases 1% in month twelve. Beginning in month twenty-four the mortgage rate adjusts every six months based on the six month LIBOR index.

      Since the following tables were prepared on the basis of the assumptions in the preceding paragraph, there are discrepancies between the characteristics of the actual group 2 mortgage loans and the characteristics of the mortgage loans assumed in preparing such table. Any such discrepancy may have an effect upon the percentages of the Class 2A note principal balance outstanding and the weighted average life of the Class 2A notes set forth in the tables. In addition, since the actual group 2 mortgage loans and the trust have characteristics which differ from those assumed in preparing the table set forth below, the distributions of principal on the Class 2A notes may be made earlier or later than as indicated in the table.

      It is not likely that the group 2 mortgage loans will prepay to maturity at the prepayment model specified in the tables below or that all group 2 mortgage loans will prepay at the same rate. In addition, the diverse remaining terms to maturity of the group 2 mortgage loans (which include recently originated group 2 mortgage loans) could produce slower or faster distributions of principal than are indicated in the table at the various percentages of the prepayment model specified even if the weighted average of the remaining terms to maturity of the group 2 mortgage loans equals those assumed.

      Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

      The model used in this prospectus supplement with respect to the Class 2A notes is based on a percentage of CPR as shown in the table entitled "Prepayment Scenarios". See "Yield and Prepayment Considerations--Prepayment Model for Class 1A Notes" above. CPR represents an assumed constant rate of prepayment for each month, expressed as a per annum percentage of the principal balance of a pool of mortgage loans for that month. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans including the mortgage loans that are a part of the trust.

      Based on the foregoing assumptions, the following table indicates the projected weighted average life of the Class 2A notes.

          PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS 2A
                       NOTES OUTSTANDING AT THE RESPECTIVE
                        PREPAYMENT MODELS SET FORTH BELOW

                PAYMENT DATE                     SCENARIO 1        SCENARIO 2         SCENARIO 3        SCENARIO 4       SCENARIO 5
                ------------                     ----------        ----------         ----------        ----------       ----------
Initial Percentage...........................       100%              100%               100%             100%             100%
March 25, 2001...............................        86                76                 68               61               51
March 25, 2002...............................        76                59                 46               36               24
March 25, 2003...............................        67                45                 33               24               15
March 25, 2004...............................        60                36                 24               16                8
March 25, 2005...............................        52                29                 17               10                0
March 25, 2006...............................        46                23                 12                7                0
March 25, 2007...............................        41                18                  9                0                0
March 25, 2008...............................        37                14                  6                0                0
March 25, 2009...............................        33                11                  4                0                0
March 25, 2010...............................        29                 9                  0                0                0
March 25, 2011...............................        26                 7                  0                0                0
March 25, 2012...............................        23                 6                  0                0                0
March 25, 2013...............................        20                 4                  0                0                0
March 25, 2014...............................        18                 3                  0                0                0
March 25, 2015...............................        16                 0                  0                0                0
March 25, 2016...............................        14                 0                  0                0                0
March 25, 2017...............................        12                 0                  0                0                0
March 25, 2018...............................        11                 0                  0                0                0
March 25, 2019...............................         9                 0                  0                0                0
March 25, 2020...............................         8                 0                  0                0                0
March 25, 2021...............................         7                 0                  0                0                0
March 25, 2022...............................         6                 0                  0                0                0
March 25, 2023...............................         5                 0                  0                0                0
March 25, 2024...............................         4                 0                  0                0                0
March 25, 2025...............................         3                 0                  0                0                0
March 25, 2026...............................         2                 0                  0                0                0
March 25, 2027...............................         2                 0                  0                0                0
March 25, 2028...............................         0                 0                  0                0                0
Weighted Average Life (1)(2) years...........      7.64              3.93               2.70             2.06             1.49
Weighted Average Life (1)(3) years...........      7.66              4.01               2.79             2.15             1.55

----------

(1) The weighted average life of a Class 2A note is determined by (1) multiplying the amount of cash distributions in reduction of the principal balance of such note by the number of years from the date of issuance of such Class 2A note to the stated payment date, (2) adding the results, and
      (3) dividing the sum by the initial principal balance of such Class 2A note.

(2) Assumes servicer exercises its right of optional termination at the earliest permissible date.

(3)   Assumes that the Class 2A notes remain outstanding to their maturity.

      The rate of prepayment on a pool of mortgage loans is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the mortgage interest rate, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. The seller makes no representation as to the particular factors that will affect the prepayment of the group 2 mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the group 2 mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the group 2 mortgage loans.

      LIMITATION ON ADJUSTMENTS

      Although each of the group 2 mortgage loans bears interest at an adjustable mortgage rate, the adjustments of the mortgage rate for any group 2 mortgage loan will not exceed the periodic rate cap and the mortgage rate will in no event exceed the maximum mortgage rate or be less than the minimum mortgage rate for such group 2 mortgage loan, regardless of the level of interest rates generally or the rate otherwise produced by adding the six-month LIBOR index and the gross margin. In addition, such adjustments will be subject to rounding to the nearest 0.125%.

                                   THE SELLER

      Superior Bank FSB, the seller, is a federally chartered stock savings bank acquired by Coast to Coast Financial Corporation, a Nevada corporation, on December 30, 1988. The deposits of the seller are insured by the Savings Association Insurance Fund of the FDIC. The seller is a member of the Federal Home Loan Bank of Chicago and is subject to regulation, examination and supervision by the Office of Thrift Supervision and the FDIC. The seller maintains its principal office at One Lincoln Center, Oakbrook Terrace, Illinois 60181. The telephone number of the principal office of the Seller is (630) 916-4000.

      On November 30, 1992, the seller acquired by merger the mortgage origination and servicing operating assets utilized by Alliance Funding Company, Inc., a Delaware corporation, and its subsidiaries in mortgage origination and servicing activities. Effective December 1, 1992 mortgage origination and servicing activities historically conducted by Alliance Funding Company, Inc. and its mortgage banking and servicing subsidiaries began to be conducted by two new divisions of the seller. These new divisions are the Alliance Funding Division, primarily engaged in mortgage origination, and the Superior Servicing Division, primarily engaged in mortgage servicing.

      The seller originates mortgage loans on single family properties, multifamily properties, commercial properties, mixed-use properties and manufactured home properties nationwide directly with consumers and through mortgage brokers; purchases mortgage loans from lenders and mortgage bankers on a wholesale basis; assembles and sells pools of mortgages to commercial banks and other financial institutions; and services the mortgage portfolios it has placed with investors.

LOAN ORIGINATION HISTORY

      The seller conducts loan origination and/or wholesale operations in all states in the United States except Alaska and Hawaii. The dollar amounts of first and second mortgage loans originated and purchased by the seller, collectively, during the six month period ended December 31, 1999 and the twelve month periods ended June 30, 1999, 1998 and 1997 were approximately $1,151,218,000, $2,059,988,000, $1,568,485,000 and $998,988,000, respectively.

UNDERWRITING CRITERIA

         All of the mortgage loans were or will be originated or purchased by the seller and are or will be serviced by the servicer. As of the cut-off date, all mortgage loan applications are underwritten, and properties appraised, prior to origination and/or purchase by the seller in accordance with the procedures described herein. All loans are reviewed and approved by a loan underwriter of the seller, each of whom has specific credit limits based on experience and seniority. However, only thirty-one senior loan underwriters can approve loan applications from $150,001-$250,000, only thirteen executive officers of the seller can approve loan applications from $250,001-$400,000 and only three senior executive officers of the seller can approve loan applications from $400,001-$500,000. All loan applications over $500,000 require the approval of two specific senior executive officers of the seller and ratification by the board of directors of the seller.

      Borrower loan applications are reviewed through a combination of reviews of credit bureau reports and/or individual certifications. Income is determined through various means, including applicant interviews, written verifications with employers and review of pay stubs and tax returns, and a determination is made that the borrower has a sufficient level of disposable income to satisfy debt repayment requirements.

      Substantially all properties are appraised by independent fee appraisers approved by the seller in advance of funding, although in rare instances the appraisal may be performed by a licensed in-house appraiser of the seller. In addition, as part of the seller's quality control audit procedures, a statistical sample of approximately 5% of loans originated or purchased are both reunderwritten and reappraised during the audit process. This statistical sample provides approximately a 95% degree of confidence. With respect to manufactured homes, standard Fannie Mae manufactured housing appraisal guidelines are used by both staff and independent fee appraisers. Loans are closed through approved attorneys, title insurers or agents of title insurers and escrow companies, and the lien position is insured by major title companies. The seller makes loans primarily on suburban and urban single family homes in major metropolitan areas. In addition, the seller makes loans secured by owner-occupied and investor properties which include a commercial unit. Loans secured by multifamily properties and mixed residential and commercial structures are also made where the loan proceeds may be used by the borrower for business purposes.

      The maximum permitted combined loan-to-value ratio and debt-to-income ratio guidelines for each underwriting program and class are set forth herein under "The Seller-Underwriting Criteria-Group 1" and "The Seller-Underwriting Criteria-Group 2". Approximately 30.70% of the group 1 initial mortgage loans (by original group 1 principal balance) were underwritten to Classes IIB, III, III-SE, IV, IV-PI and V.

      Approximately 42.26% of the group 2 initial mortgage loans, by original group 2 principal balance, were underwritten to Classes IIB, III, III-SE, IV, IV-PI and V.

      GROUP 1

      Single Family Loans. All of the single family loans included in the initial group 1 (approximately 81.56% of the group 1 initial mortgage loans, by original group 1 principal balance), were originated or purchased by the seller pursuant to its Fixed-Rate Mortgage Program underwriting guidelines. The Fixed-Rate Mortgage Program underwriting guidelines are primarily intended to evaluate a borrower's credit standing and ability to repay a mortgage loan and to assess the value of the related mortgaged property as collateral for such mortgage loan.

      The group 1 mortgage loans are originated primarily for borrowers who are refinancing existing debt, which may include mortgage loans. Therefore, the related mortgage may be either a senior or junior lien. In general, the borrowers, in connection with certain lower numbered and earlier alphabetically designated underwriting classes, have a history of paying consumer and prior mortgage debt predominantly in a timely manner or, instead, in connection with certain higher numbered and later alphabetically designated underwriting classes, may have payment histories that include up to three payments missed on a prior mortgage obligation and/or, in some cases, major derogatory credit items such as outstanding judgments or prior bankruptcies.

      The Fixed-Rate Mortgage Program allows originations of mortgage loans secured by primary residences or investment properties.

      Several different underwriting classes are used to categorize borrowers' creditworthiness. In addition to general Fixed-Rate Mortgage Program underwriting guidelines, each class has guidelines relating to maximum permitted combined loan-to-value ratio, maximum permitted debt-to-income ratio and acceptable consumer credit and mortgage credit delinquencies and defaults. Generally, higher numbered and later alphabetically designated underwriting classes (as set forth in the table below) permit a greater number of derogatory credit items than the lower numbered and earlier alphabetically designated underwriting classes.

      Each underwriting class has guidelines and standards for the type of income, employment and asset verification performed prior to closing the loan. In general, the Fixed-Rate Mortgage Program does not require verification of the source of the borrower's assets to close the loan because this is not deemed to be a critical credit factor in the case of a refinanced mortgage loan. The Fixed-Rate Mortgage Program Class AAA, Class AA, Class I, Class II and Class IIB generally require the verification of employment and income that is stated on the borrower's application. The Class ANIV, Class III and Class III-SE program guidelines generally require verification of employment without verification of income that must be stated on the application. The Class III-SE program, although originally intended for self-employed borrowers only, is now used as a credit class for all borrowers. The Class IV program generally requires the verification of income that is stated on the application. The Class IV-PI program generally requires the verification of fifty percent of income that is stated on the application. The Class V program generally requires the verification of all income that can be verified by independent means. Generally, the maximum permitted combined loan-to-value ratio and debt-to-income ratio guidelines for each Fixed-Rate Mortgage Program underwriting class are as follows:

                           FIXED-RATE MORTGAGE PROGRAM
                               SINGLE FAMILY LOANS

                                                                                  MAXIMUM
                                                                                 PERMITTED              MAXIMUM
                                                                                  COMBINED             PERMITTED
UNDERWRITING                                                                   LOAN-TO-VALUE        DEBT-TO-INCOME
   CLASS                      PROPERTY TYPE                                        RATIO                 RATIO
   -----                      -------------                                        -----                 -----
    AAA            Owner Occupied One- to Four-Family                               80%                   45%
                   Owner Occupied Condominium/Townhouse                             80%                   45%
                   Non-Owner Occupied One- to Four-Family                           N/A                   N/A
                   Non-Owner Occupied Condominium/Townhouse                         N/A                   N/A

     AA            Owner Occupied One- to Four-Family                               80%                   45%
                   Owner Occupied Condominium/Townhouse                             85%                   45%
                   Non-Owner Occupied One- to Four-Family                           80%                   45%
                   Non-Owner Occupied Condominium/Townhouse                         75%                   45%

    ANIV           Owner Occupied One- to Four-Family                               75%                   40%
                   Owner-Occupied Condominium/Townhouse                             80%                   40%
                   Non-Owner Occupied One- to Four-Family                           75%                   40%
                   Non-Owner Occupied Condominium/Townhouse                         70%                   40%

     I             Owner Occupied One- to Four-Family                               80%                   50%
                   Owner Occupied Condominium/Townhouse                             85%                   50%
                   Non-Owner Occupied One- to Four-Family                           80%                   50%
                   Non-Owner Occupied Condominium/Townhouse                         70%                   50%

     II            Owner Occupied One- to Four-Family                               75%                   50%
                   Owner Occupied Condominium/Townhouse                             80%                   50%
                   Non-Owner Occupied One- to Four-Family                           75%                   50%
                   Non-Owner Occupied Condominium/Townhouse                         70%                   50%

    IIB            Owner Occupied One- to Four-Family                               75%                   50%
                   Owner Occupied Condominium/Townhouse                             75%                   50%
                   Non-Owner Occupied One- to Four-Family                           75%                   50%
                   Non-Owner Occupied Condominium/Townhouse                         70%                   50%

    III            Owner Occupied One- to Four-Family                               70%                   45%
                   Owner Occupied Condominium/Townhouse                             75%                   45%
                   Non-Owner Occupied One- to Four-Family                           70%                   45%
                   Non-Owner Occupied Condominium/Townhouse                         60%                   45%

   III-SE          Owner Occupied One- to Four-Family                               70%                   45%
                   Owner Occupied Condominium/Townhouse                             75%                   45%
                   Non-Owner Occupied One- to Four-Family                           70%                   45%
                   Non-Owner Occupied Condominium/Townhouse                         60%                   45%

     IV            Owner Occupied One- to Four-Family                               70%                   45%
                   Owner Occupied Condominium/Townhouse                             70%                   45%
                   Non-Owner Occupied One- to Four-Family                           65%                   45%
                   Non-Owner Occupied Condominium/Townhouse                         55%                   45%

   IV-PI           Owner Occupied One- to Four-Family                               70%                   45%
                   Owner Occupied Condominium/Townhouse                             70%                   45%
                   Non-Owner Occupied One- to Four-Family                           65%                   45%
                   Non-Owner Occupied Condominium/Townhouse                         55%                   45%

     V             Owner Occupied One- to Four-Family                               65%                   45%
                   Owner Occupied Condominium/Townhouse                             55%                   45%
                   Non-Owner Occupied One- to Four-Family                           55%                   45%

      The maximum permitted combined loan-to-value ratio may be increased by 5% for Classes AAA, AA, ANIV, I, II, IIB, III, III-SE, IV and IV-PI on only owner occupied one- to four-family dwellings and units in planned unit developments, if the borrowers have exhibited an excellent mortgage payment history, verified for the most recent twelve month period.

      Further adjustments to both the maximum permitted combined loan-to-value ratio and the maximum permitted debt-to-income ratio are available only on owner occupied one- to four-family dwellings and units in planned unit developments, through utilization of the "rate add-on feature". This feature, offered on all loan classes with the exception of Class V, typically allows the loan-to-value ratio to be increased a maximum of 10%. The rate add-on feature is no longer available on any other property type but, rather, has been incorporated into the maximum permitted combined loan-to-value ratio and the maximum permitted debt-to-income ratio at origination.

      Down payment requirements for purchase money transactions are verifiable certified funds of the borrower. In addition, the minimum cash down payment required to be provided by the borrower, which may include any gift received by the borrower, is 10% of the sale price, except with respect to Class AAA, Class AA and Class I which is 5% of the sale price. For all classes with the exception of V, if the property is an owner-occupied one- to four-family residence, a seller financed subordinate mortgage loan is allowed. In some cases a seller financed subordinate loan may exceed 20% of the purchase price.

      On a case-by-case basis, the seller may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the class guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low combined loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment and duration of residence at the applicant's current address.

      Manufactured Home Loans. The manufactured home loans included in the initial group 1 (approximately 14.82% of the group 1 initial mortgage loans, by original group 1 principal balance) were originated or purchased by the seller pursuant to its Manufactured Home Loan Program. The Manufactured Home Loan Program allows origination of fixed-rate and adjustable-rate first lien mortgage loans on manufactured homes that have been permanently affixed to a permanent foundation and to the real property. In addition, the Manufactured Home Loan Program allows origination of fully amortizing loans only, with standard amortization terms up to thirty (30) years based on the loan amount. Generally, for loans of $50,000 and above the maximum term available is 30 years including balloon loans which provide for equal monthly payments of principal and interest based on a thirty year amortization schedule, and a single payment of the remaining principal balance of the balloon loan at the end of the 15th year following origination; for loans from $25,000 to $49,999 the maximum term is 25 years; and for loans of less than $25,000 the maximum term is 10 years. Subject to certain limitations, the manufactured home, may be either a second home or a vacation home.

      The seller's underwriting standards under the Manufactured Home Loan Program are primarily intended to evaluate a borrower's credit standing and ability to repay a mortgage loan and to assess the value of the manufactured home and underlying real estate as collateral for such mortgage loan. In general, the seller's underwriting guidelines with respect to eligible borrowers under the Manufactured Home Loan Program are the same as those under the seller's Fixed-Rate Mortgage Program or Adjustable-Rate Mortgage Program, as the case may be.

      The Manufactured Home Loan Program underwriting guidelines with respect to eligible properties are, in general, the same as those for the Fixed-Rate Mortgage Program or Adjustable-Rate Mortgage Program, as the case may be, with necessary modifications due to the nature of the product. The Manufactured Home must be constructed pursuant to Federal Manufactured Home Construction and Safety Standards and the property must be zoned 1-4 family residential. The wheels, axles and trailer hitch must have been removed and the home must be permanently affixed to a permanent foundation on the real estate. The seller requires a manufactured housing unit (ALTA 7 or state equivalent) endorsement from each title insurer of a Manufactured Home Loan stating that the insurer agrees that the related manufactured housing unit is included within the term "land" when used in the title policy. Each underwriting class, in addition to standard Fixed-Rate Mortgage Program guidelines or Adjustable-Rate Mortgage Program guidelines, as the case may be, has guidelines as to the maximum permitted loan-to-value ratio based on the size of the manufactured home (single-wide or multi-wide). Generally, higher numbered and later alphabetically designated underwriting classes (as set forth in the table below) permit a greater number of derogatory credit items than the lower numbered and earlier alphabetically designated underwriting classes.

                         MANUFACTURED HOME LOAN PROGRAM

                                                                   MAXIMUM              MAXIMUM
                                                                  PERMITTED            PERMITTED
UNDERWRITING                                                    LOAN-TO-VALUE       DEBT-TO-INCOME
    CLASS                      PROPERTY TYPE                        RATIO                RATIO
    -----                      -------------                        -----                -----
    AA                  Owner Occupied Single-wide                  85%                   45%
                        Owner Occupied Multi-wide                   90%                   45%

    ANIV                Owner Occupied Single-wide                  75%                   45%
                        Owner Occupied Multi-wide                   85%                   45%

    I                   Owner Occupied Single-wide                  85%                   50%
                        Owner Occupied Multi-wide                   90%                   50%

    II                  Owner Occupied Single-wide                  80%                   50%
                        Owner Occupied Multi-wide                   85%                   50%

    IIB                 Owner Occupied Single-wide                  75%                   45%

    IV                  Owner Occupied Single-wide                  70%                   45%
                        Owner Occupied Multi-wide                   75%                   45%

      Multifamily Loans and Mixed-Use Loans. The multifamily and mixed-use loans included in the initial group 1 (approximately 3.62% of the group 1 initial mortgage loans, by original group 1 principal balance) were originated or purchased by the seller pursuant to its Fixed Rate Mortgage Program--Multifamily and Mixed-Use. The seller primarily underwrites loans for 5 or more unit apartment buildings for multifamily loan transactions and the seller primarily underwrites mixed-use property loans for 2 or more unit buildings with a minimum 40% residential component in Arkansas, Arizona, California, Colorado, Connecticut, Delaware, Florida, Georgia, Idaho, Illinois, Indiana, Louisiana, Maine, Massachusetts, Maryland, Michigan, Minnesota, Missouri, New Hampshire, New Jersey, New York, North Carolina, Ohio, Oregon, Pennsylvania, Rhode Island, South Carolina,

Tennessee, Texas, Utah, Virginia, Washington, Wisconsin and the District of Columbia under the Fixed-Rate Mortgage Program--Multifamily and Mixed-Use.

      The seller's underwriting standards under the Fixed Rate Mortgage Program--Multifamily and Mixed Use are primarily intended to assess the ability of the mortgaged property to generate adequate cash flow to support the mortgage and to a lesser extent, the financial capabilities and managerial ability of the mortgagor. In determining whether a loan should be granted, the seller considers the reliability of the income stream from the property, the debt service coverage ratios and the adequacy of such property as collateral for the mortgage loan, the creditworthiness of the mortgagor and the mortgagor's management experience. The "debt service coverage ratio" or "DSCR" with respect to a mortgaged property means (a) the annual net operating income for the related mortgaged property used in underwriting the related mortgage loan divided by (b) the annual debt service (principal and interest) for such mortgage loan. While their primary consideration in underwriting a mortgage loan is the mortgaged property, the seller requires sufficient documentation on the mortgagor to establish the financial strength and ability of the borrower to successfully operate the mortgaged property and meet the obligations of the note and the mortgage.

      Under the Fixed Rate Mortgage Program--Multifamily and Mixed-Use, the amount of the mortgage loan is not more than 75% of the appraised value. The DSCR is not less than 1.20.

      The Fixed Rate Mortgage Program--Multifamily and Mixed-Use requires the inspection of the property and records regarding the property are inspected to determine that the property is in compliance with current zoning requirements, the number of buildings on the property, the proximity of the property to natural hazards and flood zones and whether there are any negative environmental factors. The property must front on publicly dedicated and maintained streets with provisions for adequate and safe ingress and egress. Also, the title is reviewed to determine if there are any covenants, conditions and restrictions or easements on the property. The properties are appraised by licensed and insured independent appraisers approved by the seller and reviewed either by the seller's property evaluation department and/or an outside consultant.

      Generally, the maximum permitted loan-to-value ratio and minimum permitted debt service coverage ratio guidelines for each underwriting class are as follows:

                           FIXED-RATE MORTGAGE PROGRAM
                            MULTIFAMILY AND MIXED-USE

                                                                   MAXIMUM              MINIMUM
                                                                  PERMITTED            PERMITTED
UNDERWRITING                                                    LOAN-TO-VALUE        DEBT SERVICE
    CLASS                      PROPERTY TYPE                        RATIO              COVERAGE
    -----                      -------------                        -----              --------
    AA          Owner Occupied..............................        75%                  1.20%
                Non-Owner Occupied..........................        70%                  1.20%

    I           Owner Occupied..............................        75%                  1.20%
                Non-Owner Occupied..........................        70%                  1.20%

    II          Owner Occupied..............................        65%                  1.20%
                Non-Owner Occupied..........................        60%                  1.20%

      Commercial Loans. None of the initial mortgage loans are commercial loans but some of the group 1 subsequent mortgage loans may be. As of the related cut-off date, all commercial loans to be included in the trust will have been originated or purchased by the seller pursuant to its Commercial Property Program. The properties primarily consist of commercial and/or office space with a minimum of three tenants.

      The seller's underwriting standards under the Commercial Property Program are primarily intended to assess the ability of the mortgaged property to generate adequate cash flow to support the mortgage and to a lesser extent, the financial capabilities and managerial ability of the mortgagor. In determining whether a loan should be granted, the seller considers the reliability of the income stream from the property, the DSCRs and the adequacy of such property as collateral for the mortgage loan, the creditworthiness of the mortgagor and the mortgagor's management experience. While the primary consideration in underwriting a mortgage loan under this program is the mortgaged property, sufficient documentation on the mortgagor is required to establish the financial strength and ability of the borrower to successfully operate the mortgaged property and meet the obligations of the note and the mortgage.

      Under the Commercial Property Program, the amount of the mortgage loan is not more than 70% of the appraised value. The DSCR is not less than 1.25.

      The Commercial Property Program requires the inspection of the property and records regarding the property to determine that the property is in compliance with current zoning requirements, the number of buildings on the property, the proximity of the property to natural hazards and flood zones and whether there are any negative environmental factors. The property must front on publicly dedicated and maintained streets with provisions for adequate and safe ingress and egress. Also, the title is reviewed to determine if there are any covenants, conditions and restrictions or easements on the property. The properties are appraised by licensed and insured independent appraisers approved by the seller and reviewed either by the seller's property evaluation department and/or an outside consultant.

      Generally, the maximum permitted loan-to-value ratio and minimum permitted DSCR guidelines for each underwriting class are as follows:

                           COMMERCIAL PROPERTY PROGRAM

                                                                   MAXIMUM              MINIMUM
                                                                  PERMITTED            PERMITTED
UNDERWRITING                                                    LOAN-TO-VALUE        DEBT SERVICE
    CLASS                      PROPERTY TYPE                        RATIO           COVERAGE RATIO
    -----                      -------------                        -----           --------------
    A           Owner Occupied..............................        70%                     1.25%
                Non-Owner Occupied..........................        65%                     1.25%

    I           Owner Occupied..............................        70%                     1.25%
                Non-Owner Occupied..........................        65%                     1.25%

    II          Owner Occupied..............................        65%                     1.35%
                Non-Owner Occupied..........................        60%                     1.35%

      GROUP 2

      Single Family Loans. All of the single family loans included in the initial group 2 (approximately 87.71% of the group 2 initial mortgage loans, by original group 2 principal balance), were originated or purchased by the seller pursuant to its Adjustable-Rate First Mortgage Program underwriting guidelines. The Adjustable-Rate First Mortgage Program underwriting guidelines are primarily intended to evaluate a borrower's credit standing and ability to repay a mortgage loan and to assess the value of the related mortgaged property as collateral for such mortgage loan.

      The group 2 mortgage loans are originated primarily for borrowers who are refinancing existing debt. In general, the borrowers, in connection with certain lower numbered and earlier alphabetically designated underwriting classes, have a history of paying consumer and prior mortgage debt predominantly in a timely manner or, instead, in connection with certain higher numbered and later alphabetically designated underwriting classes, may have payment histories that include up to three payments missed on a prior mortgage obligation and/or, in some cases, major derogatory credit items such as outstanding judgments or prior bankruptcies.

      Several different underwriting classes are used to categorize the creditworthiness of borrowers. In addition to general Adjustable-Rate First Mortgage Program guidelines, each class has guidelines relating to maximum permitted loan-to-value ratio, maximum permitted debt-to-income ratio and acceptable consumer credit and mortgage credit delinquencies and defaults. Generally, higher numbered and later alphabetically designated underwriting classes (as set forth in the table below) permit a greater number of derogatory credit items than the lower numbered and earlier alphabetically designated underwriting classes.

      Each underwriting class has guidelines and standards for the type of income, employment and asset verification performed prior to closing the loan. In general, the Adjustable-Rate First Mortgage Program does not require verification of the source of the borrower's assets to close the loan because this is not deemed to be a critical credit factor in the case of a refinanced mortgage loan. The Adjustable-Rate

First Mortgage Program Class AA, Class I, Class II and Class IIB generally require the verification of employment and income that is stated on the borrower's application. The Class ANIV, Class III and Class III-SE program guidelines generally require verification of employment without verification of income that must be stated on the application. The Class III-SE program, although originally intended for self-employed borrowers only, is now used as a credit class for all borrowers. The Class IV program generally requires the verification of income that is stated on the application. The Class IV-PI program generally requires the verification of fifty percent of income that is stated on the application. The Class V program generally requires the verification of all income that can be verified by independent means.

      Generally, the maximum permitted loan-to-value ratio and maximum permitted debt-to-income ratio guidelines for each underwriting class are as follows:

                     ADJUSTABLE-RATE FIRST MORTGAGE PROGRAM

                                                                 MAXIMUM                MINIMUM
                                                                PERMITTED              PERMITTED
 UNDERWRITING                                                 LOAN-TO-VALUE          DEBT SERVICE
    CLASS                 PROPERTY TYPE                            RATIO             COVERAGE RATIO
    -----                 -------------                            -----             --------------
  AA           Owner Occupied One- to Four-Family                   80%                   45%
               Owner Occupied Condominium/Townhouse                 85%                   45%
               Non-Owner Occupied One- to Four-Family               80%                   45%
               Non-Owner Occupied Condominium/Townhouse             75%                   45%

 ANIV          Owner Occupied One- to Four-Family                   75%                   40%
               Owner Occupied Condominium/Townhouse                 80%                   40%
               Non-Owner Occupied One- to Four-Family               75%                   40%
               Non-Owner Occupied Condominium/Townhouse             70%                   40%

   I           Owner Occupied One- to Four-Family                   80%                   50%
               Owner Occupied Condominium/Townhouse                 85%                   50%
               Non-Owner Occupied One- to Four-Family               80%                   50%
               Non-Owner Occupied Condominium/Townhouse             70%                   50%

  II           Owner Occupied One- to Four-Family                   75%                   50%
               Owner Occupied Condominium/Townhouse                 80%                   50%
               Non-Owner Occupied One- to Four-Family               75%                   50%
               Non-Owner Occupied Condominium/Townhouse             70%                   50%

  IIB          Owner Occupied One- to Four-Family                   75%                   50%
               Owner Occupied Condominium/Townhouse                 75%                   50%
               Non-Owner Occupied One- to Four-Family               75%                   50%
               Non-Owner Occupied Condominium/Townhouse             70%                   50%

III-SE         Owner Occupied One- to Four-Family                   70%                   45%
               Owner Occupied Condominium/Townhouse                 75%                   45%
               Non-Owner Occupied One- to Four-Family               70%                   45%
               Non-Owner Occupied Condominium/Townhouse             60%                   45%

  III          Owner Occupied One- to Four-Family                   70%                   45%
               Owner Occupied Condominium/Townhouse                 75%                   45%
               Non-Owner Occupied One- to Four-Family               70%                   45%
               Non-Owner Occupied Condominium/Townhouse             60%                   45%

  IV           Owner Occupied One- to Four-Family                   70%                   45%
               Owner Occupied Condominium/Townhouse                 70%                   45%

               Non-Owner Occupied One- to Four-Family               65%                   45%
               Non-Owner Occupied Condominium/Townhouse             55%                   45%

 IV-PI         Owner Occupied One- to Four-Family                   70%                   45%
               Owner Occupied Condominium/Townhouse                 70%                   45%
               Non-Owner Occupied One- to Four-Family               65%                   45%
               Non-Owner Occupied Condominium/Townhouse             55%                   45%

   V           Owner Occupied One- to Four-Family                   65%                   45%
               Owner Occupied Condominium/Townhouse                 55%                   45%
               Non-Owner Occupied One- to Four-Family               55%                   45%

      The maximum permitted loan-to-value ratio may be increased 5% for Class AA, ANIV, I, II, IIB, III-SE, III, IV and IV-PI on owner-occupied one- to four-family dwellings only, if the borrowers have exhibited an excellent mortgage payment history, verified for the most recent twelve month period.

      Further adjustments to both maximum permitted loan-to-value ratio and maximum permitted debt-to-income ratio are available only on owner-occupied one- to four-family dwellings, through utilization of the rate add-on feature. This feature, offered on all loan classes with the exception of Class V, typically allows the loan-to-value ratio to be increased a maximum of 10%. The rate add-on feature is no longer available on any other property type but, rather, has been incorporated into the maximum permitted combined loan-to-value ratio and the maximum permitted debt-to-income ratio at origination.

      Down payment requirements for purchase money transactions are verifiable liquid assets of the borrower. In addition, the minimum cash down payment required to be provided by the borrower, which may include any gift received by the borrower, is 10% of the sale price, except with respect to Class AA and Class I which is 5% of the sale price. For all classes with the exception of V, if the property is an owner-occupied one- to four-family residence, a seller financed subordinate mortgage loan is allowed. In some cases a seller financed subordinate loan may exceed 20% of the purchase price.

      On a case-by-case basis, the seller may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the guidelines of a particular class warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment and time in residence at the applicant's current address.

      Manufactured Home Loans. All of the manufactured home loans included in the initial group 2 (approximately 12.29% of the group 2 initial mortgage loans, by original group 2 principal balance) were originated or purchased by the seller pursuant to its Manufactured Home Loan Program as described above under the caption "The Seller-Underwriting Criteria-Group 1".

                          THE ISSUER AND THE INDENTURE

      AFC Trust Series 2000-1, the issuer, is a business trust to be formed under the laws of the State of Delaware under an owner trust agreement, dated as of March 1, 2000, between the seller and the owner trustee for the transactions described in this prospectus supplement. The owner trust agreement constitutes the "governing instrument" under the laws of the State of Delaware relating to business trusts. AFC Trust Certificates, Series 2000-1, referred to in this prospectus supplement as the "equity certificates", will be issued pursuant to the owner trust agreement and will represent the beneficial ownership interest in the issuer. The equity certificates will be transferred by the issuer to the seller as partial consideration for the mortgage loans to be sold by the seller on the closing date to the issuer pursuant to a sale and servicing agreement. The equity certificates are not being offered by this prospectus supplement or the accompanying prospectus. After its formation, the issuer will not engage in any activity other than:

            o acquiring and holding the mortgage loans and the proceeds from the mortgage loans,

            o     issuing the notes and the equity certificates,

            o     making payments on the notes and the equity certificates and

            o engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

      The issuer is not expected to have any significant assets other than the trust estate pledged as collateral to secure the notes. The trust estate will consist primarily of the mortgage loans and all amounts distributable thereon. The issuer's principal offices are located in Wilmington, Delaware, in care of Wilmington Trust Company, as owner trustee.

THE OWNER TRUSTEE

      Wilmington Trust Company will act as the owner trustee under the owner trust agreement. The owner trustee is a Delaware banking corporation and its principal offices are located in Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.

      Neither the owner trustee nor any director, officer or employee of the owner trustee will be under any liability to the issuer or the noteholders under the owner trust agreement under any circumstances, except for the owner trustee's own misconduct, gross negligence, bad faith or grossly negligent failure to act or for the inaccuracy of the representations made by the owner trustee in the owner trust agreement. All persons into which the owner trustee may be merged or with which it may be consolidated or any person resulting from a merger or consolidation shall be the successor of the owner trustee under the owner trust agreement.

      Certain functions of the owner trustee under the owner trust agreement and the sale and servicing agreement will be performed by the indenture trustee, including maintaining the certificate distribution account and making distributions to holders of equity certificates.

      The principal compensation to be paid to the owner trustee in respect of its obligations under the owner trust agreement will be paid by the seller pursuant to a separate fee agreement.

THE INDENTURE TRUSTEE

      On the closing date, the issuer will pledge the mortgage loans and its other assets to the indenture trustee under an indenture between the issuer and LaSalle Bank National Association, a nationally chartered commercial bank, as indenture trustee. The indenture trustee's offices for notices under the indenture are located at 135 LaSalle Street, Suite 200, Chicago, Illinois 60603. The indenture trustee will be appointed note registrar and paying agent pursuant to the indenture.

      In order to provide for the payment of the fees and expenses of the indenture trustee, the indenture trustee will establish and maintain a trust expense account for each group into which the indenture trustee will deposit, on each payment date, one-twelfth of the annual trustee expense amount. The annual trustee expense amount with respect to each mortgage loan is equal to 0.012% per annum times the related principal balance. Amounts on deposit in the related trustee expense account will be withdrawn pursuant to the terms of the indenture to pay the fees and expenses of the indenture trustee with respect to the related group. On each payment date, the indenture trustee will pay from amounts on deposit in the related note distribution account, prior to making any required distributions to the noteholders, an amount that is sufficient to pay the monthly premium due the note insurer.

      The indenture trustee may resign at any time in the manner set forth in the indenture, in which event the servicer will be obligated to appoint a successor indenture trustee. The indenture trustee may be removed if it ceases to be eligible to continue as such under the indenture, if it becomes insolvent or if it fails to perform in accordance with the indenture. The indenture trustee may also be removed by the seller without cause, as long as the note insurer consents to such removal. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until the acceptance of appointment by a successor indenture trustee. The indenture trustee may appoint a custodian to hold the mortgage loans and has initially appointed itself to act in such capacity. The seller may maintain other banking relationships in the ordinary course of business with the indenture trustee and any custodian.

                            DESCRIPTION OF THE NOTES

      The issuer will issue two classes of notes, Class 1A and Class 2A, pursuant to the indenture. The Class 1A notes will have an initial Class 1A note principal balance of $100,000,000 and the Class 2A notes will have an initial Class 2A note principal balance of $139,000,000.

      On each payment date, interest will be paid on the notes at the related note interest rate in an amount equal to interest accrued during the related accrual period on the related note principal balance prior to giving effect to principal distributions to be made on that date.

      Interest payable with respect to each payment date on the notes will accrue during the period commencing on the payment date of the immediately preceding month and ending on the day immediately preceding the related payment date, except that with respect to the first payment date interest payable on the notes will accrue during the period commencing on the closing date and ending on the day immediately preceding the first payment date. All calculations of interest on the notes will be computed on the basis of the actual number of days elapsed in the accrual period and a 360-day year.

      For purposes of making payments on the notes, the assets of the issuer will be divided into two groups, group 1 and group 2. Payments on the Class 1A notes will be made primarily from payments on the group 1 assets and payments on the Class 2A notes will be made primarily from payments on the group 2 assets. The assets for each group include:

      o the related mortgage loans (including the related initial mortgage loans and any related subsequent mortgage loans) and all proceeds thereof due after the cut-off date with respect to the initial mortgage loans and after the related subsequent cut-off date with respect to the subsequent mortgage loans,

      o the related note distribution account, the related principal and interest account, the related trustee expense account, the related pre-funding account and subject to certain limitations, the related interest coverage account and the reserve account, and those assets as from time to time are deposited in these accounts, including amounts on deposit therein and invested in permitted instruments,

      o     any related REO Property,

      o the indenture trustee's rights under all insurance policies with respect to the related mortgage loans required to be maintained pursuant to the sale and servicing agreement and any insurance proceeds and

      o     the indenture trustee's rights under the note insurance policy.

      Distributions on the notes will be made by the indenture trustee on the 25th day of each month, or if that day is not a business day, on the first business day thereafter commencing on April 25, 2000, to the persons in whose names such notes are registered (which, initially, will be CEDE & Co., the nominee of DTC) as of the Record Date which will be the business day immediately preceding each payment date except that the final distribution on the notes will be made only upon presentment and surrender of the notes at the office or agency of the indenture trustee in Chicago, Illinois.

      Distributions on each payment date will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register or, if the holder of record owns notes with an initial note principal balance in excess of $5,000,000, and who has so notified the indenture trustee in writing in accordance with the indenture, by wire transfer in immediately available funds to the account of that noteholder at a bank or other seller institution having appropriate wire transfer facilities; provided, however, the final distribution in retirement of the notes will be made only upon presentment and surrender of the certificate at the corporate trust office of the indenture trustee. On each payment date, a holder of a note will receive such holder's percentage interest of the amounts required to be distributed with respect to such notes. The "percentage interest" evidenced by a note will equal the percentage derived by dividing the denomination of the note by the aggregate denominations of all notes of the same class.

FINAL SCHEDULED PAYMENT DATE

      To the extent not paid in full prior to that date, the outstanding principal amount of each class of notes will be payable on March 25, 2030, the final scheduled payment date for each class.

REGISTRATION OF NOTES

      The notes will be issued in book-entry form. The notes will be issued in minimum dollar denominations of $100,000 and integral multiples of $1,000 in excess thereof (except that a single note of each of the Class 1A and Class 2A notes may be issued in a different amount which is less than the related minimum dollar denomination).

      Holders of notes may hold their notes through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

      The notes will initially be registered in the name of CEDE & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear.

      Noteholders that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the book-entry notes may do so only through participants and indirect participants. In addition, noteholders will receive all distributions of principal of and interest on the book-entry notes from the indenture trustee through DTC and DTC participants. The indenture trustee will forward payments to DTC in same day funds and DTC will forward these payments to participants in next day funds settled through the New York Clearing House. Each participant will be responsible for disbursing these payments to indirect participants or to noteholders. Unless and until definitive notes are issued, it is anticipated that the only noteholders of the book-entry notes will be CEDE & Co., as nominee of DTC. Noteholders will not be recognized by the indenture trustee as noteholders, as the term is used in the indenture and noteholders will be permitted to exercise the rights of noteholders only indirectly through DTC and its participants.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of the book-entry notes among participants and to receive and transmit distributions of principal of, and interest on, the book-entry notes. Participants and indirect participants with which noteholders have accounts with respect to the book-entry notes similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective noteholders. Accordingly, although noteholders will not possess definitive notes, the rules, regulations and procedures creating and affecting DTC and its operations provide a mechanism by which noteholders through their participants and indirect participants will receive payments and will be able to transfer their interest.

      Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of banks, the ability of a note owner to pledge book-entry notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to these notes, may be limited due to the absence of physical notes for the book-entry notes. In addition, under a book-entry format, noteholders may experience delays in their receipt of payments since distributions will be made by the trustee to CEDE & Co., as nominee for DTC.

      Under the rules, regulations and procedures creating and affecting DTC and its operations , DTC will take action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose DTC account the book-entry notes are credited. Additionally, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take actions with respect to specified voting rights only at the direction of and on behalf of participants whose holdings of book-entry notes evidence these specified voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that participants whose holdings of book-entry notes evidencing these voting rights, authorize divergent action.

      Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositaries.

      Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the notes, see "Certain U.S. Federal Income Tax Documentation Requirements" and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I hereto.

      DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York

Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act. DTC accepts securities for deposit from its participating organizations and facilitates the clearance and settlement of securities transactions between participants in such securities through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of notes. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

      Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

      Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative. The cooperative established policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

      The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear

System and applicable Belgian law. These terms and conditions govern transfers of securities and cash with Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

      Distributions with respect to notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences" in the prospectus. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the sale and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect such actions on its behalf through DTC.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

      The seller, the servicer, the indenture trustee, the owner trustee and their respective affiliates will have no liability for any actions taken by DTC or its nominee or Cedel or Euroclear, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the notes held by CEDE & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

GLOSSARY OF TERMS

      The following terms are given the meaning shown below to help describe the cash flows on the notes:

      The "ADDITIONAL PRINCIPAL" for any Class 1A or Class 2A note and any payment date will equal the amount necessary to reduce the related note principal balance so that the Overcollateralization Amount for both groups equals the aggregate Required Overcollateralization Amount.

      The "AMOUNT AVAILABLE" for a group on a payment date will equal the sum of:

            (1) the Available Remittance Amount for that group (reduced by any monthly premium payable to the note insurer);

            (2) the Excess Spread for that group with respect to such payment date;

            (3) if an available funds shortfall exists in that group,

                  (a) first, the Net Excess Spread from the other group, to the extent of the available funds shortfall; and

                  (b) second, the Excess Principal from the other group, to the extent of any remaining available funds shortfall;

            (4) any amounts required to be deposited in the note distribution account for that group from the reserve account; and

            (5) any payments made by the note insurer with respect to the related class of notes.

      The "AVAILABLE FUNDS CAP CARRY FORWARD AMOUNT" with respect to any payment date and a class of notes up to and including (but not after) the payment date on which the related note principal balance is reduced to zero, will be an amount equal to the sum of (1) the excess, if any, of (x) the Class A Interest Remittance Amount with respect to such class of notes for the immediately preceding payment date calculated pursuant to clause (1) of the related definition of note interest rate, over (y) the Class A Interest Remittance Amount with respect to such class of notes for the immediately preceding payment date calculated pursuant to clause (2) of the related definition of note interest rate, (2) the amount of any Available Funds Cap Carry Forward Amount for the preceding payment date to the extent not distributed to the related noteholders on such preceding payment date and (3) interest accrued on the amounts described in clauses (1) and (2) of this definition during the accrual period for the current payment date at the related note interest rate for that payment date.

      The "AVAILABLE FUNDS CAP RATE" with respect to a class of notes and any payment date, will be the annualized percentage derived from the fraction (which shall not be greater than 1) the numerator of which is the positive difference between (1) the sum of (a) all interest collected and advanced on the mortgage loans in the related group during the related due period, (b) amounts withdrawn from the related interest coverage account for that payment date and (c) with respect to the Class 1A notes only, amounts collected on the permanent buydown companion loans for that payment date, and (2) the sum of (a) the aggregate servicing fee with respect to the related group for such payment date, (b) the monthly premium payable to the note insurer with respect to the related group and (c) one-twelfth of the annual trustee expense amount with respect to the related group, and the denominator of which is the note principal balance of such class immediately prior to such payment date.

      An "AVAILABLE FUNDS SHORTFALL" with respect to any group and payment date means the amount by which the Available Remittance Amount plus Excess Spread for that group is less than the Required Payments (other than in respect of the Class A Principal Remittance Amount after the related Cross-over Date) for that group.

      The "AVAILABLE PRINCIPAL AMOUNT" for any group and payment date will equal the excess, if any, of the amount described in the related definition of "Class A Principal Remittance Amount" without giving effect to clauses (a) and (b) thereof over the amount described in the related definition of "Class A Principal Remittance Amount" after giving effect to clause (a) and (b) thereof.

      The "AVAILABLE REMITTANCE AMOUNT" with respect to any group and payment date will be the sum of the following:

            (1) the sum of all amounts received or required to be paid by the servicer, the seller or any sub-servicer in respect of the related mortgage loans (exclusive of (a) the Depositor's Yield, (b) the Excess Spread, (c) amounts withdrawn by the servicer from the related principal and interest accounts as set forth in clauses (2), (3), (4), (5) and (6) below under the caption "--The Principal and Interest Accounts" and any amounts not required to be deposited therein and (d) scheduled payments received in advance of their due date for application on such due date at the request of the related mortgagor) during the related Due Period (or, in the case of amounts paid by the seller in connection with the purchase or substitution of a mortgage loan as to which there is defective loan documentation or a breach of representation or warranty, as of the related determination date) and deposited into the related principal and interest accounts as of the related determination date;

            (2) the amount of any advances and compensating interest payments with respect to the related group remitted by the servicer for such payment date;

            (3) any amount applied by the indenture trustee from funds on deposit in the related interest coverage account to cover shortfalls in interest on the related class of notes attributable to the pre-funding feature and to cover the interest portion of deferred payments; and

            (4) with respect to the final payment date in connection with the purchase of all the mortgage loans and REO Properties, the termination price remitted by the servicer.

      The "CLASS A CARRY-FORWARD AMOUNT" with respect to each class of notes and for any payment date, is the sum of (1) the amount, if any, by which (A) the related Class A Remittance Amount with respect to each such class of notes as of the immediately preceding payment date exceeded (B) the amount of the actual distribution, exclusive of any related insured payment, to the related class of noteholders made on such immediately preceding payment date and (2) interest on the amount, if any, described in clause (1) above (to the extent that the amount in clause (1) above represents insured payments), at the Class 1A note interest rate with respect to group 1 and the Class 2A note interest rate with respect to group 2, from such immediately preceding payment date.

      The "CLASS A INTEREST REMITTANCE AMOUNT" with respect to each class of notes for any payment date will be the interest accrued at the related note interest rate for the related accrual period on the related note principal balance immediately prior to such payment date. All calculations of interest on the notes will be computed on the basis of the actual number of days elapsed in the related accrual period and in a year of 360 days.

      The "CLASS A PRINCIPAL REMITTANCE AMOUNT" with respect to any class of notes and the related group and payment date will be equal to the least of (a) if such payment date is prior to the Cross-over Date, that amount required to reach the Required Overcollateralization Amount with respect to that group or thereafter, to maintain that Required Overcollateralization Amount on the payment date, (b) the sum of the related note principal balance with respect to the related class of notes and the amounts described in clauses (3) (to the extent the amount in clause (3) represents prior insured payments with respect to the related group or interest thereon) and (5) below and (c) the sum of the following amounts relating to that group:

            (1) the principal portion of all scheduled and unscheduled payments received on the related mortgage loans during the related Due Period including all principal prepayments, curtailments, other excess payments of principal in respect of the related mortgage loans, Insurance Proceeds, Released Mortgaged Property Proceeds and net liquidation proceeds, but exclusive of (i) the principal portions of any deferred payments subsequently paid by the related mortgagor and (ii) payments received during the related Due Period on the permanent buydown companion loans, if any, in that group;

            (2) an amount equal to the Unrecovered Class A Portion with respect to the related class of notes;

            (3) the Class A Carry-Forward Amount with respect to the related class of notes;

            (4) the principal portion of all proceeds deposited in the principal and interest account with respect to the related group as of the related determination date in connection with the purchase or substitution of a mortgage loan as to which there is defective loan documentation or a breach of a representation or warranty; and

            (5) any amounts recovered from the related class of noteholders during the related Due Period that constituted a mortgagor payment on a related mortgage loan or an advance with respect to the related group that was recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction.

      As to the final payment date in connection with the purchase by the servicer of all the related mortgage loans and REO Properties pursuant to the sale and servicing agreement, the related Class A Principal Remittance Amount shall be that amount described in clause (b) of the definition of Class A Principal Remittance Amount above with respect to the related group and that payment date.

      The "CLASS A REMITTANCE AMOUNT" for any class of notes and any payment date is equal to the sum of the related Class A Interest Remittance Amount and the related Class A Principal Remittance Amount for that payment date.

      The "CROSS-OVER DATE" with respect to a group is the date on and after which the sum of (i) the aggregate amount of Excess Spread for that group and
(ii) the aggregate amount withdrawn from the reserve account, and distributed to the related class of noteholders since the closing date on account of Realized Losses for such group equals the subordinated amount specified by the note insurer for that group and set forth in the insurance agreement, among the seller, the servicer, the note insurer and the indenture trustee.

      The "EXCESS PRINCIPAL" for any group and payment date will equal the Available Principal Amount remaining after the application of the related Available Remittance Amount to cover the Required Payments for that group.

      The "EXCESS SPREAD" with respect to a group for any payment date, is an amount equal to the excess of (a) the sum of (1) all payments received or advanced on account of interest on the mortgage loans related to that group during the related Due Period, (2) an amount with respect to that group withdrawn by the indenture trustee from the related interest coverage account and deposited into the related note distribution account for that payment date, and (3) with respect to group 1, all payments received during the related Due Period with respect to the permanent buydown companion loans in group 1, over
(b) the sum of (1) the Class A Interest Remittance Amount for the related notes for that payment date, (2) one-twelfth of the annual trustee expense amount with respect to that group, (3) the monthly premium payable to the note insurer with respect to that group, and (4) the servicing fee with respect to that group for that payment date.

      The "NET EXCESS AMOUNT AVAILABLE" is the sum of the amounts described in clauses (1) and (5) of the definition of Amount Available.

      The "NET EXCESS PRINCIPAL" for any group and payment date will equal the Excess Principal for that group remaining after the application thereof to cover an available funds shortfall with respect to the other group.

      The "NET EXCESS SPREAD" for any group and payment date will equal the Excess Spread for that group remaining after the application thereof to cover Required Payments with respect to that group (other than in respect of the related Class A Principal Remittance Amount after the related Cross-over Date).

      The "NOTE INTEREST RATE" FOR THE CLASS 1A NOTES and any payment date will be a rate equal to the lesser of (1) the lesser of (a) one-month LIBOR plus 0.33% per annum, and (b) 11.0% per annum and (2) the Available Funds Cap Rate for the Class 1A notes. However, on any payment date on which the servicer does not exercise its option to purchase the mortgage loans and REO Properties as described under "Sale and Servicing Agreement--Termination; Purchase of Mortgage Loans" herein, the rate provided in clause (1)(a) will be one-month LIBOR plus 0.73% per annum. One-month LIBOR will be determined on the second business day preceding the beginning of each accrual period with respect to the Class 1A notes.

      The "NOTE INTEREST RATE" FOR THE CLASS 2A NOTES and any particular payment date will be equal to the lesser of (1) the lesser of (a) one-month LIBOR plus 0.24% per annum and (b) 15.5% per annum and (2) the Available Funds Cap Rate for the Class 2A notes. However, on any payment date on which the servicer does not exercise its option to purchase the mortgage loans and REO Properties as described under "Sale and Servicing Agreement-Termination; Purchase of Mortgage Loans" herein, the rate described in clause (1)(a) will be one-month LIBOR plus 0.64% per annum. One-month LIBOR will be determined on the second business day preceding the beginning of each accrual period with respect to the Class 2A notes.

      The "NOTE PRINCIPAL BALANCE" for any class of notes as of any date of determination is equal to the related initial note principal balance reduced by the sum of (A) all amounts (including that portion of insured payments, if any, made in respect of principal) distributed to that class of noteholders in respect of principal on all previous payment dates on account of amounts described in clauses (1), (2), (3) (to the extent the amount in clause (3) represents a right to receive principal not previously covered by insured payments), and (4) of the definition of Class A Principal Remittance Amount, (B) all other amounts previously distributed to the related noteholders constituting Additional Principal in reduction of the related note principal balance and (C) all amounts previously distributed to the related noteholders as a mandatory prepayment only on the payment date occurring on June 26, 2000.

      The "OVERCOLLATERALIZATION AMOUNT" for any group and payment date will equal the excess, if any, of (1) the sum of (a) the aggregate principal balances of the mortgage loans related to that group and (b) the related pre-funded amount and (c) the amount, if any, on deposit in the reserve account over (2) the related note principal balance after giving effect to the distributions of the related Class A Principal Remittance Amount on that payment date.

      A "REALIZED LOSS" with respect to any payment date is for each mortgage loan which was liquidated during the related Due Period, an amount (not less than zero or greater than the related principal balance) equal to the excess of
(1) the principal balance of the liquidated mortgage loans (other than the outstanding balance of the permanent buydown companion loans) over (2) the principal portion of the Liquidation Proceeds to be distributed to the related noteholders on that payment date net of amounts reimbursable to the servicer and indenture trustee.

      The "REMAINING NET EXCESS SPREAD" for any group and payment date will equal the Net Excess Spread for such group remaining after the application thereof to cover an Available Funds Shortfall with respect to the other group.

      The "REQUIRED OVERCOLLATERALIZATION AMOUNT" for any group is the overcollateralization amount required by the note insurer at any time and set forth in the insurance agreement. The Required Overcollateralization Amount for each group will be subject to certain stepups and stepdowns based on (1) certain delinquency and loss tests with respect to the mortgage loans in the related group and (2) the targeted overcollateralization amount of the note insurer for the groups in the aggregate.

      The "REQUIRED PAYMENTS" for any group and payment date will equal the amount required to pay the Class A Interest Remittance Amount with respect to the related class of notes, the Class A Principal Remittance Amount with respect to the related class of notes, one-twelfth of the annual trustee expense amount and the monthly premium payable to the note insurer in respect of that group.

      The "UNDERCOLLATERALIZATION AMOUNT" with respect to any payment date is the excess, if any, of:

      (1) the aggregate note principal balance of the notes immediately preceding that payment date minus (x) all amounts (excluding that portion of insured payments, if any, to be made in respect of principal) to be distributed to the noteholders in respect of principal on that payment date on account of amounts described in clauses (1), (3) (to the extent the amount in clause (3) represents a right to receive principal not previously covered by an insured payment) and (4) of the definition of Class A Principal Remittance Amount, and
(y) all amounts distributed to the noteholders as a mandatory prepayment on the payment date occurring on June 26, 2000, over

      (2) the sum of (x) the aggregate principal balance of the mortgage loans at the beginning of the related Due Period plus (y) the sum of the pre-funded amount, minus the sum of (x) the principal portion of the monthly payments received during the related Due Period and deposited in the principal and interest accounts and all principal prepayments, curtailments, other excess payments of principal, Insurance Proceeds, Net Liquidation Proceeds, Released Mortgaged Property Proceeds and net income from any REO Property with respect to the mortgage loans to the extent applied by the servicer as recoveries of principal in respect of the mortgage loans, which will be distributed as payments of principal to the related noteholders on that payment date and (y) the aggregate Realized Losses for that payment date.

      The "UNRECOVERED CLASS A PORTION" with respect to each class of notes and any payment date is an amount equal to the lesser of (1) the Undercollateralization Amount and (2) an amount equal to the excess, if any, of

      (A) the related note principal balance immediately preceding that payment date minus the sum of (x) all amounts (excluding that portion of insured payments with respect to the related group, if any, to be made in respect of principal) to be distributed to the related noteholders in respect of principal on that payment date on account of amounts described in clauses (1), (3) (to the extent the amount in clause (3) represents a right to receive principal not previously covered by an insured payment) and (4) the definition of Class A Principal Remittance Amount, and (y) all amounts distributed to the related noteholders as a mandatory prepayment on the payment date occurring on June 26, 2000, over

      (B) the sum of (x) the principal balance of the related group at the beginning of the related Due Period plus (y) the related pre-funded amount, minus the sum of (x) the principal portion of the monthly payments received during the related Due Period and deposited in the related principal and interest account and all principal prepayments, curtailments, other excess payments of principal, Insurance Proceeds, Net Liquidation Proceeds, Released Mortgaged Property Proceeds and net income from any REO Property with respect to the related group to the extent applied by the servicer as recoveries of principal in respect of the related mortgage loans, which will be distributed as payments of principal to the related noteholders on that payment date and (y) the aggregate Realized Losses for that payment date.

THE PRINCIPAL AND INTEREST ACCOUNTS

      The servicer shall establish and maintain an account for each group, which shall be an eligible account, on behalf of the noteholders. The servicer shall deposit therein payments and collections received or made by it in connection with the related mortgage loans, net of the servicing fee, and the Seller's Yield (as defined below), subsequent to the cut-off date or related subsequent cut-off date, as the case may be, to the extent not applied in computing the aggregate principal balance of the related mortgage loans as of such date. The servicer may withdraw funds from a principal and interest account only for the purposes set forth in the sale and servicing agreement, including but not limited to the following:

            (1) to effect the remittance to the indenture trustee on the twenty-second day of each month, or if such day is not a business day, on the immediately following business day, of the Excess Spread and the amounts set forth in clause (1) of the definition of the Available Remittance Amount;

            (2) subject to the limitations set forth in the sale and servicing agreement, to pay the servicer for any accrued and unpaid servicing fees with respect to related mortgage loans and to reimburse itself for related unreimbursed advances and servicing advances and any amount used to cover shortfalls in interest on newly originated mortgage loans as described below under "--Advances." The servicer's right to pay itself unpaid servicing fees, and to reimburse itself for unreimbursed servicing advances and amounts used to cover any such interest shortfalls, is limited to late collections on the related mortgage loan, and such other amounts as may be collected by the servicer from the related mortgagor or otherwise with respect to the related mortgage loan in respect of which such unreimbursed amounts are owed. The servicer's right to reimbursement for unreimbursed advances is limited to late collections of interest on any mortgage loan; provided that the servicer shall not be entitled to reimbursement from Liquidation Proceeds for advances made as described in subsection (3) of the paragraph under the caption "Advances" in this prospectus supplement. The servicer's right to such reimbursements is senior to the rights of holders of notes;

            (3) to withdraw any amount received from a mortgagor on a related mortgage loan that is recoverable and sought to be recovered as a preference amount;

            (4) to make investments in permitted instruments and to pay itself interest earned in respect of permitted instruments or on funds deposited in the related principal and interest account;

            (5) to pay itself the servicing fee and any other permitted servicing compensation to the extent not previously retained or paid; and

            (6) to withdraw funds necessary for the conservation and disposition of any REO Property.

      The right to receive all prepayment premiums and penalties collected on the mortgage loans is referred to in this private placement memorandum as the "SELLER'S YIELD", will be retained by the seller and will not be a part of the trust.

THE NOTE DISTRIBUTION ACCOUNTS

      The indenture trustee shall establish and maintain a note distribution account for each group, which shall be an eligible account, on behalf of the noteholders. The indenture trustee shall, promptly upon receipt, deposit in the related note distribution account and retain therein the following:

            (1) the related Available Remittance Amount for a payment date;

            (2) the related Excess Spread for a payment date;

            (3) any amounts required to be deposited in the note distribution account for that group from the reserve account; and

            (4) any amount required to be deposited by the servicer in connection with any losses on permitted instruments.

      The indenture trustee shall withdraw funds from the note distribution account for distribution to noteholders as described below under "--Allocation of Amount Available" and as otherwise provided in the sale and servicing agreement.

CALCULATION OF ONE-MONTH LIBOR

      On the second business day preceding the beginning of each accrual period, the trustee will determine one-month LIBOR for such accrual period with respect to the notes. One-month LIBOR will be the rate for deposits in United States dollars for a term equal to the relevant accrual period which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on such date. The first accrual period shall begin on the closing date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to banks in the London interbank market for a term equal to the relevant accrual period. The indenture trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a term equal to the relevant accrual period. If on any interest determination date, the indenture trustee is unable to determine one-month LIBOR for an accrual period, one-month LIBOR for such accrual period shall be one-month LIBOR as determined on the previous interest determination date; provided, however, that one-month LIBOR for an accrual period shall not be based on one-month LIBOR for the previous accrual period for three consecutive accrual periods. If one-month LIBOR for an accrual period would be based on one-month LIBOR for the previous accrual period for the second consecutive accrual period, the indenture trustee will select a comparable alternative index (over which the indenture trustee has no control) used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent third party.

      Telerate Page 3750 means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace the page on that service for the purpose of displaying comparable rates or prices) and Reference Banks means leading banks selected by the trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

      The establishment of one-month LIBOR on each interest determination date by the indenture trustee and the indenture trustee's calculation of the rate of interest applicable to the Class 1A and Class 2A notes for the related accrual period shall (in the absence of manifest error) be final and binding.

ALLOCATION OF AMOUNT AVAILABLE

      On or before each payment date, the servicer will determine the Overcollateralization Amount for each group after giving effect to the distribution of the related Class A Principal Remittance Amount to the related notes on that payment date and the amount of the related Net Excess Spread.

      On each payment date, the indenture trustee will withdraw from each note distribution account the related Amount Available, and make distributions thereof in the following order of priority and to the extent of available funds. Notwithstanding the foregoing, on any payment date, in the event that the

Amount Available with respect to a particular group is insufficient to distribute the entire amount of the related Class A Interest Remittance Amount, such Amount Available shall be distributed by the indenture trustee among the related class of noteholders in proportion to the total respective distributions of such amounts on each such class of notes that would otherwise be payable on such payment date.

      GROUP 1

      With respect to the Class 1A notes and group 1:

      If the payment date is prior to the cross-over date, the indenture trustee shall distribute the indicated amounts in the following order of priority:

            (X)(1) to the Class 1A noteholders (subject to the second and last paragraphs under "--Allocation of Amount Available"), an amount equal to the lesser of:

                  (A) the Amount Available with respect to group 1; and

                  (B) the Class A Interest Remittance Amount with respect to the
            Class 1A notes;

            (2) to the Class 1A noteholders (subject to the last paragraph under "--Allocation of Amount Available"), to be applied to reduce the Class 1A note principal balance until the Class 1A note principal balance has been reduced to zero and to make payments in respect of the amounts described in clauses (c) (3) (to the extent the amount in clause (c) (3) represents prior insured payments or interest thereon) and (c) (5) of the definition of Class A Principal Remittance Amount above, the lesser of:

                  (A) the balance of the Amount Available with respect to group
            1 after payments described in clause (X)(1) above; and

                  (B) the Class A Principal Remittance Amount with respect to the Class 1A notes;

            (3) to the group 1 trustee expense account, an amount equal to the lesser of (A) the balance of the Amount Available with respect to group 1 after payments described in clauses (X)(1) and (2) above and (B) any accrued and unpaid annual trustee expense amount with respect to group 1;

            (4) to the Class 1A noteholders to be applied to reduce the Class 1A note principal balance until the Class 1A note principal balance has been reduced to zero, an amount equal to the lesser of:

                  (A) the balance of the Amount Available with respect to group
            1 after payments described in clauses (X)(1) through (3) above and, to the extent applicable, after payments to the Class 2A noteholders as described under "Excess Spread, Overcollateralization and Cross-Collateralization Provisions" below; and

                  (B) the Additional Principal with respect to the Class 1A
            notes;

            (5) to the servicer and/or the seller, an amount equal to the lesser of (A) the balance of the Amount Available with respect to group 1 after payments described in clauses (X)(1) through (4) above and, to the extent applicable, after payments to the Class 2A noteholders as described under "Excess Spread, Overcollateralization and Cross-Collateralization Provisions" below and (B) any expenses paid by the servicer and/or seller that were incurred in connection with any third party claims that remain unreimbursed;

            (6) to the servicer, an amount equal to the lesser of (A) the balance of the Amount Available with respect to group 1 after payments described in clauses (X)(1) through (5) above and, to the extent applicable, after payments to the Class 2A noteholders as described under "Excess Spread, Overcollateralization and Cross-Collateralization Provisions" below and (B) the aggregate of any nonrecoverable servicing advances and nonrecoverable monthly advances with respect to group 1 previously made by the servicer and not previously reimbursed;

            (7) to the reserve account, the excess overcollateralization amount for group 1, if any, as defined under "Interest Coverage Account and Reserve Account" below;

            (8) to the Class 1A noteholders until the Class 1A note principal balance has been reduced to zero, an amount equal to the lesser of:

            (A) the balance of the Remaining Net Excess Spread with respect to group 1, if any, after payments described in clauses (x)(1) through (7) above; and

            (B) the Available Funds Cap Carry Forward Amount with respect to the Class 1A notes, if any; and

            (9) to the equity certificateholders, the balance of the Amount Available with respect to group 1, if any, after payments described in clauses (X)(1) through (8) above and, to the extent applicable, after payments to the Class 2A noteholders as described under "Excess Spread, Overcollateralization and Cross-Collateralization Provisions" below.

      If the payment date is on or after the cross-over date, the indenture trustee shall distribute the indicated amounts in the following order of priority:

            (Y)(1) to the Class 1A noteholders (subject to the second and last paragraphs under "--Allocation of Amount Available"), an amount equal to the lesser of:

            (A)   the Amount Available with respect to group 1; and

            (B) the Class A Interest Remittance Amount with respect to the Class 1A notes;

            (2) to the Class 1A noteholders (subject to the last paragraph under "--Allocation of Amount Available"), to be applied to reduce the Class 1A note principal balance until the Class 1A note principal balance has been reduced to zero and to make payments in respect of the amounts described in clauses (c) (3) (to the extent the amounts described in clause (c) (3) represent prior Insured Payments or interest thereon) and (c) (5) of the definition of Class A Principal Remittance Amount with respect to the Class 1A notes above, the lesser of:

                  (A) the balance of the Net Excess Amount Available with
            respect to group 1 after payments described in clause (Y)(1) above; and

                  (B) the Class A Principal Remittance Amount with respect to the Class 1A notes;

            (3) to the group 1 trustee expense account, an amount equal to the lesser of the balance of the Amount Available with respect to group 1 after payments described in clauses (Y)(1) and (2) above and any accrued and unpaid annual trustee expense amount with respect to group 1;

            (4) to the servicer and/or the seller, an amount equal to the lesser of (A) the balance of the Amount Available with respect to group 1 after payments described in clauses (Y)(1) through (3) above and, to the extent applicable, after payments to the Class 2A noteholders as described under "Excess Spread, Overcollateralization and Cross-Collateralization Provisions" below and (B) any expenses paid by the servicer and/or seller that were incurred in connection with any third party claims that remain unreimbursed;

            (5) to the servicer, an amount equal to the lesser of (A) the balance of the Amount Available with respect to group 1 after payments described in clauses (Y)(i) through (iv) above and, to the extent applicable, after payments to the Class 2A noteholders as described under "Excess Spread, Overcollateralization and Cross-Collateralization Provisions" below and (B) the aggregate of any nonrecoverable servicing advances and nonrecoverable monthly advances with respect to group 1 previously made by the servicer and not previously reimbursed;

            (6) to the reserve account, the excess overcollateralization amount for group 1, if any, as defined under "Interest Coverage Account and Reserve Account" below;

            (7) to the Class 1A noteholders until the Class 1A note principal balance has been reduced to zero, the lesser of:

            (A) the balance of the Remaining Net Excess Spread with respect to group 1 after payments described in clauses (Y)(1) through (6) above; and

            (B) the Available Funds Cap Carry Forward Amount with respect to the Class 1A notes, if any; and

            (8) to the equity certificateholders, the balance of the Amount Available with respect to group 1 after payments described in clauses
      (Y)(1) through (7) above and, to the extent applicable, after payments to the Class 2A noteholders as described under "Excess Spread, Overcollateralization and Cross-Collateralization Provisions" below, if any.

      GROUP 2

            With respect to the Class 2A notes and group 2:

            If the payment date is prior to the cross-over date, the indenture trustee shall distribute the indicated amounts in the following order of priority:

            (X)(1) to the Class 2A noteholders (subject to the second and last paragraphs under "--Allocation of Amount Available"), an amount equal to the lesser of:

                  (A) the Amount Available with respect to group 2; and

                  (B) the related Class A Interest Remittance Amount with
            respect to the Class 2A notes;

            (2) to the Class 2A noteholders (subject to the last paragraph under "--Allocation of Amount Available"), to be applied to reduce the Class 2A note principal balance until the Class 2A note principal balance has been reduced to zero and to make payments in respect of the amounts described in clauses (c) (3) (to the extent the amount in clause (c) (3) represents prior Insured Payments or interest thereon) and (c) (5) of the definition of Class A Principal Remittance Amount with respect to the Class 2A notes above, the lesser of:

                  (A) the balance of the Amount Available with respect to group
            2 after payments described in clause (X)(1) above; and

                  (B) the Class A Principal Remittance Amount with respect to the Class 2A notes;

            (3) to the group 2 trustee expense account, an amount equal to the lesser of the balance of the Amount Available with respect to group 2 after payments described in clauses (X)(1) and (2) above and any accrued and unpaid annual trustee expense amount with respect to group 2;

            (4) to the Class 2A noteholders to be applied to reduce the Class 2A note principal balance until the Class 2A note principal balance has been reduced to zero, an amount equal to the lesser of:

                  (A) the balance of the Amount Available with respect to group
            2 after payments described in clauses (X)(1) through (3) above and, to the extent applicable, after payments to the Class 1A noteholders as described under "Excess Spread, Overcollateralization and Cross-Collateralization Provisions" below; and

                  (B) the Additional Principal with respect to the Class 2A
            notes;

            (5) to the servicer and/or the seller, an amount equal to the lesser of (A) the balance of the Amount Available with respect to group 2 after payments described in clauses (X)(1) through (4) above and, to the extent applicable, after payments to the Class 1A noteholders as described under "Excess Spread, Overcollateralization and Cross-Collateralization Provisions" below and

      (B) any expenses paid by the servicer and/or seller that were incurred in connection with any third party claims that remain unreimbursed;

            (6) to the servicer, an amount equal to the lesser of (A) the balance of the Amount Available with respect to group 2 after payments described in clauses (X)(1) through (5) above and, to the extent applicable, after payments to the Class 1A Noteholders as described under "Excess Spread, Overcollateralization and Cross-Collateralization Provisions" below and (B) the aggregate of any nonrecoverable servicing advances and nonrecoverable monthly advances with respect to group 2 previously made by the servicer and not previously reimbursed;

            (7) to the reserve account, the excess overcollateralization amount for group 2, if any, as defined under "Interest Coverage Account and Reserve Account" below;

            (8) to the Class 2A noteholders until the Class 2A note principal balance has been reduced to zero, an amount equal to the lesser of:

                  (A) the balance of the Remaining Net Excess Spread with
            respect to group 2, if any, after payments described in clauses
            (X)(1) through (7) above; and

                  (B) the Available Funds Cap Carry Forward Amount with respect to the Class 2A notes, if any; and

            (8) to the equity certificateholders, the balance of the Amount Available with respect to group 2, if any, after payments described in clauses (X)(1) through (8) above and, to the extent applicable, after payments to the Class 1A noteholders as described under "Excess Spread, Overcollateralization and Cross-Collateralization Provisions" below.

      If the payment date is on or after the cross-over date, the indenture trustee shall distribute the indicated amounts in the following order of priority:

            (Y)(1) to the Class 2A noteholders (subject to the second and last paragraphs under "--Allocation of Amount Available"), an amount equal to the lesser of:

                  (A) the Amount Available with respect to group 2; and

                  (B) the Class A Interest Remittance Amount with respect to the
            Class 2A notes;

            (2) to the Class 2A noteholders (subject to the last paragraph under "--Allocation of Amount Available"), to be applied to reduce the Class 2A note principal balance until the Class 2A note principal balance has been reduced to zero and to make payments in respect of the amounts described in clauses (c) (3) (to the extent the amounts described in clause (c) (3) represent prior insured payments or interest thereon) and (c) (5) of the definition of Class A Principal Remittance Amount with respect to the Class 2A notes above, the lesser of:

                  (A) the balance of the Net Excess Amount Available with
            respect to group 2 after payments described in clause (Y)(1) above; and

                  (B) the related Class A Principal Remittance Amount with
            respect to the Class 2A notes;

            (3) to the group 2 trustee expense account, an amount equal to the lesser of the balance of the Amount Available with respect to group 2 after payments described in clauses (Y)(1) and (2) above and any accrued and unpaid annual trustee expense amount with respect to group 2;

            (4) to the servicer and/or the seller, an amount equal to the lesser of (A) the balance of the Amount Available with respect to group 2 after payments described in clauses (Y)(1) through (3) above and, to the extent applicable, after payments to the Class 1A noteholders as described under "Excess Spread, Overcollateralization and Cross-Collateralization Provisions" below and (B) any expenses paid by the servicer and/or seller that were incurred in connection with any third party claims that remain unreimbursed;

            (5) to the servicer, an amount equal to the lesser of (A) the balance of the Amount Available with respect to group 2 after payments described in clauses (Y)(1) through (4) above and, to the extent applicable, after payments to the Class 1A noteholders as described under "Excess Spread, Overcollateralization and Cross-Collateralization Provisions" below and (B) the aggregate of any nonrecoverable servicing advances and nonrecoverable monthly advances with respect to group 2 previously made by the servicer and not previously reimbursed;

            (6) to the reserve account, the excess overcollateralization amount for group 2, if any, as defined under "Interest Coverage Account and Reserve Account" below;

            (7) to the Class 2A noteholders until the Class 2A note principal balance has been reduced to zero, the lesser of:

                  (A) the balance of the Remaining Net Excess Spread with
            respect to group 2 after payments described in clauses (Y)(1) through (6) above; and

                  (B) the Available Funds Cap Carry Forward Amount with respect to the Class 2A notes, if any; and

            (8) to the equity certificateholders, the balance of the Amount Available with respect to group 2 after payments described in clauses
      (Y)(1) through (7) above and, to the extent applicable, after payments to the Class 1A noteholders as described under "Excess Spread, Overcollateralization and Cross-Collateralization Provisions" below, if any.

      The sale and servicing agreement provides that to the extent the note insurer makes insured payments with respect to a class of notes, the note insurer (a) will be subrogated to the rights of the holders of the notes with respect to those insured payments, (b) shall be deemed, to the extent of the payments so made, to be a registered holder of that class of notes and (c) shall be entitled to reimbursement for those insured payments, with interest accrued thereon at the weighted average of the related note interest rates, on each payment date after the related noteholders have received the related Class A Remittance Amount (exclusive of any related Class A Carry-Forward Amount representing amounts previously paid to noteholders as insured payments or interest accrued in respect of those insured payments) for that payment date.

INTEREST COVERAGE ACCOUNT AND RESERVE ACCOUNT

      The seller will establish for the benefit of each class of the noteholders an interest coverage trust account for each group. On the closing date and, if necessary, on each subsequent transfer date, the seller will deposit in each interest coverage account a cash amount as required by the note insurer and specified in the sale and servicing agreement. Funds on deposit in the related interest coverage account will be applied by the indenture trustee to cover shortfalls in the related Class A Interest Remittance Amount attributable to (1) the pre-funding feature during the funding period and (2) the deferment of interest feature with respect to certain of the mortgage loans. During the funding period, an interest shortfall initially will exist because while the related noteholders are entitled to receive interest accruing on the related note principal balance, the related note principal balance during the funding period will be greater than the aggregate principal balance of the initial mortgage loans with respect to each group on the closing date. Upon conveyance of related subsequent mortgage loans to the issuer, funds on deposit in the related interest coverage account related to the pre-funding feature will be released by the indenture trustee to the seller to the extent not necessary to cover these interest shortfalls.

      Approximately 8.34% of the initial mortgage loans, by original pool principal balance (which excludes the permanent buydown companion loans), are deferred payment loans and the principal balance conveyed to the trust has been reduced by the principal amount so deferred. If the mortgagor has not prepaid the loan before a certain date and the maturity date is not otherwise accelerated by the servicer, these deferred payments will be forgiven. During the funding period, funds on deposit in the related interest coverage account will be available to cover the interest portion of deferred payments. In addition, it is possible that some of the subsequent mortgage loans transferred to the trust will contain this deferment of payments feature. With respect to any subsequent mortgage loan that is a deferred payment loan, that amount necessary to cover the interest that will accrue during the period of deferment on the principal balance of the deferred payment loan as transferred to the trust will be deposited by the seller into the related interest coverage account and will be applied by the indenture trustee to cover shortfalls in the related Class A Interest Remittance Amount attributable to this deferment of interest feature. Upon termination of the funding period, any other amounts remaining in the interest coverage accounts not relating to deferred payments will be released by the indenture trustee to the seller. To the extent deferred payments are not forgiven, the servicer will retain deferred payments collected for payment to the seller as part of the Depositor's Yield.

      If on any payment date the Required Overcollateralization Amount for a group has been reached and all of the mortgage loans in such group have been paid in full or liquidated during the related Due Period, the amount, if any, by which the Overcollateralization Amount for that group immediately preceding such Due Period exceeded the Required Overcollateralization Amount for that group, determined without taking into account the overcollateralization amount required by the note insurer for the groups in the aggregate, will be deposited by the indenture trustee into a reserve account, to the extent of available funds after payments having a higher priority as set forth above under "--Allocation of Amount Available" are made. This amount deposited is referred to in this prospectus supplement as the "excess overcollateralization amount". On each payment date, funds on deposit in the reserve account will be available to cover any available funds shortfall with respect to the class of notes outstanding until the related group reaches its Required Overcollateralization Amount, also determined without taking into account the overcollateralization amount required by the note insurer for the groups in the aggregate. On the payment date that such Required Overcollateralization Amount is reached, amounts on deposit in the reserve account will be released to the equity certificateholders.

ADVANCES

      Not later than the close of business on the twenty-second day of each month (or if such day is not a business day, on the following business day), the servicer shall remit to the indenture trustee for deposit in the note distribution account with respect to the related group an amount, to be distributed on the related payment date, equal to the sum of (1) the interest portions of the aggregate amount of monthly payments on the mortgage loans with respect to the related group (net of the servicing fee and the annual trustee expense amount) due during the related Due Period, but delinquent as of the close of business on the first day of the month in which such payment date occurs, (2) with respect to each REO Property that was acquired during or prior to the related Due Period and which was not disposed of during such Due Period, an amount equal to the excess, if any, of interest on the principal balance deemed to apply to such REO Property for the most recently ended calendar month at the related mortgage rate, net of the servicing fee and the annual trustee expense amount, over the net income from such property for such Due Period; except that after the Cross-over Date, the servicer shall not be required to remit as the sum of clauses (i) and (ii) above, an amount in excess of the Class A Interest Remittance Amount and the monthly premium payable to the note insurer, (3) with respect to each payment date, the amount necessary on the first, second, third, fourth and fifth payment dates to pay 30 days' interest with respect to each non-delinquent newly originated mortgage loan in the related group that has not had a first payment date as of the closing date, net of the servicing fee and the annual trustee expense amount, and (4) with respect to each payment date, if pursuant to the sale and servicing agreement the servicer has previously reimbursed itself for an advance described in clause (3) above, then an amount equal to such amount previously reimbursed.

      The servicer is required to make an advance out of its own funds or out of funds in the principal and interest account with respect to the related group that do not constitute the related Amount Available with respect to the related group for such payment date.

EXCESS SPREAD, OVERCOLLATERALIZATION AND CROSS-COLLATERALIZATION PROVISIONS

      On any payment date prior to the cross-over date, holders of the Class 1A and Class 2A notes will have a first priority right to 100% of the related Excess Spread to fund the amount by which the related Class A Remittance Amount with respect to the related class of notes, exceeds the related Available Remittance Amount for such payment date. To the extent available, the Net Excess Spread and Excess Principal with respect to a group will then be applied to cover any available funds shortfall with respect to the other group.

      In addition, on any payment date prior to the Cross-over Date on which the Overcollateralization Amount for a group is less than the Required Overcollateralization Amount for that group, the Remaining Net Excess Spread and the Net Excess Principal, if any, will be used to make additional distributions of principal on the related class of notes until the Overcollateralization Amount equals the related Required Overcollateralization Amount for that group. Net Excess Spread and Net Excess Principal from one group will not be used to make payments of Additional Principal on the notes related to the other group.

      Credit enhancement with respect to the notes will be provided in part by the initial Overcollateralization Amount for the related group resulting from the sum of the original principal balance of the related group and the original group 1 pre-funded amount or the original group 2 pre-funded amount, as applicable, exceeding the related initial note principal balance as of the closing date.

On the closing date, the initial Overcollateralization Amount with respect to group 1 is expected to be $5,263,157.90 equal to 5.00% of the sum of the original group 1 principal balance and the original group 1 pre-funded amount; the initial Overcollateralization Amount with respect to group 2 is expected to be $6,778,710.03 equal to 4.65% of the sum of the original group 2 principal balance and the original group 2 pre-funded amount.

      Prior to the related cross-over date, Excess Spread with respect to a group will be applied first, to cover any available funds shortfall with respect to that group, second, to cover any available funds shortfall with respect to the other group, third, to pay the amount of any related accrued and unpaid annual trustee expense amount, fourth, to reach and maintain the Required Overcollateralization Amount for that group, if necessary, fifth, with respect to the related group, to reimburse the servicer for amounts to which it is entitled, sixth, if necessary, to deposit the excess overcollateralization amount in the reserve account and seventh, to pay the related Available Funds Cap Carry Forward Amount, if any, to the holders of related notes on a pro rata basis among such noteholders, and to distribute any remaining amounts to the equity certificateholders. After the cross-over date, Excess Spread with respect to a group, will be applied, first, to cover any available funds shortfall with respect to that group, second, to cover any available funds shortfall with respect to the other group, third, to pay the amount of any related accrued and unpaid annual trustee expense amount, fourth, with respect to the related group, to reimburse the servicer for amounts to which it is entitled, fifth, if necessary, to deposit the excess overcollateralization amount in the reserve account and sixth, to pay the Available Funds Cap Carry Forward Amount, if any, to the holders of related notes on a pro rata basis among such noteholders and to distribute any remaining amounts to the equity certificateholders.

      Application of the Additional Principal will have the effect of accelerating the rate of payment of principal of the notes until the cross-over date. Application of funds in accordance with the foregoing is intended to create and maintain a positive Overcollateralization Amount for each group equal to the Required Overcollateralization Amount for that group and thereby provide a cushion against ultimate losses rather than to maintain a regular cash flow to holders of notes or to guarantee against current losses. There can be no assurance that the Required Overcollateralization Amount will be attained or maintained. The Required Overcollateralization Amount for each group will be based on the targeted overcollateralization amount required by the note insurer for that group and for the groups in the aggregate and will be subject to certain stepups and stepdowns based on certain delinquency and loss tests with respect to the mortgage loans in the related group and the overcollateralization amount attained with respect to the other group. In addition, the Required Overcollateralization Amount may be reduced at any time at the discretion of the note insurer.

      If Realized Losses on the mortgage loans result in an Undercollateralization Amount, an insured payment with respect to that amount will be made by the note insurer to be allocated to each class of notes based on its respective Unrecovered Class A Portion. Because the Undercollateralization Amount is based on the notes in the aggregate and on the principal balance of the mortgage loans of the groups in the aggregate, even if the note principal balance of a class of notes exceeds the aggregate principal balance of the mortgage loans in the related group, an insured payment will not be made unless the note principal balance of the notes in the aggregate exceed the principal balance of the mortgage loans in the aggregate.

      The seller will have the option, subject to the consent of the note insurer, to enter into an interest rate cap agreement, at its expense, to provide supplemental payments to the trust when LIBOR reaches or exceeds a specified level selected by the seller. The intent of the interest rate cap agreement is to sustain excess cashflow used to build the Overcollateralization Amount. The seller anticipates that the existence of the interest rate cap agreement may result in a lower Required Overcollateralization Amount for one or both groups than would otherwise be required by the note insurer without the interest rate cap agreement. Any supplemental payments will be treated in the same manner as interest on the mortgage loans in the allocation of amounts available. There can be no assurance that any such interest rate cap agreement will be entered into or that any supplemental payments thereunder will be made or, if made, will be available for the purpose set forth above and you should not consider the cap agreement as additional credit enhancement in making your investment decision.

                          SALE AND SERVICING AGREEMENT

GENERAL

      The issuer will acquire the mortgage loans pursuant to a sale and servicing agreement dated as of March 1, 2000, among the seller, the servicer, the issuer and the indenture trustee, a form of which agreement is filed as an exhibit to the registration statement of which this prospectus supplement is a part. Copies of the sale and servicing agreement and indenture as executed will be included in the Current Report on Form 8-K relating to the notes, which will be filed by the seller with the Securities and Exchange Commission within fifteen days after the initial issuance of the notes. Reference is made to the prospectus for important information in addition to that set forth herein regarding the trust, the terms and conditions of the sale and servicing agreement, the indenture and the notes. The seller will provide to a prospective or actual noteholder without charge, on written request, a copy (without exhibits) of the sale and servicing agreement and/or the indenture. Requests should be addressed to Superior Bank FSB, 1 Ramland Road, Orangeburg, New York 10962, Attention: President.

THE SERVICER

      Superior Bank FSB, the servicer, will be responsible for the servicing of the mortgage loans and will be entitled to a fee equal to 0.65% per annum of the principal balance of each mortgage loan, calculated and payable monthly from interest actually received by the servicer on the mortgage loans, as described herein.

      The servicer, as of December 31, 1999, serviced approximately $4,538,258,000 of mortgage loans (including the mortgage loans and mortgage loans not originated or purchased by the seller).

      Statements are provided for all mortgage loans serviced. Mortgagors are instructed to forward all payments, along with a coupon detachable from the statement, to a lockbox account. Available funds are then transferred from the lockbox account to the related principal and interest account. Telephone calls on first payment defaults are made at five (5) days past due utilizing the predictive dialer and a customized campaign. Phone calls may be made as early as one day past due on newly originated loans depending upon loan (credit) class, and unpaid principal balance. Sixteen days after a missed payment a system generated late notice is sent. Loans are cycled through the dialer at a minimum of every three days until contact is made or promise for payment is established. Collection attempts increase to daily frequency as the month progresses. At the second missed payment, generally, an on-site interview is scheduled with the borrower and the mortgaged property is inspected. If foreclosure is necessary, the servicer's litigation department supervises and monitors all litigation procedures (including bankruptcy proceedings) conducted by the foreclosing attorneys. If title passes to the mortgagee, the servicer's real estate division will immediately insure that the mortgaged property is preserved and protected. Upon extensive review and analysis, a disposition strategy is developed and the property is aggressively marketed.

      The following table and discussion set forth certain information concerning the delinquency and loss experience on mortgage loans secured by single family properties, multifamily properties, commercial properties and mixed use properties (including the mortgage loans originated or purchased by the seller and serviced by the servicer).

                       DELINQUENCY AND LOSS EXPERIENCE(1)
                                ($ IN THOUSANDS)

                                                                                                                        SIX MONTHS
                                                                                                                           ENDED
                                                                                                                       DECEMBER 31,
                                                                 1997               1998                1999               1999
                                                                 ----               ----                ----               ----
Total Outstanding Principal Balance .....................     $ 1,904,232        $ 2,719,429        $ 3,756,735        $ 4,363,692
Number of Loans .........................................          26,119             36,898             51,638             61,906

Period of Delinquency(2):
   30-59 Days(3)
              Principal Balance .........................     $    39,594        $    45,046        $    86,934        $   163,821
              Number of Loans ...........................             526                576              1,256              2,362
              Percent of Delinquency by Dollar ..........            2.08%              1.66%              2.31%              3.75%
   60-89 Days
              Principal Balance .........................     $    15,252        $    27,062        $    40,370        $    64,887
              Number of Loans ...........................             186                291                539                922
              Percent of Delinquency by Dollar ..........            0.80%              1.00%              1.07%              1.49%
   90 Days or More
              Principal Balance .........................     $    77,465        $   140,902        $   220,110        $   315,964
              Number of Loans ...........................             813              1,435              2,262              3,668
              Percent of Delinquency by Dollar ..........            4.07%              5.18%              5.86%              7.24%
   Total Delinquency
              Principal Balance .........................     $   132,311        $   213,010        $   347,414        $   544,672
              Number of Loans ...........................           1,525              2,302              4,057              6,952
              Percent by Delinquency by Dollar ..........            6.95%              7.83%              9.25%             12.48%

Average Outstanding Principal Balance ...................     $ 1,624,031        $ 2,294,635        $ 3,212,097        $ 4,054,152
Net Gains/(Losses) on Liquidated Loans ..................     $    (8,092)       $   (15,758)       $   (34,997)       $   (23,978)
Net Gains/(Losses) as a Percent of Average
   Outstanding Principal Balance ........................           (0.50)%            (0.69)%            (1.09)%            (1.18)%
Net Gains/(Losses) on Liquidated Loans
   including advances(4) ................................     $    (8,161)       $   (15,886)       $   (35,764)       $   (24,676)
Net Gains/(Losses) as a Percent of Average
   Outstanding Principal Balance(4) .....................           (0.50)%            (0.69)%            (1.11)%            (1.22)%

----------
(1)   This table includes fixed-rate and adjustable-rate mortgage loans.
(2) Includes mortgage loans in the process of foreclosure and mortgaged properties acquired through foreclosure or deed in lieu of foreclosure.
(3)   Represents two payments missed.
(4) Includes all net recorded servicer advances through date of liquidation less recoveries of such advances.
(5) Percentages for the six month period ending December 31, 1999 are annualized.

      The number of outstanding mortgage loans originated pursuant to the Adjustable-Rate First Mortgage Program in the servicer's loan portfolio, and the total principal balance of such loans, as of December 31, 1999 were approximately 18,731 and $1,820,838,000, respectively, as of June 30, 1999 were approximately 15,906 and $1,637,617,000, respectively and as of June 30, 1998 were approximately 10,454 and $1,169,017,000, respectively as of June 30, 1997 were approximately 6,906 and $793,336,000, respectively. As of December 31, 1999, only 2,662 of such adjustable-rate mortgage loans were delinquent.

      At December 31, 1999 with respect to the mortgage loans set forth in the preceding table, 424 properties (representing $41,411,857 in principal balance of such loans) were acquired through foreclosure of the related mortgage loans or through deed in lieu of foreclosure and were not liquidated. The average length of ownership of foreclosed properties has historically been 5.67 months with an average loss (including accrued and unpaid interest) per property of $48,433.

      The delinquency and loss experience percentages in the preceding table are calculated on the basis of all conventional mortgage loans serviced for the seller as of the end of the periods indicated. However, because the total amount of loans serviced by the servicer has rapidly increased over these periods as a result of new originations, the total amount of loans serviced as of the end of any indicated period will include many loans that will not have been outstanding long enough to give rise to some or all of the indicated periods of delinquency. In the absence of such substantial continuous additions of newly originated loans to the total amount of loans serviced, the delinquency percentages indicated in the preceding table would be higher and could be substantially higher.

TERMINATION; PURCHASE OF MORTGAGE LOANS

      On any payment date on which the aggregate outstanding principal balance of the mortgage loans in the trust is less than or equal to 5% of the sum of the original pool principal balance and the original pre-funded amount, the servicer may determine to purchase and may purchase from the trust all of the mortgage loans and all REO Property at a termination price equal to the sum of (1) 100% of the principal balance of each mortgage loan remaining plus one month's accrued interest thereon at the related mortgage rate net of the rate at which the servicer's fee is calculated and (2) the appraised value of any such REO Property remaining determined in accordance with the terms of the sale and servicing agreement. If the servicer does not exercise this option to purchase the mortgage loans, then the majority equity certificateholder will have the option to do so in the same manner. See "Description of the Securities--Termination of the Trust Fund and Disposition of Trust Fund Assets" in the prospectus.

      In connection with any such purchase by the servicer or the majority equity certificateholder, the servicer or the majority equity certificateholder, as applicable, shall remit to the indenture trustee for remittance to the related noteholders and equity certificateholders on the final payment date with respect to such terminated group all other amounts then on deposit in the related principal and interest account that would have constituted part of the related Available Remittance Amount for subsequent payment dates absent such purchase.

REMOVAL AND RESIGNATION OF SERVICER

      The note insurer may, pursuant to the sale and servicing agreement, remove the servicer as servicer with respect to the mortgage loans of a group upon the occurrence and continuation beyond the applicable cure period of any of the following events, other than the event described in clause (1)(C) below, and the holders of the majority Class 1A or the Class 2A notes evidencing in excess of 51% of the related note principal balance, with the consent of the note insurer, which consent may not be unreasonably withheld, may remove the servicer as servicer of the mortgage loans of the related group upon the occurrence and continuation beyond the applicable cure period of (a) an event described in clause (2) below or (b) upon the failure of the note insurer to exercise its rights to remove the servicer upon the occurrence of any event described in clauses
(1)(A), (1)(B), (1)(D), (3), (4) or (5) below:

            (1)(A) an event of nonpayment, unless in the case of an event of nonpayment described in clauses (1) or (2) of the definition thereof, the insufficiency described in such clauses (1) or (2) results from a failure of the note insurer or the indenture trustee to perform in accordance with its respective obligations with respect to such group; (B) the failure by the servicer to make any required servicing advance with respect to such group, to the extent such failure materially and adversely affects the interests of the note insurer or the related noteholders; (C) the failure by the servicer to make any required monthly advance with respect to such group; or (D) any other failure by the servicer to remit to related noteholders, or to the indenture trustee for the benefit of the related noteholders, any payment required to be made under the terms of the sale and servicing agreement with respect to the related notes, to the extent such failure materially and adversely affects the interests of the note insurer or the related noteholders and which continues unremedied after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer by the note insurer or the indenture trustee or to the servicer and the indenture trustee with the consent of the note insurer; or

            (2) failure by the servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the servicer with respect to a group as set forth in the sale and servicing agreement with respect to the related notes, which failure continues unremedied for a period of 60 days after the date on which written notice of that failure, requiring the same to be remedied, shall have been given to the servicer by the indenture trustee or to the servicer and the indenture trustee by the note insurer or any related noteholder with the consent of the note insurer; or

            (3) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days; or

            (4) the servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the servicer or of or relating to all or substantially all of the servicer's property and such appointment shall continue unremedied for a period of 30 days after the servicer has received notice of such default; or

            (5) the servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations, any of which shall continue unremedied for a period of 30 days after the servicer has received notice of such default; or

            (6) certain other events if required by the note insurer in the sale and servicing agreement.

      Upon the occurrence of the event described in clause (1)(C), and the servicer's failure to remedy such by twelve o'clock noon, New York City time, on the next succeeding business day, the indenture trustee or a successor servicer will immediately assume the duties of the servicer with respect to the related group.

      An event of nonpayment is defined in the sale and servicing agreement as
(1) with respect to any payment date, the insufficiency of amounts remitted to the indenture trustee by the servicer and available to the indenture trustee to pay the full amount of the related Class A Remittance Amounts for a group, exclusive of the related Class A Carry-Forward Amounts that represent insured payments or interest accrued in respect of insured payments, and the monthly premium payable to the note insurer and (2) the sum of all Realized Losses with respect to such group exceeds an amount specified in the sale and servicing agreement. In certain instances of the occurrence of an event of nonpayment the indenture trustee and the note insurer may prohibit the termination of the servicer with respect to a group if such event of nonpayment does not result from the action or omission of the servicer.

      Under the sale and servicing agreement, if Realized Losses and delinquencies with respect to a group reach certain specified levels, the note insurer has the option to direct the indenture trustee to remove the servicer with respect to that group.

      Upon removal or resignation of the servicer as servicer of the mortgage loans, the indenture trustee will be the successor servicer of the mortgage loans of the related group. The indenture trustee and any other successor servicer in such capacity is entitled to the same reimbursement for advances and servicing compensation with respect to the mortgage loans of the related group as the servicer. See "Description of the Securities--Servicing and Other Compensation and Payment of Expenses" and "--Events of Default under the Governing Agreements and Rights Upon Events of Default" in the prospectus.

SALE AND ASSIGNMENT OF THE MORTGAGE LOANS; RECORDATION OF ASSIGNMENTS OF
MORTGAGES

      On the closing date, all of the seller's right, title and interest in and to the mortgage loans will be sold, conveyed, transferred and assigned from the seller to the issuer together with all principal and interest received by or on behalf of seller on or with respect to the mortgage loans after the cut-off date, other than the Seller's Yield and amounts received after the cut-off date in respect of interest accrued on or prior to the cut-off date. The issuer will pledge and assign the mortgage loans to the indenture trustee in exchange for the notes. Assignments of the mortgage loans in favor of the indenture trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states such as New York where, in the opinion of counsel, such recording is not required to protect the indenture trustee's interest in the mortgage loan against the claim of any subsequent transferee or creditor of the seller.

AMENDMENT

      In addition to the provisions for amendment of the sale and servicing agreement described in the prospectus, with respect to the notes, the Required Overcollateralization Amounts and the subordinated amounts may be reduced at the discretion of the note insurer and, consequently, without the consent of, or notice to, the holders of notes.

                 THE NOTE INSURER AND THE NOTE INSURANCE POLICY

      The information set forth in this section and in the financial statements of Financial Guaranty Insurance Company, the note insurer, set forth in Appendix A and Appendix B hereto, has been provided by the note insurer. No representation is made by the seller or any of its affiliates as to the accuracy or completeness of any such information.

      Financial Guaranty Insurance Company, the note insurer, a New York stock insurance corporation, is a monoline financial guaranty insurance company which, since January 1984, has been a leading insurer of bonds issued by municipal governmental subdivisions and agencies thereof. The note insurer also insures a variety of non-municipal structured debt obligations and pass-through securities. The note insurer is authorized to write insurance in all 50 states and the District of Columbia and is also authorized to carry on general insurance business in the United Kingdom and to write credit and guaranty insurance in France.

      The note insurer is a wholly-owned subsidiary of FGIC Corporation, a Delaware holding company. FGIC Corporation is a subsidiary of General Electric Capital Corporation ("GE Capital"). Neither FGIC Corporation nor GE Capital is obligated to pay the debts of or the claims of the note insurer.

      The note insurer and its holding company, FGIC Corporation, are subject to regulation by the State of New York Insurance Department and by each other jurisdiction in which the note insurer is licensed to write insurance. These regulations vary from jurisdiction to jurisdiction, but generally require insurance holding companies and their insurance subsidiaries to register and file certain reports, including information concerning their capital structure, ownership and financial condition and require prior approval by the insurance department of their state of domicile of changes in control, of dividends and of other intercorporate transfer of assets and of transactions between insurance companies, their parents and affiliates. The note insurer is required to file quarterly and annual statutory financial statements and is subject to statutory restrictions concerning the types and quality of investments, the use of policy forms, premium rates and the size of risk that it may insure, subject to reinsurance. Additionally, the note insurer is subject to triennial audits by the State of New York Insurance Department.

      The note insurer considers its role in providing insurance to be credit enhancement rather than credit substitution. The note insurer only insures securities that it considers to be of investment grade quality. With respect to each category of obligations considered for insurance, the note insurer has established and maintains its own underwriting standards that are based on those aspects of credit quality that the note insurer deems important for the category and that take into account criteria established for the category typically used by rating agencies. Credit criteria for evaluating securities include economic and social trends, debt management, financial management and legal and administrative factors, the adequacy of anticipated cash flow, including the historical and expected performance of assets pledged for payment of securities under varying economic scenarios, underlying levels of protection such as insurance or overcollateralization, and, particularly in the case of long-term municipal securities, the importance of the project being financed.

      The note insurer also reviews the security features and reserves created by the financing documentation, as well as the financial and other covenants imposed upon the credit backing the issue. In connection with underwriting new issues, the note insurer sometimes requires, as a condition to insuring an issue, that collateral be pledged or, in some instances, that a third-party guarantee be provided for a term of the insured obligation by a party of acceptable credit quality obligated to make payment prior to any payment by the note insurer.

      Insurance written by the note insurer insures the full and timely payment of interest and principal when due on insured debt securities and timely interest and ultimate principal payments due in respect of pass-through securities such as the notes. If the issuer of a security insured by the note insurer defaults on its obligations to pay such debt service, or, in the case of a pass-through security, available funds are insufficient to pay the insured amounts, the note insurer will make the scheduled insured payments, without regard to any acceleration of the securities which may have occurred, and will be subrogated to the rights of security holders to the extent of its payments. The claims paying ability of the note insurer is rated Aaa, AAA and AAA by Moody's, Standard & Poor's and Fitch, respectively.

      In consideration for issuing its insurance, the note insurer receives a premium which is generally paid in full upon issuance of the policy or on an annual, semiannual or monthly basis. The premium rates charged depend principally on the credit strength of the securities as judged by the note insurer according to its internal credit rating system and the type of issue.

      As of December 31, 1999 and December 31, 1998 the note insurer had written directly or assumed through reinsurance, guaranties of approximately $298.9 billion and $268.1 billion par value of securities, respectively (of which approximately 86 percent and 86 percent, respectively, constituted guaranties of municipal bonds), for which it had collected gross premiums of approximately $2.37 billion and $2.25 billion, respectively. As of December 31, 1999, the note insurer had reinsured approximately 21 percent of the risks it had written, 30 percent through quota share reinsurance, 17 percent through excess of loss reinsurance and 53 percent through facultative arrangements.

CAPITALIZATION

      The following table sets forth the capitalization of the note insurer as of December 31, 1999 and December 31, 1998, respectively, on the basis of generally accepted accounting principles. No material adverse change in the capitalization of the note insurer has occurred since December 31, 1999.

                                                   DECEMBER 31, 1999          DECEMBER 31,1998
                                                     (IN MILLIONS)              (IN MILLIONS)
                                                     -------------              -------------
Unearned Premiums ...............................       $   579                    $   610
Other Liabilities ...............................           180                        302
     Stockholder's Equity Common Stock ..........            15                         15
     Additional Paid-in Capital .................           384                        384
     Accumulated Other Comprehensive Income .....           (47)                        92
     Retained Earnings ..........................         1,687                      1,581
                                                        -------                    -------
Total Stockholder's Equity ......................         2,039                      2,072
                                                        -------                    -------
Total Liabilities and Stockholder's Equity ......       $ 2,798                    $ 2,984
                                                        =======                    =======

      For further financial information concerning the note insurer, see the audited financial statements of the note insurer included as Appendix A.

      Copies of the note insurer's quarterly and annual statutory statements filed by the note insurer with the State of New York Insurance Department are available upon request to Financial Guaranty Insurance Company, 115 Broadway, New York, New York 10006, Attention: Corporate Communications Department. The
note insurer's telephone number is (212) 312-3000.

      The note insurer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or the prospectus or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of information in this prospectus supplement regarding the note insurer and the note insurance policy set forth under the heading "The Note Insurer and the Note Insurance Policy" herein and in Appendix A.

NOTE INSURANCE POLICY

      The note insurer will issue a note insurance policy for the notes. The note insurance policy unconditionally guarantees the payment of insured payments on the notes. "Insured payments" as to any payment date means (1) the amount, if any, by which (X) the related Class A Remittance Amount with respect to the related class of the notes (excepting amounts payable in connection with the repurchase or substitution of defective mortgage loans if such amounts are due but not paid by the seller) exceeds (Y) the sum of (a) the related Available Remittance Amount (minus the monthly premium payable to the note insurer), (b)
(I) if such payment date is prior to the cross-over date, the lesser of (1) the sum of (i) the Excess Spread deposited into the related note distribution account as of such payment date, (ii) to the extent of an available funds shortfall, the Net Excess Spread from the other group, if any, and (iii) to the extent of an available funds shortfall, the Excess Principal from the other group, if any, and (2) the related subordinated amount, or (II) if such payment date is on or after the Cross-over Date, that portion of the Amount Available constituting Excess Spread with respect to the related group available to pay the related Class A Interest Remittance Amount, (c) any amount transferred from the reserve account to the related note distribution account, and (d) the aggregate amount of any previous related insured payments for which the note insurer has not been reimbursed by the indenture trustee pursuant to the sale and servicing agreement, together with that portion of the amounts described in the immediately preceding clause
(X) of the definition of insured payment that represents interest accrued in respect of prior insured payments and (2) the outstanding note principal balance on the notes to the extent unpaid on the final scheduled payment date. The note insurer will make each such insured payment (other than that portion of an insured payment constituting a preference amount (defined below)) to the indenture trustee as paying agent on the later of (a) the payment date on which such insured payment is distributable to the related noteholders pursuant to the sale and servicing agreement and (b) the business day next following the day on which the note insurer shall have received telephonic or telegraphic notice, subsequently confirmed in writing, or written notice by registered or certified mail, from the indenture trustee as paying agent specifying that an insured payment is due. The note insurance policy will provide for payment of the amount, a "preference amount", of any distributions in respect of principal or interest previously paid to a noteholder that are subsequently recovered from such noteholder prior to the expiration date of the note insurance policy, pursuant to a final, nonappealable order of a court of competent jurisdiction under the United States Bankruptcy Code. Any such payments will be made under the note insurance policy on the second business day following receipt by the note insurer of notice as described above, a certified copy of such final order, assignment to the note insurer of such noteholder's rights and claims with respect to such preference amount and appointment of the note insurer as such noteholder's agent in respect of the preference amount. No holder of a note shall be entitled to reimbursement for any payment voided as a preference as to which the note insurer previously has made a payment under the note insurance policy, nor is the note insurer obligated to make any payment in respect of any preference amount which represent a payment of the principal amount of the notes prior to the time the note insurer otherwise would have been required to make a payment in respect of such principal.

      The note insurer's obligation under the note insurance policy will be discharged to the extent that funds are received by the indenture trustee for distribution to the noteholders, whether or not such funds are properly distributed by the indenture trustee.

      For purposes of the note insurance policy, "noteholder" as to any class of note, does not include the trust, the servicer, any sub-servicer or the seller.

      The note insurer only insures the timely receipt of interest on the notes and the ultimate receipt of principal on the notes. The note insurer does not guarantee (i) any rate of principal payments on the notes, (ii) recovery of payments deemed voidable preferences under state law, (iii) the payment of the purchase price by the seller in connection with the purchase of mortgage loans due to defective documentation or a breach of representation or warranty, or
(iv) the payment of any Available Funds Cap Carry Forward Amount for any payment date. The note insurance policy is non-cancelable. The note insurance policy expires and terminates without any action on the part of the note insurer or any other person on the date that is one year and one day following the date on which the notes have been paid in full.

      THE NOTE INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/ CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

      In the absence of payments under the note insurance policy, noteholders will directly bear the credit and other risks associated with their undivided interest in the trust.

                         FEDERAL INCOME TAX CONSEQUENCES

      Upon the issuance of the notes, Thacher Proffitt & Wood, counsel to the seller, will deliver its opinion to the effect that based on the application of existing law and assuming compliance with the owner trust agreement and indenture, for federal income tax purposes:

            o the notes will be characterized as indebtedness and not as representing an ownership interest in the trust estate or an equity interest in the issuer or the seller and

            o the issuer will not be classified as an association taxable as a corporation for federal income tax purposes (including a "publicly traded partnership" as defined in Treasury Regulation Section 1.7704) or a taxable mortgage pool as defined in Section 7701(i) of the Code.

      Each noteholder, by the acceptance of a note, will agree to treat such notes as indebtedness for federal income tax purposes. See "Federal Income Tax Consequences" in the prospectus for additional information concerning the application of federal income tax laws to the trust and the notes.

      The notes will not be treated as having been issued with "original issue discount," as defined in the prospectus. The prepayment assumption that will be used in determining the rate of amortization of market discount and premium, if any, on each class of the notes, for federal income tax purposes will be based on the assumption that the mortgage loans in group 1 will prepay at a rate equal to 100% of the prepayment assumption (as described herein) and on the assumption that the mortgage loans in group 2 will prepay at a rate equal to 28% CPR (as defined herein). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Federal Income Tax Consequences" in the prospectus.

      The notes will not be treated as assets described in Section 7701(a)(19)(C) of the Code or "real estate assets" under Section 856(c)(4)(A) of the Code. In addition, interest on the notes will not be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code. The notes will also not be treated as "qualified mortgages" under
Section 860G(a)(3)(C) of the Code.

      Prospective investors in the notes should see "Federal Income Tax Consequences" and "State and Other Tax Consequences" in the prospectus for a discussion of the application of federal income and state and local tax laws to the issuer and purchasers of the notes.

                              ERISA CONSIDERATIONS

      Transactions involving the trust fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the notes if the assets included in the trust fund are deemed to be assets of the Plan. For this purpose, the notes will be treated as debt under the Regulations if they are treated as indebtedness under applicable local law and do not have any substantial equity features. Under the regulations of the U.S. Department of Labor ("Regulations") defining the term "plan assets", when a plan acquires an "equity interest" in another entity, the underlying assets of that entity may be considered to be Plan assets unless certain exceptions apply. See "ERISA CONSIDERATIONS" in the prospectus. The Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has not"substantial equity features." The term "substantial equity features" has no definition under the Regulations.

      Although there is no authority directly on point, it is anticipated that, as of the date of this prospectus supplement, the notes should be treated as indebtedness without substantial equity features for purposes of the Regulations. However, even if the notes are treated as indebtedness for such purposes, the acquisition or holding of notes by or on behalf of a Plan or related investment vehicle could be considered to give rise to a prohibited transaction if the servicer, the indenture trustee, any successor servicer or any of their respective affiliates is or becomes a party in interest or disqualified person with respect to a Plan or related investment vehicle, unless certain exemptions from the prohibited transaction rules were applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a note. In addition, if the notes were treated as an equity interest in the future, the assets of the issuer could be treated as plan assets of a plan for the purposes of ERISA and the Code. In view of the investor-specific nature of the conditions on the exemptive relief available under ERISA and the Code, each investor should determine whether it is investing plan assets in the notes and, if it is, should determine that appropriate exemptive relief from ERISA's prohibited transaction provisions is available. By acquiring a note, each purchaser will be deemed to represent that either (1) it is not acquiring the note with the assets of a Plan; or (2) the acquisition and holding of the note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

      Any Plan fiduciary considering whether to purchase a note on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA Considerations" in the prospectus.

                                LEGAL INVESTMENT

      Although at their initial issuance the Class 1A notes will be rated Aaa by Moody's and "AAA" by Standard & Poor's, the Class 1A notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 because group 1 includes mortgage loans which are secured by second liens.

      The Class 2A notes will not constitute "mortgage related securities" for purposes of SMMEA until such time as the balance of the group 2 pre-funding account is reduced to zero. At such time the Class 2A notes will constitute "mortgage related securities" for purposes of SMMEA so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, and, as such, they will constitute legal investments for certain entities to the extent provided for in SMMEA.

      The seller makes no representations as to the proper characterization of any class of notes for legal investment or other purposes, or as to the ability of particular investors to purchase any class of notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of notes. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of notes constitutes a legal investment or is subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions set forth in an underwriting agreement, the seller has agreed to sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities, Inc., and each of the underwriters has agreed to purchase from the seller, the principal amount of the notes set forth opposite its name below:

                                               Principal            Principal
                                               Amount of            Amount of
          Underwriters                       Class 1A Notes       Class 2A Notes
          ------------                       --------------       --------------
Merrill Lynch, Pierce Fenner & Smith          $50,000,000          $69,500,000
              Incorporated
J.P. Morgan Securities, Inc.                  $50,000,000          $69,500,000
                                             ------------         ------------
         Total..........................     $100,000,000         $139,000,000
                                             ============         ============

      In the underwriting agreement, each of the underwriters has agreed, subject to the terms and conditions set forth therein, to purchase all of its respective allocation of the notes if any of the notes are purchased.

      The underwriters have advised the seller that they propose initially to offer the notes to the public at the price set forth on the cover page hereof, and to certain dealers at such price less a concession not in excess of 0.15% of the note denominations for the Class 1A notes and not in excess of 0.15% of the note denominations for the Class 2A notes. The underwriters may allow and such dealers may reallow a concession not in excess of 0.125% of the note denominations to certain other dealers. After the initial public offering, the public offering price and such concessions may be changed.

      Until the distribution of the notes is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes.

      In general, purchases of a security for the purpose of stabilization could cause the price of the security to be higher than it might be in the absence of such purchases.

      Neither the seller or any of its affiliates nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither the seller or any of its affiliates nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

      The underwriting agreement provides that the seller will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

      There can be no assurance that a secondary market for the notes will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the notes will be the monthly statements discussed in the prospectus under "Description of the Notes--Reports to Noteholders", which will include information as to the outstanding principal balance of the notes and the status of any existing credit enhancement. There can be no assurance that any additional information regarding the notes will be available through any other source. In addition, the seller is not aware of any source through which price information about the notes will be generally available on an ongoing basis. The limited nature of such information regarding the notes may adversely affect the liquidity of the notes, even if a secondary market for the notes becomes available.

                                     EXPERTS

      The financial statements of Financial Guaranty Insurance Company, as of December 31, 1999 and 1998 and for each of the years in the three-year period ended December 31, 1999, have been included in this prospectus supplement in Appendix A in reliance upon the report of KPMG LLP, independent certified public accountants, appearing in Appendix A, upon the authority of said firm as experts in accounting and auditing.

                                     RATINGS

      As a condition of issuance, the Class 1A and Class 2A notes will be rated "Aaa" by Moody's Investors Service, Inc., "AAA" by Standard & Poor's Ratings Services, A Division of the McGraw-Hill Companies, Inc. and "AAA" by Fitch
IBCA, Inc. The security ratings of the notes should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies. In general, ratings address credit risk and do not address the likelihood or rate of prepayment. See "Rating" and "Risk Factors--Limited Nature of Ratings" in the prospectus.

      The ratings of Moody's on mortgage-backed notes address the likelihood of the receipt by the holders thereof of all distributions on the underlying mortgage loans to which they are entitled. Moody's ratings on the notes do not represent any assessment of the likelihood that principal prepayments will be made by mortgagors or the degree to which such prepayments might differ from that originally anticipated. The rating assigned by Moody's to the notes does not address the possibility that the noteholders might suffer a lower than anticipated yield, nor does it address the likelihood that the Available Funds Cap Carry Forward Amount will be paid to the noteholders.

      Standard & Poor's ratings on mortgage-backed notes address the likelihood of the receipt by noteholders of payments required thereon. Standard & Poor's ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the notes, and the extent to which the payment stream on the mortgage pool is adequate to make payments required under the notes. Standard & Poor's rating on the notes does not, however, constitute a statement regarding frequency of prepayments on the mortgage loans nor the likelihood that the Available Funds Cap Carry Forward Amount will be paid to the noteholders.

      The ratings assigned to the notes will depend primarily on the creditworthiness of the note insurer. Any reduction in a rating assigned to the claims-paying ability of the note insurer below the ratings initially assigned to the notes may result in a reduction of the ratings assigned to the notes.

      The seller does not expect a rating on the notes by any rating agency other than as set forth above. However, there can be no assurance as to whether any other rating agency will rate the notes, or, if it does, what rating would be assigned by such other rating agency. A rating on the notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the notes as set forth above.

                                  LEGAL MATTERS

      Certain legal matters relating to the notes will be passed upon for the seller by Thacher Proffitt & Wood and Lawrence S. Rigie, Esq. and for the underwriters by Brown & Wood LLP.

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the globally offered AFC Mortgage Loan Asset Backed Notes, Series 2000-1 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"),Clearstream Banking soci[ie]t[ie] anonyme, formerly known as Cedelbank S.A. ("Clearstream"), or the Euroclear System ("Euroclear"). The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Home Equity Loan Asset Backed Notes issues.

      Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

      Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

      All Global Securities will be held in book-entry form by DTC in the name of CEDE & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as Direct and Indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Home Equity Loan Asset Backed Notes issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that the settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior Home Equity Loan Asset Backed Notes issues in same-day funds.

      Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to proposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to the settlement. In these cases, Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be backed-value to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

      (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

      (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream participants or Euroclear participants.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside of the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for non-U.S. Persons (Form W-8 or Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status) or Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change. After December 31, 2000, only Form W-8BEN will be acceptable.

      Exemption for non-U.S. Persons with effectively connected income (Form 4224 or Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

      Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001 or Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate) or Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the treaty provides only for a reduced rate and a Form 1001 was provided, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 and Form W-8BEN may be filed by the Certificate Owners or their agents. After December 31, 2000, only Form W-8BEN will be acceptable.

      Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

      U.S. Federal Income Tax Reporting Procedure. The Certificate Owners of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8, Form 1001 and Form 4224 are effective until December 31, 2000. Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed. See "Certain Federal Income Tax Consequences--REMIC's--Backup Withholding With Respect to REMIC Notes" in the Prospectus.

      The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized, in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise supervision over the administration of the trust and one or more United States fiduciaries have authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

FINANCIAL GUARANTY INSURANCE COMPANY
================================================================================


AUDITED FINANCIAL STATEMENTS


DECEMBER 31, 1999

         Report of Independent Auditors.....................................  1
         Balance Sheets.....................................................  2
         Statements of Income...............................................  3
         Statements of Stockholder's Equity.................................  4
         Statements of Cash Flows...........................................  5
         Notes to Financial Statements......................................  6

                            [LETTERHEAD OF KPMG LLP]
                                 345 Park Avenue
                            New York, New York 10154


                          INDEPENDENT AUDITORS' REPORT


The Board of Directors and Stockholder
Financial Guaranty Insurance Company

     We have audited the accompanying balance sheets of Financial Guaranty Insurance Company as of December 31, 1999 and 1998, and the related statements of income, stockholder's equity, and cash flows for each of the years in the three year period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Financial Guaranty Insurance Company as of December 31, 1999 and 1998 and the results of its operations and its cash flows for each of the years in the three year period then ended in conformity with generally accepted accounting principles.


                                            /s/ KPMG LLP


January 21, 2000



FINANCIAL GUARANTY INSURANCE COMPANY                                                 BALANCE SHEETS
===================================================================================================

($ in Thousands, except per share amounts)


                                                                        December 31,    December 31,
                                                                            1999           1998
                                                                         ----------     ----------
ASSETS

Fixed maturity securities, at fair value
  (amortized cost of $2,484,753 in 1999 and $2,519,490 in 1998) .....    $2,412,504     $2,663,024
Short-term investments, at cost, which approximates fair value ......       114,776         30,395
Cash ................................................................           924            318
Accrued investment income ...........................................        38,677         40,038
Reinsurance recoverable .............................................         8,118          8,115
Prepaid reinsurance premiums ........................................       133,874        148,366
Deferred policy acquisition costs ...................................        71,730         80,924
Property and equipment, net of accumulated depreciation
($7,803 in 1999 and $6,981 in 1998) .................................           967          1,802
Prepaid expenses and other assets ...................................        16,672         11,047
                                                                         ----------     ----------
        Total assets ................................................    $2,798,242     $2,984,029
                                                                         ==========     ==========

LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:

Unearned premiums ...................................................    $  578,930     $  610,182
Loss and loss adjustment expenses ...................................        45,201         59,849
Ceded reinsurance balances payable ..................................         2,310          3,129
Accounts payable and accrued expenses ...............................        16,265         46,764
Current federal income taxes payable ................................        62,181         69,542
Deferred federal income taxes .......................................        46,346        122,839
Payable for securities purchased ....................................         7,894              6
                                                                         ----------     ----------
        Total liabilities ...........................................       759,127        912,311
                                                                         ----------     ----------

Stockholder's Equity:

Common stock, par value $1,500 per share;
  10,000 shares authorized, issued and outstanding ..................        15,000         15,000
Additional paid-in capital ..........................................       383,511        383,511
Accumulated other comprehensive income ..............................       (46,687)        91,922
Retained earnings ...................................................     1,687,291      1,581,285
                                                                         ----------     ----------

        Total stockholder's equity ..................................    $2,039,115     $2,071,718
                                                                         ----------     ----------

        Total liabilities and stockholder's equity ..................    $2,798,242     $2,984,029
                                                                         ==========     ==========


                           See accompanying notes to financial statements.



FINANCIAL GUARANTY INSURANCE COMPANY                                           STATEMENTS OF INCOME
===================================================================================================


($ in Thousands)

                                                               For the Year Ended December 31,
                                                            -------------------------------------
                                                              1999          1998          1997
                                                            ---------     ---------     ---------
REVENUES:

Gross premiums written ................................     $112,029      $112,425      $ 95,995
Ceded premiums ........................................      (14,988)      (19,444)      (19,780)
                                                            --------      --------      --------

Net premiums written ..................................       97,041        92,981        76,215
Decrease in net unearned premiums .....................       16,759        12,529        39,788
                                                            --------      --------      --------

Net premiums earned ...................................      113,800       105,510       116,003
Net investment income .................................      134,994       133,353       127,773
Net realized gains ....................................       32,878        29,360        16,700
                                                            --------      --------      --------

  Total revenues ......................................      281,672       268,223       260,476
                                                            --------      --------      --------

EXPENSES:

Loss and loss adjustment expenses .....................      (11,185)        3,178        12,539
Policy acquisition costs ..............................        7,198        13,870        12,936
Decrease in deferred policy acquisition costs .........        9,194         5,362         5,659
Other underwriting expenses ...........................       18,467        18,539        14,691
                                                            --------      --------      --------

  Total expenses ......................................       23,674        40,949        45,825
                                                            --------      --------      --------

Income before provision for Federal income taxes ......      257,998       227,274       214,651
                                                            --------      --------      --------

Federal income tax expense:
  Current .............................................       53,849        41,467        39,133
  Deferred ............................................       (1,857)           17         1,715
                                                            --------      --------      --------

  Total Federal income tax expense ....................       51,992        41,484        40,848
                                                            --------      --------      --------

  Net income ..........................................     $206,006      $185,790      $173,803
                                                            ========      ========      ========

                           See accompanying notes to financial statements.


FINANCIAL GUARANTY INSURANCE COMPANY                                                              STATEMENTS OF STOCKHOLDER'S EQUITY
====================================================================================================================================


($ in Thousands)

                                                                                            Accumulated
                                                                                 Additional    Other
                                                                      Common      Paid-in  Comprehensive   Retained
                                                                       Stock      Capital     Income       Earnings        Total
                                                                      -------    --------- -------------  ----------    ----------

Balance, January 1, 1997 ........................................     $15,000    $334,011    $ 38,731     $1,296,692    $1,684,434
Net income ......................................................           -           -           -        173,803       173,803
Other comprehensive income:
    Change in fixed maturity securities
    available for sale, net of tax of  ($13,260) ................           -           -      45,527              -        45,527
    Change in foreign currency translation adjustment ...........           -           -        (323)             -          (323)
                                                                                                                        -----------
Total comprehensive income ......................................           -           -           -              -       219,007
                                                                                                                        ----------
Capital contribution ............................................           -      49,500           -              -        49,500
                                                                      -------    --------    --------     ----------    ----------
Balance, December 31, 1997 ......................................      15,000     383,511      83,935      1,470,495     1,952,941
                                                                      -------     -------     -------      ---------    ----------

Net Income ......................................................           -           -           -        185,790       185,790
Other comprehensive income:
    Change in fixed maturity securities
    available for sale, net of tax of ($24,516) .................           -           -       8,610              -         8,610
    Change in foreign currency translation adjustment ...........           -           -        (623)             -          (623)
                                                                                                                        -----------
Total comprehensive income ......................................           -           -           -              -       193,777
                                                                                                                        ----------
Dividend declared ...............................................           -           -           -        (75,000)      (75,000)
                                                                      -------    --------    --------     -----------   -----------
Balance at December 31, 1998 ....................................      15,000     383,511      91,922      1,581,285     2,071,718
                                                                      -------     -------      ------      ---------    ----------

Net Income ......................................................           -           -           -        206,006       206,006
Other comprehensive income:
    Change in fixed maturity securities
    available for sale, net of tax benefit of $75,524 ...........           -           -    (140,259)             -      (140,259)
    Change in foreign currency translation adjustment ...........           -           -       1,650               -        1,650
                                                                                                                        ----------
Total comprehensive income ......................................           -           -           -              -        67,397
                                                                                                                        ----------
Dividend declared ...............................................           -           -           -       (100,000)     (100,000)
                                                                      -------    --------    --------     -----------   -----------
Balance at December 31, 1999 ....................................     $15,000    $383,511    $(46,687)    $1,687,291    $2,039,115
                                                                      =======    ========    =========    ==========    ==========

                                 See accompanying notes to financial statements.


FINANCIAL GUARANTY INSURANCE COMPANY                                                  STATEMENTS OF CASH FLOWS
==============================================================================================================


($ in Thousands)

                                                                            For the Year Ended December 31,
                                                                        -------------------------------------
                                                                           1999          1998          1997
                                                                        ---------     ---------     ---------
OPERATING ACTIVITIES:

Net income .........................................................    $ 206,006     $ 185,790     $ 173,803
  Adjustments to reconcile net income
    to net cash provided by operating activities:
  Change in unearned premiums ......................................      (31,252)      (18,371)      (53,263)
  Change in loss and loss adjustment expense reserves ..............      (14,648)      (17,077)        4,310
  Depreciation of property and equipment ...........................          835         1,399         2,013
  Change in reinsurance recoverable ................................           (3)          105        (1,205)
  Change in prepaid reinsurance premiums ...........................       14,492         5,842        13,475
  Change in foreign currency translation adjustment ................        2,538          (958)         (497)
  Policy acquisition costs deferred ................................       (7,198)      (13,870)      (12,936)
  Amortization of deferred policy acquisition costs ................       16,392        19,232        18,595
  Change in accrued investment income, and prepaid
      expenses and other assets ....................................       (4,264)       12,847        (2,754)
  Change in other liabilities ......................................       (6,318)       15,606       (36,233)
  Deferred income taxes ............................................        1,857            17         1,715
  Amortization of fixed maturity securities ........................        4,674         4,149         2,698
  Change in current income taxes payable ...........................       (7,361)       50,207       (32,681)
  Net realized gains on investments ................................      (32,878)      (29,360)      (16,700)
                                                                        ---------     ---------     ---------

Net cash provided by operating activities ..........................      142,872       215,558        60,340
                                                                        ---------     ---------     ---------

Investing Activities:

Sales and maturities of fixed maturity securities ..................      881,268       607,372       741,604
Purchases of fixed maturity securities .............................     (814,153)     (818,999)     (848,843)
Purchases, sales and maturities of short-term investments, net .....      (84,381)       45,644        (2,200)
Purchases of property and equipment, net ...........................         --             (59)         (459)
                                                                        ---------     ---------     ---------

Net cash used in investing activities ..............................      (17,266)     (166,042)     (109,898)
                                                                        ---------     ---------     ---------

Financing Activities:

Capital Contributions ..............................................         --            --          49,500
Dividends paid .....................................................     (125,000)      (50,000)         --
                                                                        ---------     ---------     ---------
Net cash used in financing activities ..............................     (125,000)      (50,000)       49,500
                                                                        ---------     ---------     ---------

(Decrease) Increase in cash ........................................          606          (484)          (58)
Cash at beginning of year ..........................................          318           802           860
                                                                        ---------     ---------     ---------

Cash at end of year ................................................    $     924     $     318     $     802
                                                                        =========     =========     =========

                                See accompanying notes to financial statements.

FINANCIAL GUARANTY INSURANCE COMPANY               NOTES TO FINANCIAL STATEMENTS
================================================================================


(1)  BUSINESS

     Financial Guaranty Insurance Company (the "Company") is a wholly-owned insurance subsidiary of FGIC Corporation (the "Parent"). The Parent is owned approximately ninety-nine percent by General Electric Capital Corporation ("GE Capital") and approximately one percent by Sumitomo Marine and Fire Insurance Company, Ltd. The Company provides financial guaranty insurance on newly issued municipal bonds and municipal bonds trading in the secondary market, the latter including bonds held by unit investment trusts and mutual funds. The Company also insures structured debt issues outside the municipal market. Approximately 86% of the business written since inception by the Company has been municipal bond insurance.

     The Company insures only those securities that, in its judgment, are of investment grade quality. Municipal bond insurance written by the Company insures the full and timely payment of principal and interest when due on scheduled maturity, sinking fund or other mandatory redemption and interest payment dates to the holders of municipal securities. The Company's insurance policies do not provide for accelerated payment of the principal of, or interest on, the bond insured in the case of a payment default. If the issuer of a Company-insured bond defaults on its obligation to pay debt service, the Company will make scheduled interest and principal payments as due and is subrogated to the rights of bondholders to the extent of payments made by it.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


(2)  SIGNIFICANT ACCOUNTING POLICIES

     The accompanying financial statements have been prepared on the basis of generally accepted accounting principles ("GAAP") which differ in certain respects from the accounting practices prescribed or permitted by regulatory authorities (see Note 3). Significant accounting policies are as follows:

     INVESTMENTS

     Securities held as available-for-sale are recorded at fair value and unrealized holding gains/losses are recorded as a separate component of stockholder's equity, net of applicable income taxes.

     Short-term investments are carried at cost, which approximates fair value. Bond discounts and premiums are amortized over the remaining terms of the securities. Realized gains or losses on the sale of investments are determined on the basis of specific identification.

================================================================================

         PREMIUM REVENUE RECOGNITION

         Premiums for policies where premiums are collected in a single payment at policy inception are earned over the period at risk, based on the total exposure outstanding at any point in time. Financial guaranty insurance policies exposure generally declines according to predetermined schedules. For policies with premiums that are collected periodically, premiums are reflected in income pro rata over the period covered by the premium payment.

         POLICY ACQUISITION COSTS

         Policy acquisition costs include only those expenses that relate directly to premium production. Such costs include compensation of employees involved in underwriting, marketing and policy issuance functions, rating agency fees, state premium taxes and certain other underwriting expenses, offset by ceding commission income on premiums ceded to reinsurers (see Note 6). Net acquisition costs are deferred and amortized over the period in which the related premiums are earned. Anticipated loss and loss adjustment expenses and maintenance costs are considered in determining the recoverability of acquisition costs.

         LOSS AND LOSS ADJUSTMENT EXPENSES

         Provision for loss and loss adjustment expenses includes principal and interest and other payments due under insured risks at the balance sheet date for which, in management's judgment, the likelihood of default is probable. Such reserves amounted to $45.2 million and $59.8 million at December 31, 1999 and 1998, respectively. As of December 31, 1999 and 1998, such reserves included $32.7 million and $39.6 million, respectively, established based on an evaluation of the insured portfolio in light of current economic conditions and other relevant factors. As of December 31, 1999 and 1998, discounted case-basis loss and loss adjustment expense reserves were $12.5 million and $20.2 million, respectively. Loss and loss adjustment expenses include amounts discounted at an approximate interest rate of 6.6% in 1999 and 5.0% in 1998. The amount of the discount as of December 31, 1999 and 1998 was $8.7 million and $8.9 million, respectively. The discount rate used is based upon the risk free rate for the average maturity of the applicable bond sector. The reserve for loss and loss adjustment expenses is necessarily based upon estimates, however, in management's opinion the reserves for loss and loss adjustment expenses is adequate. However, actual results will likely differ from those estimates.

         INCOME TAXES

         Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. These temporary differences relate principally to unrealized gains (losses) on fixed maturity securities available-for-sale, premium revenue recognition, deferred acquisition costs and deferred compensation. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

================================================================================


     Financial guaranty insurance companies are permitted to deduct from taxable income, subject to certain limitations, amounts added to statutory contingency reserves (see Note 3). The amounts deducted must be included in taxable income upon their release from the reserves or upon earlier release of such amounts from such reserves to cover excess losses as permitted by insurance regulators. The amounts deducted are allowed as deductions from taxable income only to the extent that U.S. government non-interest bearing tax and loss bonds are purchased and held in an amount equal to the tax benefit attributable to such deductions.

     PROPERTY AND EQUIPMENT

     Property and equipment consists of furniture, fixtures, equipment and leasehold improvements which are recorded at cost and are charged to income over their estimated service lives. Office furniture and equipment are depreciated straight-line over five years. Leasehold improvements are amortized over their estimated service life or over the life of the lease, whichever is shorter. Computer equipment and software are depreciated over three years. Maintenance and repairs are charged to expense as incurred.

     FOREIGN CURRENCY TRANSLATION

     The Company has established foreign branches in France and the United Kingdom and determined that the functional currencies of these branches are local currencies. Accordingly, the assets and liabilities of these foreign branches are translated into U.S. dollars at the rates of exchange existing at December 31, 1999 and 1998 and revenues and expenses are translated at average monthly exchange rates. The cumulative translation gain/(loss) at December 31, 1999 and 1998 was $0.3 million and $(1.4) million, respectively, net of tax, and is reported in the statement of stockholder's equity.

     NEW ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The requirements for SFAS No. 133 were delayed by SFAS No. 137, "Deferral of the Effective Date of FASB Statement No. 133," and are now effective for financial statements for periods beginning after June 15, 2000. SFAS No. 133 establishes standards for accounting and reporting for derivative instruments and for hedging activities. It requires that an entity recognizes all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. The Company is currently evaluating the impact of SFAS No. 133 but does not expect it to have a material impact on the Company.

(3)  STATUTORY ACCOUNTING PRACTICES

     The financial statements are prepared on the basis of GAAP, which differs in certain respects from accounting practices prescribed or permitted by state insurance regulatory authorities. The NAIC has approved the codification project effective January 1, 2001. The Company is currently assessing the impact of the NAIC codification on its statutory financial statements. The following are the significant ways in which statutory-basis accounting practices differ from GAAP:

     (a) premiums are earned directly in proportion to the scheduled principal and interest payments rather than in proportion to the total exposure outstanding at any point in time.

     (b) policy acquisition costs are charged to current operations as incurred rather than as related premiums are earned;

================================================================================


     (c) a contingency reserve is computed on the basis of statutory requirements for the security of all policyholders, regardless of whether loss contingencies actually exist, whereas under GAAP, a reserve is established based on an ultimate estimate of exposure;

     (d) certain assets designated as non-admitted assets are charged directly against surplus but are reflected as assets under GAAP, if recoverable;

     (e) federal income taxes are only provided with respect to taxable income for which income taxes are currently payable, while under GAAP taxes are also provided for differences between the financial reporting and the tax bases of assets and liabilities;

     (f) purchases of tax and loss bonds are reflected as admitted assets, while under GAAP they are recorded as federal income tax payments; and

     (g) all fixed income investments are carried at amortized cost rather than at fair value for securities classified as available-for-sale under GAAP.


FINANCIAL GUARANTY INSURANCE COMPANY                                                   NOTES TO FINANCIAL STATEMENTS (Continued)
================================================================================================================================

The following is a reconciliation of net income and stockholder's equity presented on a GAAP basis to the corresponding amounts reported on a statutory-basis for the periods indicated below (in thousands):


                                                                             Years Ended December 31,
                                                  ------------------------------------------------------------------------------
                                                            1999                       1998                       1997
                                                  ------------------------   ------------------------   ------------------------
                                                     Net     Stockholder's      Net     Stockholder's      Net     Stockholder's
                                                   Income       Equity        Income       Equity        Income        Equity
                                                  --------   -------------   --------   -------------   --------   -------------
GAAP basis amount ............................... $206,006      $2,039,115   $185,790      $2,071,718   $173,803      $1,952,941

Premium revenue recognition .....................      596        (194,559)   (13,946)       (195,155)    (4,924)      (181,209)

Deferral of acquisition costs ...................    9,194         (71,730)     5,362         (80,924)     5,659        (86,286)

Contingency reserve .............................        -        (721,427)         -        (627,257)         -       (540,677)

Contingency reserve tax deduction (see Note 2) ..        -          74,059          -          74,059          -         95,185

Non-admitted assets .............................        -            (806)         -          (1,502)         -         (2,593)

Case basis loss reserves ........................   (1,294)         (1,221)     1,945              73      1,377         (1,872)

Portfolio loss reserves .........................   (7,000)         25,900      3,900          32,900      5,000         29,000

Deferral of income taxes ........................   (1,857)         71,551         17          72,521      1,715         72,260

Unrealized (gains) on fixed maturity
securities held at fair value, net of tax .......        -          46,962          -         (93,297)         -        (84,687)

Recognition of profit commission ................   (1,092)         (7,143)     1,338          (6,050)    (1,203)        (7,388)

Unauthorized reinsurance ........................         -            (87)         -             (39)         -              -

Allocation of tax benefits due to
Parent's net operating loss to the
Company (see Note 5) ............................      (76)         11,093        253          11,169        313         10,916
                                                  --------    ------------   --------   -------------   --------   ------------

Statutory-basis amount .......................... $204,477      $1,271,707   $184,659      $1,258,216   $181,740     $1,255,590
                                                  ========    ============   ========   =============   ========   ============


================================================================================

     4) INVESTMENTS

     Investments in fixed maturity securities carried at fair value of $3.1 million and $3.2 million as of December 31, 1999 and 1998, respectively, were on deposit with various regulatory authorities as required by law.

     The amortized cost and fair values of short-term investments and of investments in fixed maturity securities classified as available-for-sale are as follows (in thousands):

                                                                                    Gross           Gross
                                                                                  Unrealized      Unrealized
                                                                 Amortized          Holding         Holding           Fair
     1999                                                           Cost             Gains           Losses           Value
    ------                                                       ----------       -----------     -----------      -----------
 U.S. Treasury securities and
   obligations of U.S. government
   corporations and agencies ...........................         $   44,592         $     2         $ 2,163         $   42,431

 Obligations of states and political
   subdivisions ........................................          2,336,563          12,916          81,062          2,268,417

 Debt securities issued by foreign
   governments .........................................             41,043             604             373             41,274

Other ..................................................             62,555             112           2,285             60,382
                                                                 ----------         -------         -------         ----------

 Investments available-for-sale ........................          2,484,753          13,634          85,883          2,412,504

 Short-term investments ................................            114,776            --              --              114,776
                                                                 ----------         -------         -------         ----------
 Total .................................................         $2,599,529         $13,634         $85,883         $2,527,280
                                                                 ==========         =======         =======         ==========

================================================================================


     The amortized cost and fair values of short-term investments and of investments in fixed maturity securities available-for-sale at December 31, 1999, by contractual maturity date, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                       Amortized       Fair
     1999                                                 Cost         Value
     ----                                              ----------    ----------
     Due in one year or less .......................   $  138,289    $  138,268
     Due after one year through five years .........      122,715       123,151
     Due after five years through ten years ........      652,777       646,212
     Due after ten years through twenty years ......    1,459,655     1,411,749
     Due after twenty years ........................      226,093       207,900
                                                       ----------    ----------
     Total .........................................   $2,599,529    $2,527,280
                                                       ==========    ==========

                                                                     Gross       Gross
                                                                   Unrealized  Unrealized
                                                   Amortized        Holding      Holding        Fair
     1998                                             Cost           Gains       Losses        Value
     ----                                          ----------      --------      ------      ----------
     U.S. Treasury securities and
       obligations of U.S. government
       corporations and agencies ..............    $   75,595      $  1,294      $    2      $   76,887

     Obligations of states and political
       subdivisions ...........................     2,367,682       142,777       4,112       2,506,347

     Debt securities issued by foreign
       governments ............................        38,520         3,182           -          41,702

     Other ....................................        37,693           416          21          38,088
                                                   ----------      --------      ------      ----------
     Investments available-for-sale ...........     2,519,490       147,669       4,135       2,663,024

     Short-term investments ...................        30,395             -           -          30,395
                                                   ----------      --------      ------      ----------
     Total ....................................    $2,549,885      $147,669      $4,135      $2,693,419
                                                   ==========      ========      ======      ==========


     In 1999, 1998 and 1997, proceeds from sales and maturities of investments in fixed maturity securities available-for-sale carried at fair value were $881.3 million, $607.3 million, and $741.6 million, respectively. For 1999, 1998 and 1997 gross gains of $35.1 million, $29.6 million, and $19.1 million respectively, and gross losses of $2.2 million, $0.2 million, and $2.4 million respectively, were realized on such sales.

================================================================================


     Net investment income of the Company is derived from the following sources (in thousands):

                                                     Year Ended December 31,
                                                --------------------------------
                                                  1999        1998         1997
                                                --------    --------    --------
Income from fixed maturity securities ......    $130,402    $129,942    $122,372
Income from short-term investments .........       5,564       4,421       6,366
                                                --------    --------    --------


Total investment income ....................     135,966     134,363     128,738
Investment expenses ........................         972       1,010         965
                                                --------    --------    --------

Net investment income ......................    $134,994    $133,353    $127,773
                                                ========    ========    ========

     As of December 31, 1999, the Company did not have more than 3% of its investment portfolio concentrated in a single issuer or industry.

(5)  INCOME TAXES

     The Company files a federal tax return as part of the consolidated return of General Electric Capital Corporation ("GE Capital"). Under a tax sharing agreement with GE Capital, taxes are allocated to the Company and the Parent based upon their respective contributions to consolidated net income. The Company also has a separate tax sharing agreement with its Parent. Under this agreement the Company can utilize its Parent's net operating loss to offset taxable income on a stand-alone basis. The Company's effective federal corporate tax rate (20.1 percent in 1999, 18.3 percent in 1998, and 19.0 percent in 1997) is less than the corporate tax rate on ordinary income of 35 percent in 1998, 1997 and 1996, primarily due to tax exempt interest on municipal investments.

================================================================================


     The following is a reconciliation of federal income taxes computed at the statutory rate and the provision for federal income taxes (in thousands):

                                                    Year Ended December 31,
                                               ---------------------------------
                                                 1999        1998        1997
                                               --------    --------   ----------
Income taxes computed on income
  before provision for federal
  income taxes, at the statutory rate ......   $ 90,299    $ 79,546    $ 75,128

Tax effect of:
  Tax-exempt interest ......................    (34,914)    (35,660)    (34,508)
  Original issue discount ..................       --        (2,511)       --
  Other, net ...............................     (3,393)        109         228
                                               --------    --------    --------

Provision for income taxes .................   $ 51,992    $ 41,484    $ 40,848
                                               ========    ========    ========

     The tax effects of temporary differences that give rise to significant portions of the net deferred tax liability or asset at December 31, 1999 and 1998 are presented below (in thousands):


                                                            1999          1998
                                                          --------      --------
Deferred tax assets:
  Unrealized losses on fixed maturity
    securities, available for sale .................      $ 25,287          --
  Loss reserves ....................................         9,914        12,364
  Deferred compensation ............................         2,274         2,230
  Tax over book capital gains ......................         4,754         3,464
  Other ............................................         3,189         3,579
                                                          --------      --------

Total gross deferred tax assets ....................        45,418        21,637
                                                          --------      --------

Deferred tax liabilities:
  Unrealized gains on fixed maturity
    securities, available-for-sale .................          --          50,237
  Deferred acquisition costs .......................        25,106        28,323
  Premium revenue recognition ......................        45,350        44,935
  Rate differential on tax and loss bonds ..........         9,454         9,454
  Tax exempt bond discount .........................         6,593         5,746
  Other ............................................         5,261         5,781
                                                          --------      --------

Total gross deferred tax liabilities ...............        91,764       144,476
                                                          --------      --------

Net deferred tax liability .........................      $ 46,346      $122,839
                                                          ========      ========

     Based upon the level of historical taxable income, projections of future taxable income over the periods in which the deferred tax assets are deductible and the estimated reversal of future taxable temporary differences, the Company believes it is more likely than not that it will realize the benefits of these deductible differences and has not established a valuation allowance at December 31, 1999 and 1998. The Company anticipates that the related deferred tax asset will be realized based on future profitable business.

     Total federal income tax payments during 1999, 1998 and 1997 were $60.4 million, $(8.7) million, and $71.8 million, respectively.

================================================================================


(6)  REINSURANCE

     The Company reinsures portions of its risk with other insurance companies through quota share reinsurance treaties and, where warranted, on a facultative basis. This process serves to limit the Company's exposure on risks underwritten. In the event that any or all of the reinsuring companies were unable to meet their obligations, the Company would be liable for such defaulted amounts. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from activities or economic characteristics of the reinsurers to minimize its exposure to significant losses from reinsurer insolvencies. The Company holds collateral under reinsurance agreements in the form of letters of credit and trust agreements in various amounts with various reinsurers totaling $59.8 million that can be drawn on in the event of default.

     Net premiums earned are presented net of ceded earned premiums of $29.5 million, $25.3 million and $33.3 million for the years ended December 31, 1999, 1998 and 1997, respectively. Loss and loss adjustment expenses incurred are presented net of ceded losses of $0.2 million, $0.9 million and $0.2 million for the years ended December 31, 1999, 1998 and 1997, respectively.

     In accordance with an amendment to an existing reinsurance agreement, the Company received additional ceding commission income of $6.2 million from the reinsurer. In addition, the Company bought back $14.4 million of ceded premium from the reinsurer and subsequently ceded the risk to a different reinsurer.

(7)  LOSS AND LOSS ADJUSTMENT EXPENSES

     Activity in the reserve for loss and loss adjustment expenses is summarized as follows (in thousands):

                                                  Year Ended December 31,
                                           -------------------------------------
                                             1999          1998          1997
                                           --------      --------      --------

Balance at January 1, ................     $ 59,849      $ 76,926      $ 72,616
   Less reinsurance recoverable ......       (8,115)       (8,220)       (7,015)
                                           --------      --------      --------
Net balance at January 1, ............       51,734        68,706        65,601

Incurred related to:
  Current year .......................        2,407           568         1,047
  Prior years ........................       (6,592)       (1,290)        6,492
  Portfolio reserves .................       (7,000)        3,900         5,000
                                           --------      --------      --------

Total Incurred .......................      (11,185)        3,178        12,539
                                           --------      --------      --------

Paid related to:
  Current year .......................         --            --          (1,047)
  Prior years ........................       (3,466)      (20,150)       (8,387)
                                           --------      --------      --------

Total Paid ...........................       (3,466)      (20,150)       (9,434)
                                           --------      --------      --------

Net balance at December 31, ..........       37,083        51,734        68,706
  Plus reinsurance recoverable .......        8,118         8,115         8,220
                                           --------      --------      --------
Balance at December 31, ..............     $ 45,201      $ 59,849      $ 76,926
                                           ========      ========      ========

================================================================================


     The changes in incurred portfolio and case reserves principally relates to business written in prior years. The changes are based upon an evaluation of the insured portfolio in light of current economic conditions and other relevant factors. Due to improvements on specific credits, items were removed from the credit watchlist causing a reduction in the portfolio loss reserves.

(8)  RELATED PARTY TRANSACTIONS

     The Company has various agreements with subsidiaries of General Electric Company ("GE") and GE Capital. These business transactions include appraisal fees and due diligence costs associated with underwriting structured finance mortgage-backed security business; payroll and office expenses incurred by the Company's international branch offices but processed by a GE subsidiary; investment fees pertaining to the management of the Company's investment portfolio; and telecommunication service charges. Approximately $2.6 million, $3.2 million and $4.9 million in expenses were incurred in 1999, 1998 and 1997, respectively, related to such transactions.

     The Company also insured certain non-municipal issues with GE Capital involvement as sponsor of the insured securitization and/or servicer of the underlying assets. For some of these issues, GE Capital also provides first loss protection in the event of default. Gross premiums written on these issues amounted to $0.4 million in 1999, $0.5 million in 1998, and $0.5 million in 1997. As of December 31, 1999, par outstanding on these deals before reinsurance was $83.7 million.

     The Company insures bond issues and securities in trusts that were sponsored by affiliates of GE (approximately 1 percent of gross premiums written) in 1999, 1998 and 1997.

(9)  COMPENSATION PLANS

     Officers and other key employees of the Company participate in the Parent's incentive compensation, deferred compensation and profit sharing plans. Expenses incurred by the Company under compensation plans and bonuses amounted to $2.6 million, $2.2 million and $5.0 million in 1999, 1998 and 1997, respectively, before deduction for related tax benefits.

(10)  DIVIDENDS

     Under New York insurance law, the Company may pay a dividend only from earned surplus subject to the following limitations: (a) statutory surplus after such dividend may not be less than the minimum required paid-in capital, which was $66.4 million in 1999 and 1998, and (b) dividends may not exceed the lesser of 10 percent of its surplus or 100 percent of adjusted net investment income, as defined by New York insurance law, for the 12 month period ending on the preceding December 31, without the prior approval of the Superintendent of the New York State Insurance Department. At December 31, 1999 and 1998, the amount of the Company's surplus available for dividends was approximately $127.2 million and $124.6 million, respectively, without prior approval.

     During 1999, and 1998, the Company declared dividends of $100.0 million, and $75.0 million, respectively.

(11) CAPITAL CONTRIBUTION

     During 1997, the Parent made a capital contribution of $49.5 million to the Company.

================================================================================


(12)  FINANCIAL INSTRUMENTS

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used by the Company in estimating fair values of financial instruments:

     Fixed Maturity Securities: Fair values for fixed maturity securities are based on quoted market prices, if available. If a quoted market price is not available, fair values is estimated using quoted market prices for similar securities. Fair value disclosure for fixed maturity securities is included in the balance sheets and in Note 4.

     SHORT-TERM INVESTMENTS: Short-term investments are carried at cost, which approximates fair value.

     Cash, Receivable for Securities Sold, and Payable for Securities Purchased:
     The carrying amounts of these items approximate their fair values.

     The estimated fair values of the Company's financial instruments at December 31, 1999 and 1998 are as follows (in thousands):


                                                                   1999                        1998
                                                         ------------------------    ------------------------
                                                          Carrying       Fair         Carrying        Fair
                                                           Amount        Value         Amount         Value
                                                         ----------    ----------    ----------    ----------
     Financial Assets

       Cash
          On hand and in demand accounts ............    $      924    $      924    $      318    $      318

       Short-term investments .......................       114,776       114,776    $   30,395    $   30,395

       Fixed maturity securities ....................    $2,412,504    $2,412,504    $2,663,024    $2,663,024


     FINANCIAL GUARANTIES: The carrying value of the Company's financial guaranties is represented by the unearned premium reserve, net of deferred acquisition costs, and loss and loss adjustment expense reserves. Estimated fair values of these guaranties are based on amounts currently charged to enter into similar agreements (net of applicable ceding commissions), discounted cash flows considering contractual revenues to be received adjusted for expected prepayments, the present value of future obligations and estimated losses, and current interest rates. The estimated fair values of such financial guaranties range between $335.3 million and $364.1 million compared to a carrying value of $410.4 million as of December 31, 1999 and between $379.1 million and $419.0 million compared to a carrying value of $432.6 million as of December 31, 1998.

     As of December 31, 1999 and 1998, the net present value of future premiums was $55.7 million and $49.5 million, respectively.

================================================================================


     CONCENTRATIONS OF CREDIT RISK

     The Company considers its role in providing insurance to be credit enhancement rather than credit substitution. The Company insures only those securities that, in its judgment, are of investment grade quality. The Company has established and maintains its own underwriting standards that are based on those aspects of credit that the Company deems important for the particular category of obligations considered for insurance. Credit criteria include economic and social trends, debt management, financial management and legal and administrative factors, the adequacy of anticipated cash flows, including the historical and expected performance of assets pledged for payment of securities under varying economic scenarios and underlying levels of protection such as insurance or overcollateralization.

     In connection with underwriting new issues, the Company sometimes requires, as a condition to insuring an issue, that collateral be pledged or, in some instances, that a third-party guarantee be provided for a term of the obligation insured by a party of acceptable credit quality obligated to make payment prior to any payment by the Company. The types and extent of collateral pledged varies, but may include residential and commercial mortgages, corporate debt, government debt and consumer receivables.

     As of December 31, 1999, the Company's total insured principal exposure to credit loss in the event of default by bond issuers was $137.4 billion, net of reinsurance of $36.3 billion. The Company's insured portfolio as of December 31, 1999 was broadly diversified by geography and bond market sector with no single debt issuer representing more than 1% of the Company's principal exposure outstanding, net of reinsurance.

     As of December 31, 1999, the composition of principal exposure by type of issue, net of reinsurance, was as follows (in millions):

                                                                       Net
                                                                    Principal
                                                                   Outstanding
                                                                   -----------
         Municipal:
           General obligation .................................     $77,780.2
           Special revenue ....................................      45,531.2
           Industrial revenue .................................         471.5
           Non-municipal ......................................      13,575.3
                                                                   ----------
         Total ................................................    $137,358.2
                                                                   ==========

         As of December 31, 1999, the composition of principal exposure ceded to reinsurers was as follows (in millions):

                                                                      Ceded
                                                                    Principal
                                                                   Outstanding
                                                                   -----------
         Reinsurer:
           Capital Re .........................................     $12,267.6
           Enhance Re .........................................       8,921.9
           Other ..............................................      15,148.5
                                                                    ---------
             Total ............................................     $36,338.0
                                                                    =========

         The Company's gross and net exposure outstanding, which includes principal and interest, was $305,682.7 million and $237,682.2 million, respectively, as of December 31, 1999.

================================================================================


     The Company is authorized to do business in 50 states, the District of Columbia, and in the United Kingdom and France. Principal exposure outstanding at December 31, 1999 by state, net of reinsurance, was as follows (in millions):

                                                                    Net
                                                                 Principal
                                                                Outstanding
                                                               ------------
      California ...........................................   $   15,453.9
      New York .............................................       13,081.7
      Pennsylvania .........................................       12,829.8
      Florida ..............................................       12,548.5
      Illinois .............................................       10,142.0
      Texas ................................................        6,331.0
      Michigan .............................................        5,912.3
      New Jersey ...........................................        5,120.4
      Ohio .................................................        3,838.8
      Arizona ..............................................        3,665.6
                                                               ------------

      Sub-total ............................................       88,924.0
      Other states .........................................       48,015.1
      International ........................................          419.1
                                                               ------------
      Total ................................................   $  137,358.2
                                                               ============

(13)  COMMITMENTS

     Total rent expense was $2.6 million, $2.6 million and $2.4 million in 1999, 1998 and 1997, respectively. For each of the next two years and in the aggregate as of December 31, 1999, the minimum future rental payments under noncancellable operating leases having remaining terms in excess of one year approximate (in thousands):

     Year                                                        Amount
     ----                                                        ------
     2000 .................................................      $2,909
     2001 .................................................       2,911
                                                                 ------
     Total minimum future rental payments .................      $5,820
                                                                 ======

================================================================================


(14)  COMPREHENSIVE INCOME

     Comprehensive income requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. Accumulated other comprehensive income of the Company consists of net unrealized gains on investment securities and foreign currency translation adjustments.

     The following are the reclassification adjustments (in thousands) for the years ended December 31, 1999, 1998 and 1997:

                                                           1999
                                            ------------------------------------
                                            Before Tax      Tax       Net of Tax
                                              Amount      Benefit       Amount
                                            ---------    ---------    ---------
Unrealized holding losses arising
   during the period ....................   $(182,905)   $  64,017    $(118,888)
Less: reclassification adjustment for
   gains realized in net income .........     (32,878)      11,507      (21,371)
                                            ---------    ---------    ---------
Unrealized losses on investments ........   $(215,783)   $  75,524    $(140,259)
                                            =========    =========    =========


                                                           1998
                                            ------------------------------------
                                            Before Tax      Tax       Net of Tax
                                              Amount      Benefit       Amount
                                            ---------    ---------    ---------
Unrealized holding losses arising
   during the period ....................   $  42,606    $ (14,912)   $  27,694
Less: reclassification adjustment for
   gains realized in net income .........     (29,360)      10,276      (19,084)
                                            ---------    ---------    ---------
Unrealized gains on investments .........   $  13,246    $  (4,636)   $   8,610
                                            =========    =========    =========


                                                           1997
                                            ------------------------------------
                                            Before Tax      Tax       Net of Tax
                                              Amount      Benefit       Amount
                                            ---------    ---------    ---------
Unrealized holding losses arising
   during the period ....................   $  86,742    $ (30,360)   $  56,382
Less: reclassification adjustment for
   gains realized in net income .........     (16,700)       5,845      (10,855)
                                            ---------    ---------    ---------
Unrealized gains on investments .........   $  70,042    $ (24,515)   $  45,527
                                            =========    =========    =========

                    AFC MORTGAGE LOAN ASSET BACKED SECURITIES
                              (ISSUABLE IN SERIES)

                                SUPERIOR BANK FSB

                                    Depositor

--------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 4 OF THIS PROSPECTUS AND IN THE PROSPECTUS SUPPLEMENT.

THE PROSPECTUS TOGETHER WITH THE ACCOMPANYING PROSPECTUS SUPPLEMENT WILL CONSTITUTE THE FULL PROSPECTUS.
--------------------------------------------------------------------------------

THE SECURITIES:

Superior Bank FSB, as depositor, will sell the securities, which may be in the form of mortgage pass-through certificates or mortgage-backed notes. Each issue of securities will have its own series designation and will evidence either:

      o     the ownership of trust fund assets, or

      o     debt obligations secured by trust fund assets.

THE TRUST FUND AND ITS ASSETS

The assets of a trust fund will primarily include any combination of various types of one- to four-family residential first and junior lien mortgage loans, multifamily first and second mortgage loans, commercial first and second mortgage loans, mixed use residential and commercial first and second mortgage loans, manufactured housing conditional sales contracts and installment loan agreements or home improvement installments sales contracts and installment loan agreements.

CREDIT ENHANCEMENT

The assets of the trust fund for a series of securities may also include letters of credit, insurance policies, guarantees, reserve funds or currency or interest rate exchange agreements or any combination of credit support. Credit enhancement may also be provided by means of subordination of one or more classes of securities, cross support or by overcollateralization.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Offers of the securities may be made through one or more different methods, including through underwriters as described in "Methods of Distribution" in this prospectus and in the related prospectus supplement.

The date of this Prospectus is August 9, 1999.

                               TABLE OF CONTENTS

Important Notice about Information in this Prospectus
   and Each Accompanying Prospectus Supplement...............................3
Risk Factors.................................................................4
Introduction; Glossary......................................................11
Description of the Trust Funds..............................................11
   Principal and Interest Account...........................................15
   Certificate Account......................................................16
   Pre-Funding Account......................................................16
   Credit Support...........................................................16
Use of Proceeds.............................................................16
Yield Considerations........................................................16
   Maturity and Weighted Average Life.......................................19
   Foreclosures and Payment Plans...........................................21
Description of The Securities...............................................22
   Distributions on the Securities..........................................24
   Example of Distributions.................................................26
   Monthly Advances by Servicer in Respect of
      Delinquencies on the Mortgage Assets..................................27
   Compensating Interest....................................................27
   Form of Reports to Securityholders.......................................28
   Termination of the Trust Fund and Disposition of
      Trust Fund Assets.....................................................29
   Assignment of Mortgage Assets; Repurchases...............................31
   Representations and Warranties; Repurchases..............................33
   Payments on Mortgage Assets; Deposits to
      Principal and Interest Account........................................34
   Deposits to Certificate Account..........................................36
   Pre-Funding Account......................................................37
   Collection and Other Servicing Procedures................................37
   Servicing Advances.......................................................39
   Sub-Servicers............................................................39
   Realization Upon Defaulted Mortgage Loans and
      Contracts.............................................................40
   Hazard Insurance Policies................................................41
   Due-on-Sale Provisions...................................................42
   Servicing and Other Compensation and Payment
      of Expenses...........................................................42
   Annual Evidence as to the Compliance of the
      Master Servicer.......................................................43
   Matters Regarding the Servicer and the Depositor
       .....................................................................43
   Events of Default under the Governing
      Agreement and Rights Upon Events of
      Default...............................................................44
   Amendment of the Governing Agreements....................................48
   Optional Purchase by the Servicer of Defaulted
      Mortgage Loans........................................................49
   Duties of the Trustee....................................................49
   Description of the Trustee...............................................50
Description of Credit Support...............................................50
   Subordinate Certificates.................................................51
   Cross-Support Provisions.................................................51
   Insurance or Guarantees With Respect to the
      Mortgage Assets.......................................................51
   Letter of Credit.........................................................52
   Insurance Policies and Surety Bonds with respect
      to the Securities.....................................................52
   Reserve Funds or Spread Account..........................................52
   Overcollateralization....................................................53
Description of Primary Insurance Policies...................................53
   Primary Mortgage Insurance Policies......................................54
   Primary Hazard Insurance Policies........................................54
   FHA Insurance............................................................56
   VA Guarantees............................................................59
Legal Aspects of Mortgage Assets............................................60
   Mortgage Loans...........................................................60
   Manufactured Home Contracts..............................................61
   Foreclosure on Mortgages.................................................64
   Foreclosure on Mortgaged Properties Located in
      the Commonwealth of Puerto Rico.......................................67
   Repossession with respect to Manufactured
      Home Contracts........................................................67
   Junior Mortgages.........................................................68
   Rights of Redemption.....................................................69
   Anti-Deficiency Legislation and Other
      Limitations on Lenders................................................69
   Consumer Protection Laws with respect to
      Manufactured Housing Contracts and Home
      Improvement Contracts.................................................72
   Other Limitations........................................................73
   Enforceability of Provisions.............................................73
   Leases and Rents.........................................................74
   Subordinate Financing....................................................75
   Applicability of Usury Laws..............................................75
   Alternative Mortgage Instruments.........................................76
   Formaldehyde Litigation with respect to
      Manufactured Homes....................................................77
   Soldiers' and Sailors' Civil Relief Act of 1940..........................77
   Environmental Legislation................................................78
   Forfeitures in Drug and RICO Proceedings.................................79
   Negative Amortization Loans..............................................79
   Installment Contracts....................................................79
Federal Income Tax Consequences.............................................80
   General..................................................................80
   REMICs...................................................................81
   Notes...................................................................101
   Grantor Trust Funds.....................................................102
   Partnership Trust Funds.................................................113
State And Other Tax Consequences...........................................120
ERISA Considerations.......................................................120
   Representation from Plans Investing in Notes
      with "Substantial Equity Features" or
      Certain Securities...................................................126
   Tax Exempt Investors....................................................127
   Consultation with Counsel...............................................127
Legal Investment...........................................................128
Methods of Distribution....................................................129
Legal Matters..............................................................131
Financial Information......................................................131
Rating.....................................................................131
Available Information......................................................131
Incorporation of Certain Information by Reference..........................132

             IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                  AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in two separate documents:

      o this prospectus, which provides general information, some of which may not apply to a particular series; and

      o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series. If the prospectus supplement contains information about a particular series that differs from the information contained in this prospectus, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

                                 RISK FACTORS

      The offered securities are not suitable investments for all investors. In particular, you should not purchase the offered securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with the securities.

      You should carefully consider the following factors in connection with the purchase of the securities offered hereby as well as any additional risk factors that are set forth in the prospectus supplement related to your security:

THE SECURITIES WILL HAVE LIMITED LIQUIDITY SO INVESTORS MAY BE UNABLE TO SELL THEIR SECURITIES OR MAY BE FORCED TO SELL THEM AT A DISCOUNT FROM THEIR INITIAL OFFERING PRICE

      There can be no assurance that a resale market for the securities of any series will develop following the issuance and sale of any series of securities. Even if a resale market does develop, it may not provide securityholders with liquidity of investment or continue for the life of the securities of any series. The prospectus supplement for any series of securities may indicate that an underwriter specified in the prospectus supplement intends to establish a secondary market in the securities, however no underwriter will be obligated to do so. As a result, any resale prices that may be available for any offered security in any market that may develop may be at a discount from the initial offering price. The securities offered hereby will not be listed on any securities exchange.

THE YIELD TO MATURITY ON YOUR SECURITIES WILL DEPEND ON A VARIETY OF FACTORS INCLUDING PREPAYMENTS

      The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

      o the extent of prepayments on the underlying assets in the trust fund or;

      o how payments of principal are allocated among the classes of securities of that series as specified in the related prospectus supplement;

      o if any party has an option to terminate the related trust fund early, the effect of the exercise of the option;

      o the rate and timing of defaults and losses on the assets in the related trust fund; and

      o repurchases of assets in the related trust fund as a result of material breaches of representations and warranties made by the depositor, servicer or mortgage loan seller.

      Prepayments on mortgage loans are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility.

The rate of prepayment of the mortgage loans included in or underlying the assets in each trust fund may affect the yield to maturity of the securities. In general, if you purchase a class of offered securities at a price higher than its outstanding principal balance and principal distributions on your class occur faster than you anticipate at the time of purchase, the yield will be lower than you anticipate. Conversely, if you purchase a class of offered securities at a price lower than its outstanding principal balance and principal distributions on that class occur more slowly than you anticipate at the time of purchase, the yield will be lower than you anticipate.

      To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the related securities may receive an additional prepayment.

      The yield to maturity on some types of classes of securities, including securities that are entitled to principal distributions only or interest distributions only, securities as to which accrued interest or a portion thereof will not be distributed but rather added to the principal balance of the security, and securities with an interest rate which fluctuates inversely with an index, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of securities and, if applicable, to the occurrence of an early retirement of the securities. The prospectus supplement for a series will set forth the related classes of securities that may be more sensitive to prepayment rates.

      See "Yield Considerations" and "Maturity and Prepayment Considerations" in this prospectus.

THE RATINGS OF YOUR SECURITIES MAY BE LOWERED OR WITHDRAWN WHICH MAY ADVERSELY AFFECT THE LIQUIDITY OR MARKET VALUE OF YOUR SECURITY

      It is a condition to the issuance of the securities that each series of securities be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any security, and accordingly, there can be no assurance to you that the ratings assigned to any security on the date on which the security is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter. The rating(s) of any series of securities by any applicable rating agency may be lowered following the initial issuance of the securities as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agency at the time of its initial rating analysis. Neither the depositor, the servicer nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any rating(s) of any series of securities. If any rating is revised or withdrawn, the liquidity or the market value of your security may be adversely affected.

THE PAYMENT PERFORMANCE OF THE SECURITIES WILL BE RELATED TO THE PAYMENT PERFORMANCE OF THE MORTGAGE ASSETS IN THE RELATED TRUST FUNDS; SOME TYPES OF MORTGAGE LOANS MAY BE ESPECIALLY PRONE TO DEFAULTS AND MAY EXPOSE THE RELATED CERTIFICATES TO GREATER LOSSES

      The securities will be directly or indirectly backed by mortgage loans, manufactured housing, conditional sales contracts and installment loan agreements or home improvement installment sales contracts and installment loan agreements. Some types of mortgage loans and contracts may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event of delinquency and foreclosure. You should be aware that if the mortgaged properties fail to provide adequate security for the mortgage loans or contracts included in a trust fund, any resulting losses, to the extent not covered by credit support, will be allocated to the related securities in the manner described in the related prospectus supplement and consequently would adversely affect the yield to maturity on those securities. The depositor cannot assure you that the values of the mortgaged properties have remained or will remain at the appraised values on the dates of origination of the related mortgage loans. The prospectus supplement for each series of securities will describe the mortgage loans and contracts which are to be included in the trust fund related to your security and risks associated with those mortgage loans and contracts which you should carefully consider in connection with the purchase of your security.

NONPERFECTION OF SECURITY INTERESTS IN MANUFACTURED HOMES MAY RESULT IN LOSSES ON THE RELATED MANUFACTURED HOUSING CONTRACTS AND THE SECURITIES BACKED BY THE MANUFACTURED HOUSING CONTRACTS

      Any conditional sales contracts and installment loan agreements with respect to manufactured homes included in a trust fund will be secured by a security interest in a manufactured home. Perfection of security interests in manufactured homes and enforcement of rights to realize upon the value of the manufactured homes as collateral for the manufactured housing contracts are subject to a number of federal and state laws, including the Uniform Commercial Code as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a manufactured home will vary from state to state. If the depositor fails, due to clerical errors or otherwise, to take the appropriate steps to perfect the security interest, the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract. Additionally, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. The failure to properly perfect a valid, first priority security interest in a manufactured home securing a manufactured housing contract could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

CREDIT SUPPORT MAY BE LIMITED; THE FAILURE OF CREDIT SUPPORT TO COVER LOSSES ON THE TRUST FUND ASSETS WILL RESULT IN LOSSES ALLOCATED TO THE RELATED SECURITIES

      Credit support is intended to reduce the effect of delinquent payments or losses on the underlying trust fund assets on those classes of securities that have the benefit of the credit support. With respect to each series of securities, credit support will be provided in one or more of the forms referred to in this prospectus and the related prospectus supplement. Regardless of the form of credit support provided, the amount of coverage will usually be limited in amount and may be subject to periodic reduction in accordance with a schedule or formula. Furthermore, credit support may provide only very limited coverage as to certain types of losses or risks, and may provide no coverage as to certain other types of losses or risks. If losses on the trust fund assets exceed the amount of coverage provided by any credit support or the losses are of a type not covered by any credit support, these losses will be borne by the holders of the related securities or specific classes of the related securities. See "Description of Credit Support".

FORECLOSURE OF MORTGAGE LOANS MAY RESULT IN LIMITATIONS OR DELAYS IN RECOVERY AND LOSSES ALLOCATED TO THE RELATED SECURITIES

      Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays can be encountered in connection with the liquidation of defaulted mortgage loans and corresponding delays in the receipt of related proceeds by the securityholders could occur. An action to foreclose on a mortgaged property securing a mortgage loan is regulated by state statutes, rules and judicial decisions and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. In some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a mortgaged property. In the event of a default by a mortgagor, these restrictions may impede the ability of the servicer to foreclose on or sell the mortgaged property or to obtain liquidation proceeds sufficient to repay all amounts due on the related mortgage loan. The servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on the related liquidated mortgage loan and not yet repaid, including payments to prior lienholders, accrued servicing fees, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses, monthly advances and servicing advances. If the mortgaged properties fail to provide adequate security for the mortgage loans in the trust fund related to your security and insufficient funds are available from any applicable credit support, you could experience a loss on your investment.

      Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer takes the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a larger principal balance, the amount realized after expenses of liquidation would be less as a percentage of the outstanding principal balance of the smaller principal balance mortgage loan than would be the case with a larger principal balance loan.

      See "Legal Aspects of Mortgage Assets" in this prospectus.

MORTGAGED PROPERTIES ARE SUBJECT TO ENVIRONMENTAL RISKS AND THE COST OF ENVIRONMENTAL CLEAN-UP MAY INCREASE LOSSES ON THE RELATED MORTGAGE LOANS

      Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in the property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. A lender also risks liability on foreclosure of the mortgage on the property. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate the property, may adversely affect the owner's or operator's ability to sell such property. Although the incidence of environmental contamination of residential properties is less common than that for commercial properties, mortgage loans contained in a trust fund may be secured by mortgaged properties in violation of environmental laws, ordinances or regulations. The servicer is generally prohibited from foreclosing on a mortgaged property unless it has taken adequate steps to ensure environmental compliance with respect to the mortgaged property. However, to the extent the servicer errs and forecloses on mortgaged property that is subject to environmental law violations, and to the extent a mortgage loan seller does not provide adequate representations and warranties against environmental law violations, or is unable to honor its obligations, including the obligation to repurchase a mortgage loan upon the breach of a representation or warranty, a trust fund could experience losses which, to the extent not covered by credit support, could adversely affect the yield to maturity on the related securities.

THE EXERCISE OF AN OPTIONAL TERMINATION RIGHT WILL AFFECT THE YIELD TO MATURITY ON THE RELATED SECURITIES

      The prospectus supplement for each series of securities will set forth the party that may, at its option, purchase the assets of the related trust fund if the aggregate principal balance of the mortgage loans and other trust fund assets in the trust fund for that series is less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the outstanding mortgage loans and other trust fund assets at the cut-off date for that series. The percentage will be between 25% and 0%. The exercise of the termination right will effect the early retirement of the securities of that series. The prospectus supplement for each series of securities will set forth the price to be paid by the terminating party and the amounts that the holders of the securities will be entitled to receive upon early retirement.

      A trust fund may also be terminated and the certificates retired upon the servicer's determination, if applicable and based upon an opinion of counsel, that the REMIC status of the trust fund has been lost or that a substantial risk exists that the REMIC status will be lost for the then current taxable year.

      The termination of a trust fund and the early retirement of securities by any party would decrease the average life of the securities and may adversely affect the yield to holders of some classes of related securities.

VIOLATIONS OF FEDERAL AND STATE LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS

      Federal and state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices:

      o     regulate interest rates and other charges on mortgage loans;

      o     require certain disclosures to borrowers;

      o     require licensing of originators; and

      o regulate generally the origination, servicing and collection process for the mortgage loans.

      Depending on the specific facts and circumstances involved, violations may limit the ability of a trust fund to collect all or a part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and could result in liability for damages and administrative enforcement against the originator or an assignee of the originator, such as the trust, or the initial servicer or a subsequent servicer, as the case may be. In particular, it is possible that some mortgage loans included in a trust fund will be subject to the Home Ownership and Equity Protection Act of 1994. The Homeownership Act adds some additional provisions to Regulation Z, the implementing regulation of the Federal Truth-In-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. In general, mortgage loans within the purview of the Homeownership Act have annual percentage rates over 10 percentage points greater than the yield on Treasury securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $441. The $441 amount is adjusted annually based on changes in the Consumer Price Index for the prior year. The provisions of the Homeownership Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor, such as a trust fund, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including the right to rescind the mortgage loan. Recently, class action lawsuits under the Homeownership Act have been brought naming as a defendant securitization trusts such as the trust funds with respect to the mortgage loans.

      In addition, amendments to the federal bankruptcy laws have been proposed that could result in (1) the treatment of a claim secured by a junior lien in a borrower's principal residence as protected only to the extent that the claim was secured when the security interest was made and (2) the disallowance of claims based on secured debt if the creditor failed to comply with specific provisions of the Truth in Lending Act (15 U.S.C. ss.1639). Such amendments could apply retroactively to secured debt incurred by the debtor prior to the date of effectiveness of the amendments.

      The depositor will represent that all applicable federal and state laws were complied with in connection with the origination of the mortgage loans. If there is a material and adverse breach of a representation, the depositor will be obligated to repurchase any affected mortgage loan or to substitute a new mortgage loan into the related trust fund. If the depositor fails to repurchase or substitute, a trust fund could experience losses which, to the extent not covered by credit support, could adversely affect the yield to maturity on the related securities. See "Legal Aspects of Mortgage Loans".

                             INTRODUCTION; GLOSSARY

      The mortgage pass-through certificates or mortgage-backed notes offered by this prospectus and the prospectus supplement will be offered from time to time in series.

      Each series of mortgage pass-through certificates will represent in the aggregate the entire beneficial ownership interest in the assets deposited into a particular trust fund. Each series of mortgage-backed notes will represent indebtedness secured by the assets deposited into a particular trust fund. The certificates and notes of any series are collectively referred to in this prospectus as the "securities".

      The securities of each series will be payable solely from the assets of the related trust fund, including any applicable credit support, and will not have any claims against the assets of any other trust fund or recourse to any other party. The securities will not represent an interest in or obligation of the depositor, the servicer, the trustee or any of their respective affiliates.

      Some capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. The capitalized terms used in this prospectus are defined in the glossary beginning on page __ in this prospectus.

                        DESCRIPTION OF THE TRUST FUNDS

      The trust fund for each series will be held by the trustee for the benefit of the related securityholders. Each trust fund will consist of:

      o a segregated pool of various types of first and junior lien mortgage loans, manufactured housing conditional sales contracts and installment loan agreements or home improvement installment sales contracts and installment loan agreements as are subject to the related agreement governing the trust fund;

      o amounts on deposit in the principal and interest account, certificate account, pre-funding account or any other account maintained for the benefit of the securityholders;

      o property acquired on behalf of securityholders by foreclosure, deed in lieu of foreclosure or repossession and any revenues received on the property;

      o the rights of the depositor under any hazard insurance policies, FHA insurance policies, VA guarantees and primary mortgage insurance policies to be included in the trust fund, each as described under "Description of Primary Insurance Policies";

      o the rights of the depositor under the agreement or agreements pursuant to which it acquired the mortgage loans to be included in the trust fund;

      o the rights of the trustee in any cash advance reserve fund or surety bond to be included in the trust fund, each as described under "Monthly Advances by Servicer in Respect of Delinquencies on the Trust Fund Assets"; and

      o any letter of credit, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, financial guarantee insurance policy, reserve fund, currency or interest rate exchange agreement, guarantee or guaranteed investment contract, each as described under "Description of Credit Support".

      Each Mortgage Asset will be evidenced by a promissory note or contract, referred to in this prospectus as a "mortgage note", secured by a first or junior mortgage, deed of trust or similar instrument creating a lien on any of the following mortgaged properties:

      o one- to four-family residential properties including detached and attached dwellings, townhouses, rowhouses, individual condominium units, individual units in planned-unit developments and individual units in de minimis planned-unit developments. Loans secured by this type of property may be conventional loans, FHA-insured loans or VA-guaranteed loans as specified in the related prospectus supplement;

      o residential properties consisting of five or more dwelling units in multi-story structures;

      o commercial properties including office buildings, retail buildings and a variety of other commercial properties as may be described in the related prospectus supplement;

      o properties consisting of mixed residential and commercial structures;

      o leasehold interests in residential properties, the title of which is held by third party lessors;

      o manufactured homes that, in the case of mortgage loans, are permanently affixed to their site or, in the case of manufactured home contracts, may be relocated, or

      o real property acquired upon foreclosure or comparable conversion of the mortgage loans included in a trust fund.

      No more than 10% of the Mortgage Assets in any mortgage pool (by original principal balance of the mortgage pool) will be secured by commercial properties. The term of any leasehold will exceed the term of the mortgage note by at least five years.

      The manufactured homes securing the mortgage loans or manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter.

      The home improvement contracts will be secured primarily by mortgages on Single Family Properties that are generally subordinate to other mortgages on the same mortgaged property or by purchase money security interests in the home improvements financed thereby.

      The mortgaged properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. The mortgaged properties may include vacation, second and non-owner occupied homes.

      Each Mortgage Asset will be selected by the depositor for inclusion in a trust fund from among those originated by or purchased by the depositor, either directly or through its affiliates or from banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the Federal Deposit Insurance Corporation and other mortgage loan originators or sellers not affiliated with the depositor or from its affiliates. Each seller of mortgage loans will be referred to in this prospectus and the related prospectus supplement as a "mortgage loan seller". Each prospectus supplement will contain information, as of the date of the prospectus supplement, with respect to the underwriting standards and criteria applied by the depositor in originating or purchasing the mortgage loans to be included in a trust fund.

      The Mortgage Assets to be included in a trust fund will have original terms to maturity of not more than 30 years and will be any one of the following:

      o Fully amortizing Mortgage Assets with a fixed rate of interest and level monthly payments to maturity;

      o Fully amortizing Mortgage Assets with an interest rate that adjusts periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed percentage amount and an index;

      o ARM Loans that provide for an election, at the borrower's option, to convert the adjustable interest rate to a fixed interest rate, which will be described in the related prospectus supplement;

      o ARM Loans that provide for negative amortization or accelerated amortization resulting from delays in or limitations on the payment adjustments necessary to amortize fully the outstanding principal balance of the loan at its then applicable interest rate over its remaining term;

      o Fully amortizing Mortgage Assets with a fixed interest rate and level monthly payments, or payments of interest only, during the early years of the term, followed by periodically increasing monthly payments of principal and interest for the duration of the term or for a specified number of years, which will be described in the related prospectus supplement;

      o Fixed interest rate Mortgage Assets providing for level payment of principal and interest on the basis of an assumed amortization schedule or payments of interest only and a balloon payment at the end of a specified term; and

      o Mortgage Assets that provide for a line of credit pursuant to which amounts may be advanced to the borrower from time to time; and

      o Another type of Mortgage Asset described in the related prospectus supplement.

      The trust fund may include mortgage loans that are delinquent as of the date the related series of securities is issued. In that case, the related prospectus supplement will set forth, as to each mortgage loan, available information as to the period of delinquency and any other information relevant for a prospective purchaser to make an investment decision. No mortgage loan in a trust fund will be 90 or more days delinquent and no trust fund will include a concentration greater than 20% of mortgage loans which are more than 30 and less than 90 days delinquent.

      MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENT. Each prospectus supplement will contain specific information with respect to the Mortgage Assets contained in the related trust fund. That information will be as of the cut-off date specified in the prospectus supplement, which will usually be the close of business on the first day of the month of formation of the related trust fund, including the following:

      o the aggregate outstanding principal balance, the largest, smallest and average outstanding principal balance of the Mortgage Assets,

      o the type of property securing the Mortgage Assets and the percentage of Mortgage Assets in the related mortgage pool which are secured by that type of property,

      o the remaining terms to maturity and the weighted average remaining term to maturity of the Mortgage Assets,

      o     the earliest origination date and latest origination date,

      o the interest rates or range of interest rates borne by the Mortgage Assets and the weighted average interest rate borne by the Mortgage Assets,

      o the geographical distribution of the mortgaged properties on a state-by-state basis,

      o information with respect to the prepayment provisions, if any, of the Mortgage Assets,

      o with respect to ARM Loans, the index, the adjustment dates, the highest, lowest and weighted average margin, and the maximum interest rate variation at the time of any adjustment and over the life of the ARM Loan,

      o the range of debt service coverage ratios for mortgage loans secured by multifamily properties or commercial properties,

      o     the specific type of property securing commercial loans, and

      o information regarding the payment characteristics of the Mortgage Assets, for example whether the mortgage loans provide for payments of interest only for any period and the frequency and amount by which, and the term during which, monthly payments adjust or other amortization provisions.

      If specific information respecting the trust fund assets is not known to the depositor at the time securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information as to the trust fund assets to be included in the trust fund on the date of issuance of the securities will be set forth in a report which will be available to purchasers of the related securities at or before the initial issuance of the securities and will be filed, together with the related pooling and servicing agreement, with respect to each series of certificates, or the related servicing agreement, trust agreement and indenture, with respect to each series of notes, as part of a report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance. If Mortgage Assets are added to or deleted from the trust fund after the date of the related prospectus supplement, the addition or deletion will be noted on the report on Form 8-K. In no event, however, will more than 5% (by principal balance at the cut-off date) of the mortgage loans deviate from the characteristics of the mortgage loans set forth in the related prospectus supplement. In addition, a report on Form 8-K will be filed within 15 days after the end of any pre-funding period containing information respecting the trust fund assets transferred to a trust fund after the date of issuance of the related securities as described in the third following paragraph.

PRINCIPAL AND INTEREST ACCOUNT

      Each trust fund will include one or more principal and interest accounts established and maintained on behalf of the securityholders into which the servicer will deposit payments received after the cut-off date with respect to the Mortgage Assets as described under "Payments on Mortgage Assets; Deposits to Principal and Interest Account" in this prospectus and in the related prospectus supplement. Any amounts received after the cut-off date in respect of interest accrued on the Mortgage Assets prior to the cut-off date will not be a part of any trust fund and will not be deposited in the principal and interest account. Also, unless the prospectus supplement for a series of securities states otherwise, the Depositor's Yield, which represents the right to receive all prepayment penalties and premiums collected on the Mortgage Assets and other amounts if specified in the related prospectus supplement, will be retained by the Depositor and will not be a part of any trust fund. A principal and interest account may be maintained as an interest bearing or non-interest bearing account and funds held therein may be invested in certain short-term, high quality investments. See "Description of the Agreements--Payments on the Mortgage
Loans; Deposits to Principal and Interest Account".

CERTIFICATE ACCOUNT

      Each trust fund will include one or more certificate accounts established and maintained on behalf of the securityholders into which the trustee will, to the extent described in this prospectus and in the prospectus supplement, deposit all amounts remitted by the servicer from the principal and interest account and payments received or advanced with respect to the other assets in the trust fund. A certificate account will be maintained as a non-interest bearing account and funds held therein may be invested in certain short-term, high quality investments. See "Description of the Pooling and Servicing Agreements--Deposits to Certificate Account".

PRE-FUNDING ACCOUNT

      The related trust fund may include one or more pre-funding accounts established and maintained on behalf of the securityholders into which the trustee will deposit amounts received from the depositor to be applied to acquire additional Mortgage Assets subject to the conditions specified in the related prospectus supplement. See "Description of Pooling and Servicing Agreements--Subsequent Mortgage Loans".

CREDIT SUPPORT

      Partial or full protection against defaults and losses on the Mortgage Assets in the related trust fund may be provided to one or more classes of securities in the related series by credit support. Credit support may be in the form of subordination of one or more classes of securities in a series, letter of credit, insurance policy, guarantee, reserve fund, cross-collateralization, overcollateralization or another type of credit support, or a combination thereof. The amount and types of coverage, the identification of the entity providing the coverage, if applicable, and related information with respect to each type of credit support, if any, will be described in the prospectus supplement for a series of securities. See "Description of Credit Support".

                                USE OF PROCEEDS

      The net proceeds to be received from the sale of the securities will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to originate or finance the purchase of, the Mortgage Assets or will be used by the depositor for general corporate purposes. The depositor expects that it will make additional sales of securities similar to the securities from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of Mortgage Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                             YIELD CONSIDERATIONS

      The yield on any offered security will depend on the following:

      o     the price paid by the securityholder,

      o     the rate at which interest accrued on the security,

      o     the receipt and timing of receipt of distributions on the security,

      o the weighted average life of the Mortgage Assets in the related trust fund,

      o     liquidations of Mortgage Assets following mortgagor defaults,

      o purchases of Mortgage Assets in the event of optional termination of the trust fund or breaches of representations made in respect of such Mortgage Assets by the depositor, the servicer and others, and

      o in the case of securities evidencing interests in ARM Loans, by changes in the interest rates or the conversions of ARM Loans to a fixed interest rate.

      SECURITY INTEREST RATE. Securities of any class within a series may have fixed, variable or adjustable security interest rates, which may or may not be based upon the interest rates borne by the Mortgage Assets in the related trust fund. The prospectus supplement with respect to any series of securities will specify the security interest rate for each class of securities or, in the case of a variable or adjustable security interest rate, the method of determining the security interest rate. Holders of Stripped Interest Securities or a class of securities having a security interest rate that varies based on the weighted average interest rate of the underlying Mortgage Assets will be affected by disproportionate prepayments and repurchases of Mortgage Assets having higher interest rates than the average interest rate.

      TIMING OF PAYMENT OF INTEREST AND PRINCIPAL. The effective yield to securityholders entitled to payments of interest will be slightly lower than the yield otherwise produced by the applicable security interest rate because, while interest on the Mortgage Assets may accrue from the first day of each month, the distributions of such interest will not be made until the remittance date which may be as late as the 25th day of the month following the month in which interest accrues on the Mortgage Assets. On each remittance date, a payment of interest on the securities, or addition to the principal balance of a class of Accrual Securities, will include interest accrued during the interest accrual period described in the related prospectus supplement for that remittance date. If the interest accrual period ends on a date other than a remittance date for the related series, the yield realized by the holders of the securities may be lower than the yield that would result if the interest accrual period ended on the remittance date. In addition, if so specified in the related prospectus supplement, interest accrued for an interest accrual period for one or more classes of securities may be calculated on the assumption that distributions of principal, and additions to the principal balance of Accrual Securities, and allocations of losses on the Mortgage Assets may be made on the first day of the interest accrual period for a remittance date and not on the remittance date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an interest accrual period.

      PRINCIPAL PREPAYMENTS. The yield to maturity on the securities will be affected by the rate of principal payments on the Mortgage Assets, including principal prepayments, curtailments, defaults and liquidations. The rate at which principal prepayments occur on the Mortgage Assets will be affected by a variety of factors, including, without limitation, the following:

      o     the terms of the Mortgage Assets,

      o     the level of prevailing interest rates,

      o     the availability of mortgage credit,

      o in the case of multifamily loans and commercial loans, the quality of management of the mortgaged properties, and

      o     economic, demographic, geographic, tax, legal and other factors.

      In general, however, if prevailing interest rates fall significantly below the interest rates on the Mortgage Assets included in a particular trust fund, those Mortgage Assets are likely to be the subject of higher principal prepayments than if prevailing rates remain at the rates borne by those Mortgage Assets. Conversely, if prevailing interest rates rise significantly above the interest rates on the Mortgage Assets included in a particular trust fund, those Mortgage Assets are likely to be the subject of lower principal prepayments than if prevailing rates remain at the rates borne by those Mortgage Assets. The rate of principal payments on some or all of the classes of securities of a series will correspond to the rate of principal payments on the Mortgage Assets included in the related trust fund and is likely to be affected by the existence of prepayment premium provisions of the Mortgage Assets in a mortgage pool, and by the extent to which the servicer of any such Mortgage Asset is able to enforce such provisions. Mortgage Assets with a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Assets without such provisions, or with lower prepayment premiums.

      If the purchaser of a security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Mortgage Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Mortgage Assets, the actual yield to maturity will be lower than that so calculated. In either case, the effect on yield of prepayments on one or more classes of securities of a series may be mitigated or exacerbated by the priority of distributions of principal to those classes as provided in the related prospectus supplement.

      The timing of changes in the rate of principal payments on the Mortgage Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Assets and distributed in respect of a security, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

      DEFAULTS. The rate of defaults on the Mortgage Assets will also affect the rate and timing of principal payments on the Mortgage Assets and thus the yield on the securities. In general, defaults on Single Family Loans are expected to occur with greater frequency in their early years. However, Mortgage Assets that require balloon payments, including multifamily loans, risk default at maturity, or that the maturity of the balloon loan may be extended in connection with a workout. The rate of default on mortgage loans which are refinance or limited documentation mortgage loans, Mortgage Assets with high loan-to-value ratios, and ARM Loans may be higher than for other types of Mortgage Assets. Furthermore, the rate and timing of defaults and liquidations on the Mortgage Assets will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

MATURITY AND WEIGHTED AVERAGE LIFE

      PREPAYMENTS. The rates at which principal payments are received on the Mortgage Assets included in a trust fund and the rate at which payments are made from any credit support for the related series of securities may affect the ultimate maturity and the weighted average life of each class of the series. Prepayments on the Mortgage Assets in a trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the securities of the related series.

      If so provided in the prospectus supplement for a series of securities, one or more classes of securities may have a final scheduled remittance date, which is the date on or prior to which the principal balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of a class of securities of a series will be influenced by, among other factors, the rate at which principal on the related Mortgage Assets is paid to that class, which may be in the form of scheduled amortization or prepayments. For this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default.

      In addition, the weighted average life of the securities may be affected by the varying maturities of the related Mortgage Assets. If any Mortgage Assets in a trust fund have actual terms to maturity of less than those assumed in calculating the final scheduled remittance dates for the classes of securities of the related series, one or more classes of the securities may be fully paid prior to their respective final scheduled remittance dates, even in the absence of prepayments. Accordingly, the prepayment experience of the mortgage pool will, to some extent, be a function of the mix of interest rates and maturities of the Mortgage Assets in that mortgage pool. See "Description of the Trust Funds".

      Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model or the Standard Prepayment

Assumption prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans. Moreover, CPR and SPA were developed based upon historical prepayment experience for Single Family Loans. Thus, it is likely that prepayment of any Mortgage Assets will not conform to any particular level of CPR or SPA.

      The prospectus supplement with respect to each series of securities may contain tables, if applicable, setting forth the projected weighted average life of one or more classes of offered securities of the series and the percentage of the initial principal balance of each class that would be outstanding on specified remittance dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related Mortgage Assets are made at rates corresponding to various percentages of CPR, SPA or at other rates specified in the prospectus supplement. Tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the securities to various prepayment rates and are not intended to predict or to provide information that will enable investors to predict the actual weighted average life of the securities. It is unlikely that prepayment of any Mortgage Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related prospectus supplement.

      TYPE OF MORTGAGE ASSET. The type of Mortgage Assets included in a trust fund may affect the weighted average life of the related securities. A number of Mortgage Assets may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that Mortgage Assets having balloon payments may default at maturity, or that the servicer may extend the maturity of the Mortgage Asset in connection with a workout. In addition, a number of Mortgage Assets may be junior mortgage loans. The rate of default on junior mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Assets, the servicer may, to the extent and under the circumstances set forth in this prospectus and in the related servicing agreement, be permitted to modify Mortgage Assets that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Asset will tend to extend the weighted average life of the securities, thereby lengthening the period of time elapsed from the date of issuance of a security until it is retired.

      Although the interest rates on ARM Loans will be subject to periodic adjustments, adjustments generally will, unless otherwise specified in the related prospectus supplement, (1) not increase or decrease the interest rate by more than a fixed percentage amount on each adjustment date, (2) not increase the interest rate over a fixed percentage amount during the life of any ARM Loan and (3) be based on an index, which may not rise and fall consistently with the mortgage interest rate, plus the related fixed percentage set forth in the related mortgage note, which may be different from margins being used at the time for newly originated adjustable rate mortgage loans. As a result, the interest rates on the ARM Loans in a mortgage pool at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In certain rate environments, the prevailing rates on fixed rate mortgage loans may be sufficiently low in relation to the then-current mortgage rates on ARM Loans with the result that the rate of prepayments may increase as a result of refinancings. There can be no certainty as to the rate of prepayments on the Mortgage Assets during any period or over the life of any series of securities.

      The interest rates on ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates, as well as immediately after origination when initial interest rates are generally lower than the sum of the indices applicable at origination and the related margins, the amount of interest accruing on the principal balance of these types of Mortgage Assets may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Assets may become deferred interest which will be added to the principal balance thereof and will bear interest at the applicable interest rate. The addition of any deferred interest to the principal balance of any related class or classes of securities of a series will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which the securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on the ARM Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of securities, the weighted average life of the securities will be reduced which may adversely affect yield to holders thereof, depending upon the price at which such securities were purchased.

      FORECLOSURES AND PAYMENT PLANS. The number of foreclosures and the principal amount of the Mortgage Assets that are foreclosed in relation to the number of Mortgage Assets that are repaid in accordance with their terms will affect the weighted average life of those Mortgage Assets and that of the related series of securities. Servicing decisions made with respect to the Mortgage Assets, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Assets in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Assets and thus the weighted average life of the securities.

      DUE-ON-SALE CLAUSES. Acceleration of mortgage payments as a result of certain transfers of or the creation of encumbrances upon underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. In most cases the Mortgage Assets will include "due-on-sale" clauses that permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The servicer, on behalf of the trust fund, will employ its usual practices in determining whether to exercise any right that the trustee may have as mortgagee to accelerate payment of the Mortgage Asset. An ARM Loan may be assumable under some conditions if the proposed transferee of the related mortgaged property establishes its ability to repay the Mortgage Asset and, in the reasonable judgment of the servicer or the related sub-servicer, the security for the

ARM Loan would not be impaired by the assumption. The extent to which ARM Loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of securities. See "Legal Aspects of Mortgage Assets--Enforceability of Certain Provisions" and "Description of the Pooling and Servicing Agreements--Due-on-Sale Provisions".

                                 THE DEPOSITOR

      Superior Bank FSB, the depositor, is a federally chartered stock savings bank acquired by Coast to Coast Financial Corporation, a Nevada corporation, on December 30, 1988. The deposits of the depositor are insured by the Savings Association Insurance Fund of the FDIC. The depositor is a member of the Federal Home Loan Bank of Chicago and is subject to regulation, examination and supervision by the Office of Thrift Supervision and the FDIC. The depositor maintains its principal office at One Lincoln Centre, Oakbrook Terrace, Illinois 60181 and administrative offices for the consumer finance operations of the depositor at 135 Chestnut Ridge Road, Montvale, New Jersey 07645. In the near future, most likely within six months of the date of this prospectus, the depositor's consumer finance operations will be relocated to 1 Ramland Road, Orangeburg, New York. The telephone number of the principal office of the Depositor is (708) 916-4000 and the telephone number of its administrative offices is currently (201) 930-1500.

      On November 30, 1992, the depositor acquired by merger the mortgage origination and servicing operating assets utilized by Alliance Funding Company, Inc., a Delaware corporation, and its subsidiaries in mortgage origination and servicing activities. Effective December 1, 1992 mortgage origination and servicing activities historically conducted by Alliance Funding Company, Inc. and its mortgage banking and servicing subsidiaries began to be conducted by two new divisions of the depositor. These new divisions are the Alliance Funding Division, primarily engaged in mortgage origination, and the Servicing Division, primarily engaged in mortgage servicing. As of the effective date, the senior officers of Alliance Funding Company, Inc. became senior officers of the Alliance Funding Division with direct responsibility for the operations of the new Alliance Funding Division and the Servicing Division.

      The depositor originates mortgage loans (including the Mortgage Assets) on residential and multifamily dwellings nationwide; purchases mortgage loans from lenders, mortgage bankers, and brokers on a wholesale basis; assembles and sells pools of mortgages to commercial banks and other financial institutions; and services the mortgage portfolios it has placed with investors. Each prospectus supplement will contain information, as of the date of such prospectus supplement, with respect to the underwriting criteria of the depositor.

                         DESCRIPTION OF THE SECURITIES

      The securities will be issued in series. As used herein with respect to any series, the term "certificate" or the term "note" refers to all of the certificates or notes of that series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires.

      The certificates of each series, including any class of certificates not offered hereby, will be issued in fully registered form only and will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. The notes of each series, including any class of notes not offered hereby, will be issued in fully registered form only and will represent indebtedness of the trust fund created pursuant to the related indenture.

      If so provided in the prospectus supplement, any class of securities of any series may be represented by a certificate or note registered in the name of a nominee of The Depository Trust Company. The interests of beneficial owners of securities registered in the name of DTC will be represented by entries on the records of participating members of DTC. Definitive certificates or notes will be available for securities registered in the name of DTC only under the limited circumstances provided in the related prospectus supplement. The securities will be transferable and exchangeable for like securities of the same class and series in authorized denominations at the corporate trust office of the trustee as specified in the related prospectus supplement. The prospectus supplement for each series of securities will describe any limitations on transferability. No service charge will be made for any registration of exchange or transfer of securities, but the depositor or the trustee or any agent of the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

      Each series of securities may consist of either:

      o a single class of securities evidencing the entire beneficial ownership of or indebtedness of the related trust fund;

      o two or more classes of securities evidencing the entire beneficial ownership of or indebtedness of the related trust fund, one or more classes of which will be senior in right of payment to one or more of the other classes to the extent described in the related prospectus supplement;

      o two or more classes of securities, one or more classes of which are entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions or (b) interest distributions, with disproportionate, nominal or no principal distributions;

      o two or more classes of securities which differ as to timing, sequential order, priority of payment, security interest rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the mortgage pool, which series may include one or more classes of securities, as to which accrued interest or a portion thereof will not be distributed but rather will be added to the principal balance of the security on each distribution date in the manner described in the related prospectus supplement; and

      o other types of classes of securities, as described in the related prospectus supplement.

      With respect to any series of notes, the equity certificates, insofar as they represent the beneficial ownership interest in the issuer, will be subordinate to the related notes.

      Each class of securities, other than some Strip Securities, will have a stated principal amount and, unless otherwise provided in the related prospectus supplement, will be entitled to payments of interest on the stated principal amount based on a fixed, variable or adjustable security interest rate. See "-Distribution of Interest on the Securities" and "-Distribution of Principal of the Securities" below.

      The specific percentage ownership interest of each class of securities and the minimum denomination for each security will be set forth in the related prospectus supplement.

DISTRIBUTIONS ON THE SECURITIES

      Distributions allocable to principal and interest on the securities of each series will be made by or on behalf of the trustee each month on each date as specified in the related prospectus supplement and referred to as a "remittance date", commencing with the month following the month in which the applicable cut-off date occurs. Distributions will be made to the persons in whose names the securities are registered at the close of business on the Record Date. The amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement and referred to as the "determination date". All distributions with respect to each class of securities on each remittance date will be allocated pro rata among the outstanding securities in that class. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities therefor, if the securityholder has so notified the depositor or its designee no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds securities in the requisite amount specified therein, or by check mailed to the address of the person entitled thereto as it appears on the security register maintained by the trustee or its agent; provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or its agent specified in the notice to securityholders of the final distribution. With respect to each series of certificates or notes, the security register will be referred to as the "certificate register" or "note register", respectively.

      DISTRIBUTIONS OF INTEREST ON THE SECURITIES. Each class of securities may earn interest at a different rate, which may be a fixed, variable or adjustable security interest rate. The related prospectus supplement will specify the security interest rate for each class, or, in the case of a variable or adjustable security interest rate, the method for determining the security interest rate. The security interest rate of each security offered hereby will be stated in the related prospectus supplement as the "pass-through rate" with respect to a certificate and the "note interest rate" with respect to a note. Unless otherwise specified in the related prospectus supplement, interest on the securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      With respect to each series of securities and each remittance date, the distribution in respect of interest on each security, other than some classes of Accrual Securities and Strip Securities, will be equal to the interest accrued during the related interest accrual period on the outstanding principal balance of the security immediately prior to the remittance date, at the applicable security interest rate. As to each Strip Security with no or, in some cases, a nominal principal balance, the distributions in respect of interest on any distribution date will be on the basis of a notional amount and equal one month's Stripped Interest. The method of determining the notional amount for a class of Strip Securities will be described in the related prospectus supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distribution of principal. Prior to the time interest is distributable on any class of Accrual Securities, interest accrued on that class will be added to the principal balance thereof on each remittance date. Interest distributions on a series of securities will be reduced in the event of shortfalls in collections of interest resulting from prepayments on mortgage loans unless the servicer is obligated to cover the shortfalls from its own funds up to its servicing fee for the related due period. The particular manner in which interest shortfalls are to be allocated among some or all of the classes of securities of a series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of accrued interest that is otherwise distributable on, or in the case of Accrual Securities added to the principal balance of, a class of offered securities may be reduced as a result of other contingencies, such as applicable law, delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related trust fund. With respect to each series of certificates or notes, the interest distributions payable will be referred to in the applicable prospectus supplement as the "accrued certificate interest" or "accrued note interest", respectively. See "Yield Considerations".

      DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES. The principal balance of a security, at any time, will equal the maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Mortgage Assets and other assets included in the related trust fund. The principal balance of each security offered hereby will be stated in the related prospectus supplement as the "certificate principal balance" with respect to a certificate and the "note balance" with respect to a note. With respect to each security, distributions generally will be applied to undistributed accrued interest thereon, and thereafter to principal. The outstanding principal balance of a security will be reduced to the extent of distributions of principal thereon, and if and to the extent so provided in the related prospectus supplement, by the amount of any realized losses, allocated thereto. The outstanding principal balance of a security may be increased by any deferred interest if so specified in the related prospectus supplement. The initial aggregate principal balance of a series and each class of securities related to a series will be specified in the related prospectus supplement. Distributions of principal will be made on each remittance date to the class or classes of securities entitled thereto until the principal balance of that class has been reduced to zero. With respect to a Senior/Subordinate Series, distributions allocable to principal of a class of securities will be based on the percentage interest in the related trust fund evidenced by the class, which in turn will be based on the principal balance of that class as compared to the principal balance of all classes of securities of the series. Distributions of principal of any class of securities will be made on a pro rata basis among all of the securities of that class. Strip Securities with no principal balance will not receive distributions of principal.

      ALLOCATION TO SECURITYHOLDERS OF LOSSES AND SHORTFALLS. With respect to any defaulted mortgage loan that is finally liquidated, through foreclosure sale or otherwise, the amount of the realized loss incurred in connection with liquidation will equal the excess, if any, of the unpaid principal balance of the liquidated loan immediately prior to liquidation, over the aggregate amount of Liquidation Proceeds derived from liquidation remaining after application of the proceeds to unpaid accrued interest on the liquidated loan and to reimburse the servicer or any sub-servicer for related unreimbursed servicing expenses. With respect to mortgage loans the principal balances of which have been reduced in connection with bankruptcy proceedings, the amount of that reduction also will be treated as a realized loss. As to any series of securities, other than a Senior/Subordinate

Series, any realized loss not covered as described under "Description of Credit Support" will be allocated among the securities in the manner specified in the related prospectus supplement. As to any Senior/Subordinate Series, realizes losses will be allocated first to the most subordinate class of securities as described below under "Description of Credit Support--Subordination. "

EXAMPLE OF DISTRIBUTIONS

      The following chart sets forth an example of distributions on a series of securities, based upon the assumption that such securities will be issued in June 199_ and that the remittance date is the twenty-fifth day of each month:

June 1, 199_........................... Cut-off date. The original pool principal balance will be the aggregate
                                         principal balances of the Mortgage
                                         Assets as of the cut-off date after
                                         application of all payments due and
                                         collected on such date.

June 2-July 1, 199_.................... Collection period. The servicer or the sub-servicers remit for deposit in the
                                         principal and interest account all
                                         amounts received on account of the
                                         Mortgage Assets.

June 30, 199_.......................... Record date (the last day of the month immediately preceding the month of the
                                         related remittance date). Distributions
                                         on July 25, 199_ will be made to
                                         securityholders of record at the close
                                         of business on June 30, 199_.

July 22, 199_.......................... Determination date (e.g., the day of the month which is at least two business
                                         days prior to the remittance date). The
                                         servicer determines the amount of
                                         principal and interest that will be
                                         distributed to the securityholders on
                                         July 25, 199_, and transfers funds in
                                         the principal and interest account to
                                         the certificate account together with
                                         any monthly advances and compensating
                                         interest.

Not later than 10:00 a.m., New York
  time, on July 24, 199_............... If applicable, notice in the event that an event of default has occurred with
                                         respect to such remittance date is
                                         given by the trustee. The trustee will
                                         notify the servicer and the provider
                                         of the credit support of the amount of
                                         credit support, if any, required to be
                                         distributed to the securityholders on
                                         July 25, 199_.

July 25, 199_.......................... Remittance date (e.g., the 25th day of the month or if such 25th day is not a
                                         business day, the first business day
                                         immediately following). The trustee or
                                         its designee will distribute to
                                         securityholders the amounts required to
                                         be distributed pursuant to the related
                                         pooling and servicing agreement or
                                         indenture.

MONTHLY ADVANCES BY SERVICER IN RESPECT OF DELINQUENCIES ON THE MORTGAGE ASSETS

      With respect to any series of securities, the servicer will be required as part of its servicing responsibilities to advance on or before each remittance date its own funds or funds held in the principal and interest account that are not included in the amount available for that remittance date, an amount equal to the aggregate of payments of interest, net of related servicing fees that were due during the related Due Period and were delinquent on the related determination date, and, with respect to each REO Property which was acquired during or prior to the related Due Period and which was not disposed of during such Due Period, an amount equal to the excess, if any, of interest on the principal balance deemed to apply to such REO Property for the most recently ended calendar month at the related interest rate, net of the related servicing fees, over the net income from such property for such month, subject to the servicer's good faith determination that any monthly advances made will be reimbursable from proceeds subsequently recovered on the Mortgage Asset related to the advance.

      Monthly advances are intended to maintain a regular flow of scheduled interest to holders of the class or classes of securities entitled thereto, rather than to guarantee or insure against losses. Monthly advances of the servicer's funds will be reimbursable only out of late collections of interest on the Mortgage Assets respecting which advances were made, including amounts received under any form of credit support; provided, however, that any monthly advance will be reimbursable from any amounts in the certificate account, after distributions to securityholders, to the extent that the servicer shall determine that the monthly advance is not ultimately recoverable from late collections of interest. If monthly advances have been made by the servicer from excess funds in the principal and interest account, the servicer will replace such funds in the principal and interest account on any future distribution date to the extent that funds in the certificate account on that remittance date are less than payments required to be made to securityholders on that date. If so specified in the related prospectus supplement, the obligations of the servicer to make monthly advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

COMPENSATING INTEREST

      With respect to each Mortgage Asset in the related trust fund for which a principal prepayment in full or in part was received during a Due Period, the servicer will be required, if so specified in the related prospectus supplement, to remit to the trustee for deposit in the certificate account, from and to the extent of amounts otherwise payable to it as servicing compensation, an amount equal to the difference between (a) 30 days' interest on the principal balance of that Mortgage Asset as of the beginning of the related Due Period at the rate at which interest accrues on that Mortgage Asset, net of the per annum rate at which the servicer's servicing fee accrues, and (b) the amount of interest actually received on that Mortgage Asset for the Due Period, net of the servicer's servicing fees. This difference is referred to in this prospectus as "compensating interest".

FORM OF REPORTS TO SECURITYHOLDERS

      With each distribution to holders of any class of securities of a series, the servicer or the trustee, will forward or cause to be forwarded to each securityholder, to the depositor and to any other parties as may be specified in the related servicing agreement, a statement setting forth the following as of the remittance date:

            (1) the amount of the distribution to holders of securities of that class applied to reduce the principal balance of the securities;

            (2) the amount of the distribution to holders of securities of that class allocable to interest;

            (3) the amount of related administration or servicing compensation received by the trustee or the servicer and any sub-servicer and any other customary information as the servicer deems necessary or desirable, or that a securityholder reasonably requests, to enable securityholders to prepare their tax returns;

            (4) the amount available for distribution to securityholders for that remittance date;

            (5) if applicable, the aggregate amount of advances and compensating interest included in the distribution;

            (6) the aggregate principal balance of the Mortgage Assets at the close of business on that remittance date;

            (7) the aggregate amount of principal and interest received on the Mortgage Assets during the related Due Period;

            (8) the number and aggregate principal balance of Mortgage Assets
      (a) delinquent one month, (b) delinquent two or more months, and (c) as to which foreclosure proceedings have been commenced;

            (9) with respect to any mortgaged property acquired on behalf of securityholders through foreclosure or deed in lieu of foreclosure during the preceding calendar month, the principal balance of the related Mortgage Asset as of the close of business on the remittance date in such month;

            (10) the aggregate principal balance of each class of securities (including any class of securities not offered hereby) at the close of business on that remittance date, separately identifying any reduction in the principal balance due to the allocation of any realized loss and any increase in the principal balance of a class of Accrual Securities in the event accrued interest has been added to that balance;

            (11) the amount of any special hazard realized losses allocated to the subordinate securities, if any, at the close of business on that remittance date;

            (12) the amount deposited in the reserve fund, if any, on that remittance date;

            (13) the amount remaining in the reserve fund, if any, as of the close of business on that remittance date;

            (14) the aggregate unpaid accrued interest, if any, on each class of securities at the close of business on that remittance date;

            (15) in the case of securities that accrue interest at the variable rate, the security interest rate applicable to that remittance date, as calculated in accordance with the method specified in the related prospectus supplement; and

            (16) as to any series which includes credit support, the amount of coverage of each instrument of credit support included in the trust fund as of the close of business on that distribution date.

      In the case of information furnished pursuant to subclauses (1)-(3) above, the amounts shall be expressed as a dollar amount per minimum denomination of securities or for such other specified portion thereof. With respect to each series of certificates or notes, securityholders will be referred to as the "certificateholders" or the "noteholders", respectively.

      Within a reasonable period of time after the end of each calendar year, the servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a security a statement containing the information set forth in subclauses (1)-(4) above, aggregated for such calendar year or the applicable portion thereof during which that person was a securityholder. This obligation of the servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the servicer or the trustee pursuant to any requirements of the Code as are from time to time in force.

TERMINATION OF THE TRUST FUND AND DISPOSITION OF TRUST FUND ASSETS

      The obligations created by the governing agreements for each series of securities will terminate upon the earlier to occur of the following:

o the final payment or other liquidation of the last trust fund asset subject thereto or the disposition of all underlying property subject to the last trust fund asset acquired upon foreclosure of that trust fund asset,

o the mutual consent of the servicer, the provider of credit support, if any, and all securityholders in writing, and

o the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

      In no event, however, will the trust created by the related agreements continue beyond twenty-one years after the death of the last surviving lineal descendant of the person named in the related agreement, alive as of the cut-off date. Written notice of termination of the related agreements will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination.

      Any purchase of all of the assets of the trust fund as described above shall be made at the price set forth in the related prospectus supplement which will generally be equal to sum of (a) 100% of the principal balance of each Mortgage Asset as of the day of the purchase plus accrued interest thereon at the applicable interest rate, net of the rate at which the servicing fee is calculated if the servicer is the purchasing party, to the first day of the month following the purchase plus (b) the appraised value of any underlying property subject to the Mortgage Assets acquired for the benefit of securityholders.

      In connection with any purchase of all of the assets of the trust fund, the purchasing party will also pay the outstanding fees and expenses of the trustee and the provider of credit support. The purchase price for termination in this manner will be reduced by amounts on deposit in the principal and interest account and certificate account that would have constituted part of the amount available for distribution to holders of the securities for subsequent remittance dates absent such purchase. The exercise of an optional termination right will effect early retirement of the securities of that series, but the right of the person entitled to effect the termination is subject to the aggregate principal balance of the outstanding Mortgage Assets for the series at the time of purchase being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Mortgage Assets at the cut-off date for that series, which percentage will be between 25% and 0%.

                         DESCRIPTION OF THE AGREEMENTS

      Each series of certificates evidencing interests in a trust fund will be issued in accordance with a pooling and servicing agreement among the depositor, the servicer and the trustee named in the prospectus supplement. Each series of notes evidencing indebtedness of a trust fund will be issued in accordance with an indenture between the related issuer and the trustee named in the prospectus supplement. The issuer of notes will be the depositor or an owner trust established under an owner trust agreement between the depositor and the owner trustee for the purpose of issuing a series of notes. Where the issuer is an owner trust, the ownership of the trust fund will be evidenced by equity certificates issued under the owner trust agreement. The provisions of each agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. Various forms of pooling and servicing agreement, servicing agreement, owner trust agreement, trust agreement and indenture have been filed as exhibits to the registration statement of which this prospectus is a part. The following summaries describe specific provisions which may appear in each agreement. The prospectus supplement for a series of securities will describe any provision of the agreement relating to a series that materially differs from the description of the agreement contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the related agreements for each trust fund and the related prospectus supplement.

ASSIGNMENT OF MORTGAGE ASSETS; REPURCHASES

      At the time of issuance of any series of securities, the depositor will cause the Mortgage Assets included in the related trust fund to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor on or with respect to the Mortgage Assets after the cut-off date, other than the Depositor's Yield and amounts received after the cut-off date in respect of interest accrued on or prior to the cut-off date. The trustee will, concurrently with this assignment, deliver the securities to the depositor in exchange for the Mortgage Assets and the other assets constituting the trust fund for the series. Each Mortgage Asset will be identified in a schedule appearing as an exhibit to the related agreement. The Mortgage Asset schedule will include detailed information in respect of each Mortgage Asset included in the related trust fund, including without limitation, the address of the related mortgaged property, the interest rate and, if applicable, the index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the appraised value, the loan-to-value ratio as of the date indicated and the scheduled payment of principal and interest.

      With respect to each mortgage loan, the depositor will, unless otherwise provided in the related prospectus supplement, deliver or cause to be delivered to the trustee, or to the custodian acting on behalf of the trustee, certain loan documents, including the following:

      o the mortgage note endorsed, without recourse, in blank or to the order of the trustee,

      o     the Mortgage with evidence of recording indicated thereon,

      o an assignment of the Mortgage to the trustee with evidence of recording thereon (except as otherwise set forth in the prospectus supplement and except for any such assignment of Mortgage not returned from the public recording office, or one or more blanket certificates attaching copies of one or more assignments of mortgage relating thereto where the original assignment is not being delivered to the trustee) or an assignment of the Mortgage from the last assignee of the Mortgage in blank,

      o     evidence of title insurance,

      o intervening assignments of Mortgage, except for any such assignment of the Mortgage that has been lost or has not been returned from the public recording office, and

      o      any assumption and modification agreements.

      In the event that, with respect to any mortgage loan, the depositor cannot deliver the Mortgage or any assignment with evidence of recording thereon concurrently with the execution and delivery of the agreement for any series because they have been lost or have not yet been returned by the public recording office, the depositor will deliver or cause to be delivered to the trustee a certified true photocopy of the Mortgage or assignment. The depositor will deliver or cause to be delivered to the trustee any such Mortgage or assignment with evidence of recording indicated thereon upon receipt thereof from the public recording office. Except as otherwise set forth in the prospectus supplement, assignments of the Mortgage Assets to the trustee will be recorded in the appropriate public office for real property records.

      As to each manufactured home contract or home improvement contract, the depositor will, unless otherwise provided in the related prospectus supplement, deliver or cause to be delivered to the trustee, or to the custodian acting on behalf of the trustee, certain documents including the following:

      o the original contract endorsed, without recourse, to the order of the trustee,

      o instruments related to the contract and the security interest in the property securing the contract, and

      o a blanket assignment to the trustee of all contracts, documents and instruments in the related trust fund. In order to give notice of the right, title and interest of the securityholders to the contracts, the depositor will cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all contracts as collateral.

      The trustee will review (or cause to be reviewed) the documents delivered to it within 45 days after the initial issuance of the securities of each series, unless otherwise provided in the related prospectus supplement, to ascertain that all required documents have been executed and received. If the trustee or the provider of credit support, if applicable under the related agreement, during the process of reviewing the documents delivered to it finds any document constituting a part of a trustee's file to be missing or defective in any material respect, the trustee or the provider of credit support, as applicable, shall promptly so notify the depositor. If within 60 days, or such other date set forth in the prospectus supplement, after the trustee's notice to it respecting such defect the depositor has not remedied the defect and the defect materially and adversely affects the interest of the holders of securities in the related Mortgage Asset or the interests of the provider of credit support if applicable, the depositor will, on the next succeeding determination date, either (1) substitute in lieu of such Mortgage Asset a mortgage loan, or loans, or contract or contracts, which meet certain criteria set forth in the related agreement or (2) purchase the Mortgage Asset at a price equal to the principal balance of the Mortgage Asset as of the date of purchase, plus all accrued and unpaid interest thereon through the due date for such Mortgage Asset in the Due Period most recently ended prior to the determination date computed at the interest rate plus the amount of any unreimbursed servicing advances made by the Servicer. The purchase price shall be deposited in the principal and interest account. In addition, if the then aggregate outstanding principal balance of a substitute Mortgage Assets is less than the principal balance of the Mortgage Asset to be replaced as of the date of substitution plus accrued and unpaid interest thereon, deliver to the trustee the amount of the shortfall.

      Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation constitutes the sole remedy available to holders of securities or the trustee for omission of, or a material defect in, a constituent document.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

      With respect to each Mortgage Asset included in the related trust fund, the depositor will make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

      o the accuracy of the information set forth for such Mortgage Asset on the Mortgage Asset schedule;

      o the existence of title insurance insuring the lien priority of the Mortgage Asset;

      o     the authority of the depositor to sell the Mortgage Asset;

      o the payment status of the Mortgage Asset and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

      o the existence of customary provisions in the related mortgage note and Mortgage to permit realization against the mortgaged property of the benefit of the security of the Mortgage; and

      o the existence of hazard insurance coverage on the mortgaged property.

      Unless otherwise provided in the related prospectus supplement, in the event of a breach of any such representation or warranty, the warranting party will be obligated to cure the breach or repurchase or replace the affected Mortgage Asset as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the warranting party will have a cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes the breach occurs prior to that date. Such party will have no repurchase obligations if the relevant event that causes the breach occurs after the date. However, the depositor will not include any Mortgage Asset in the trust fund for any series of securities if it knows that a representation and warranty regarding that Mortgage Asset is not accurate and complete in all material respects as of the date of initial issuance of the related series of securities.

      The related agreement will provide that the servicer and/or trustee will be required to notify promptly the relevant warranting party of any breach of any representation or warranty made by or on behalf of it in respect of a Mortgage Asset that materially and adversely affects the value of the Mortgage Asset or the interests therein of the securityholders. If the warranting party cannot cure the breach within 60 days following the date on which the warranting party discovered the breach or was notified of the breach, then the warranting party will be obligated to, on the determination date next succeeding the end of the 60 day period, either (i) repurchase the Mortgage Asset from the trustee at the Purchase Price therefor or (ii) replace such Mortgage Asset with one or more qualified substitute Mortgage Assets, provided that, if a REMIC election has been made with respect to the trust fund, such substitution must be made within two years of the date of initial issuance of the securities, plus permissible extensions. If the aggregate outstanding balance of a qualified substitute Mortgage Asset is less than the outstanding principal balance of the defective Mortgage Asset plus accrued and unpaid interest thereon, the warranting party will also remit for distribution to the holders of securities an amount equal to the shortfall. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a warranting party.

      Neither the depositor nor the servicer (except to the extent that it is the warranting party) will be obligated to purchase or substitute for a Mortgage Asset if a warranting party defaults on its obligation to do so, and no assurance can be given that warranting parties will carry out such obligations with respect to a Mortgage Asset.

      A servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related agreement. Upon a breach of any representation of the servicer which materially and adversely affects the interests of the securityholders, the servicer will be obligated to cure the breach in all material respects.

PAYMENTS ON MORTGAGE ASSETS; DEPOSITS TO PRINCIPAL AND INTEREST ACCOUNT

      The servicer will, as to each trust fund, establish and maintain or cause to be established and maintained a principal and interest account for the collection of payments on the related Mortgage Assets. Each principal and interest account must be an eligible account which means it must be either (1) an account or accounts maintained with an institution whose deposits are insured by the FDIC, the unsecured and uncollateralized debt obligations of which shall be rated "A" or better by Standard and Poor's, a Division of the McGraw-Hill Companies, Inc., and A2 or better by Moody's Investors Service, Inc. and in one of the two highest short-term rating categories by S&P and in the highest short-term rating category by Moody's and which is either:

      o a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws,

      o an institution duly organized, validly existing and in good standing under the applicable banking laws of any state,

      o a national banking association duly organized, validly existing and in good standing under the federal banking laws,

      o     a principal subsidiary of a bank holding company, or

      o if required by the related agreement, approved in writing by the provider of credit support or (2) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company, having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity. Amounts on deposit in the principal and interest account may be invested in certain high quality permitted instruments. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in the principal and interest account will be paid to the servicer or its designee as additional servicing compensation and the servicer shall be responsible for any net losses thereon. The principal and interest account may be maintained with an institution that is an affiliate of the servicer, provided that such institution meets the standards set forth above. If permitted by each rating agency and so specified in the related prospectus supplement, a principal and interest account may contain funds relating to more than one series of securities and may contain other funds respecting payments on mortgage loans belonging to the servicer or serviced or master serviced by it on behalf of others.

      The servicer will deposit or cause to be deposited in the principal and interest account for each trust fund within one business day of receipt of good funds, unless otherwise provided in the agreement and described in the related prospectus supplement, the following payments and collections received by the servicer or on its behalf subsequent to the cut-off date:

            (1) all payments on account of principal, including principal prepayments and other excess payments of principal, on the Mortgage Assets, net of the Depositor's Yield, if any;

            (2) all payments on account of interest on the Mortgage Assets, net of amounts received after the cut-off date in respect of interest accrued on the Mortgage Assets on or prior to the cut-off date;

            (3) all proceeds of the hazard insurance policies, other than amounts to be applied to the restoration or repair of the property or released to the mortgagor in accordance with the normal servicing procedures of the servicer or the related sub-servicer, subject to the terms and conditions of the related Mortgage and mortgage note,

            (4) all proceeds from any FHA insurance,

            (5) any proceeds received in connection with the taking of an entire mortgaged property by exercise of the power of eminent domain or condemnation or any release of a part of the mortgaged property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise, and

            (6) all amounts received and retained in connection with the liquidation of defaulted Mortgage Assets, by foreclosure or otherwise net of fees and advances reimbursable therefrom plus the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of securityholders by foreclosure or by deed-in-lieu of foreclosure or otherwise;

            (7) all proceeds of any Mortgage Asset or property in respect thereof purchased by the warranting party as described under "Description of the Pooling and

      Servicing Agreements--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases" in respect of that Mortgage Asset;

            (8) all payments required to be deposited in the principal and interest account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies"; and

            (9) any amount required to be deposited by the servicer in connection with net losses realized on investments of funds held in the principal and interest account in permitted instruments.

      Unless otherwise specified in the related prospectus supplement, the foregoing requirements for deposit in the principal and interest account may be net of any portion thereof retained by the servicer as its servicing compensation which need not, to the extent permitted by the related servicing agreement, be deposited in the principal and interest account. See "Description of the Pooling and Servicing Agreements--Servicing and Other Compensation and Payment of Expenses".

DEPOSITS TO CERTIFICATE ACCOUNT

      The trustee will, as to each trust fund, establish and maintain or cause to be established and maintained a certificate account which must be an eligible account.

      The trustee will deposit or cause to be deposited in the certificate account for each trust fund, unless otherwise provided in the servicing agreement and described in the related prospectus supplement, the following amounts received subsequent to the cut-off date:

            (1) all amounts transferred to the trustee by the servicer from the principal and interest account;

            (2) any monthly advances and compensating interest remitted to the trustee by the servicer as described under "Description of the Certificates--Monthly Advances in respect of Delinquencies--Compensating Interest";

            (3) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of securities as described under "Description of Credit Support";

            (4) all income or gain from investments of funds on deposit in the certificate account and any amount required to be deposited by the servicer in connection with net losses realized on investments of funds in the certificate account; and

            (5) the purchase price received for the Mortgage Assets upon termination of the trust fund.

PRE-FUNDING ACCOUNT

      If so provided in the related prospectus supplement, the original principal amount of a series of securities may exceed the principal balance of the Mortgage Assets initially being delivered to the trustee. Cash in an amount equal to such difference will be deposited into a separate trust account maintained with the trustee. During the period set forth in the related prospectus supplement, amounts on deposit in the pre-funding account may be used to purchase additional Mortgage Assets for the related trust fund. Such additional Mortgage Assets will be required to conform to the requirements set forth in the related prospectus supplement and pooling and servicing agreement or indenture. Any amounts remaining in the pre-funding account at the end of such period will be distributed as a principal prepayment to the holders of the related series of securities at the time and in the manner set forth in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

      The servicer, directly or through sub-servicers, will make reasonable efforts to collect all scheduled payments under the Mortgage Assets and will follow or cause to be followed the collection procedures as it would follow with respect to Mortgage Assets that are comparable to the Mortgage Assets and held for its own account, provided these procedures are consistent with the related servicing agreement and any related insurance policy, bankruptcy bond, letter of credit or other insurance instrument described under "Description of Primary Insurance Policies" or "Description of Credit Support".

      The servicer will be required to perform the customary functions of a servicer of comparable loans, including the following:

      o     collecting payments from mortgagors,

      o maintaining hazard insurance policies as described herein and in any related prospectus supplement and filing and settling claims thereunder,

      o maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to the terms of the Mortgage Asset,

      o processing assumptions or substitutions, although, unless otherwise specified in the related prospectus supplement, the servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage,

      o     attempting to cure delinquencies,

      o     supervising foreclosures, and

      o     maintaining accounting records relating to the Mortgage Assets.

      The servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Assets. Consistent with the foregoing, the servicer may at its own discretion waive any late payment charge, prepayment charge, assumption fee or any penalty interest in connection with the prepayment of a Mortgage Asset or any other fee or charge which the servicer would be entitled to retain as servicing compensation and may waive, vary or modify any term of any Mortgage Asset or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any mortgagor, subject to the limitations set forth in the related servicing agreement. In the event the servicer consents to the deferment of the due dates for payments due on a mortgage note, the servicer will nonetheless make payment of any required monthly advances with respect to the payments so extended to the same extent as if such installment were due, owing and delinquent and had not been deferred.

      Under a servicing agreement, a servicer will be granted some discretion to extend relief to mortgagors whose payments become delinquent. A servicer may, among other things, grant a period of temporary indulgence (generally up to four months) to a mortgagor or may enter into a plan providing for repayment by such mortgagor of delinquent amounts within a specified period (generally up to one year) from the date of execution of the plan. However, unless otherwise specified in the related prospectus supplement, the servicer must first determine that any waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the security for the mortgage loan or contract. In addition, unless otherwise specified in the related prospectus supplement, if a material default occurs or a payment default is reasonably foreseeable, the servicer will be permitted, subject to any specific limitations set forth in the related servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of the mortgage loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that such modification, waiver or amendment (1) is reasonably likely to produce a greater recovery with respect to such Mortgage Asset on a present value basis than would liquidation and (2) will not adversely affect the coverage under any applicable credit enhancement.

      In the case of multifamily loans or commercial loans, a mortgagor's failure to make scheduled payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor under a multifamily loan or a commercial loan that is unable to make scheduled payments may also be unable to make timely payment of all required taxes and otherwise to maintain and insure the related mortgaged property. In general, the servicer will be required to monitor any multifamily loan or commercial loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the related servicing agreement. A significant period of time may elapse before the servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the securityholders of the related series may vary considerably depending on the particular multifamily loan or commercial loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the multifamily loan or commercial loan and the laws of the jurisdiction in which the mortgaged property is located.

      If a mortgagor files a bankruptcy petition, the servicer may not be permitted to accelerate the maturity of the related Mortgage Asset or to foreclose on the mortgaged property for a considerable period of time. See "Legal Aspects of Mortgage Assets."

SERVICING ADVANCES

      In the course of performing its servicing obligations, the servicer will, unless otherwise specified in the related prospectus supplement, pay all reasonable and customary "out of pocket" costs and expenses incurred in the performance of its servicing obligations in accordance with the general servicing standards described above, which costs and expenses may include the cost of the following:

      o the preservation, restoration and protection of mortgaged properties, including advances in respect of real estate taxes and assessments and insurance premiums on fire, hazard, flood and FHA insurance policies,

      o     any enforcement or judicial proceedings, including foreclosures,

      o the management and liquidation of mortgaged property acquired in satisfaction of the related Mortgage Asset and

      o in connection with the liquidation of a Mortgage Asset, expenditures relating to the purchase or maintenance of the first lien.

      Each of these types of expenditures will constitute a "servicing advance".

      Unless otherwise specified in the related prospectus supplement, the servicer may recover servicing advances, if not theretofore recovered from the mortgagor on whose behalf the servicing advance was made, from late collections on the related Mortgage Asset, including Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts as may be collected by the servicer from the mortgagor or otherwise relating to the Mortgage Asset. To the extent the servicer, in its good faith business judgment, determines that such servicing advances will not be ultimately recoverable from late collections, Insurance Proceeds, Released Mortgaged Property Proceeds or Liquidation Proceeds on the related Mortgage Assets, unless otherwise provided in the related prospectus supplement, the servicer may be reimbursed from distributions of the amount available after distributions to the securityholders. The servicer is not required to make any servicing advance which it determines would be a nonrecoverable servicing advance.

SUB-SERVICERS

      A servicer may delegate its servicing obligations in respect of the Mortgage Assets to third-party servicers, but the servicer will remain obligated under the related servicing agreement. The sub-servicing agreement between a servicer and a sub-servicer will be consistent with the terms of the related servicing agreement and will not result in a withdrawal or downgrading of the rating of any class of securities issued pursuant to the servicing agreement or indenture. Although each sub-servicing agreement will be a contract solely between the servicer and the sub-servicer, the servicing agreement will provide that, if for any reason the servicer for such series of securities is no longer acting in such capacity, the trustee or any successor servicer must recognize the sub-servicer's rights and obligations under the sub-servicing agreement.

      The servicer will be solely liable for all fees owed by it to any sub-servicer, whether or not the servicer's compensation pursuant to the related servicing agreement is sufficient to pay such fees. Each sub-servicer will be reimbursed by the servicer for certain expenditures which it makes, generally to the same extent the servicer would be reimbursed under a servicing agreement. See "--Servicing and Other Compensation and Payment of Expenses".

REALIZATION UPON DEFAULTED MORTGAGE LOANS AND CONTRACTS

      The servicer will be required to foreclose upon or otherwise take title in the name of the trustee on behalf of the securityholders of mortgaged properties relating to defaulted Mortgage Assets as to which no satisfactory arrangements can be made for collection of delinquent payments, but the servicer will not be required to foreclose if it determines that foreclosure would not be in the best interests of the securityholders or the provider of credit support, if any.

      In connection with a foreclosure or other conversion, the servicer shall perform collection and foreclosure procedures with the same degree of care and skill as it would use under the circumstances in the conduct of its own affairs.

      Realization on defaulted contracts may be accomplished through repossession and subsequent resale of the underlying manufactured home or home improvement. With respect to a defaulted home improvement contract, the servicer will decide whether to foreclose upon the mortgaged property or write off the principal balance of such home improvement contract as a bad debt or take an unsecured note. In doing so, the servicer will estimate the expected proceeds and expenses to determine whether a foreclosure proceeding or a repossession and resale is appropriate. If a home improvement contract secured by a lien on a mortgaged property is junior to another lien on the related mortgaged property, following any default thereon, unless foreclosure proceeds for such home improvement contract are expected to at least satisfy the related senior mortgage loan in full and to pay foreclosure costs, it is likely that such home improvement contract will be written off as bad debt with no foreclosure proceeding.

      The limitations imposed by the pooling and servicing agreement for a series of certificates and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related trust fund) on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Legal Aspects of Mortgage Assets--Foreclosure".

      The servicer will be entitled to withdraw from the principal and interest account out of the Liquidation Proceeds recovered on any defaulted Mortgage Asset, prior to the distribution of such Liquidation Proceeds to securityholders, amounts representing its normal servicing compensation on the Mortgage Asset and unreimbursed servicing advances incurred with respect to the Mortgage Asset. If the proceeds of any liquidation of the property securing the defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Asset plus interest accrued thereon at the interest rate plus the aggregate amount of those amounts reimbursable to the servicer, the trust fund will realize a loss in the amount of such difference.

HAZARD INSURANCE POLICIES

      Unless otherwise stated in the related prospectus supplement, each servicing agreement will require the servicer to maintain or cause to be maintained fire and hazard insurance with extended coverage customary in the area where the mortgaged property is located in an amount which is at least equal to the least of (1) the outstanding principal balance owing on the related Mortgage Asset and any first lien, (2) the full insurable value of the premises securing the Mortgage Asset and (3) the minimum amount required to compensate for damage or loss on a replacement cost basis. Generally, if at the origination of the Mortgage Asset or at any time during the term of the Mortgage Asset, the servicer determines that the mortgaged property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) and the servicer determines that such insurance is necessary in accordance with accepted mortgage servicing practices of prudent lending institutions, the servicer will cause to be purchased a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of the Mortgage Asset and any first lien and (2) the maximum amount of insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Act of 1994, as amended. The servicer will also be required to maintain on REO Property, to the extent such insurance is available, fire and hazard insurance in the applicable amounts described above, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1994, as amended, and the servicer determines that such insurance is necessary in accordance with accepted mortgage servicing practices of prudent lending institutions, flood insurance in an amount equal to that required above. Any amounts collected by the servicer under any such policies (other than amounts to be applied to the restoration or repair of the mortgaged property, or to be released to the mortgagor in accordance with customary mortgage servicing procedures) will be deposited in the principal and interest account.

      If the servicer obtains and maintains a blanket policy insuring against fire and hazards of extended coverage on all of the Mortgage Assets that names the servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Assets without co-insurance, and otherwise complies with the preceding paragraph, the servicer will be deemed to have satisfied its obligations with respect to fire and hazard insurance coverage.

      Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the home improvement contracts may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

DUE-ON-SALE PROVISIONS

      When a mortgaged property has been or is about to be conveyed by the mortgagor, the servicer, on behalf of the trustee, will be required under the related servicing agreement, to the extent it has knowledge of such conveyance or prospective conveyance, to enforce the rights of the trustee as the mortgagee of record to accelerate the maturity of the related Mortgage Asset under any "due-on-sale" clause contained in the related Mortgage or mortgage note, unless the servicer reasonably believes that the "due-on-sale" clause is not enforceable under applicable law or if the mortgage loan is an ARM Loan that by its terms is assumable. In this event, the servicer will be required to enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and, unless prohibited by applicable law or the mortgage documents, the mortgagor remains liable thereon. The proposed transferee of the related mortgaged property must establish to the servicer its ability to repay the loan and that the security for the loan would not be impaired by the assumption. If a mortgagor transfers the mortgaged property subject to an ARM Loan without consent, that ARM Loan may be declared due and payable. Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by or on behalf of the servicer as additional servicing compensation. In connection with any assumption, the terms of the related mortgage loan may not be changed. The servicer may also be authorized under the related servicing agreement, subject to certain approvals, to enter into a substitution of liability agreement with such person, pursuant to which the original mortgagor is released from liability and such person is substituted as mortgagor and becomes liable under the mortgage note.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

      The servicer's primary servicing compensation with respect to a series of securities will come from the periodic payment to it of a portion of the interest payment on each Mortgage Asset which amount will be set forth in the prospectus supplement with respect to a series of securities. Since the servicer's primary compensation is a percentage of the principal balance of each Mortgage Asset, such amounts will decrease in accordance with the amortization schedule of each Mortgage Loan. Unless otherwise provided in the related prospectus supplement, the servicer may retain, as additional servicing compensation, all assumption fees, modification fees and other administrative fees, late payment charges, release fees, bad check charges, any other servicing-related fees (other than the Depositor's Yield), net Liquidation Proceeds not otherwise required to be deposited into the principal and interest account pursuant to the related servicing agreement, interest or other income which may be earned on funds held in the principal and interest account, certificate account and any other account created under the related servicing agreement. The servicing agreement and prospectus supplement with respect to a series of securities will set forth any other amounts payable to the servicer. Any sub-servicer will receive a portion of the servicer's compensation as its sub-servicing compensation.

      In addition to amounts payable to any sub-servicer, the servicer or trustee may, to the extent provided in the related prospectus supplement, pay certain expenses incurred, including payment of the fees and disbursements of the trustee and any credit support provider. The servicing agreement and prospectus supplement with respect to a series of securities may provide that additional accounts be established by the servicer or the trustee into which the servicer or the trustee for the payment of fees.

ANNUAL EVIDENCE AS TO THE COMPLIANCE OF THE MASTER SERVICER

      Each servicing agreement with respect to a series of securities, will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related cut-off date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by the firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, the servicing by or on behalf of the servicer of mortgage loans under servicing agreements substantially similar to each other, including the related pooling and servicing agreement or servicing agreement, was conducted in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for Freddie Mac, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, requires it to report. In rendering its statement the accounting firm may rely, as to matters relating to the direct servicing of mortgage loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, rendered within one year of the statement, of firms of independent public accountants with respect to the related sub-servicer.

      Each servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the servicer to the effect that the servicer has fulfilled its obligations under the related agreement throughout the preceding year.

      Copies of the annual accountants' statement and the statement of officers of the servicer may be obtained by securityholders without charge upon written request to the servicer at the address set forth in the related prospectus supplement.

MATTERS REGARDING THE SERVICER AND THE DEPOSITOR

      The servicer under each servicing agreement will be named in the related prospectus supplement. The entity serving as servicer may be the depositor or an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates.

      Each servicing agreement will provide that the servicer may not resign from its obligations and duties under the related agreement except by mutual consent of the servicer, the depositor, any credit support provider, the trustee and the majority securityholders and only if its resignation, and the appointment of a successor, will not result in a downgrading of any class of securities, or upon a determination that its duties under the related agreement are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the related agreement.

      Each servicing agreement will further provide that neither the servicer, the depositor nor any director, officer, employee, or agent of the servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related agreement, or for errors in judgment, but that neither the servicer, the depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each pooling and servicing agreement and each servicing agreement will further provide that the servicer, the depositor and any director, officer, employee or agent of the servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the related agreement or the securities, other than any loss, liability or expense that is related to any specific mortgage loan or mortgage loans, unless that loss, liability or expense is otherwise reimbursable pursuant to the related agreement, and other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each pooling and servicing agreement and each servicing agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the related agreement and which in its opinion may involve it in any expense or liability. The servicer or the depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the related agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In that event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the securityholders, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the trust fund. Distributions to securityholders will be reduced to pay for the reimbursement as set forth in the related prospectus supplement and servicing agreement.

      Any person into which the servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor of the servicer under each agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

EVENTS OF DEFAULT UNDER THE GOVERNING AGREEMENT AND RIGHTS UPON EVENTS OF
DEFAULT

      POOLING AND SERVICING AGREEMENT FOR CERTIFICATES

      Unless otherwise provided in the related prospectus supplement for a series of certificates, events of default under each pooling and servicing agreement will consist of:

      o any failure by the servicer to distribute or cause to be distributed to securityholders, or to remit to the trustee for distribution to securityholders, any required payment that continues unremedied for one business day after the giving of written notice of the failure to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by any certificateholder;

      o any failure by the servicer to make any required servicing advance, to the extent such failure materially and adversely affects the interests of certificateholders, or any required monthly advance to the extent of the full amount in each case which continues unremedied after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by any certificateholder;

      o any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the agreement which continues unremedied for sixty days, after the giving of written notice of the failure to the servicer by the trustee, the provider of credit support, if applicable, or the depositor, or to the servicer, the depositor and the trustee by any certificateholder; and

      o events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

      Unless otherwise provided in the prospectus supplement for a series of certificates, so long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the voting rights, the trustee shall, terminate all of the rights and obligations of the servicer under the pooling and servicing agreement relating to the trust fund and in and to the Mortgage Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the agreement and will be entitled to similar compensation arrangements. If the trustee is prohibited by law from obligating itself to make advances regarding delinquent Mortgage Assets, then the trustee will not be so obligated. If the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 51% of the voting rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of the appointment of at least $15,000,000 to act as successor to the servicer under the agreement. Pending the appointment of a successor, the trustee is obligated to act in the capacity of servicer. The trustee and any successor servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the related agreement.

      The trustee is under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by the agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

      SERVICING AGREEMENT FOR NOTES

      Unless otherwise provided in the related prospectus supplement for a series of notes, a "servicing default" under the related servicing agreement generally will include:

      o any failure by the servicer to make a required deposit to the distribution account or, if the servicer is so required, to distribute to the holders of any class of notes or equity certificates of the series any required payment which continues unremedied for five business days (or other period of time described in the related prospectus supplement) after the giving of written notice of the failure to the servicer by the trustee or the issuer;

      o any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the servicing agreement with respect to the series of notes which continues unremedied for 60 days after the giving of written notice of the failure to the servicer by the trustee or the issuer;

      o events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the servicer and actions by the servicer indicating its insolvency or inability to pay its obligations and

      o     any other servicing default as set forth in the servicing agreement.

      So long as a servicing default remains unremedied, either the depositor or the trustee may, by written notification to the servicer and to the issuer or the trustee, as applicable, terminate all of the rights and obligations of the servicer under the servicing agreement, other than any right of the servicer as noteholder or as holder of the equity certificates and other than the right to receive servicing compensation and expenses for servicing the Mortgage Assets during any period prior to the date of the termination. Upon termination of the servicer, the trustee will succeed to all responsibilities, duties and liabilities of the servicer under the servicing agreement, other than the obligation to repurchase Mortgage Assets, and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the servicer but is unwilling so to act, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $1,000,000 to act as successor to the servicer under the servicing agreement. Pending the appointment of a successor, the trustee is obligated to act in the capacity of servicer. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial servicer under the servicing agreement.

      INDENTURE

      An event of default under the indenture generally will include:

      o a default for five days or more in the payment of any principal of or interest on any note of the series;

      o failure to perform any other covenant of the depositor or the issuer in the indenture which continues for a period of 60 days after notice of failure is given in accordance with the procedures described in the related prospectus supplement;

      o any representation or warranty made by the depositor or the issuer in the indenture or in any related certificate or other writing having been incorrect in a material respect as of the time made, and the breach is not cured within 30 days after notice of breach is given in accordance with the procedures described in the related prospectus supplement;

      o events of bankruptcy, insolvency, receivership or liquidation of the depositor or the issuer; or

      o any other event of default provided with respect to notes of that series.

      If an event of default with respect to the notes of any series occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount, or, if the notes of that series are Accrual Securities, the portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement, of all the notes of the series to be due and payable immediately. Such declaration may, under some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

      If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless

      o the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale,

      o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale, or

      o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of the series.

      If the trustee liquidates the collateral in connection with an event of default, the indenture may provide that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

      If the principal of the notes of a series is declared due and payable, as described above, the holders of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount that is unamortized.

      No noteholder or holder of an equity certificate generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to the agreement unless:

      o the holder previously has given to the trustee written notice of default and the default is continuing,

      o the holders of notes or equity certificates of any class evidencing not less than 25% of the aggregate percentage interests constituting the class (1) have made written request upon the trustee to institute a proceeding in its own name as trustee thereunder and (2) have offered to the trustee reasonable indemnity,

      o the trustee has neglected or refused to institute a proceeding for 60 days after receipt of the request and indemnity, and

      o no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the note balances of the class. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the applicable agreement or to institute, conduct or defend any litigation at the request of any of the holders of notes or equity certificates covered by the agreement, unless such holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

AMENDMENT OF THE GOVERNING AGREEMENTS

      With respect to each series of certificates, each related pooling and servicing agreement or trust agreement may be amended by the depositor, the servicer, if any, and the trustee, by written agreement, upon written consent of any credit support provider, without notice to or the consent of any of the holders of certificates covered by the agreement, to cure any ambiguity, to correct, modify or supplement any provision in the agreement which may be inconsistent with any other provisions of the agreement, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under the agreement which are not inconsistent with the provisions of the agreement, provided that the action will not, as evidenced by an opinion of counsel delivered to the trustee,

      o adversely affect in any material respect the interests of any holder of certificates covered by the agreement,

      o reduce in any manner the amount of or delay the timing of, payments received on Mortgage Assets which are required to be distributed on any certificate without the consent of the holder of the certificate, or

      o change the rights or obligations of any other party without the consent of that party.

      However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

      With respect to each series of notes, each related servicing agreement or indenture may be amended by the parties thereto without the consent of any of the holders of the notes covered by the agreement, to cure any ambiguity, to correct, modify or supplement any provision in the agreement, or to make any other provisions with respect to matters or questions arising under the agreement which are not inconsistent with the provisions of the agreement, provided that such action will not adversely affect in any material respect the interests of any holder of notes covered by the agreement. Each agreement may also be amended by the parties thereto with the consent of the holders of notes evidencing not less than 66% of the voting rights, for any purpose, but that no amendment may

      o reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any note without the consent of the holder of that note,

      o adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in the preceding bullet point, without the consent of the holders of notes of that class evidencing not less than 66% of the aggregate voting rights of that class, or

      o reduce the percentage of voting rights required by the preceding bullet point for the consent to any such amendment without the consent of the holders of all notes covered by the agreement then outstanding. The voting rights evidenced by any note will be the portion of the voting rights of all of the notes in the related series allocated in the manner described in the related prospectus supplement.

OPTIONAL PURCHASE BY THE SERVICER OF DEFAULTED MORTGAGE LOANS

      The servicer under the related servicing agreement will have the option to purchase from the trust fund any Mortgage Asset 90 days or more delinquent at a purchase price generally equal to the outstanding principal balance of the delinquent Mortgage Asset as of the date of purchase, plus all accrued and unpaid interest on that principal balance.

DUTIES OF THE TRUSTEE

      The trustee will make no representations as to the validity or sufficiency of any agreement, the securities or any Mortgage Asset or related document and is not accountable for the use or application by or on behalf of the servicer of any funds paid to the servicer or its designee in respect of the securities or the Mortgage Assets, or deposited into or withdrawn from the principal and interest account or any other account by or on behalf of the servicer. If no event of default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the related agreement.

DESCRIPTION OF THE TRUSTEE

      The trustee or indenture trustee, each referred to as the "trustee", under each pooling and servicing agreement, trust agreement or indenture will be named in the related prospectus supplement. The owner trustee for each series of notes will be named in the related prospectus supplement. The commercial bank, national banking association or trust company serving as trustee or owner trustee may have normal banking relationships with the depositor and its affiliates and with the servicer and its affiliates. The trustee may resign at any time in the manner set forth in the related agreement, in which event the servicer will be obligated to appoint a successor trustee. The trustee may be removed if it ceases to be eligible to continue as such under the related agreement or if it becomes insolvent. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until the acceptance of appointment by a successor trustee. The trustee may appoint separate trustees and co-trustees to the extent provided in the related agreement.

                         DESCRIPTION OF CREDIT SUPPORT

      For any series of securities, credit support may be provided with respect to one or more classes thereof or the related Mortgage Assets. Credit support may be in the form of the subordination of one or more classes to other classes in a series of securities, letters of credit, insurance policies, surety bonds, guarantees, the establishment of one or more reserve funds, cross-collateralization, overcollateralization or another method of credit support described in the related prospectus supplement, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit support may be structured so as to be drawn upon by more than one series of securities.

      The credit support provided for a series of securities will in most cases not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by credit support or that are not covered by credit support, securityholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one pool of Mortgage Assets in a trust fund or more than one series of securities, holders of securities evidencing interests in any of the covered pools or covered trusts will be subject to the risk that the credit support will be exhausted by the claims of other covered pools or covered trusts prior to that covered pool or covered trust receiving any of its intended share of the coverage.

      If credit support is provided with respect to one or more classes of securities of a series, or the related Mortgage Assets, the related prospectus supplement will include a description of

      o     the nature and amount of coverage under such credit support,

      o any conditions to payment thereunder not otherwise described in this prospectus,

      o the conditions under which the amount of coverage under the credit support may be reduced, terminated or replaced, and

      o     the material provisions relating to the credit support.

      Additionally, the related prospectus supplement will set forth certain information with respect to the credit support provider, including:

      o     a brief description of its principal business activities,

      o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

      o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business, and

      o its total assets and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement.

SUBORDINATE CERTIFICATES

      One or more classes of securities of a series may be subordinate securities. The rights of the holders of subordinate securities to receive distributions of principal and interest from the certificate account on any remittance date will be subordinated to the rights of the holders of senior securities to the extent specified in the related prospectus supplement. The subordination of a class may apply only in the event of, or may be limited to, certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of subordinate securities in a series and the circumstances in which such subordination will be applied. If one or more classes of subordinate securities of a series are offered securities, the related prospectus supplement will provide information as to the sensitivity of distributions on those securities based on certain default assumptions.

CROSS-SUPPORT PROVISIONS

      If so provided in the related prospectus supplement, the Mortgage Assets for a series of securities may be divided into separate groups, each supporting a separate class or classes of securities of a series, and credit support may be provided by cross-support provisions requiring that distributions be made on certain classes of securities evidencing interests in one group of Mortgage Assets prior to distributions on other classes of securities evidencing interests in a different group of Mortgage Assets. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO THE MORTGAGE ASSETS

      The prospectus supplement for a series of securities may provide that the Mortgage Assets in the related trust fund will be covered for various default risks by insurance policies, including FHA insurance or guarantees. A copy of any material instrument for a series will be filed with the

Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

LETTER OF CREDIT

      Deficiencies in amounts otherwise payable on one or more classes of securities in a series of securities may be covered by one or more letters of credit, issued by a bank or financial institution specified in the related prospectus supplement. Under a letter of credit, the letter of credit bank will be obligated to honor draws in respect of such deficiencies in an amount specified in the related prospectus supplement upon presentation of documents required under the letter of credit. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and otherwise as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any such letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

INSURANCE POLICIES AND SURETY BONDS WITH RESPECT TO THE SECURITIES

      Deficiencies in amounts otherwise payable on one or more classes of securities of a series will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. These instruments may cover timely distributions of interest only, timely distributions of interest and ultimate distribution of principal or timely distributions of interest and distributions of principal on the basis of a schedule of principal distributions set forth in, or determined in the manner specified in, the related prospectus supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the securities of the related series.

RESERVE FUNDS OR SPREAD ACCOUNT

      Deficiencies in amounts otherwise payable on one or more classes of securities of a series may be covered by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the related prospectus supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Mortgage Assets. A reserve fund for a series of securities which is funded over time by depositing therein a portion of the interest payment on each Mortgage Asset will be referred to as a "spread account" in the related prospectus supplement and the pooling and servicing agreement or indenture.

      Amounts on deposit in any reserve fund for a series of securities, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of or interest on the securities. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each remittance date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the securities.

      Moneys deposited in any reserve funds will be invested in permitted instruments, except as otherwise specified in the related prospectus supplement. Reinvestment income or other gain from these investments may be credited to the related reserve fund for the series, and any loss resulting from such investments will be charged to the reserve fund. However, this income may be payable to the servicer or another service provider as additional compensation.

      Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the following:

      o     initial balance of the reserve fund,

      o     the balance required to be maintained in the reserve fund,

      o     the manner in which the required balance may decrease over time,

      o     the manner of funding the reserve fund,

      o the purposes for which funds in the reserve fund may be applied to make distributions to securityholders,

      o the use of any investment earnings and payment of any investment losses in respect of the reserve fund, and

      o whether or not the reserve fund will be a part of the Trust Fund or any REMIC.

OVERCOLLATERALIZATION

      If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each Mortgage Asset may be applied as an additional distribution in respect of principal to reduce the principal balance of one or more classes of securities and, thus, accelerate the rate of payment of principal on such class or classes of securities relative to payments of principal on the related Mortgage Assets. Any excess of the principal balance of the Mortgage Assets over the principal balance of the related class of securities is referred to as "overcollateralization".

                   DESCRIPTION OF PRIMARY INSURANCE POLICIES

      Each mortgage loan will be covered by a primary hazard insurance policy and, if so specified in the prospectus supplement, a primary mortgage insurance policy.

PRIMARY MORTGAGE INSURANCE POLICIES

      Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted mortgage loan, plus accrued and unpaid interest thereon and some approved expenses, over a specified percentage of the value of the related mortgaged property.

      As conditions to the filing or payment of a claim under a primary mortgage insurance policy, the insured will typically be required, in the event of default by the borrower, to:

      o advance or discharge (1) hazard insurance premiums and (2) as necessary and approved in advance by the insurer, real estate taxes, property protection expenses and foreclosure and related costs,

      o in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary mortgage insurance policy (ordinary wear and tear excepted), and

      o tender to the insurer good and merchantable title to, and possession of, the mortgaged property.

PRIMARY HAZARD INSURANCE POLICIES

      Each servicing agreement will require the servicer to cause the borrower on each mortgage loan to maintain a primary hazard insurance policy providing for coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the mortgaged property is located. The primary hazard coverage will be in general in an amount equal to the lesser of the principal balance owing on the mortgage loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any primary hazard insurance policy and under any flood insurance policy referred to in the paragraph below, and upon the borrower furnishing information to the servicer in respect of a claim. All amounts collected by the servicer under any primary hazard insurance policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures, and subject to the terms and conditions of the related Mortgage and mortgage note, will be deposited in the certificate account. The agreement will provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the servicer's maintaining a blanket policy insuring against hazard losses on the mortgage loans. If the blanket policy contains a deductible clause, the servicer will deposit in the certificate account all sums that would have been deposited in the certificate account but for that clause. The servicer also is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to some limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most hazard insurance policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. This list is merely indicative of some kinds of uninsured risks and is not intended to be all-inclusive. When a mortgaged property is located at origination in a federally designated flood area and flood insurance is available, each agreement will require the servicer to cause the borrower to acquire and maintain flood insurance in an amount equal in general to the lesser of (1) the amount necessary to fully compensate for any damage or loss to the improvements which are part of the mortgaged property on a replacement cost basis and (2) the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

      The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of
(1) the replacement cost of the improvements less physical depreciation and (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

      The servicer will not require that a hazard or flood insurance policy be maintained for any cooperative loan. Generally, the cooperative is responsible for maintenance of hazard insurance for the property owned by the cooperative, and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. However, if a cooperative and the related borrower on a cooperative note do not maintain hazard insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to the related borrower's cooperative apartment or the cooperative's building could significantly reduce the value of the collateral securing the cooperative note.

      Since the amount of hazard insurance the servicer will cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds collected in connection with a partial loss may be insufficient to restore fully the damaged property. The terms of the mortgage loans provide that borrowers are required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The servicer, on behalf of the trustee and securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties.

However, the ability of the servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the servicer by borrowers.

FHA INSURANCE

      The Federal Housing Administration is responsible for administering various federal programs, including mortgage insurance, authorized under The Housing Act and the United States Housing Act of 1937, as amended. If so provided in the related prospectus supplement, some of the mortgage loans will be insured by the FHA.

      Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan to value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

      HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The servicer will be obligated to purchase any debenture issued in satisfaction of a defaulted FHA insured mortgage loan serviced by it for an amount equal to the principal amount of any such debenture.

      The servicer will be required to take steps as are reasonably necessary to keep FHA insurance in full force and effect.

      Some of the mortgage loans contained in a trust fund may be Title I loans as described below and in the related prospectus supplement. The regulations, rules and procedures promulgated by the FHA under Title I contain the requirements under which lenders approved for participation in the Title I Program may obtain insurance against a portion of losses incurred with respect to eligible loans that have been originated and serviced in accordance with FHA regulations, subject to the amount of insurance coverage available in such Title I lender's FHA reserve, as described below and in the related prospectus supplement. In general, an insurance claim against the FHA may be denied or surcharged if the Title I loan to which it relates does not strictly satisfy the requirements of the National Housing Act and FHA regulations but FHA regulations permit the Secretary of the Department of Housing and Urban Development, subject to statutory limitations, to waive a Title I Lender's noncompliance with FHA regulations if enforcement would impose an injustice on the lender.

      Unless otherwise specified in the related prospectus supplement, the servicer will either serve as or contract with the person specified in the prospectus supplement to serve as the administrator for FHA claims pursuant to an FHA claims administration agreement. The FHA claims administrator will be responsible for administering, processing and submitting FHA claims with respect to the Title I loans. The securityholders will be dependent on the FHA claims administrator to (1) make claims on the Title I loans in accordance with FHA regulations and (2) remit all FHA insurance proceeds received from the FHA in accordance with the related agreement. The securityholders' rights relating to the receipt of payment from and the administration, processing and submission of FHA claims by any FHA claims administrator is limited and governed by the related agreement and the FHA claims administration agreement and these functions are obligations of the FHA claims administrator, but not the FHA.

      Under Title I, the FHA maintains an FHA insurance coverage reserve account for each Title I lender. The amount in each Title I lender's FHA reserve is a maximum of 10% of the amounts disbursed, advanced or expended by a Title I lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with certain adjustments permitted or required by FHA regulations. The balance of such FHA reserve is the maximum amount of insurance claims the FHA is required to pay to the related Title I lender. Mortgage loans to be insured under Title I will be registered for insurance by the FHA. Following either the origination or transfer of loans eligible under Title I, the Title I lender will submit such loans for FHA insurance coverage within its FHA reserve by delivering a transfer of note report or by an electronic submission to the FHA in the form prescribed under the FHA regulations. The increase in the FHA insurance coverage for such loans in the Title I lender's FHA reserve will occur on the date following the receipt and acknowledgment by the FHA of the transfer of note report for such loans. The insurance available to any trust fund will be subject to the availability, from time to time, of amounts in each Title I lender's FHA reserve, which will initially be limited to the amount specified in the related prospectus supplement.

      If so provided in the related prospectus supplement the trustee or FHA claims administrator may accept an assignment of the FHA reserve for the related Title I loans, notify FHA of such assignment and request that the portion of the depositor's FHA reserves allocable to the Title I loans be transferred to the trustee or the FHA claims administrator on the closing date. Alternatively, in the absence of such provision, the FHA reserves may be retained by the depositor and, upon an insolvency and receivership of the depositor, the related trustee will notify FHA and request that the portion of the depositor's FHA reserves allocable to the Title I loans be transferred to the trustee or the FHA claims administrator. Although each trustee will request such a transfer of reserves, FHA is not obligated to comply with such a request, and may determine that it is not in FHA's interest to permit a transfer of reserves. In addition, FHA has not specified how insurance reserves would be allocated in a transfer, and there can be no assurance that any reserve amount, if transferred to the trustee or the FHA claims administrator, as the case may be, would not be substantially less than 10% of the outstanding principal amount of the related Title I loans. It is likely that the depositor, the trustee or the FHA claims administrator would be the lender of record on other Title I loans, so that any FHA reserves that are retained, or permitted to be transferred, would become commingled with FHA reserves available for other Title I loans. FHA also reserves the right to transfer reserves with "earmarking" (segregating reserves so that they will not be commingled with the reserves of the transferee) if it is in FHA's interest to do so.

      Under Title I, the FHA will reduce the insurance coverage available in a Title I lender's FHA reserve with respect to loans insured under that Title I lender's contract of insurance by (1) the amount of FHA insurance claims approved for payment related to those loans and (2) the amount of reduction of the Title I lender's FHA reserve by reason of the sale, assignment or transfer of loans registered under the Title I lender's contract of insurance. The FHA insurance coverage also may be reduced for any FHA insurance claims previously disbursed to the Title I lender that are subsequently rejected by the FHA.

      Unlike certain other government loan insurance programs, loans under Title I (other than loans in excess of $25,000) are not subject to prior review by the FHA. The FHA disburses insurance proceeds with respect to defaulted loans for which insurance claims have been filed by a Title I lender prior to any review of those loans. A Title I lender is required to repurchase a Title I loan from the FHA that is determined to be ineligible for insurance after insurance claim payments for such loan have been paid to the lender. Under the FHA regulations, if the Title I lender's obligation to repurchase the Title I loan is unsatisfied, the FHA is permitted to offset the unsatisfied obligation against future insurance claim payments owed by the FHA to such lender. FHA regulations permit the FHA to disallow an insurance claim with respect to any loan that does not qualify for insurance for a period of up to two years after the claim is made and to require the Title I lender that has submitted the insurance claim to repurchase the loan.

      The proceeds of loans under the Title I Program may be used only for permitted purposes, including the alteration, repair or improvement of residential property, the purchase of a manufactured home or lot (or cooperative interest therein) on which to place the home or the purchase of both a manufactured home and the lot (or cooperative interest therein) on which the home is placed.

      Subject to certain limitations described below, eligible Title I loans are generally insured by the FHA for 90% of an amount equal to the sum of

      o the net unpaid principal amount and the uncollected interest earned to the date of default,

      o interest on the unpaid loan obligation from the date of default to the date of the initial submission of the insurance claim, plus 15 calendar days (the total period not to exceed nine months) at a rate of 7% per annum,

      o     uncollected court costs,

      o     title examination costs,

      o fees for required inspections by the lenders or its agents, up to $75, and

      o     origination fees up to a maximum of 5% of the loan amount.

      Accordingly if sufficient insurance coverage is available in such FHA reserve, then the Title I lender bears the risk of losses on a Title I loan for which a claim for reimbursement is paid by the FHA of at least 10% of the unpaid principal, uncollected interest earned to the date of default, interest from the date of default to the date of the initial claim submission and certain expenses.

      In general, the FHA will insure home improvement contracts up to $25,000 for a Single Family Property, with a maximum term of 20 years. The FHA will insure loans of up to $17,500 for manufactured homes which qualify as real estate under applicable state law and loans of up to

$12,000 per unit for a $48,000 limit for four units for owner-occupied multifamily homes. If the loan amount is $15,000 or more, the FHA requires a drive-by appraisal, the current tax assessment value, or a full Uniform Residential Appraisal Report dated within 12 months of the closing to verify the property's value. The maximum loan amount on transactions requiring an appraisal is the amount of equity in the property shown by the market value determination of the property.

      With respect to Title I loans, the FHA regulations do not require that a borrower obtain title or fire and casualty insurance. However, if the related mortgaged property is located in a flood hazard area, flood insurance in an amount at least equal to the loan amount is required. In addition, the FHA regulations do not require that the borrower obtain insurance against physical damage arising from earth movement (including earthquakes, landslides and mudflows). Accordingly, if a mortgaged property that secures a Title I loan suffers any uninsured hazard or casualty losses, holders of the related series of securities that are secured in whole or in part by such Title I loan may bear the risk of loss to the extent that such losses are not recovered by foreclosure on the defaulted loans or from any FHA insurance proceeds. Such loss may be otherwise covered by amounts available from the credit enhancement provided for the related series of securities, if specified in the related prospectus supplement.

      Following a default on a Title I loan insured by the FHA, the servicer may, subject to certain conditions and mandatory loss mitigation procedures, either commence foreclosure proceedings against the improved property securing the loan, if applicable, or submit a claim to FHA, but may submit a claim to FHA after proceeding against the improved property only with the prior approval of the Secretary of HUD. The availability of FHA Insurance following a default on a Title I loan is subject to a number of conditions, including strict compliance with FHA regulations in originating and servicing the Title I loan. Failure to comply with FHA regulations may result in a denial of or surcharge on the FHA insurance claim. Prior to declaring a Title I loan in default and submitting a claim to FHA, the servicer must take certain steps to attempt to cure the default, including personal contact with the borrower either by telephone or in a meeting and providing the borrower with 30 days' written notice prior to declaration of default. FHA may deny insurance coverage if the borrower's nonpayment is related to a valid objection to faulty contractor performance. In such event, the servicer or other entity as specified in the related prospectus supplement will seek to obtain payment by or a judgment against the borrower, and may resubmit the claim to FHA following such a judgment.

VA GUARANTEES

      The United States Department of Veterans Affairs is an Executive Branch Department of the United States, headed by the Secretary of Veterans Affairs. The VA currently administers a variety of federal assistance programs on behalf of eligible veterans and their dependents and beneficiaries. The VA administers a loan guaranty program pursuant to which the VA guarantees a portion of loans made to eligible veterans. If so provided in the prospectus supplement, some of the mortgage loans will be guaranteed by the VA.

      Under the VA loan guaranty program, a VA loan may be made to any eligible veteran by an approved private sector mortgage lender. The VA guarantees payment to the holder of that loan of a fixed percentage of the loan indebtedness, up to a maximum dollar amount, in the event of default by the veteran borrower. When a delinquency is reported to the VA and no realistic alternative to foreclosure is developed by the loan holder or through the VA's supplemental servicing of the loan, the VA determines, through an economic analysis, whether the VA will (1) authorize the holder to convey the property securing the VA loan to the Secretary of Veterans Affairs following termination or (2) pay the loan guaranty amount to the holder. The decision as to disposition of properties securing defaulted VA loans is made on a case-by-case basis using the procedures set forth in 38 U.S.C. Section 3732(c), as amended.

      The servicer will be required to take steps as are reasonably necessary to keep the VA guarantees in full force and effect.

                       LEGAL ASPECTS OF MORTGAGE ASSETS

      The following discussion contains general summaries of legal aspects of loans secured by residential properties. Because these legal aspects are governed in part by applicable state law, which laws may differ substantially from state to state, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Assets is situated.

MORTGAGE LOANS

      The Single-Family Loans, multifamily loans, commercial loans and mixed use loans will be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending upon the type of security instrument customary to grant a security interest according to the prevailing practice in the state in which the mortgaged property subject to that mortgage loan is located. The filing of a mortgage or a deed of trust creates a lien upon or conveys title to the real property encumbered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments. Priority with respect to mortgages and deeds of trust depends on their terms and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, title to the property is held by a land trustee under a land trust agreement, while the borrower/homeowner is the beneficiary of the land trust; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the trustor, similar to a mortgagor, who may or may not be the borrower, the beneficiary, similar to a mortgagee, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time as the underlying debt is repaid. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust, security deed or deed to secure debt are governed by the law of the state in which the real property is located, the express provisions of the mortgage, deed of trust, security deed or deed to secure debt and, in some cases, the directions of the beneficiary.

MANUFACTURED HOME CONTRACTS

      Under the laws of most states, manufactured housing that is not permanently affixed to its site constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Such financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department, or a similar entity, of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law.

      The servicer will be required under the related servicing agreement to effect the notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered. If the servicer fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may, under some circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, manufactured housing contracts will contain provisions prohibiting the obligor from permanently attaching the manufactured home to its site. So long as the obligor does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home that is prior to the security interest originally retained by the depositor.

      The depositor will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the securityholders. Neither the depositor, the servicer nor the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, an assignment is an effective conveyance of a security interest in a manufactured home without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the depositor or mortgage loan seller.

      In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to subsequent purchasers for value of manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

      If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states, the perfected security interest in the manufactured home would continue for four months after the relocation and thereafter until the owner re-registers the manufactured home in such state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in the new state, and if the depositor did not take steps to re-perfect its security interest in the new state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, the depositor must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states that provide for notation of lien, the depositor would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the depositor would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related servicing agreement, the servicer will be obligated to take such steps, at the servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

      Under the laws of most states, liens for repairs performed on a manufactured home take priority even over a perfected security interest. The depositor will obtain the representation of the mortgage loan seller that it has no knowledge of any such liens with respect to any manufactured home securing a manufactured home loan. However, liens could arise at any time during the term of a manufactured home loan. No notice will be given to the trustee or securityholders in the event a lien for repairs arises.

HOME IMPROVEMENT CONTRACTS

      The home improvement contracts, other than those home improvement contracts that are unsecured or secured by mortgages on real estate generally are "chattel paper" or constitute "purchase money security interests", each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. The contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee's interest in the contracts could be defeated.

      The contracts that are secured by the home improvements financed thereby grant to the originator of the contracts a purchase money security interest in such home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such home improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of the materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

      So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, "self-help" repossession that is "peaceful", i.e., without breach of the peace, or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days or more depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states restrict repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the related property so that the debtor may redeem it at or before such resale.

      Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments and in many cases the defaulting borrower would have no assets with which to pay a judgment.

      Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equity principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

FORECLOSURE ON MORTGAGES

      Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available remedies under the mortgage. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are often not contested by any of the parties defendant. However, when the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure, the court would issue a judgment of foreclosure and would generally appoint a referee or other court officer to conduct the sale of the property.

      Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust, which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, prior to the sale, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, prior to the sale, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholder. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

      An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage and in the mortgaged property. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagor's default was neither willful nor in bad faith and that the mortgagee's action was such as to establish a waiver, or fraud, bad faith, oppressive or unconscionable conduct as to warrant a court of equity to refuse affirmative relief to the mortgagee. In some cases a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

      A foreclosure action or sale pursuant to a power of sale is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, recent judicial decisions suggest that a non-collusive, regularly conducted foreclosure sale or sale pursuant to a power of sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years.

      In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses, including attorney's and trustee's fees, which may be recovered by a lender. In some states there is a statutory minimum purchase price which the lender may offer for the property. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

      A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the mortgagor is in default thereunder. In either event the amounts expended will be added to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and some governmental liens.

      The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale, real estate taxes and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

      If the servicer were to foreclose on any junior lien it would do so subject to any related senior lien. In order for the debt related to the junior mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the junior mortgage loan would have to bid an amount sufficient to pay off all sums due under the junior mortgage loan and the senior lien or purchase the mortgaged property subject to the senior lien. If proceeds from a foreclosure or similar sale of the mortgaged property are insufficient to satisfy all senior liens and the junior mortgage loan in the aggregate, the trust fund as the holder of the junior lien and, accordingly, holders of one or more classes of related securities bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in some jurisdictions. In addition, liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loans at the time of default. Therefore, assuming that the servicer took the same steps in realizing upon a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance.

      In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

      With respect to a trust fund for which a REMIC election has been made, the servicer, under the REMIC provisions of the Code and the pooling and servicing agreement, may be required to hire an independent contractor to operate any REO Property. The costs of such operation may be significantly greater than the cost of direct operation by the servicer.

      Some states impose prohibitions or limitations on remedies available to the mortgagee, including the right to recover the debt from the mortgagor. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

      In certain jurisdictions, real property transfer or recording taxes or fees may be imposed on the trust fund for which a REMIC election has been made with respect to its acquisition (by foreclosure or otherwise) and disposition of REO Property, and any taxes or fees imposed may reduce Liquidation Proceeds with respect to such REO Property, as well as distributions payable to the securityholders.

FORECLOSURE ON MORTGAGED PROPERTIES LOCATED IN THE COMMONWEALTH OF PUERTO RICO

      Under the laws of the Commonwealth of Puerto Rico the foreclosure of a real estate mortgage usually follows an ordinary "civil action" filed in the Superior Court for the district where the mortgaged property is located. If the defendant does not contest the action filed, a default judgment is rendered for the plaintiff and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality where the mortgagor resides, if known. If the residence of the mortgagor is not known, publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least once a week for two weeks. There may be as many as three public sales of the mortgaged property. If the defendant contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

      There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico. Commonwealth of Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of these actions. The process may be expedited if the mortgagee can obtain the consent of the defendant to the execution of a deed in lieu of foreclosure.

      Under Commonwealth of Puerto Rico law, in the case of the public sale upon foreclosure of a mortgaged property that (1) is subject to a mortgage loan that was obtained for a purpose other than the financing or refinancing of the acquisition, construction or improvement of the property and (2) is occupied by the mortgagor as his principal residence, the mortgagor of the property has a right to be paid the first $1,500 from the proceeds obtained on the public sale of the property. The mortgagor can claim this sum of money from the mortgagee at any time prior to the public sale or up to one year after the sale. Such payment would reduce the amount of sales proceeds available to satisfy the mortgage loan and may increase the amount of the loss.

REPOSSESSION WITH RESPECT TO MANUFACTURED HOME CONTRACTS

      Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. Unless a manufactured home has become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the manufactured home in the event of a default by the obligor will generally be governed by the UCC. Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in some minimal ways, the general repossession procedure established by the UCC is as follows:

      o Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help pursuant to a peaceable retaking without court order, voluntary repossession or through judicial process by means of repossession pursuant to court-issued writ of replevin. The self-help or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable if the home is already set up because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

      o Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

      o Sale proceeds are to be applied first to repossession expenses such as those expenses incurred in retaking, storage, preparing for sale including refurbishing costs and selling, and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit deficiency judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

JUNIOR MORTGAGES

      Some of the mortgage loans may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the securityholders as the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure on Mortgages".

      Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. If there is a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee expends sums, these sums will generally have priority over all sums due under the junior mortgage.

RIGHTS OF REDEMPTION

      Mortgage Loans. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and some foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser acquired at a public sale. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership and maintenance of the property until the redemption period has expired. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

      Manufactured Home Contracts. While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession of a manufactured home. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

      Single Family, Multifamily and Commercial Properties. Some states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies of collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 13 rehabilitative plan to cure a monetary default with respect to a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that the modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorneys' fees and costs to the extent the value of the security exceeds the debt.

      The Bankruptcy Reform Act of 1994 established the National Bankruptcy Review Commission for purposes of analyzing the nation's bankruptcy laws and making recommendations to Congress for legislative changes to the bankruptcy laws. A similar commission was involved in developing the Bankruptcy Code. The NBRC delivered its report to Congress, the President of the United States and the Chief Justice of the Supreme Court on October 20, 1997. Among other topics, high leverage loans were addressed in the NBRC's report. Despite some ambiguities, the NBRC's report appears to recommend that Congress amend Bankruptcy Code section 1322(b)(2) by treating a claim secured only by a junior security interest in a debtor's principal residence as protected only to the extent that the claim was secured when the security interest was made if the value of the property securing the junior security interest is less than such amount. However, the express language of the report implies that a claim secured only by a junior security interest in a debtor's principal residence may not be modified to reduce the claim below the appraised value of the property at the time the security interest was made. A strong dissent by some members of the NBRC recommends that the protections of Bankruptcy Code section 1322(b)(2) be extended to creditors principally secured by the debtor's principal residence. Additionally, the NBRC's report recommends that a creditor's secured claim in real property should be determined by the property's fair market value, less hypothetical costs of sale. The standard advocated by this recommendation would not apply to mortgages on the primary residence of a Chapter 11 or 13 debtor who retains the residence if the mortgages are protected from modification such as those senior mortgages not subject to modification pursuant to Bankruptcy Code Sections 1322(b)(2) and 1123(b)(5). The final NBRC report may ultimately lead to substantive changes to the existing Bankruptcy Code, such as reducing outstanding loan balances to the appraised value of a debtor's principal residence at the time the security interest in the property was taken, which could affect the mortgage loans included in a trust fund and the enforcement of rights therein.

      In the case of income-producing multifamily properties and commercial properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

      Some tax liens arising under the Code, may in some circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of single family mortgage loans by numerous federal and some state consumer protection laws. These laws include the Federal Truth-in-Lending Act, Regulation Z, Real Estate Settlement Procedures Act, Regulation X, Equal Credit Opportunity Act, Regulation B, Fair Credit Billing Act, Fair Housing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, the originators' failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of the obligations to monetary penalties and could result in obligors' rescinding loans against either originators or assignees.

      In addition, some of the mortgage loans included in a trust fund may also be subject to the Home Ownership and Equity Protection Act of 1994, if the mortgage loans were originated on or after October 1, 1995, are not mortgage loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of the disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Remedies available to the mortgagor include monetary penalties, as well as recission rights if the appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by law. The Homeownership Act also provides that any purchaser or assignee of a mortgage covered by the Homeownership Act is subject to all of the claims and defenses to loan payment, whether under the Federal Truth-in-Lending Act, as amended by the Homeownership Act or other law, which the borrower could assert against the original lender unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the mortgage loan was subject to the provisions of the Homeownership Act. The maximum damages that may be recovered under the Homeownership Act from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

      Manufactured Housing Contracts. In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

CONSUMER PROTECTION LAWS WITH RESPECT TO MANUFACTURED HOUSING CONTRACTS AND HOME IMPROVEMENT CONTRACTS

      Numerous federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation Z, the Equal Credit Opportunity Act, Regulation B, the Fair Credit Reporting Act, the Real Estate Settlement Procedures Act, Regulation X, the Fair Housing Act and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability may affect an assignee's ability to enforce a contract. In particular, the originators' failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of the obligations to monetary penalties and could result in obligors' rescinding the contracts against either the originators or assignees. Further, if the manufactured housing contracts or home improvement contracts are deemed high cost loans within the meaning of the Homeownership Act, they would be subject to the same provisions of the Homeownership Act as mortgage loans as described in "--Anti-Deficiency Legislation and Other Limitations on Lenders" above.

      Manufactured housing contracts and home improvement contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. In some cases, federal and state law may specifically limit the amount of late charges that may be collected. Unless the prospectus supplement indicates otherwise, under the related servicing agreement, late charges will be retained by the servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to securityholders.

      Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

      In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

      The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission has the effect of subjecting a seller, and some related creditors and their assignees, in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

      Most of the manufactured housing contracts and home improvement contracts in a trust fund will be subject to the requirements of the FTC Rule. Accordingly, the trustee, as holder of the manufactured housing contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts paid by the obligor on the manufactured housing contract or home improvement contract. If an obligor is successful in asserting any such claim or defense, and if the mortgage loan seller had or should have had knowledge of such claim or defense, the servicer will have the right to require the mortgage loan seller to repurchase the manufactured housing contract or home improvement contract because of a breach of its mortgage loan seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the manufactured housing contract or home improvement contract. The mortgage loan seller would then have the right to require the originating dealer to repurchase the manufactured housing contract from it and might also have the right to recover from the dealer for any losses suffered by the mortgage loan seller with respect to which the dealer would have been primarily liable to the obligor.

OTHER LIMITATIONS

      In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions including federal bankruptcy laws and related state laws may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and as part of the rehabilitation plan reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy, as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

ENFORCEABILITY OF PROVISIONS

      The mortgage loans in a trust fund will in most cases contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers, or conveys the property without the prior consent of the lender. The enforceability of these clauses has been impaired in various ways in some states by statute or decisional law. The ability of lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St Germain Depository Institutions Act of 1982. This legislation, subject to certain exceptions, preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses. The Garn-St Germain Act does "encourage" lenders to permit assumptions of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

      The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act, including federal savings and loan associations and federal savings banks, may not exercise a due-on-sale clause, even though a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

      The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans related to a series and the number of mortgage loans that may be outstanding until maturity.

      Transfer of Manufactured Homes under Manufactured Housing Contracts

      Generally, manufactured housing contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of the contract by the obligee on the contract upon any sale or transfer that is not consented to. The servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related manufactured housing contract through enforcement of due-on-sale clauses, subject to applicable state law. In some cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a manufactured home.

      In the case of a transfer of a manufactured home as to which the servicer desires to accelerate the maturity of the related manufactured housing contract, the servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the manufactured homes. Consequently, in some cases the servicer may be prohibited from enforcing a due-on-sale clause in respect of some manufactured homes.

      Prepayment Charges and Prepayments

      The regulations of the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage to a refinancing lender.

LEASES AND RENTS

      Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, and, unless rents are to be paid directly to the lender, retains a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender's security interest.

SUBORDINATE FINANCING

      When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor, as junior loans often do, and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan or any junior loan or both, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceeds by the senior lender.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

      The depositor has been advised by counsel that a court interpreting Title V would hold that mortgage loans originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loans originated after the date of such state action will be eligible for inclusion in a trust fund if the mortgage loans bear interest or provide for discount points or charges in excess of permitted levels. No mortgage loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

      Title V also provides that state usury limitations do not apply to any loan that is secured by a first lien on certain kinds of manufactured housing if certain conditions are met, including the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no manufactured housing contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the trust fund.

ALTERNATIVE MORTGAGE INSTRUMENTS

      ARM Loans originated by non-federally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were simplified substantially as a result of the enactment of Title VIII of the Garn-St Germain Act. Title VIII provides that notwithstanding any state law to the contrary, (1) state-chartered banks may originate "alternative mortgage instruments", including ARM Loans, in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks,
(2) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and (3) all other non-federally chartered housing creditors, including, without limitation, state-chartered savings and loan associations, savings banks and mutual savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII further provides that any state may reject applicability of the provisions of Title VIII by adopting prior to October 15, 1985 a law or constitutional provision expressly rejecting the applicability of such provisions. Some states have taken this type of action.

      The depositor has been advised by counsel that a court interpreting Title VIII would hold that ARM Loans that were originated by state-chartered lenders before the date of enactment of any state law or constitutional provision rejecting applicability of Title VIII would not be subject to state laws imposing restrictions or prohibitions on the ability of state-chartered lenders to originate alternative mortgage instruments.

      All of the ARM Loans in a trust fund that were originated by a state-chartered lender after the enactment of a state law or constitutional provision rejecting the applicability of Title VIII will have complied with applicable state law. All of the ARM Loans in a trust fund that were originated by federally chartered lenders or that were originated by state-chartered lenders prior to enactment of a state law or constitutional provision rejecting the applicability of Title VIII will have been originated in compliance with all applicable federal regulations.

FORMALDEHYDE LITIGATION WITH RESPECT TO MANUFACTURED HOMES

      A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials including components of manufactured housing such as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

      Under the FTC Rule, which is described above under "Consumer Protection Laws", the holder of any loan or contract secured by a manufactured home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related loan or contract and may be unable to collect amounts still due under the loan or contract. The successful assertion of such claim will constitute a breach of a representation or warranty of the mortgage loan seller, and the securityholders would suffer a loss only to the extent that (1) the mortgage loan seller breached its obligation to repurchase the loan or contract in the event an obligor is successful in asserting the claim, and (2) the mortgage loan seller, the depositor or the trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from the manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

      Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of that borrower's active duty status unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on the applicable mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of securities, and would not be covered by advances or, unless specified in the related prospectus supplement, any form of credit support provided in connection with the securities. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan or enforce rights under a manufactured housing contract or home improvement contract during the borrower's period of active duty status and under some circumstances during an additional three month period thereafter. Thus, if the Relief Act applies to any Mortgage Asset which goes into default, there may be delays in payment on the related securities. Any other interest shortfalls, deferrals or forgiveness of payments on the Mortgage Assets resulting from similar legislation or regulations may result in delays in payment or losses to securityholders if credit support has been exhausted or is no longer in effect or does not cover such shortfall.

ENVIRONMENTAL LEGISLATION

      Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, and under some state laws, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict as well as joint and several liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who without participating in the management of a facility hold indicia of ownership primarily to protect a security interest in the facility. What constitutes sufficient participation in the management of a property securing a loan or the business of a borrower to render the exemption unavailable to a lender has been a matter of interpretation by the courts. CERCLA has been interpreted to impose liability on a secured party even absent foreclosure where the party participated in the financial management of the borrower's business to a degree indicating a capacity to influence waste disposal decisions. However, court interpretations of the secured creditor exemption have been inconsistent. In addition, when lenders foreclose and become owners of collateral property courts are inconsistent as to whether that ownership renders the secured creditor exemption unavailable. Other federal and state laws may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Such cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, some federal statutes and some states by statute impose an environmental lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on a property generally are subordinated to an environmental lien and in some states even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the trust fund in a related parcel of real property that is subject to an environmental lien could be adversely affected.

      Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the servicer has not made and will not make such evaluations prior to the origination of the mortgage loans. Neither the servicer nor any replacement servicer will be required by any servicing agreement to undertake any environmental evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The servicer will not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. The servicer will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on a property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

      Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in or purchased with the proceeds of these crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

      A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was at the time of execution of the mortgage "reasonably without cause to believe" that the property was used in or purchased with the proceeds of illegal drug or RICO activities.

NEGATIVE AMORTIZATION LOANS

      A recent case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980 and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes lender to make residential mortgage loans that provide for negative amortization. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

INSTALLMENT CONTRACTS

      The trust fund may also consist of installment sales contracts. Under an installment sales contract the seller, referred to in this section as the "lender", retains legal title to the property and enters into an agreement with the purchaser, referred to in this section as the "borrower", for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the installment contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

      The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing or able pursuant to state statute to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer's equitable interest in the property is forfeited. The lender in such a situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is pursued if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under such statutes a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right. In other states courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

      The following discussion is the opinion of Thacher Proffitt & Wood, counsel to the depositor, with respect to the anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities offered under this prospectus and the prospectus supplement as it relates to matters of law or legal conclusions. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, natural persons, cash method taxpayers, S corporations, estates and trusts, securityholders that hold the securities as part of a hedge, straddle or, an integrated or conversion transaction, or securityholders whose "functional currency" is not the United States dollar.

    The authorities on which this discussion and the opinion referred to below are based are subject to change or differing interpretations which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, it is suggested that taxpayers consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences."

      The following discussion addresses securities of four general types:

      o REMIC Certificates representing interests in a trust fund, or a portion thereof, that the Trustee will elect to have treated as a REMIC under the REMIC Provisions of the Code,

      o     Notes constituting indebtedness for federal income tax purposes.

      o Grantor Trust Certificates representing interests in a Grantor Trust Fund as to which no REMIC election will be made,

      o Partnership Certificates representing interests in a Partnership Trust Fund which is treated as a partnership for federal income tax purposes, and

The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made for the related trust fund and will identify all regular interests and residual interests in the REMIC or REMICs. For purposes of this tax discussion, references to a securityholder or a holder are to the beneficial owner of a security.

    The following discussion is based in part upon the OID Regulations and in part upon REMIC Regulations. The OID Regulations do not adequately address issues relevant to the offered securities. In some instances the OID Regulations provide that they are not applicable to securities like the offered securities.

REMICS

      Classification of REMICs. On or prior to the date of the related prospectus supplement with respect to the issuance of each series of REMIC Certificates, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related pooling and servicing agreement, for federal income tax purposes the related trust fund or each applicable portion of the related trust fund will qualify as a REMIC and the offered REMIC Certificates will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

      If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and for later years. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described under "Taxation of Owners of REMIC Regular Certificates" and "Taxation of Owners of REMIC Residual Certificates". Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, these regulations have not been issued. If these regulations are issued, relief in the event of an inadvertent termination may be accompanied by sanctions, which may include the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for status as a REMIC are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

      Characterization of Investments in REMIC Certificates. In general, the REMIC Certificates will be real estate assets within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion as the assets of the REMIC underlying the certificates. If 95% or more of the assets of the REMIC qualify for either of the treatments described in the previous sentence at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as real estate assets within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be qualified mortgages within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests of that REMIC. The determination as to the percentage of the REMIC's assets that constitute assets described in these sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The Trustee will report those determinations to certificateholders in the manner and at the times required by Treasury regulations.

      The assets of the REMIC will include mortgage loans, payments on mortgage loans held prior to the remittance of these payments to the REMIC Certificates and any property acquired by foreclosure held prior to the sale of this property, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held prior to the sale of this property and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections discussed in the immediately preceding paragraph. The related prospectus supplement will describe the mortgage loans that may not be treated entirely as assets described in the sections of the Code discussed in the immediately preceding paragraph. The REMIC Regulations do provide, however, that cash received from payments on mortgage loans held pending remittance is considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as real estate assets under Section 856(c)(4)(A) of the Code.

      Tiered REMIC Structures. For some series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes, creating a tiered REMIC structure. As to each series of REMIC Certificates, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related pooling and servicing agreement, each of the REMICs in that series will qualify as a REMIC and the REMIC Certificates issued by these REMICs will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

      Solely for purposes of determining whether the REMIC Certificates will be real estate assets within the meaning of Section 856(c)(4)(A) of the Code, and loans secured by an interest in real property under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in
Section 856(c)(3)(B) of the Code, all of the REMICs in that series will be treated as one REMIC.

      Taxation of Owners of REMIC Regular Certificates.

      General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that ordinarily report income under a cash method of accounting will be required to report income for REMIC Regular Certificates under an accrual method.

      Original Issue Discount. A REMIC Regular Certificate may be issued with original issue discount within the meaning of Section 1273(a) of the Code. Any holder of a REMIC Regular Certificate issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the constant yield method, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and some other debt instruments issued with original issue discount. Regulations have not been issued under that section.

      The Code requires that a reasonable Prepayment Assumption be used for mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The Prepayment Assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the Prepayment Assumption used for a REMIC Regular Certificate must be the same as that used in pricing the initial offering of the REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

      The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the closing date, the issue price for that class will be the fair market value of that class on the closing date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on the certificate other than qualified stated interest. "Qualified stated interest" is interest that is unconditionally payable at least annually during the entire term of the instrument at a single fixed rate, a qualified floating rate, an objective rate, a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate, or a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC Regular Certificate.

      In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the REMIC Regular Certificates. If the original issue discount rules apply to the certificates in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the certificates in that series that bear an adjustable interest rate in preparing information returns to the certificateholders and the IRS.

      The first interest payment on a REMIC Regular Certificate may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is each monthly period that ends on the day prior to each remittance date, in some cases, as a consequence of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

      If the accrued interest to be paid on the first remittance date is computed with respect to a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the IRS will take the position that the portion of the purchase price paid for the interest accrued for periods prior to the closing date is part of the overall cost of the REMIC Regular Certificate, and not a separate asset the cost of which is recovered entirely out of interest received on the next remittance date), and that portion of the interest paid on the first remittance date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first remittance date should be included in the stated redemption price of the REMIC Regular Certificate. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first remittance date. It is unclear how an election to do so would be made under the OID Regulations and whether this election could be made unilaterally by a certificateholder.

      Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Certificate, by multiplying (1) the number of complete years from the issue date until that payment is expected to be made, presumably taking into account the Prepayment Assumption, by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of the de minimis original issue discount attributable to that certificate and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of this election under the OID Regulations.

      If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as described in the following paragraph.

      As to each "accrual period," that is, each period that ends on a date that corresponds to the day prior to each remittance date and begins on the first day following the immediately preceding accrual period, except the first accrual period, which begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the remittances remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the remittances made on the REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining remittances referred to in the preceding sentence will be calculated (1) assuming that remittances on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the certificate and (3) taking into account events, including actual prepayments, that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that remittances on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any remittances made on the certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

      A subsequent purchaser of a REMIC Regular Certificate that purchases a certificate that is treated as having been issued with original issue discount at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount for the certificate. However, each daily portion will be reduced, if the cost of the certificate is in excess of its adjusted issue price in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Certificate. The "adjusted issue price" of a REMIC Regular Certificate on any given day equals the sum of
(1) the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

      Market Discount. A certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize gain upon receipt of each remittance representing stated redemption price. A REMIC Regular Certificate issued without original issue discount will have market discount if purchased for less than its remaining stated principal amount and a REMIC Regular Certificate issued with original issue discount will have market discount if purchased for less than its adjusted issue price. Under Section 1276 of the Code, a certificateholder that purchases a REMIC Regular Certificate at a market discount generally will be required to allocate the portion of each remittance representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest and discount in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or later taxable years, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable, except with the approval of the IRS.

      However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of REMIC Regular Certificates-- Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

      Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the committee report apply. The committee report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder's option: (1) on the basis of a constant yield method,
(2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

      To the extent that REMIC Regular Certificates provide for monthly or other periodic remittances throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of these methods, less any accrued market discount previously reported as ordinary income.

      Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or later taxable years, the interest deferral rule will not apply.

      Premium. A REMIC Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Certificate may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The committee report states that the same rules that apply to accrual of market discount, which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether the certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.

      Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless, i.e., until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

      Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to the certificate, without giving effect to any reduction in remittances attributable to defaults or delinquencies on the mortgage loans or the certificate underlying the REMIC Certificates, as the case may be, until it can be established the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

      Taxation of Owners of REMIC Residual Certificates

      General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions. See "--Prohibited Transactions Tax and Other Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

      A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a 30 days per month/90 days per quarter/360 days per year convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash remittances by the REMIC. Ordinary income derived from REMIC Residual Certificates will be portfolio income for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of passive losses.

      A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the REMIC for each day that it holds the REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss. The committee report indicates that some modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a REMIC Residual Certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis, the REMIC Residual Certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for any such modifications.

      Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of the REMIC Residual Certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that these payments should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

      The amount of income REMIC Residual Certificateholders will be required to report, or the tax liability associated with the income, may exceed the amount of cash remittances received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to excess inclusions, and noneconomic residual interests discussed at "-Noneconomic REMIC Residual Certificates". The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash remittances received by the REMIC Residual Certificateholders for the corresponding period may significantly adversely affect the REMIC Residual Certificateholders' after-tax rate of return. This disparity between income and remittances may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

      Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by any premium on issuance, on the REMIC Regular Certificates, whether or not offered by the prospectus, amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates, or if a class of REMIC Certificates is not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any offered REMIC Certificates will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Trustee may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

      Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

      A mortgage loan will be deemed to have been acquired with either discount or premium to the extent that the REMIC's basis in the mortgage loan is either less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. This election would not apply to any mortgage loan originated on or before September 27, 1985, premium on which should be allocated among the principal payments on that mortgage loan and be deductible by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

      A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC Regular Certificates, whether or not offered by this prospectus, equal to the deductions that would be allowed if these REMIC Regular Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of these REMIC Regular Certificates will not apply.

      If a class of REMIC Regular Certificates is issued with issue premium, the net amount of interest deductions that are allowed the REMIC in each taxable year for the REMIC Regular Certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year. "Issue premium" is the excess of the issue price of a REMIC Regular Certificate over its stated redemption price. Although the matter is not entirely clear, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

      As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, allowing these deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level and the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. These expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of
Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

      Basis Rules, Net Losses and Remittances. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for the REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased, but not below zero, by remittances made, and by net losses allocated, to the REMIC Residual Certificateholder.

      A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of the calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

      Any remittance on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Certificate. To the extent a remittance on a REMIC Residual Certificate exceeds this adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC Residual Certificates may be entitled to remittances early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual Certificates will not be sufficiently large that the remittances will be treated as nontaxable returns of capital. Their bases in the REMIC Residual Certificates will initially equal the amount paid for the REMIC Residual Certificates and will be increased by the REMIC Residual Certificateholders' allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent the REMIC Residual Certificateholders' initial bases are less than the remittances to the REMIC Residual Certificateholders, and increases in initial bases either occur after the remittances or, together with their initial bases, are less than the amount of the remittances, gain will be recognized by the REMIC Residual Certificateholders on these remittances and will be treated as gain from the sale of their REMIC Residual Certificates.

      The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through remittances, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General" above.

      Excess Inclusions. Any excess inclusions with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate over (2) the sum of the daily accruals for each day during the quarter that the REMIC Residual Certificate was held by the REMIC Residual Certificateholder. The "daily accruals" of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the adjusted issue price of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the closing date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any remittances made with respect to the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered to have significant value.

      For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as unrelated business taxable income to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on remittances to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates," below.

      Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

      In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, as reduced, but not below zero, by the real estate investment trust taxable income, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC

Residual Certificate as if held directly by the shareholder. "Real estate investment trust taxable income" is defined by Section 857(b)(2) of the Code, and as used in the prior sentence does not include any net capital gain. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives; the REMIC Regulations currently do not address this subject.

      Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of noneconomic REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is "noneconomic" unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future remittances, discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive remittances with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, for which the transferor is also required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the rule described in the first sentence of this paragraph, which would result in the retention of tax liability by the purchaser.

      The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered noneconomic residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered noneconomic will be based upon assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered noneconomic for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of REMIC Residual Certificates to foreign persons.

      Mark-to-Market Rules. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable Code provision and the related regulations. However, the IRS recently issued regulations which provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate acquired after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Certificates.

      Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Except as stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

      With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a pass-through entity beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to the individual's, estate's or trust's share of the fees and expenses will be added to the gross income of the holder and (2) the individual's, estate's or trust's share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits these deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over that amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a pass-through entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder's gross income. Accordingly, these REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Prospective investors should consult with their own tax advisors prior to making an investment in the certificates.

      Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of the REMIC Regular Certificate to the certificateholder, increased by income reported by such certificateholder with respect to the REMIC Regular Certificate, including original issue discount and market discount income, and reduced, but not below zero, by remittances on the REMIC Regular Certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Remittances." Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided the REMIC Certificate is held as a capital asset within the meaning of Section 1221 of the Code.

      Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to the REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate, determined as of the date of purchase of the REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the REMIC Certificate was held by the holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

      REMIC Certificates will be evidences of indebtedness within the meaning of
Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

      A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a conversion transaction within the meaning of Section 1258 of the Code. A "conversion transaction" generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a taxable mortgage pool, as defined in Section

7701(i) of the Code, during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the wash sale rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to the REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

      Prohibited Transactions and Other Possible REMIC Taxes. In the event a REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the income derived by the REMIC from the prohibited transaction. In general, subject to specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending remittance on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, a contribution to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

      REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize net income from foreclosure property subject to federal income tax.

      To the extent permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the closing date, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any of these taxes not borne by the master servicer or the trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

      Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a disqualified organization, a tax would be imposed in an amount equal to the product of (1) the present value, discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual

Certificate, of the total anticipated excess inclusions with respect to the REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of the transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. The tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in the entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

      In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity
(1) the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder or (2) a statement under penalties of perjury that the record holder is not a disqualified organization. Notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an electing large partnership, as defined in Section 775 of the Code, all interests in the partnership shall be treated as held by disqualified organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partnership.

      For these purposes, a "disqualified organization" means:

      o the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation,

      o any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or

      o     any organization described in Section 1381(a)(2)(C) of the Code.

      For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

      Termination. A REMIC will terminate immediately after the remittance date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last remittance on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual certificate, if the last remittance on the REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in the Certificate, the REMIC Residual Certificateholder should, but may not, be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

      Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. The Trustee or other party specified in the related prospectus supplement will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related Agreement, will either (1) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the tax matters person with respect to the REMIC in all respects or (2) will be designated as and will act as the tax matters person with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

      The Trustee, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee, as either tax matters person or as agent for the tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

      Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC regular interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring the information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

      As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

      The responsibility for complying with the foregoing reporting rules will be borne by the Trustee or other party designated in the related prospectus supplement.

      Backup Withholding With Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the backup withholding tax under Section 3406 of the Code at a rate of 31% if recipients of the payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a remittance to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

      Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a United States Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a remittance on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States Person and providing the name and address of the certificateholder. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, remittances of interest, including remittances in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

      In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

      Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, it is suggested that certificateholders who are non-resident alien individuals consult their tax advisors concerning this question.

      Except as stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related pooling and servicing agreement.

      New Withholding Regulations

      The IRS has issued new regulations which make certain modifications to the withholding, backup withholding and information reporting rules described above. The new regulations attempt to unify certification requirements and modify reliance standards. These regulations will generally be effective for payments made after December 31, 2000. Prospective investors are urged to consult their tax advisors regarding these regulations.

NOTES

      On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, in the opinion of counsel to the depositor, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness and (2) the Issuer, as created pursuant to the terms and conditions of the owner trust agreement, will not be characterized as an association, or publicly traded partnership, taxable as a corporation or as a taxable mortgage pool. For purposes of this tax discussion, references to a noteholder or a holder are to the beneficial owner of a note.

      Status as Real Property Loans

      (1) Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and (2) notes held by a real estate investment trust will not constitute real estate assets within the meaning of Code section 856(c)(4)(A) and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

      Taxation of Noteholders

      Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, as described above, except that (1) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate as ordinary income is inapplicable to the notes. See "--REMICs --Taxation of Owners of REMIC Regular Certificates" and "--Sales of REMIC Certificates."

GRANTOR TRUST FUNDS

      Classification of Grantor Trust Funds

      On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

      Characterization of Investments in Grantor Trust Certificates

      Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, in the opinion of counsel to the depositor, Grantor Trust Fractional Interest Certificates will represent interests in (1) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and (3) real estate assets within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

      The assets constituting certain Grantor Trust Funds may include buydown mortgage loans. The characterization of an investment in buydown mortgage loans will depend upon the precise terms of the related buydown agreement, but to the extent that such buydown mortgage loans are secured by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. No directly applicable precedents exist with respect to the federal income tax treatment or the characterization of investments in buydown mortgage loans. Accordingly, holders of Grantor Trust Certificates should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Grantor Trust Fund that includes buydown mortgage loans.

      Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code, and real estate assets within the meaning of Section 856(c)(4)(A) of the Code, and the interest on the mortgage loans is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and income from the Grantor Trust Certificates will be characterized the same way. However, the policies underlying these sections, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts, may suggest that this characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. It is suggested that prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

      The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

      Taxation of Owners of Grantor Trust Fractional Interest Certificates. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable on the same certificate representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders other than corporations subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates, including Grantor Trust Strip Certificates, are issued, the fees and expenses should be allocated among the classes of Grantor

Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust Certificates with respect to each period on the remittances made to each such class during that period.

      The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or
(2) the depositor or any of its affiliates retains, for its own account or for purposes of resale, a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established safe harbors. The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust Certificates may be higher than those safe harbors and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the safe harbor rules apply.

      If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Code, subject, however, to the discussion in the sixth following paragraph regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate, whether a cash or accrual method taxpayer, will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

      The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than qualified stated interest, if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of the income that accrues in any month would equal the product of the holder's adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the month, see "Sales of Grantor Trust Certificates", and the yield of the Grantor Trust Fractional Interest Certificate to the holder. This yield would be computed at the rate, compounded based on the regular interval between remittance dates, that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, any subservicer or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

      To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, Section 1272(a)(6) of the Code requires (1) the use of a reasonable Prepayment Assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the Prepayment Assumption. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or whether use of a reasonable Prepayment Assumption may be required or permitted without reliance on these rules. It is also uncertain, if a Prepayment Assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, for a particular holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. It is suggested that Certificateholders consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a Prepayment Assumption should be used in reporting original issue discount.

      In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a Prepayment Assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a price less than or greater than the principal amount of the certificate, that is, at a discount or a premium, the use of a reasonable Prepayment Assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

      If a Prepayment Assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder's interest in the mortgage loan. If a Prepayment Assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

      It is intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

      Under Treasury regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds and any purchaser of a stripped bond treated as a market discount bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no, or only a de minimis amount of, original issue discount or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan, before subtracting any servicing fee or any stripped coupon. If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "--Characteristics of Investments in Grantor Trust Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

      If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

      The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than qualified stated interest. "Qualified stated interest" is interest that is unconditionally payable at least annually at a single fixed rate, a qualified floating rate, an objective rate, a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate, or a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any points paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

      In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

      If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section 1272(a)(6) of the Code requires that a Prepayment Assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders on the use of a Prepayment Assumption. However, in the case of certificates not backed by these pools, it currently is not intended to base the reports and returns on the use of a Prepayment Assumption. It is suggested that certificateholders consult their own tax advisors concerning whether a Prepayment Assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

      A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to the mortgage loans. However, each such daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the mortgage loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price, or, in the case of the first accrual period, the issue price, of the mortgage loan at the beginning of the accrual period that includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

      In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "Grantor Trust Reporting" below.

      Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount, that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price, or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price. If market discount is in excess of a de minimis amount, the holder generally will be required to include in income in each month the amount of the discount that has accrued through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by, or, in the case of accrual basis certificateholders, due to, the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues under a constant yield method based on the yield of the certificate to the holder rather than including it on a deferred basis under rules similar to those described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.

      Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, some rules described in the committee report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or
(3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The Prepayment Assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a Prepayment Assumption could be to accelerate the reporting of the discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect the regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

      Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

      Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" with the exception that it is less likely that a Prepayment Assumption will be used for purposes of these rules with respect to the mortgage loans.

      Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount," above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

      Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made, or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due.

      It is unclear whether a Prepayment Assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a Prepayment Assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a Prepayment Assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a Prepayment Assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between the Prepayment Assumption used, and the actual rate of prepayments.

      Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "Characterization of Investments in Grantor Trust Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, it is suggested that holders of Grantor Trust Strip Certificates consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

      The OID Regulations do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Application of Contingent Payment Rules" and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

      Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder's adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "Characterization of Investments in Grantor Trust Certificates--Stripped Bond Rules Apply" above.

      As noted above, Section 1272(a)(6) of the Code requires that a Prepayment Assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the Prepayment Assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions apply to Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates that do not represent an interest in any such pool, or whether use of a Prepayment Assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a Prepayment Assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

      The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a Prepayment Assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

      It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then, when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

      Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments (the "Contingent Payment Regulations"), but it appears that Grantor Trust Strip Certificates, to the extent subject to Section 1272(a)(6) of the Code as described above, or due to their similarity to other mortgage-backed securities (such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

      If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the noncontingent bond method. Under the noncontingent bond method, the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield of the Grantor Trust Strip Certificate.

      The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the applicable Federal rate that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

      Assuming that a Prepayment Assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates". Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

      Sales of Grantor Trust Certificates. Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the Grantor Trust Certificate as a capital asset will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and, in the case of banks and other financial institutions, except as provided under
Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and by any remittances with respect to the Grantor Trust Certificate.

      Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a conversion transaction within the meaning of Section 1258 of the Code. A "conversion transaction" generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      Grantor Trust Reporting. The master servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each remittance a statement setting forth the amount of the remittance allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was a holder at any time during that year, information regarding the amount of any servicing compensation received by the master servicer and subservicer and any other customary factual information as the master servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund's information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

      Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

      Backup Withholding. In general, the rules described in "--REMICS--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

      Foreign Investors. In general, the discussion with respect to REMIC Regular Certificates in "REMICS--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion, only to the extent the related mortgage loans were originated after July 18, 1984 and only to the extent such mortgage loans have not been converted to real property.

      To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder's trade or business in the United States, the Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

PARTNERSHIP TRUST FUNDS

      Classification of Partnership Trust Funds. With respect to each series of Partnership Certificates, in the opinion of counsel to the depositor, the trust fund will not be a taxable mortgage pool or an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related pooling and servicing agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

      If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income on the related mortgage loans, possibly reduced by its interest expense on any outstanding debt securities. Any corporate income tax could materially reduce cash available to make remittances on the Partnership Certificates and certificateholders could be liable for any tax that is unpaid by the trust fund.

      Characterization of Investments in Partnership Certificates. For federal income tax purposes, (1) Partnership Certificates held by a thrift institution taxed as a domestic building and loan association will not constitute "loans ... secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v); (2) Partnership Certificates held by a real estate investment trust will constitute real estate assets within the meaning of Code Section 856(c)(4)(A) and interest on Partnership Certificates will be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), based on the real estate investments trust's proportionate interest in the assets of the Partnership Trust Fund based on capital accounts; and (3) Partnership Certificates held by a regulated investment company will not constitute Government securities within the meaning of Code Section 851(b)(3)(A)(i).

      Taxation of Owners of Partnership Certificates

      Treatment of the Partnership Trust Fund as a Partnership. If specified in the prospectus supplement, the depositor will agree, and the certificateholders will agree by their purchase of Certificates, to treat the Partnership Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the certificateholders, including the depositor. However, the proper characterization of the arrangement involving the Partnership Trust Fund, the Partnership Certificates and the depositor is not clear, because there is no authority on transactions closely comparable to that contemplated in the prospectus.

      A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Certificates have certain features characteristic of debt, the Partnership Certificates might be considered debt of the depositor or the Partnership Trust Fund. Any alternative characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership, described below. The following discussion assumes that the Partnership Certificates represent equity interests in a partnership.

      Partnership Taxation. As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust Fund. It is anticipated that the Partnership Trust Fund's income will consist primarily of interest earned on the mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, as described above under "--Grantor Trust Funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates - If Stripped Bond Ruled Do Not Apply--", "--Market Discount" and "--Premium", and any gain upon collection or disposition of mortgage loans. The Partnership Trust Fund's deductions will consist primarily of interest accruing with respect to any outstanding debt securities, servicing and other fees, and losses or deductions upon collection or disposition of any outstanding debt securities.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement, which will include a pooling and servicing agreement and related documents. The pooling and servicing agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Partnership Trust Fund for each due period equal to the sum of (1) the interest that accrues on the Partnership Certificates in accordance with their terms for due period, including interest accruing at the applicable pass-through rate for such due period and interest on amounts previously due on the Partnership Certificates but not yet distributed;
(2) any Partnership Trust Fund income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Certificates over their initial issue price; and (3) any other amounts of income payable to the certificateholders for the due period. The allocation will be reduced by any amortization by the Partnership Trust Fund of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Certificates over their principal amount. All remaining taxable income of the Partnership Trust Fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under that method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described under that method even though the Trust Fund might not have sufficient cash to make current cash remittances of these amounts. Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual basis and certificateholders may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay these taxes.

      All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute unrelated business taxable income generally taxable to that holder under the Code.

      A share of expenses of the Partnership Trust Fund, including fees of the master servicer but not interest expense, allocable to an individual, estate or trust certificateholder would be miscellaneous itemized deductions subject to the limitations described above under "--Grantor Trust Funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates."

Accordingly, deductions for these expenses might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Partnership Trust Fund.

      Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the description under "-- Grantor Trust Funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates - If Stripped Bond Rules Do Not Apply." Notwithstanding this description, it is intended that the Partnership Trust Fund will make all tax calculations relating to income and allocations to certificateholders on an aggregate basis for all mortgage loans held by the Partnership Trust Fund rather than on a mortgage loan-by-mortgage loan basis. If the IRS were to require that these calculations be made separately for each mortgage loan, the Partnership Trust Fund might be required to incur additional expense, but it is believed that there would not be a material adverse effect on certificateholders.

      Discount and Premium. Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the Partnership Trust Fund should not have original issue discount income. However, the purchase price paid by the Partnership Trust Fund for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See "--Grantor Trust Funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- Market Discount" and "Premium." As stated in the previous paragraph, the Partnership Trust Fund intends to make any calculation of original issue discount on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis.

      If the Partnership Trust Fund acquires the mortgage loans at a market discount or premium, the Partnership Trust Fund will elect to include any discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans. As stated in the second preceding paragraph, a portion of the market discount income or premium deduction may be allocated to certificateholders.

      Section 708 Termination. Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. A 50% or greater transfer would cause a deemed contribution of the assets of a Partnership Trust Fund, the old partnership, to a new Partnership Trust Fund, the new partnership, in exchange for interests in the new partnership. These interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

      Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Certificates sold. A certificateholder's tax basis in an Partnership Certificate will generally equal the holder's cost increased by the holder's share of Partnership Trust Fund income includible in income and decreased by any remittances received with respect to the Partnership Certificate. In addition, both the tax basis in the Partnership

Certificates and the amount realized on a sale of an Partnership Certificate would include the holder's share of any liabilities of the Partnership Trust Fund. A holder acquiring Partnership Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Certificates, and, upon sale or other disposition of some of the Partnership Certificates, allocate a portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate.

      Any gain on the sale of an Partnership Certificate attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust Fund does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust Fund will elect to include market discount in income as it accrues.

      If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions, over the life of the Partnership Certificates that exceeds the aggregate cash remittances with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

      Allocations Between Transferors and Transferees. In general, the Partnership Trust Fund's taxable income and losses will be determined each due period and the tax items for a particular due period will be apportioned among the certificateholders in proportion to the principal amount of Partnership Certificates owned by them as of the close of the last day of such due period. As a result, a holder purchasing Partnership Certificates may be allocated tax items which will affect its tax liability and tax basis attributable to periods before the actual transaction.

      The use of a due period convention may not be permitted by existing regulations. If a due period convention is not allowed or only applies to transfers of less than all of the partner's interest, taxable income or losses of the Partnership Trust Fund might be reallocated among the certificateholders. The depositor will be authorized to revise the Partnership Trust Fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

      Section 731 Remittances. In the case of any remittance to a certificateholder, no gain will be recognized to that certificateholder to the extent that the amount of any money distributed with respect to such Partnership Certificate exceeds the adjusted basis of the certificateholder's interest in the Partnership Certificate. To the extent that the amount of money distributed exceeds the certificateholder's adjusted basis, gain will be currently recognized. In the case of any remittance to a certificateholder, no loss will be recognized except upon a remittance in liquidation of a certificateholder's interest. Any gain or loss recognized by a certificateholder will be capital gain or loss.

      Section 754 Election. In the event that a certificateholder sells its Partnership Certificates at a profit, the purchasing certificateholder will have a higher basis in the Partnership Certificates than the selling certificateholder had. An opposite result will follow if the Partnership Certificate is sold at a loss. The tax basis of the Partnership Trust Fund's assets would not be adjusted to reflect that higher or lower basis unless the Partnership Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund will not make such election. As a result, a certificateholder might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Certificates.

      Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the Partnership Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust Fund will be the calendar year. The trustee will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the Partnership Trust Fund and will report each certificateholder's allocable share of items of Partnership Trust Fund income and expense to holders and the IRS on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the Partnership Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

      Under Section 6031 of the Code, any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing information on the nominee, the beneficial owners and the Partnership Certificates so held. Such information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of that person, (y) whether that person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Certificates that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold Partnership Certificates through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

      The depositor will be designated as the tax matters partner in the pooling and servicing agreement and will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

      Tax Consequences to Foreign Certificateholders. It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-United States Persons, because there is no clear authority dealing with that issue under facts substantially similar to those in this case. Although it is not expected that the Partnership Trust Fund would be engaged in a trade or business in the United States for these purposes, the Partnership Trust Fund will withhold as if it were so engaged in order to protect the Partnership Trust Fund from possible adverse consequences of a failure to withhold. The Partnership Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to
Section 1446 of the Code as if this income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Amounts withheld will be deemed distributed to the foreign certificateholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Partnership Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

      Each foreign holder might be required to file a U.S. individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the Partnership Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust Fund, taking the position that no taxes were due because the Partnership Trust Fund was not engaged in a U.S. trade or business. However, interest payments made or accrued to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered portfolio interest. As a result, certificateholders who are foreign persons will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that event, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

      Backup Withholding. Remittances made on the Partnership Certificates and proceeds from the sale of the Partnership Certificates will be subject to a backup withholding tax of 31% if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

      It is suggested that prospective purchasers consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of REMIC Certificates, Notes, Grantor Trust Certificates and Partnership Certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                        STATE AND OTHER TAX CONSEQUENCES

      In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the securities offered hereunder.

                             ERISA CONSIDERATIONS

      Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended, impose fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA and on some other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general and separate accounts in which plans subject to ERISA are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code and on Individual Retirement Accounts described in Section 408 of the Code. ERISA and the Code prohibit a broad range of transactions involving assets of ERISA plans and tax plans which are collectively referred to in this prospectus as "Plans" and persons who have certain specified relationships to such plans, unless a statutory or administrative exemption is available with respect to the transaction.

      Some employee benefit plans, such as governmental plans, as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Code, church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in
Section 503 of the Code.

      Transactions involving the trust fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the securities, if the mortgage loans, and other assets included in a trust fund are deemed to be assets of the Plan. The U.S. Department of Labor has promulgated regulations at 29 C.F.R. ss.2510. 3-101 defining the term "Plan Assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an "equity interest" in another entity, such as the trust fund, the underlying assets of that entity may be considered to be Plan Assets unless certain exceptions apply. Exceptions contained in the DOL Regulations provide that a Plan's assets will not include an undivided interest in each asset of an entity in which such Plan makes an equity investment if:

            o     the entity is an operating company;

            o the equity investment made by the Plan is either a "publicly-offered security" that is "widely held," both as defined in the DOL Regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or

            o Benefit Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity. For this purpose, "Benefit Plan Investors" include plans, as well as any "employee benefit plan", as defined in Section 3(3) or ERISA, which is not subject to Title I of ERISA, such as governmental plans, as defined in Section 3(32) of ERISA, and church plans, as defined in Section 3(33) of ERISA, which have not made an election under Section 410(d) of the Code, and any entity whose underlying assets include Plan Assets by reason of a Plan's investment in the entity. In addition, the DOL Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features". Under the DOL Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan, such as a Certificate or a Note with "substantial equity features", and, because of the factual nature of certain of the rules set forth in the DOL Regulations, Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest, such as the trust fund. Without regard to whether the notes are characterized as equity interests, the purchase, sale and holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the issuer, the trustee or any of their respective affiliates is or becomes a "Party in Interest" within the meaning of ERISA with respect to such Plan. Neither Plans nor persons investing Plan Assets should acquire or hold securities in reliance upon the availability of any exception under the DOL Regulations.

      ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Any person who has discretionary authority or control with respect to the management or disposition of Plan Assets and any person who provides investment advice with respect to such Plan Assets for a fee is a fiduciary of the investing Plan. If the mortgage loans, and other assets included in the trust fund were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, the acquisition or holding of securities by or on behalf of a Plan or with Plan Assets, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available.

      The DOL issued an individual prohibited transactions exemption, to certain underwriters, which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates underwritten by an Underwriter, provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations", the term "Underwriter" shall include (a) the underwriter, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of certificates.

      The underwriters' exemption sets forth six general conditions which must be satisfied for the underwriters' exemption to apply. First, the acquisition of certificates by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the underwriters' exemption only applies to certificates evidencing rights and interests that are not subordinated to the rights and interests evidenced by other certificates of the same trust. Third, the certificates at the time of acquisition by a Plan or with Plan Assets must be rated in one of the three highest generic rating categories by Standard & Poor's Structured Rating Group, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc. Fourth, the trustee cannot be an affiliate of any member of the "Restricted Group" which consists of any Underwriter, the depositor, the trustee, the servicer, any sub-servicer and any obligor with respect to assets included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the certificates. Fifth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the related agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the underwriters' exemption states that the investing Plan or Plan Asset investor must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

      The underwriters' exemption also requires that the trust fund meet the following requirements:

            o the trust fund must consist solely of assets of the type that have been included in other investment pools;

            o certificates evidencing interests in such other investment pools must have been rated in one of the three highest generic categories of one of the rating agencies named in the underwriters' exemption for at least one year prior to the acquisition of the certificates by or on behalf of a Plan or with Plan Assets; and

            o certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of the certificates by or on behalf of a Plan or with Plan Assets.

      Any transferee of the certificates will be deemed to have represented that either (a) such transferee is not a Plan and is not purchasing such certificates by or on behalf of or with "Plan Assets" of any Plan or (b) the purchase of any such certificate by or on behalf of or with "Plan Assets" of any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the servicer, the depositor or the trustee to any obligation in addition to those undertaken in the related agreement. A fiduciary of a Plan or any person investing Plan Assets to purchase a certificate must make its own determination that the conditions set forth above will be satisfied with respect to such certificate.

      If the general conditions of the underwriters' exemption are satisfied, the underwriters' exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through
(D) of the Code, in connection with the direct or indirect sale, exchange or transfer of certificates in the initial issuance of such certificates or the direct or indirect acquisition or disposition in the secondary market of certificates by a Plan or with Plan Assets or the continued holding of a certificate acquired by a Plan or with Plan Assets pursuant to either of the foregoing. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

      If certain specific conditions of the underwriters' exemption are also satisfied, the underwriters' exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between the depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund assets or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of certificates by a Plan or with Plan Assets and (3) the continued holding of certificates acquired by a Plan or with Plan Assets pursuant to either of the foregoing.

      Further, if certain specific conditions of the underwriters' exemption are satisfied, the underwriters' exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the underwriters' exemption required for this purpose will be satisfied with respect to the certificates so that the underwriters' exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of
Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the underwriters' exemption are satisfied.

      The underwriters' exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of certificates.

      On July 21, 1997, the DOL published in the Federal Register an amendment to the underwriters' exemption, which will extend exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. With respect to the certificates, the amendment will generally allow mortgage loans supporting payments to certificateholders, and having a value equal to no more than 25% of the total principal amount of the certificates being offered by a trust fund, to be transferred to such trust fund within a pre-funding period no longer than 90 days or three months following the closing date instead of requiring that all such mortgage loans be either identified or transferred on or before the closing date. In general, the relief applies to the purchase, sale and holding of certificates which otherwise qualify for the underwriters' exemption, provided that the following general conditions are met:

            (1) the ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered must be less than or equal to: (a) 40% for transactions occurring on or after January 1, 1992 but prior to May 23, 1997 and (b) 25% for transactions occurring on or after May 23, 1997;

            (2) all additional mortgage loans transferred to the related trust fund after the date of initial issuance of a series of securities must meet the same terms and conditions for eligibility as the original mortgage loans used to create the trust fund, which terms and conditions have been approved by one of the rating agencies named in the underwriters exemption;

            (3) the transfer of subsequent mortgage loans to the trust fund during the pre-funding period must not result in the certificates covered by the underwriters' exemptions receiving a lower credit rating from a rating agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates by the trust fund;

            (4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the mortgage loans included in the trust fund on the closing date and subsequent mortgage loans in the trust fund at the end of the pre-funding period must not be more than 100 basis points lower than the weighted average interest rate for the mortgage loans which were transferred to the trust fund on the closing date;

            (5) for transactions occurring on or after May 23, 1997, either:

                  (a) the characteristics of the subsequent mortgage loans must be monitored by an insurer or other credit support provider which is independent of the depositor; or

                  (b) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to the rating agency rating the certificates, the Underwriter and the trustee) stating whether or not the characteristics of the subsequent mortgage loans conform to the characteristics described in this prospectus or the prospectus supplement and the governing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred to the trust fund as of the closing date;

            (6) the pre-funding period must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the agreement or an event of default occurs;

            (7) amounts transferred to any pre-funding account and capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the rating agencies rating the certificates and must:

                  (a) be direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States; or

                  (b) have been rated, or the obligor has been rated, in one of the three highest generic rating categories by one of the rating agencies named in the underwriters' exemption;

            (8) the prospectus or prospectus supplement must describe the duration of the pre-funding period;

            (9) the trustee, or any agent with which the trustee contracts to provide trust services, must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA. The trustee, as legal owner of the trust fund, must enforce all the rights created in favor of certificateholders of the trust fund, including employee benefit plans subject to ERISA.

      In addition to the underwriters' exemption, a Plan fiduciary or other Plan Asset investor should consider the availability of certain class exemptions granted by the DOL, which may provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of the Code, including Prohibited Transaction Class Exemption 83-1, regarding transactions involving mortgage pool investment trusts; PTCE 84-14, regarding transactions effected by a "qualified professional asset manager"; PTCE 90-1, regarding transactions by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 95-60, regarding transactions by insurance company general accounts; and PTCE 96-23, regarding transactions effected by an "in-house asset manager."

    In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the securities by an insurance company general account, the Small Business Job

Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and
Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations no later than December 31, 1997 which are to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan Assets, unless (1) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (2) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan Assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan Assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the securities should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the securities after the date which is 18 months after the date the 401(c) Regulations become final.

REPRESENTATION FROM PLANS INVESTING IN NOTES WITH "SUBSTANTIAL EQUITY FEATURES" OR CERTAIN SECURITIES

      Because the exemptive relief afforded by the underwriters' exemption, or any similar exemption that might be available, will not apply to the purchase, sale or holding of securities such as: notes with "substantial equity features," subordinate securities, REMIC Residual Certificates and any securities which are not rated in one of the three highest generic rating categories by the rating agencies named in the underwriters' exemption, transfers of any such securities to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person investing Plan Assets to effect such acquisition will not be registered by the trustee unless the transferee provides the depositor, the trustee and the servicer with an opinion of counsel satisfactory to the depositor, the trustee and the servicer, which opinion will not be at the expense of the depositor, the trustee or the servicer, that the purchase of such securities by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the depositor, the trustee or the servicer to any obligation in addition to those undertaken in the related agreement.

      In lieu of such opinion of counsel, the transferee may provide a certification substantially to the effect that the purchase of securities by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the depositor, the trustee or the servicer to any obligation in addition to those undertaken in the Agreement and the following statements are correct:

      o     the transferee is an insurance company;

      o the source of funds used to purchase such securities is an "insurance company general account", as such term is defined in PTCE 95-60;

      o     the conditions set forth in PTCE 95-60 have been satisfied; and

      o there is no Plan with respect to which the amount of such general account's reserves and liabilities for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer, or any "affiliate" thereof, as defined in PTCE 95-60, or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account, as determined under PTCE 95-60, as of the date of the acquisition of such securities.

      An opinion of counsel or certification will not be required with respect to the purchase of DTC registered securities. Any purchaser of a DTC registered security will be deemed to have represented by such purchase that either (a) such purchaser is not a Plan and is not purchasing such securities on behalf of, or with Plan Assets of, any Plan or (b) the purchase of any such security by or on behalf of, or with Plan Assets of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or
Section 4975 of the Code and will not subject the depositor, the trustee or the servicer to any obligation in addition to those undertaken in the related agreement.

TAX EXEMPT INVESTORS

      A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusion" of a REMIC allocated to a REMIC Residual Certificate and held by a tax-exempt investor will be considered UBTI and thus will be subject to federal income tax. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

CONSULTATION WITH COUNSEL

      There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the depositor, the trustee, the servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

      BEFORE PURCHASING THE SECURITIES, A FIDUCIARY OF A PLAN OR OTHER PLAN ASSET INVESTOR SHOULD ITSELF CONFIRM THAT (A) ALL THE SPECIFIC AND GENERAL CONDITIONS SET FORTH IN THE UNDERWRITERS'

EXEMPTION, ONE OF THE CLASS EXEMPTIONS OR SECTION 401(C) OF ERISA WOULD BE SATISFIED AND (B) IN THE CASE OF A SECURITY PURCHASED UNDER THE UNDERWRITERS' EXEMPTION, THE SECURITY CONSTITUTES A "CERTIFICATE" FOR PURPOSES OF THE UNDERWRITERS' EXEMPTION. IN ADDITION TO MAKING ITS OWN DETERMINATION AS TO THE AVAILABILITY OF THE EXEMPTIVE RELIEF PROVIDED IN THE UNDERWRITERS' EXEMPTION, ONE OF THE CLASS EXEMPTIONS OR SECTION 401(C) OF ERISA, THE PLAN FIDUCIARY SHOULD CONSIDER ITS GENERAL FIDUCIARY OBLIGATIONS UNDER ERISA IN DETERMINING WHETHER TO PURCHASE THE SECURITIES ON BEHALF OF A PLAN.

                               LEGAL INVESTMENT

      The prospectus supplement for each series of securities will specify which classes of securities of such series, if any, will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Any class of securities that is not rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies or that represents an interest in a trust fund that includes junior mortgage loans will not constitute "mortgage related securities" for purposes of SMMEA "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation. Under SMMEA, if a state enacted legislation prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities", the securities would constitute legal investments for entities subject to such legislation only to the extent provided in such legislation. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities", or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

      SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

      On April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement applicable to all depository institutions, setting forth guidelines for investments in "high-risk mortgage securities". The 1998 policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration and the Office of Thrift Supervision with an effective date of May 26, 1998. The 1998 policy statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 policy statement eliminates former constraints on investing in certain "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

      On December 1, 1998, the Office of Thrift Supervision issued Thrift Bulletin 13a, entitled, "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities", which is applicable to thrift institutions regulated by the OTS. Thrift Bulletin 13a has an effective date of December 1, 1998. One of the primary purposes of Thrift Bulletin 13a is to require thrift institutions, prior to taking any investment position, to (1) conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives and (2) conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative. For the purposes of Thrift Bulletin 13a, "complex security" includes among other things any collateralized mortgage obligation or REMIC security, other than any "plain vanilla" mortgage pass-through security, that is, securities that are part of a single class of securities in the related pool, that are non-callable and do not have any special features. Accordingly, the offered securities may be viewed as "complex securities". The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, Thrift Bulletin 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. Thrift Bulletin 13a warns that an investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by the OTS examiners as an unsafe and unsound practice.

      Prospective investors in the securities, including in particular the classes of securities that do not constitute "mortgage related securities" for purposes of SMMEA should consider the matters discussed in the following paragraph.

      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for such investors or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                             METHODS OF DISTRIBUTION

      The securities offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from such sale.

      The depositor intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the securities of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

            1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

            2. By placements by the depositor with institutional investors through dealers; and

            3. By direct placements by the depositor with institutional investors.

      If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of the securities of a particular series will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

      In connection with the sale of the securities offered, underwriters may receive compensation from the depositor or from purchasers of such securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with such certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

      It is anticipated that the underwriting agreement pertaining to the sale of offered securities of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933 or will contribute to payments required to be made in respect thereof.

      The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of offered securities of the series.

      The depositor anticipates that the securities offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of offered securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of the offered securities. Holders of offered securities should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                 LEGAL MATTERS

      Certain legal matters in connection with the securities will be passed upon for the depositor by Thacher Proffitt & Wood, New York, New York.

                              FINANCIAL INFORMATION

      The depositor has determined that its financial statements are not material to the offering made hereby. Any prospective purchaser that desires to review financial information concerning the depositor will be provided by the depositor on request with a copy of the most recent financial statements of the depositor.

                                     RATING

      It is a condition to the issuance of any class of securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one nationally recognized statistical rating organization.

      Any such ratings on the securities address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. The ratings do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of Strip Securities in extreme cases might fail to recoup their initial investments.

                              AVAILABLE INFORMATION

      The depositor is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission. Such reports and other information filed by the depositor can be inspected and copied at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval System at the Commission's Web site (http:\\www.sec.gov). The depositor does not intend to send any financial reports to securityholders.

      This prospectus does not contain all of the information set forth in the registration statement, of which this prospectus forms a part, and exhibits thereto which the depositor has filed with the Commission under the securities Act of 1933 and to which reference is hereby made.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      There are incorporated into this prospectus by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of securities offered hereby evidencing interest in a trust fund. The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of securities offered hereby, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered securities, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the depositor should be directed in writing to its principal executive office at One Lincoln Centre, Oakbrook Terrace, Illinois 60181, Attention: Secretary, or by telephone at (708) 916-4000. The depositor has determined that its financial statements are not material to the offering of any securities offered hereby.

                                   GLOSSARY

ACCRUAL SECURITIES: A class of securities as to which accrued interest or a portion thereof will not be distributed but rather will be added to the principal balance of the security on each distribution date in the manner described in the related prospectus supplement.

APPLICABLE FEDERAL RATE: A rate based on the average of current yields on Treasury securities, which rate is computed and published monthly by the IRS.

ARM LOAN: A mortgage loan with an interest rate that adjusts periodically, with a corresponding adjustment in the amount of the monthly payment, to equal the sum of a fixed percentage amount and an index.

CERCLA: The Comprehensive Environmental Response, Compensation and Liability Act, as amended.

CLEAN-UP CALL: The right of the party entitled to effect a termination of a trust fund upon the aggregate principal balance of the outstanding trust fund assets for the series at that time being less than the percentage, as specified in the related prospectus supplement, of the aggregate principal balance of the trust fund assets at the cut-off date for that series and which percentage will be between 25% and 0%.

CLOSING DATE: With respect to any series of securities, the date on which the securities are issued.

CODE: The Internal Revenue Code of 1986, as amended.

COMMISSION: The Securities and Exchange Commission.

CPR: The Constant Prepayment Rate model, which assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate.

CRIME CONTROL ACT: The Comprehensive Crime Control Act of 1984.

DIDMC: The Depository Institutions Deregulation and Monetary Control Act of
1980.

DOL: The U.S. Department of Labor.

DOL REGULATIONS: The regulations promulgated by the U.S. Department of Labor at 29 C.F.R. ss.2510. 3-101

DUE PERIOD: The second day of the month immediately preceding the month in which the distribution date occurs, or the day after the cut-off date in the case of the first Due Period, and ending on the first day of the month of the related distribution date, unless the prospectus supplement specifies otherwise.

EQUITY CERTIFICATES: Where the issuer is an owner trust, the certificates evidencing ownership of the trust fund.

ERISA PERMITTED INVESTMENTS: The types of investments permitted by the rating agencies named in the Prohibited Transaction Exemption 91-23 issued by the DOL in which funds in a pre-funding account may be invested.

FTC RULE: The "Holder in the Due Course" Rule of the Federal Trade Commission.

GARN-ST. GERMAIN ACT: The Garn-St. Germain Depositor Institutions Act of 1982.

GRANTOR TRUST CERTIFICATE: A certificate representing an interest in a Grantor Trust Fund.

GRANTOR TRUST FRACTIONAL CERTIFICATE: A Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest on the Grantor Trust Certificates at a pass-through rate.

GRANTOR TRUST STRIP CERTIFICATE: A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees of the depositor) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to the Grantor Trust Fund. A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

GRANTOR TRUST FUND: A trust fund as to which no REMIC election will be made and which qualifies as a grantor trust within the meaning of Subpart E, part I, subchapter J of Chapter 1 of the Code.

HIGH COST LOAN: A Mortgage Asset subject to the Home Ownership and Equity Protection Act of 1994.

HOMEOWNERSHIP ACT: The Home Ownership and Equity Protection Act of 1994.

INSURANCE PROCEEDS: Proceeds received with respect to a Mortgage Asset under any hazard insurance policy, special insurance policy, primary insurance policy, FHA insurance policy, VA guarantee, bankruptcy bond or mortgage pool insurance policy, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with normal servicing procedures.

LIQUIDATED LOAN: A defaulted mortgage loan that is finally liquidated, through foreclosure sale or otherwise.

LIQUIDATION PROCEEDS: All amounts, other than Insurance Proceeds, received and retained in connection with the liquidation of a defaulted Mortgage Asset, by foreclosure or otherwise.

MORTGAGE: The mortgage, deed of trust or similar instrument securing a mortgage loan.

MORTGAGE ASSET: A mortgage loan, manufactured housing conditional sales contract or installment agreement or a home improvement installment sales contract or installment loan agreement.

NBRC: The National Bankruptcy Review Commission.

NCUA: The National Credit Union Administration.

NONRECOVERABLE ADVANCE: An advance made or to be made with respect to a Mortgage Asset which the servicer determines is not ultimately recoverable from Related Proceeds.

OID REGULATIONS: The rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the related Treasury regulations.

PARTNERSHIP CERTIFICATE: A certificate representing an interest in a Partnership Trust Fund.

PARTNERSHIP TRUST FUND: A trust fund as to which no REMIC election will be made and which qualifies as a partnership within the meaning of subchapter K of Chapter 1 of the Code.

PLANS: Employee pension and welfare benefit plans subject to ERISA and tax-qualified retirement plans described in Section 401(a) of the Code or Individual Retirement Accounts described in Section 408 of the Code.

PREPAYMENT ASSUMPTION: With respect to a REMIC Regular Certificate or a Grantor Trust Certificate, the assumption as to the rate of prepayments of the principal balances of mortgage loans held by the trust fund used in pricing the initial offering of that security.

PREPAYMENT PERIOD: The calendar month immediately preceding the month in which the distribution date occurs, unless the prospectus supplement specifies otherwise.

PTCE: Prohibited Transaction Class Exemption

PURCHASE PRICE: As to any mortgage loan, an amount equal to the sum of (1) the unpaid principal balance of the mortgage loan, (2) unpaid accrued interest on the principal balance at the rate at which interest accrues on the mortgage loan from the date as to which interest was last paid to but not including the due date in the Due Period most recently ended prior to such date of purchase and
(3) any unreimbursed servicing advances or expenses payable or reimbursable to the servicer with respect to that mortgage loan, unless the prospectus supplement specifies otherwise.

RECORD DATE: The last business day of the month preceding the month in which a distribution date occurs, unless the prospectus supplement specifies otherwise.

RELATED PROCEEDS: Recoveries on a Mortgage Asset related to amounts which the servicer has previously advanced to the related trust fund.

RELEASED MORTGAGED PROPERTY PROCEEDS: Proceeds received in connection with the taking of an entire mortgaged property by exercise of the power of eminent domain or condemnation or any release of a part of the mortgaged property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise.

RELIEF ACT: The Soldiers' and Sailors' Civil Relief Act of 1940.

REMIC: A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

REMIC CERTIFICATES: Certificates evidencing interests in a trust fund as to which a REMIC election has been made.

REMIC PROVISIONS: Sections 860A through 860G of the Code.

REMIC REGULAR CERTIFICATE: A REMIC Certificate designated as a regular interest in the related REMIC.

REMIC RESIDUAL CERTIFICATE: A REMIC Certificate designated as a residual interest in the related REMIC.

REMIC REGULATIONS: The REMIC Provisions and the related Treasury regulations.

REO PROPERTY: A mortgaged property acquired for the benefit of securityholders by foreclosure or by deed-in-lieu of foreclosure or otherwise.

RETAINED INTEREST: A portion of the interest payments on a trust fund asset that may be retained by the depositor or any previous owner of the asset.

RICO: The Racketeer Influenced and Corrupt Organizations statute.

SAIF: The Savings Association Insurance Fund.

SCHEDULED PRINCIPAL BALANCE: As to any Mortgage Asset, the unpaid principal balance thereof as of the date of determination, reduced by the principal portion of all monthly payments due but unpaid as of the date of determination.

SENIOR/SUBORDINATE SERIES: A series of securities of which one or more classes is senior in right of payment to one or more other classes to the extent described in the related prospectus supplement.

SINGLE FAMILY LOANS: A loan secured by a first or junior lien on a Single Family Property.

SINGLE FAMILY PROPERTIES: One- to four-family residential properties including detached and attached dwellings, townhouses, rowhouses, individual condominium units, individual units in planned-unit developments, individual units in de minimus planned-unit developments or manufactured homes that are permanently affixed to their sites.

STRIP SECURITIES: A class of securities which are entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions, or
(b) interest distributions, with disproportionate, nominal or no principal distributions.

STRIPPED INTEREST: The distributions of interest on a Strip Security with no or a nominal principal balance.

STRIPPED INTEREST SECURITIES: A class of securities which are entitled to interest distributions, with disproportionate, nominal or no principal distributions.

UNITED STATES PERSON: A citizen or resident of the United States; a corporation or partnership, including an entity treated as a corporation or partnership for federal income tax purposes, created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in Treasury regulations; an estate whose income is subject to United States federal income tax regardless of its source; or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code, and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

      You should rely on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with any other information or to make any representations not contained in this prospectus supplement and the prospectus. This prospectus supplement and the prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby by anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. We represent the accuracy of this information in this prospectus supplement and the accompanying prospectus only as of the dates on their respective covers.

                                  $239,000,000

                      AFC MORTGAGE LOAN ASSET BACKED NOTES
                                  SERIES 2000-1

                             AFC TRUST SERIES 2000-1
                                     ISSUER

                                SUPERIOR BANK FSB
                               SELLER AND SERVICER

                           $100,000,000 CLASS 1A NOTES
                           VARIABLE NOTE INTEREST RATE

                           $139,000,000 CLASS 2A NOTES
                           VARIABLE NOTE INTEREST RATE

                             -----------------------

                              PROSPECTUS SUPPLEMENT

                             -----------------------

                               MERRILL LYNCH & CO.
                                J.P. MORGAN & CO.

                                 MARCH 21, 2000

      Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the notes offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until ninety days after the date of this prospectus supplement.